AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1999
                                           REGISTRATION STATEMENT NO. 333-78117
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                AMENDMENT NO. 1
                                       TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER

                          THE SECURITIES ACT OF 1933
                                --------------
                     CORNERSTONE REALTY INCOME TRUST, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             VIRGINIA                          6798                    54-1589139
    (State or other jurisdiction   (Primary standard industrial     (I.R.S. Employer
            of organization)           classification code)       Identification No.)

                              306 East Main Street
                            Richmond, Virginia 23219
                                 (804) 643-1761
  (Address, including zip code, and telephone number. including area code, of registrant's principal executive office)
                                 Glade M. Knight
                              306 East Main Street
                            Richmond, Virginia 23219
                                 (804) 643-1761
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:


             Leslie A. Grandis                     David H. Pankey                  Elizabeth G. Hester
 McGuire, Woods, Battle & Boothe LLP     McGuire, Woods, Battle & Boothe LLP     Mays & Valentine, L.L.P.
              One James Center              Washington Square, Suite 1200           NationsBank Center
           901 East Cary Street             1050 Connecticut Avenue, N.W.          1111 East Main Street
         Richmond, Virginia 23219               Washington, D.C. 20036           Richmond, Virginia 23219


     Approximate date of commencement of proposed sale to the public: Upon consummation of the merger of Apple Residential Income Trust, Inc. with and into Cornerstone Acquisition Company, with Cornerstone Acquisition Company as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of March 30, 1999, described in the enclosed Joint Proxy Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================

                 TITLE OF EACH
                    CLASS OF                          AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
                 SECURITIES TO                         TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
                 BE REGISTERED                   REGISTERED(1)(2)       PER SHARE      OFFERING PRICE(3)        FEE
Series A Convertible Preferred Shares .........    12,670,964             $               $263,040,244      $ 73,125.19

================================================================================


(1) This Registration Statement also relates to such additional number of shares of the Registrant's stock as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event and such currently indeterminate number of shares of common stock as may be required for issuance upon conversion of the preferred stock being registered hereunder.



(2) Represents the estimated maximum number of shares of the Registrant's Series A Convertible Preferred Shares to be issued to shareholders of Apple in connection with the merger.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) and based on the book value as of March 31, 1999 of all Apple common shares and Apple Class B Convertible Shares outstanding, all of which are to be acquired by Cornerstone.

                                --------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]

                 MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of Cornerstone Realty Income Trust, Inc. and Apple Residential Income Trust, Inc. have each unanimously approved the Agreement and Plan of Merger, dated as of March 30, 1999, by and between Cornerstone, Apple and Cornerstone Acquisition Company, a subsidiary of Cornerstone, by which Apple is to merge with and into Cornerstone Acquisition Company. Cornerstone Acquisition Company will be the surviving corporation.


     In the merger, holders of Apple common shares will receive one Cornerstone Series A Convertible Preferred Share for each 2.5 Apple common shares they own. Holders of Cornerstone common shares will continue to own their existing Cornerstone common shares.

     Glade M. Knight, Stanley J. Olander, Jr. and Debra A. Jones own all 200,000 of the outstanding Apple Class B Convertible Shares. Pursuant to the terms of these securities, and in conjunction with the merger, the Apple Class B Convertible Shares will convert into 1,600,000 Apple common shares which will immediately be exchanged for 640,000 Cornerstone Series A Convertible Preferred Shares, or one Cornerstone Series A Convertible Preferred Share for each 2.5 Apple common shares, the same exchange ratio applicable to all other Apple common shareholders.

     At  a  special  meeting  of   Cornerstone's   shareholders,   Cornerstone's
shareholders will be asked to vote on the merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments.

     At a special meeting of Apple's shareholders, Apple's shareholders will be asked to vote on the merger.

     THE CORNERSTONE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE MERGER, THE RELATED ISSUANCE OF SERIES A CONVERTIBLE PREFERRED SHARES AND THE RELATED BYLAW AMENDMENTS.

     THE APPLE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

     The merger requires the approval of the holders of at least a majority of the outstanding Apple common shares entitled to vote. The merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments require the approval of a majority of the outstanding Cornerstone common shares entitled to vote. As parties to the merger agreement, the holders of all the Apple Class B Convertible Shares outstanding have consented to and approved the merger.


/s/ Glade M. Knight                       /s/ Glade M. Knight
Glade M. Knight                           Glade M. Knight
Chairman and Chief Executive Officer      Chairman and Chief Executive Officer
Cornerstone Realty Income Trust, Inc.     Apple Residential Income Trust, Inc.


     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your shareholders meeting, please vote on the proposal(s) submitted at your meeting by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposal(s) submitted at your meeting. If you fail to return your proxy card, the effect will be a vote against the merger unless you attend the shareholders meeting and vote in favor of the merger.

The dates, times and places of the shareholders meetings are as follows:
For Cornerstone Realty Income Trust, Inc. shareholders:



July 15, 1999 at 1:00 p.m.
The Jefferson Hotel
101 West Franklin Street
Richmond, Virginia 23219



For Apple Residential Income Trust, Inc. shareholders:


July 15, 1999 at 3:00 p.m.
The Jefferson Hotel
101 West Franklin Street
Richmond, Virginia 23219



     This Joint Proxy Statement/Prospectus provides you with detailed information about the merger and the other matters that will be submitted for shareholder approval at Cornerstone's and Apple's respective shareholders meetings. We encourage you to read this entire document carefully. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.



     SHAREHOLDERS ARE URGED TO CONSIDER THOSE MATTERS SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 15 OF THIS JOINT PROXY STATEMENT / PROSPECTUS.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED OR DISAPPROVED OF THE SHARES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR PASSED UPON THE ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     Joint Proxy Statement/Prospectus dated June 2, 1999, and first mailed to shareholders on or about June 7, 1999.

                     CORNERSTONE REALTY INCOME TRUST, INC.

                             306 EAST MAIN STREET
                           RICHMOND, VIRGINIA 23219

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


     A Special Meeting of Shareholders of Cornerstone Realty Income Trust, Inc. will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219, on July 15, 1999 at 1:00 p.m., local time. At this meeting, we propose to consider and approve the merger of Apple Residential Income Trust, Inc. with and into Cornerstone Acquisition Company, a subsidiary of Cornerstone, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments.

     The merger and related matters and transactions are described more fully in the attached Joint Proxy Statement/Prospectus, which includes a copy of the merger agreement.



     Only shareholders who owned Cornerstone common shares at the close of business on June 1, 1999 may vote at this meeting. A list of holders of Cornerstone common shares will be available during ordinary business hours at Cornerstone's executive office, 306 East Main Street, Richmond, Virginia 23219, for ten days prior to the meeting. Holders of Cornerstone common shares may examine this list for purposes related to the meeting.

     THE CORNERSTONE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE MERGER, THE RELATED ISSUANCE OF SERIES A CONVERTIBLE PREFERRED SHARES AND THE RELATED BYLAW AMENDMENTS.

     THE CORNERSTONE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY CARD. PLEASE FILL IN AND SIGN THE CARD AND MAIL IT PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE THIS PROXY PRIOR TO THE MEETING BY WRITING TO CORNERSTONE AND STATING THAT YOU REVOKE THE PROXY OR BY DELIVERING A LATER DATED PROXY. YOU MAY ATTEND THE MEETING AND VOTE IN PERSON, EVEN IF YOU ALREADY DELIVERED A PROXY CARD.

                                        By order of the Board of Directors of
                                        Cornerstone Realty Income Trust, Inc.

                                        /s/ Stanley J. Olander, Jr.
                                        ----------------------------------------
                                        STANLEY J. OLANDER, JR.
                                        Secretary


Richmond, Virginia
June 2, 1999

                     APPLE RESIDENTIAL INCOME TRUST, INC.


                             306 EAST MAIN STREET
                           RICHMOND, VIRGINIA 23219

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



     A Special Meeting of Shareholders of Apple Residential Income Trust, Inc. will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219, on July 15, 1999 at 3:00 p.m., local time. At this meeting, we propose to consider and approve the merger of Apple with and into Cornerstone Acquisition Company, a subsidiary of Cornerstone Realty Income Trust, Inc.



     The merger and related matters and transactions are described more fully in the attached Joint Proxy Statement/Prospectus, which includes a copy of the merger agreement.



     Only shareholders who owned Apple common shares at the close of business on June 1, 1999 may vote at this meeting. A list of holders of Apple common shares will be available during ordinary business hours at Apple's executive office, 306 East Main Street, Richmond, Virginia 23219, for ten days prior to the meeting. Holders of Apple common shares may examine this list for purposes related to the meeting.

     Holders of Apple common shares who object to the merger will be entitled to dissenters rights under Virginia law.

     THE APPLE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

     THE APPLE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY CARD. PLEASE FILL IN AND SIGN THE CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE THIS PROXY PRIOR TO THE MEETING BY WRITING TO APPLE AND STATING THAT YOU REVOKE THE PROXY OR BY DELIVERING A LATER DATED PROXY. YOU MAY ATTEND THE MEETING AND VOTE IN PERSON, EVEN IF YOU ALREADY DELIVERED A PROXY CARD.

                                        By order of the Board of Directors of
                                        Apple Residential Income Trust, Inc.

                                        /s/ Stanley J. Olander, Jr.
                                        ----------------------------------------
                                        STANLEY J. OLANDER, JR.
                                        Secretary



Richmond, Virginia
June 2, 1999

                               TABLE OF CONTENTS



                                                                                          PAGE

                                                                                         ------
QUESTIONS AND ANSWERS ABOUT THE MERGER ................................................     1
SUMMARY ...............................................................................     4
 The Companies ........................................................................     4
 Summary Historical and Unaudited Pro Forma Condensed Combined Financial Data .........     5
 The Cornerstone Board of Directors' Recommendation to its Shareholders and Reasons for
   the Merger .........................................................................     9
 The Apple Board of Directors' Recommendation to its Shareholders and Reasons for the
   Merger .............................................................................     9
 The Cornerstone Meeting ..............................................................    10
 The Apple Meeting ....................................................................    11
 The Merger ...........................................................................    11
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE .......................................    15
COMPARATIVE MARKET AND PER SHARE DATA .................................................    15
RISK FACTORS ..........................................................................    15
THE MEETINGS ..........................................................................    21
THE CORNERSTONE MEETING ...............................................................    21
THE APPLE MEETING .....................................................................    24
APPROVAL OF THE AGREEMENT AND PLAN OF MERGER ..........................................    25
THE COMPANIES .........................................................................    26
INTERESTS OF CERTAIN PERSONS IN THE MERGER ............................................    52
THE MERGER AGREEMENT ..................................................................    56
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS .............................................    63
PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF CORNERSTONE ..................................    68
PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF APPLE ........................................    69
COMPARATIVE PER SHARE MARKET PRICE AND DISTRIBUTION INFORMATION .......................    70
CORNERSTONE SELECTED FINANCIAL INFORMATION ............................................    71
APPLE SELECTED FINANCIAL INFORMATION ..................................................    73
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.                               74
DESCRIPTION OF CAPITAL STOCK OF CORNERSTONE ...........................................    87
COMPARISON OF SHAREHOLDER RIGHTS ......................................................    91
OTHER MATTERS .........................................................................    93
LEGAL MATTERS .........................................................................    94
EXPERTS ...............................................................................    94
WHERE YOU CAN FIND MORE INFORMATION ...................................................    96
ANNEX A: AGREEMENT AND PLAN OF MERGER .................................................    A-1
ANNEX B: OPINION OF PAINEWEBBER INCORPORATED ..........................................    B-1
ANNEX C: OPINION OF BOWLES HOLLOWELL CONNER ...........................................    C-1
ANNEX D: ARTICLE 15 OF THE VIRGINIA STOCK CORPORATION ACT .............................    D-1

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE CORNERSTONE AND APPLE PROPOSING THE MERGER?



A: The merger will provide both Apple and Cornerstone greater opportunities as part of a larger and more geographically diverse owner and operator of apartment properties. The merger will create a leading owner and operator of apartment properties in the southern United States by combining Apple's established presence in the Dallas/Fort Worth market with Cornerstone's presence in the southeastern United States. Cornerstone and Apple expect the merger to enhance their balance sheet flexibility, through lower debt to total market capitalization and debt to total assets ratios, and to provide greater access to capital on more attractive terms. Cornerstone and Apple management also believe that the long term growth prospects for the combined companies are more attractive than the growth prospects for each company standing alone. Additionally, the merger will resolve issues regarding the timing and terms of Cornerstone's publicly disclosed intention to acquire Apple.



Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Apple Shareholders:

   In the merger, holders of Apple common shares will receive one Cornerstone Series A Convertible Preferred Share for each 2.5 Apple common shares held by them.

   Cornerstone Shareholders:

   Holders of Cornerstone common shares will continue to own those shares immediately after the merger.

Q: WHAT ARE THE RIGHTS OF THE SERIES A CONVERTIBLE PREFERRED SHARES?

A: The Series A Convertible Preferred Shares:

   o are entitled to cumulative preferred quarterly distributions when declared at an annual rate of $2.125 (8.5%) for the first twelve months following the merger, $2.25 (9.0%) for the second twelve months and $2.375 (9.5%) thereafter;

   o are convertible into Cornerstone common shares at an initial conversion rate of 1.582 common shares for each Series A Convertible Preferred Share;

   o  are entitled to a liquidation preference of $25.00 per share;


   o are entitled to application for listing on the New York Stock Exchange by the second anniversary of the merger, which application we currently expect could be made as early as one year after the merger;


   o may not be redeemed by Cornerstone for five years after the merger, after which Cornerstone may redeem them by paying the liquidation preference in cash or, subject to certain conditions, Cornerstone common shares; and

   o will not vote for the election of Cornerstone directors unless their distributions have not been paid for six consecutive quarters, in which event, they would be entitled to elect two additional directors until all their distributions have been paid, nor will they be entitled to vote with respect to other corporate matters generally.



Q: WHAT HAPPENS TO MY FUTURE DISTRIBUTIONS?

A: Holders of Apple common shares will continue to receive distributions on the Apple common shares, when and if declared, pro rated to the date of the merger. After the merger, holders of Series A Convertible Preferred Shares will be entitled to receive distributions when and if declared by the Cornerstone Board of Directors. Such distributions, if declared, are to be paid quarterly at an annual rate per share of $2.125 (8.5%) for the first twelve months following the merger, $2.25 (9.0%) for the second twelve months following the merger and $2.375 (9.5%) thereafter. If the Cornerstone Board does not declare dividends on the Series A Convertible Preferred Shares, dividends on such shares will accumulate and be payable in arrears.

   Cornerstone common shareholders will continue to receive distributions when and if declared by the Cornerstone Board of Directors, except that holders of Cornerstone Series A Convertible Preferred Shares will be entitled to receive distributions prior to distributions being paid on the Cornerstone common shares.

   The amount and timing of any future distributions will be subject to approval by Cornerstone's Board of Directors. As a real estate investment trust, Cornerstone will be obligated to distribute substantially all of its current taxable earnings to its shareholders on an annual basis. The payment of distributions in the future will depend on tax law requirements, Cornerstone's financial condition and earnings, business conditions and other factors.

Q: WHY ARE APPLE COMMON SHAREHOLDERS RECEIVING SERIES A CONVERTIBLE PREFERRED SHARES?



A: Much of Apple's property portfolio has been recently acquired and, therefore, does not yet reflect the full benefit of the improvements completed since its acquisition. To provide the Apple shareholders with the benefit of the anticipated future growth in this portfolio and at the same time providing
   Cornerstone with the benefits of accretion from the merger, Cornerstone offered a convertible preferred share with dividends that will increase to $2.375 (9.5%) after 24 months. In addition, Apple shareholders may participate in the appreciation of Cornerstone's common shares by converting their Series A Convertible Preferred Shares at any time. In the meanwhile, the Series A Convertible Preferred Shares will benefit from their senior position in Cornerstone's capital structure with a $25 liquidation preference and a priority in dividend payments over the Cornerstone common shareholders.



Q: WHAT ARE THE DETRIMENTS OF THE PROPOSED MERGER?



A: Cornerstone and Apple expect the merger to have the following potential detriments to their shareholders:

   o holders of Series A Convertible Preferred Shares will have a preference with respect to regular distributions and distributions upon liquidation over Cornerstone common shareholders;

   o as holders of Series A Convertible Preferred Shares, Apple common shareholders generally will no longer be entitled to vote for the election of directors or with respect to other matters; and

   o  the risk that the benefits sought in the merger will not be obtained.


Q: WHAT DO I NEED TO DO NOW?

A: Complete, sign and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the shareholders meetings. The Cornerstone and Apple Boards of Directors each independently and unanimously recommend voting in favor of the merger.

Q: SHOULD I ACT NOW TO EXCHANGE MY APPLE COMMON SHARES?

A: No. After the merger is completed, Apple shareholders will receive written instructions for exchanging their Apple common shares for Cornerstone Series A Convertible Preferred Shares.

Q: CAN I CHANGE MY VOTE AFTER I SEND IN MY PROXY?

A: Yes. You can change your vote at any time before we vote your proxy at the shareholders meeting. You can do so in one of three ways. First, you can send a written notice dated after your proxy stating that you would like to revoke your proxy. Second, you can complete a new proxy card and send it to the Secretary of Cornerstone or Apple, as the case may be, and the new proxy card will automatically replace any earlier dated proxy card that you returned. Third, you can attend your shareholders meeting and vote in person.

   You should send any written notice of revocation, request for a new proxy card or completed new proxy card to the Secretary of Cornerstone or Apple, as the case may be, at the following addresses:


     Cornerstone Realty Income Trust, Inc.     Apple Residential Income Trust, Inc.
     306 East Main Street                      306 East Main Street
     Richmond, Virginia 23219                  Richmond, Virginia 23219
     Attention: Secretary                      Attention: Secretary


Q: IF  MY  SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares with respect to the merger only if you provide instructions to your broker on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, you will be in effect voting against the merger.

Q: WHEN AND WHERE ARE THE SHAREHOLDERS MEETINGS?



A: The  Cornerstone  meeting  will be  held at The  Jefferson  Hotel,  101  West
   Franklin Street, Richmond, Virginia 23219, on July 15, 1999 at 1:00 p.m., local time.

   The Apple meeting will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219, on July 15, 1999 at 3:00 p.m., local time.



Q: IN   ADDITION  TO  VOTING  ON  THE  MERGER,  WHAT  ELSE  WILL  HAPPEN  AT THE
   CORNERSTONE SHAREHOLDERS MEETING?

A: The Cornerstone common shareholders will also vote on the issuance of the Series A Convertible Preferred Shares and the bylaw amendments related to the merger. No other matters are currently scheduled to be voted on at the Cornerstone meeting.

Q: IN  ADDITION  TO  VOTING  ON  THE  MERGER, WHAT ELSE WILL HAPPEN AT THE APPLE
   SHAREHOLDERS MEETING?

A: No other matters are currently scheduled to be voted on at the Apple meeting.

Q: WHY  WILL  APPLE  SHAREHOLDERS   RECEIVE  CORNERSTONE  SERIES  A  CONVERTIBLE
   PREFERRED SHARES BUT CORNERSTONE SHAREHOLDERS WILL NOT RECEIVE ANY ADDITIONAL SHARES OF STOCK IN THE MERGER?

A: Apple will be merged with and into Cornerstone Acquisition Company, a subsidiary of Cornerstone, and will no longer be a separate company. As the parent of Cornerstone Acquisition, all of Cornerstone's currently outstanding stock will remain outstanding.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We hope to complete the merger shortly after the shareholders meetings.

Q: WILL I HAVE TO PAY FEDERAL INCOME TAXES AS A RESULT OF THE MERGER?

A: No. The receipt of Cornerstone Series A Convertible Preferred Shares is expected to be tax-free to Apple's shareholders.

Q: WHOM SHOULD I CALL WITH QUESTIONS?

A: If you have questions about the merger, you should contact:

      For Cornerstone Shareholders:             For Apple Shareholders:
      Cornerstone Realty Income Trust, Inc.     Apple Residential Income Trust, Inc.
      306 East Main Street                      306 East Main Street
      Richmond, Virginia 23219                  Richmond, Virginia 23219
      Attention: David McKenney                 Attention: David McKenney
      Phone Number: (804) 643-1761              Phone Number: (804) 643-1761


                                    SUMMARY



     This summary highlights selected information from this Joint Proxy Statement/Prospectus and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should carefully read this entire document and the documents to which we have referred you under the heading "Where You Can Find More Information" on page 96.

     This Joint Proxy Statement/Prospectus contains certain forward-looking statements concerning, among other things, the benefits expected as a result of the merger and the future financial performance of Cornerstone after the merger. Actual results may differ significantly from the forward-looking statements. Please see the Risk Factors disclosed on page 15.



                                 THE COMPANIES

CORNERSTONE REALTY INCOME TRUST, INC.
306 East Main Street
Richmond, Virginia 23219
(804) 643-1761



     Cornerstone is a self-administered and self-managed real estate investment trust with expertise in the management, acquisition, repositioning and ownership of apartment communities. Cornerstone acquires and operates existing residential apartment complexes located in North Carolina, Virginia, South Carolina and Georgia. As of May 31, 1999, Cornerstone owned 58 properties, comprising 13,462 apartment units, and had total assets of approximately $561 million.

APPLE RESIDENTIAL INCOME TRUST, INC.

306 East Main Street
Richmond, Virginia 23219
(804) 643-1761



     Apple is an externally-advised and externally-managed real estate investment trust focused on the acquisition and ownership of apartment properties principally in Texas. Apple has no paid employees and has engaged Cornerstone to serve as its advisor and property manager. As of May 31, 1999, Apple owned 27 properties, comprising 7,274 apartment units within Texas and Virginia, principally in the Dallas/Fort Worth area, and had total assets of approximately $308 million.

THE COMBINED COMPANIES



     After the merger, Cornerstone will have consolidated total assets of approximately $870 million and will own 85 properties comprising 20,736 apartment units within Texas, North Carolina, Virginia, South Carolina and Georgia.

TERMS OF THE MERGER

     Holders of Apple common shares will receive one Cornerstone Series A Convertible Preferred Share for each 2.5 Apple common shares they own. Holders of the 200,000 Apple Class B Convertible Shares outstanding will convert these shares into 1,600,000 Apple common shares, which will immediately be exchanged for 640,000 Cornerstone Series A Convertible Preferred Shares, or one Cornerstone Series A Convertible Preferred Shares for each 2.5 Apple common shares, the same exchange ratio applicable to all other Apple common shareholders. Holders of Cornerstone capital stock will continue to own their existing Cornerstone capital stock.

                  SUMMARY HISTORICAL AND UNAUDITED PRO FORMA
                       CONDENSED COMBINED FINANCIAL DATA



     We are providing the following summary historical financial and pro forma data to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with Cornerstone's and Apple's historical financial statements (and related notes) contained in the reports that have been filed with the Securities and Exchange Commission and incorporated by reference into this Joint Proxy Statement/Prospectus. You should also read the unaudited pro forma condensed combined financial statements (and related notes) appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information." Cornerstone and Apple's consolidated financial information for each of the fiscal years presented were derived from their respective audited financial statements. The financial information for each of the quarterly periods presented were derived from their respective unaudited financial statements.

     The pro forma data accounts for the merger under purchase accounting and assumes the merger had occurred on January 1, 1998 and 1999, and as if six apartment communities acquired by Cornerstone during 1998 had been acquired by Cornerstone on January 1, 1998. Also, the pro forma combined operating and other data assumes 16 apartment communities acquired by Apple during 1998 and 2 apartment communities acquired by Apple during 1999 had been acquired on January 1, 1998. The pro forma data includes the historical results of operations for the periods indicated regardless of when Cornerstone or Apple, as the case may be, acquired such properties. As a result, the pro forma data may not be indicative of the results of operations in future periods. The March 31, 1999 pro forma balance sheet data assumes the merger had occurred on that date.

                     CORNERSTONE REALTY INCOME TRUST, INC.
      SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


                                                                      YEAR ENDED DECEMBER 31,
                                                          ------------------------------------------------
                                                                1994            1995            1996
OPERATING DATA:
 Rental income ..........................................   $  8,158,994    $16,266,610     $ 40,261,674
 Property operating expense (a) .........................   $  3,894,657    $ 7,457,574     $ 17,198,882
 Interest income (expense) ..............................   $    110,486    $   (68,061)    $ (1,140,667)
 Net income (loss) ......................................   $  2,386,303    $ 5,229,715     $ (4,169,849)
 Distributions declared and paid common shareholders.....   $  2,977,136    $ 6,316,185     $ 15,934,901
---------------------------------------------------------   ------------    -----------     ------------
PER COMMON SHARE:
 Net income (loss) ......................................   $       0.60    $      0.64     $      (0.21)
 Distributions to common shareholders ...................   $       0.89    $      0.96     $       0.99
 Distributions representing return of capital ...........   $       0.19    $      0.16     $       0.13
 Weighted average shares outstanding-basic ..............      4,000,558      8,176,803       20,210,432
---------------------------------------------------------   ------------    -----------     ------------




                                                                        YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------------------
                                                                                                PRO FORMA(E)
                                                                                                  COMBINED
                                                                1997              1998              1998             1998
OPERATING DATA:

 Rental income ..........................................   $ 70,115,678     $  88,752,254     $ 138,612,871     $ 20,120,435
 Property operating expense (a) .........................   $ 27,339,955     $  33,797,339     $  56,991,318     $  7,535,693
 Interest income (expense) ..............................   $ (7,230,205)    $ (12,175,940)    $ (16,082,530)    $ (2,727,908)
 Net income (loss) ......................................   $ 19,225,553     $  23,210,642     $  33,407,342     $  5,236,048
 Distributions declared and paid common shareholders.....   $ 31,324,870     $  38,317,602     $  39,078,676     $  8,879,092
----------------------------------------------------------  ------------     -------------     -------------     ------------
PER COMMON SHARE:
 Net income (loss) ......................................   $       0.59     $        0.62     $        0.26     $       0.15
 Distributions to common shareholders ...................   $       1.00     $        1.03     $        1.03     $       0.26
 Distributions representing return of capital ...........   $       0.23     $        0.21                --               --
 Weighted average shares outstanding-basic ..............     32,617,823        37,630,546        37,940,463       35,752,760
----------------------------------------------------------  ------------     -------------     -------------     ------------

                                                          THREE MONTH PERIOD ENDED MARCH 31,
                                                          ----------------------------------
                                                                             PRO FORMA(E)
                                                                               COMBINED
                                                                1999             1999
OPERATING DATA:
 Rental income ..........................................   $ 23,467,091     $ 34,883,374
 Property operating expense (a) .........................   $  8,710,621     $ 13,347,567
 Interest income (expense) ..............................   $ (3,324,574)    $ (3,501,748)
 Net income (loss) ......................................   $  5,832,410     $  9,269,657
 Distributions declared and paid common shareholders.....   $ 10,169,836     $ 10,169,836
----------------------------------------------------------  ------------     ------------
PER COMMON SHARE:
 Net income (loss) ......................................   $       0.15     $       0.06
 Distributions to common shareholders ...................   $       0.26     $       0.26
 Distributions representing return of capital ...........             --               --
 Weighted average shares outstanding-basic ..............     39,315,952       39,315,952
----------------------------------------------------------  ------------     ------------




                                                                     AS OF DECEMBER 31,

                                       ------------------------------------------------------------------------------
                                            1994            1995            1996            1997            1998
BALANCE SHEET DATA:

 Investment in rental property .......  $54,107,358    $129,696,447    $329,715,853    $487,575,196    $587,438,358
 Total assets ........................  $57,257,950    $133,181,032    $322,870,574    $474,186,450    $552,347,608
 Notes payable .......................  $ 5,000,000    $  8,300,000    $ 55,403,000    $151,569,147    $201,892,999
 Shareholders' equity ................  $51,436,863    $122,154,420    $254,569,705    $315,328,252    $339,171,496
 Shares outstanding ..................    5,458,648      12,754,331      28,141,509      35,510,327      39,113,917
--------------------------------------  -----------    ------------    ------------    ------------    ------------





                                               AS OF MARCH 31,

                                       -------------------------------
                                    PRO FORMA

                                    COMBINED
                                    1999 1999

BALANCE SHEET DATA:

 Investment in rental property .......  $589,198,018    $848,785,615
 Total assets ........................  $553,118,097    $853,399,814
 Notes payable .......................  $205,503,092    $237,541,421
 Shareholders' equity ................  $337,377,662    $600,417,906
 Shares outstanding ..................    39,370,146      39,370,146
--------------------------------------- ------------    ------------




                                                                 YEAR ENDED DECEMBER 31,

                                                           -----------------------------------
                                                                  1994              1995
OTHER DATA:

 Cash Flow from:

 Operating activities ....................................   $   3,718,086     $   9,618,956
 Investing activities ....................................   $ (28,557,568)    $ (75,589,089)
 Financing activities ....................................   $  25,519,648     $  68,754,842
 Number of properties owned at period-end ................               9                19
----------------------------------------------------------   -------------     -------------
 Ratio of earnings to combined fixed charges and

 preferred stock distributions ...........................           188.36             17.77
----------------------------------------------------------   --------------    --------------
FUNDS FROM OPERATIONS CALCULATION:

 Net income (loss) before minority interest in operating

 partnership .............................................   $   2,386,303     $   5,229,715
 Depreciation of real estate .............................       1,210,818         2,788,818
 Distributions to preferred shareholders .................              --                --
 Imputed interest on increasing rate preferred stock .....              --                --
 Write off of start-up costs .............................              --                --
 Management contract termination (b) .....................              --                --
----------------------------------------------------------   --------------    --------------
 Funds from operations (c) ...............................   $   3,597,121     $   8,018,533
----------------------------------------------------------   --------------    --------------





                                                                            YEAR ENDED DECEMBER 31,

                                                           ----------------------------------------------------------
                                                                   1996                1997               1998
OTHER DATA:

 Cash Flow from:

 Operating activities ....................................    $  20,162,776       $   34,973,533     $  45,027,655
 Investing activities ....................................    $(194,519,406)      $ (161,969,343)    $ (97,863,162)
 Financing activities ....................................    $ 170,466,134       $  128,327,145     $  50,911,886
 Number of properties owned at period-end ................               40                   51                58
-----------------------------------------------------------   -------------       --------------     -------------
 Ratio of earnings to combined fixed charges and

 preferred stock distributions ...........................                 (d)               3.51              2.82
-----------------------------------------------------------   ----------------    ---------------    --------------
FUNDS FROM OPERATIONS CALCULATION:

 Net income (loss) before minority interest in operating

 partnership .............................................    $  (4,169,849)      $   19,225,553     $  23,225,335
 Depreciation of real estate .............................        8,068,063           15,163,593        20,741,130
 Distributions to preferred shareholders .................               --                   --                --
 Imputed interest on increasing rate preferred stock .....               --                   --                --
 Write off of start-up costs .............................               --                   --                --
 Management contract termination (b) .....................       16,526,012              402,907                --
-----------------------------------------------------------   -------------       ---------------    --------------
 Funds from operations (c) ...............................    $  20,424,226       $   34,792,053     $  43,966,465
-----------------------------------------------------------   -------------       ---------------    --------------





                                                           YEAR ENDED DECEMBER

                                                                   31,                 THREE MONTH PERIOD ENDED MARCH 31,

                                                           ------------------ ----------------------------------------------------
                                                              PRO FORMA(E)                                          PRO FORMA(E)
                                                                COMBINED                                              COMBINED

                                                                  1998               1998             1999              1999
OTHER DATA:

 Cash Flow from:

 Operating activities ....................................   $   61,129,885     $   9,825,996     $ 10,211,096     $  15,722,313
 Investing activities ....................................   $ (116,559,973)    $ (32,979,468)    $ (1,759,660)    $ (14,082,291)
 Financing activities ....................................   $  172,082,542     $  22,401,192     $ (4,076,005)    $  (1,035,519)
 Number of properties owned at period-end ................               84                53               58                84
-----------------------------------------------------------  --------------     -------------     ------------     -------------
 Ratio of earnings to combined fixed charges and

 preferred stock distributions ...........................              1.24               --              2.69              1.20
-----------------------------------------------------------  ---------------    -------------     -------------    --------------
FUNDS FROM OPERATIONS CALCULATION:

 Net income (loss) before minority interest in operating

 partnership .............................................   $   33,513,094     $   5,236,048     $  5,883,111     $   9,320,358
 Depreciation of real estate .............................       30,144,024         4,683,384        5,802,371         8,171,407
 Distributions to preferred shareholders .................      (23,673,643)               --               --        (7,099,029)
 Imputed interest on increasing rate preferred stock .....        2,172,386                --               --           630,429
 Write off of start-up costs .............................               --                --           55,657            55,657
 Management contract termination (b) .....................               --                --               --                --
-----------------------------------------------------------  ---------------    -------------     -------------    --------------
 Funds from operations (c) ...............................   $   42,155,861     $   9,919,432     $ 11,741,139     $  11,078,822
-----------------------------------------------------------  ---------------    -------------     -------------    --------------


(a) Property operating expenses include property and maintenance expense, taxes and insurance expense, and property management expense.

(b) Included in the 1997 and 1996 operating results are $402,907 and $16,526,012, respectively, of management contract termination expense resulting from the Company's conversion to "self-administered" and "self-managed" status. See Note 6 to the consolidated financial statements.

(c) Funds from operations is defined as income before gains (losses) on investments, minority interest of unitholders in operating partnership, and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT). Cornerstone considers funds from operations in evaluating property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of Cornerstone's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

(d) Earnings for the year ended December 31, 1996 were inadequate to cover fixed charges due to management contract termination expense resulting from Cornerstone's conversion to "self-administered" and "self-managed" status. See Note 6 to the consolidated financial statements. The amount of coverage deficiency was $4,169,849 for the year ended December 31, 1996.

(e) To give effect to the merger with Apple and the operations of property acquisitions made during 1998 and 1999 by Apple and seven property acquisitions made by Cornerstone during 1998. (See Unaudited Pro Forma Condensed Combined Financial Statements.)

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                       SUMMARY HISTORICAL FINANCIAL DATA



                                                    YEAR ENDED DECEMBER 31,            THREE MONTHS ENDED MARCH 31,

                                          ------------------------------------------- ------------------------------
                                            1996(C)        1997            1998             1998           1999
                                          ----------- -------------- ---------------- --------------- --------------
OPERATING DATA:

 Rental income ..........................     --       $12,005,968     $ 30,764,904    $  4,928,751    $11,416,283
 Property operating expenses (a) ........     --       $ 5,993,492     $ 14,958,699    $  2,232,017    $ 5,116,362
 Interest income (expense) ..............     --       $  (235,708)    $    900,669    $    323,886    $   (14,874)
 Net income (loss) ......................     --       $ 3,499,194     $ 10,079,908    $  1,959,718    $ 3,640,682
 Distributions declared and paid ........     --       $ 3,249,098     $ 13,040,936    $  2,038,051    $ 5,432,882
-----------------------------------------     --       -----------     ------------    ------------    -----------
PER COMMON SHARE:

 Net income (loss) ......................     --       $      0.54     $       0.51    $       0.14    $      0.12
 Distributions ..........................     --       $      0.60     $       0.82    $       0.20    $      0.21
 Distributions representing return
   of capital ...........................     --                --               --              --             --
 Weighted average shares

   outstanding-basic ....................     --         6,493,114       19,910,408      13,882,117     29,243,930
-----------------------------------------     --       -----------     ------------    ------------    -----------





                                                  AS OF DECEMBER 31,                     AS OF MARCH 31,

                                        ---------------------------------------         ----------------
                                          1996        1997            1998                    1999
                                        -------- -------------- ---------------         ----------------
BALANCE SHEET DATA:

 Investment in rental property ........     --    $ 89,634,348   $241,759,925             $262,999,579
 Total assets .........................   $100    $112,485,520   $281,847,152             $304,168,956
 Notes payable ........................     --              --   $ 25,165,861             $ 32,038,329
 Shareholders' equity .................   $100    $109,340,555   $249,199,621             $266,800,244
 Shares outstanding ...................     10      12,371,829     28,331,274               30,495,187
---------------------------------------   ----    ------------   ------------             ------------




                                                  YEAR ENDED DECEMBER 31,               THREE MONTHS ENDED MARCH 31,

                                       --------------------------------------------- -----------------------------------
                                         1996          1997              1998               1998              1999
                                       -------- ----------------- ------------------ ----------------- -----------------
OTHER DATA:

 Cash Flow from:

 Operating activities ................   --       $   7,075,025     $   17,122,276     $   2,274,018     $   5,937,504
 Investing activities ................   --       $ (88,753,814)    $ (130,842,627)    $ (26,755,525)    $ (14,196,810)
 Financing activities ................   --       $ 105,841,261     $  129,630,977     $  36,920,045     $  13,891,854
 Number of properties owned at
   period-end ........................   --                  11                 25                14                26
--------------------------------------   --       -------------     --------------     -------------     -------------
FUNDS FROM OPERATIONS CALCULATION:

 Net income ..........................   --       $   3,499,194     $   10,079,908     $   1,959,718     $   3,640,682
 Depreciation of real estate .........   --           1,898,003          5,788,476           889,545         2,330,543
 Write-off of start-up cost ..........   --                  --                 --                --           126,544
--------------------------------------   --       -------------     --------------     -------------     -------------
 Funds from operations(b) ............   --       $   5,397,197     $   15,868,384     $   2,849,263     $   6,097,769
--------------------------------------   --       -------------     --------------     -------------     -------------



(a) Property operating expenses include property and maintenance expense, taxes and insurance expense, and property management expense.



(b) Funds from operations is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT). Apple considers funds from operations in evaluating property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of Apple's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

(c) Apple commenced operations in January 1997.

                      THE CORNERSTONE BOARD OF DIRECTORS'
                      RECOMMENDATION TO ITS SHAREHOLDERS

                          AND REASONS FOR THE MERGER

     The Board of Directors of Cornerstone believes that the merger is advisable and unanimously recommends that Cornerstone common shareholders vote for the merger, the related issuance of Series A Convertible Preferred Shares and related bylaw amendments.

     We recommend the merger because:

     o we expect the merger to be accretive to Cornerstone's funds from operations per share;

   o the merger will result in a larger and more geographically diverse company by combining Apple's portfolio of apartment home communities located primarily in the Dallas/Fort Worth area of Texas with Cornerstone's portfolio of apartment communities in North Carolina, Virginia, South Carolina and Georgia, resulting in a leading owner and operator of apartment properties in the southern United States;

     o we have extensive knowledge of Apple's portfolio, resulting from our role as Apple's advisor;

   o we should be able to easily integrate Apple's operations into Cornerstone, since Cornerstone already manages Apple's properties;

   o the larger combined portfolio of properties should improve operating and administrative efficiencies;

   o we expect the merger to provide enhanced balance sheet flexibility and greater access to capital on more attractive terms than would be available to Cornerstone on a stand-alone basis;

   o the merger resolves issues regarding the timing and terms of Cornerstone's publicly disclosed intention to acquire Apple; and

   o the Cornerstone Special Committee unanimously recommended the merger to the Cornerstone Board.

     In deciding to recommend the merger, we also considered that:

   o the merger will decrease Cornerstone's fixed charge coverage ratio, after consideration of distributions to be paid to holders of the Series A Convertible Preferred Shares;

   o the merger will result in Cornerstone common shareholders being exposed to risks of those markets in which Apple's properties are now located; and

   o the larger asset base of the combined companies could make the perpetuation of the rate of growth in funds from operations from acquisitions more difficult.



     To review the Cornerstone Board's reasons for the merger in greater detail, as well as related uncertainties, see pages 36 through 38.



                         THE APPLE BOARD OF DIRECTORS'
                       RECOMMENDATION TO ITS SHAREHOLDERS

                          AND REASONS FOR THE MERGER

     The Board of Directors of Apple believes that the merger is advisable and unanimously recommends that Apple common shareholders vote for the merger.

     We recommend the merger because:

   o the merger provides Apple shareholders with cumulative preferred quarterly distributions of $2.125 (8.5%) for the first twelve months following the merger, increasing to $2.25 (9.0%) in the second twelve months and to $2.375 (9.5%) twelve months thereafter, before distributions may be paid to Cornerstone common shareholders;

   o if Cornerstone were liquidated after the merger, Apple shareholders holding Series A Convertible Preferred Shares would receive $25.00 per share before Cornerstone common shareholders may receive anything;

   o since the Series A Convertible Preferred Shares to be received by Apple shareholders in the merger are convertible into Cornerstone common shares, Apple shareholders will have the opportunity to share in future appreciation, if any, of Cornerstone common shares;



   o we expect the anticipated future listing of the Series A Convertible Preferred Shares on the NYSE to provide Apple shareholders with greater liquidity;

   o the merger will result in a larger and more geographically diverse company by combining Apple's portfolio of apartment home communities located primarily in the Dallas/Fort Worth area of Texas with Cornerstone's portfolio of apartment communities in North Carolina, Virginia, South Carolina and Georgia, resulting in a leading owner of apartment properties in the southern United States;

   o the larger combined portfolio of properties should improve operating and administrative efficiencies;

   o we expect the merger to provide enhanced balance sheet flexibility and greater access to capital on more attractive terms than would be available to Apple on a stand-alone basis;

   o Apple will become part of a self-administered and self-managed REIT, without having to incur the costs associated with creating or acquiring a management company; and

   o the Apple Special Committee unanimously recommended the merger to the Apple Board.

     In deciding to recommend the merger, we also considered:



   o that while Apple common shareholders now possess sole voting power to elect Apple directors, as holders of Series A Convertible Preferred Shares after the merger, they will not, except in limited circumstances, have the power to elect directors of Cornerstone or with respect to other matters;



   o the merger will result in Apple common shareholders being exposed to the risks of those markets in which Cornerstone's properties are now located; and

   o the larger asset base of the combined companies could make the perpetuation of the rate of growth in funds from operations from acquisitions more difficult.



     To review the Apple Board's reasons for the merger in greater detail, as well as related uncertainties, see pages 44 through 45.



                            THE CORNERSTONE MEETING



     The special meeting of Cornerstone shareholders will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219, on July 15, 1999 at 1:00 p.m., local time.


     At the Cornerstone meeting, Cornerstone shareholders will consider and vote upon a proposal to approve the merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments.



     The merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments require the approval of the holders of at least a majority of the outstanding Cornerstone common shares entitled to vote.

     Only shareholders who owned Cornerstone common shares at the close of business on June 1, 1999 may vote at the meeting. As of June 1, 1999, a total of 39,620,659 Cornerstone common shares were eligible to be voted at the Cornerstone meeting. Directors and executive officers of Cornerstone and their affiliates beneficially owned approximately 4.1% of these Cornerstone common shares.

                               THE APPLE MEETING



     The special meeting of Apple shareholders will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219, on July 15, 1999 at 3:00 p.m., local time.

     At the Apple meeting, Apple shareholders will consider and vote upon a proposal to approve the merger.

     The merger requires the approval of the holders of at least a majority of the outstanding Apple common shares entitled to vote.



     Only shareholders who owned Apple common shares at the close of business on June 1, 1999 may vote at the meeting. As of June 1, 1999, a total of 30,495,187 Apple common shares were eligible to be voted at the Apple meeting. Directors and executive officers of Apple beneficially owned less than 1% of these Apple common shares.

                                  THE MERGER

     The  merger   agreement  is  attached  as  Annex  A  to  this  Joint  Proxy
Statement/Prospectus. We encourage you to read the entire merger agreement as it is the legal document that governs the merger.

WHAT APPLE SHAREHOLDERS WILL RECEIVE IN THE MERGER



     In the merger, holders of Apple common shares will receive one Cornerstone Series A Convertible Preferred Share for each 2.5 Apple common shares they own. Holders of the 200,000 Apple Class B Convertible Shares outstanding will convert these shares into 1,600,000 Apple common shares, which will immediately be exchanged for 640,000 Cornerstone Series A Preferred Shares, or one Cornerstone Series A Convertible Preferred Share for each 2.5 Apple common shares, the same exchange ratio applicable to all other Apple common shareholders.

TERMS OF SERIES A CONVERTIBLE PREFERRED SHARES

     The Series A Convertible Preferred Shares:

   o are entitled to cumulative preferred quarterly distributions, if declared, at an annual rate of $2.125 (8.5%) for the first twelve months following the merger, $2.25 (9.0%) for the second twelve months and $2.375 (9.5%) thereafter;

   o are convertible into Cornerstone common shares at an initial conversion rate of 1.582 common shares for each Series A Convertible Preferred Share;

     o are entitled to a liquidation preference of $25.00 per share;



   o may not be redeemed by Cornerstone for five years after the merger, after which Cornerstone may redeem them by paying the liquidation preference in cash or, under certain circumstances, Cornerstone common shares; and

   o will not vote for the election of Cornerstone directors unless their distributions have not been paid for six consecutive quarters, in which event, they would be entitled to elect two additional directors until all their distributions have been paid, nor will they be entitled to vote with respect to other corporate matters generally.



WHAT CURRENT SHAREHOLDERS OF CORNERSTONE WILL OWN AFTER THE MERGER



     Holders of Cornerstone common shares will continue to own their existing Cornerstone common shares after the merger.

EFFECTIVE TIME OF THE MERGER

     Under Virginia law, the merger will be effective when the Virginia State Corporation Commission issues a Certificate of Merger in connection with the filing of Articles of Merger relating to the merger. Assuming all conditions have been satisfied or waived, we expect that the merger will be completed as soon as practicable following approval by the Cornerstone and Apple shareholders at their shareholders meetings.

CERTAIN INTERESTS OF CORNERSTONE AND APPLE OFFICERS, DIRECTORS AND CERTAIN SHAREHOLDERS IN THE MERGER



     Glade M. Knight, Chairman and Chief Executive Officer of both Apple and Cornerstone, holds an option dated November 9, 1998 granted by Apple to acquire up to 348,771 Apple common shares. Upon a change of control of Apple, the option entitles Mr. Knight to receive a cash payment, which under the terms of the merger, would be approximately $3.5 million. In conjunction with the merger, Mr. Knight has agreed to relinquish his rights under the option. In return, Mr. Knight will receive an option with comparable terms from Cornerstone to purchase 348,771 Cornerstone common shares at an exercise price per Cornerstone common share equal to the closing price on the trading day preceding the day of the effective time of the merger. The option on Cornerstone common shares will have comparable change of control provisions, including a provision that would reduce the exercise price to $1.00 per common share and provide a cash payment if the option is not exercised.

     As of June 1, 1999, the directors and executive officers at Cornerstone owned an aggregate of approximately 1,635,629 Cornerstone common shares and held options to purchase an aggregate of approximately 752,867 Cornerstone common shares at a weighted average exercise price per share of approximately $11.73.

     As of June 1, 1999, the directors and executive officers of Apple owned an aggregate of approximately 6,617 Apple common shares and held options to purchase an aggregate of approximately 387,037 Apple common shares at a weighted average exercise price per share of approximately $10.00. Apple's executive officers and directors are to receive the same consideration for their Apple common shares as the other Apple shareholders are to receive. Upon consummation of the merger, except for Mr. Knight's option discussed above, all outstanding options to purchase Apple common shares under the Apple 1996 Non-Employee Directors Stock Option Plan and the Apple 1996 Incentive Plan will, at the effective time of the merger, become options to purchase a number of Series A Convertible Preferred Shares equal to the number of Apple common shares subject to such Apple option multiplied by 0.4 and at an exercise price per Series A Convertible Preferred Share equal to the exercise price in effect under such Apple option divided by 0.4.

     Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. hold all 200,000 Apple Class B Convertible Shares outstanding, all of which were issued in 1996. Pursuant to the terms of the Class B Convertible Shares, the holders of those shares will be entitled to receive, upon the occurrence of certain events, including consummation of the merger, eight Apple common shares for each Class B Convertible Share they own. Accordingly, holders of the 200,000 Class B Convertible Shares outstanding will convert these shares into 1,600,000 Apple common shares which will immediately be exchanged for 640,000 Cornerstone Series A Convertible Preferred Shares, or one Cornerstone Series A Convertible Preferred Share for each 2.5 Apple common shares, the same exchange ratio applicable to all other Apple common shareholders.

CONDITIONS TO THE MERGER

     A number of conditions must be met before the merger is completed including, among other things:

     o approval of the merger by the shareholders of Cornerstone and Apple;

   o receipt by Apple of a legal opinion, reasonably satisfactory to Apple, that the merger should qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended; and

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

   o holders of no more than 5% of the outstanding Apple common shares as of the applicable record date shall have indicated their intention to exercise dissenters' rights under the Virginia Stock Corporation Act.

     Some of the conditions to the merger may be waived.

TERMINATION OF THE MERGER AGREEMENT

     Cornerstone and Apple may agree to terminate the merger agreement before the merger has been completed, and either Cornerstone or Apple may terminate the merger agreement if any of the following occurs:

   o the merger has not been consummated by September 30, 1999, unless the delay is caused by the breach of a representation, warranty or covenant by the party who wishes to terminate;

     o the required shareholder approvals are not obtained;

     o a court or other governmental authority permanently prohibits the merger; or

   o the other party materially breaches certain of the representations, warranties or covenants contained in the merger agreement and such breaches are not cured within the time period specified therein.

The following are additional grounds for termination of the merger agreement:

   o Apple may terminate the merger agreement before the Apple shareholders' meeting if the Apple Board withdraws or adversely changes its recommendation to shareholders that they vote in favor of the merger, if in connection with the withdrawal Apple approves or recommends a competing transaction; and

   o Cornerstone may terminate the merger agreement if (1) before the Apple shareholders' meeting the Apple Board withdraws or adversely changes its recommendation to Apple shareholders that they vote in favor of the merger, if in connection with the withdrawal Apple approves or recommends a competing transaction, (2) Apple enters into an agreement for a competing transaction, or (3) the Apple Board or any committee of the Apple Board resolves to do either of the preceding things.

Apple may also terminate the merger agreement if, between the date of the merger agreement and the closing of the merger, the average closing price of Cornerstone common shares on the New York Stock Exchange for a ten-trading day period is less than $8.50.

TERMINATION FEE AND EXPENSES



     Apple generally must pay Cornerstone, in lieu of other existing contractual arrangements, a $7.25 million fee and up to $750,000 in expenses incurred by Cornerstone if the merger agreement is terminated because the Apple Board, as a consequence of a competing transaction, withdraws or adversely changes its recommendation to its shareholders that they vote in favor of the merger. In certain instances, including failure to obtain shareholder approval, Cornerstone and Apple may be required to pay up to $750,000 of expenses incurred by the other in connection with the merger.

ACCOUNTING TREATMENT

     The merger is expected to be accounted for by Cornerstone using the purchase method of accounting.

OPINIONS OF FINANCIAL ADVISORS

Opinion of Financial Advisor to Cornerstone.

     PaineWebber Incorporated has acted as financial advisor to Cornerstone in connection with the merger. PaineWebber delivered to the Cornerstone Special Committee an oral opinion on March 30, 1999, which was confirmed by a written opinion dated as of March 30, 1999, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be paid by Cornerstone pursuant to the merger is fair to Cornerstone from a financial point of view. The full text of the written opinion of PaineWebber, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. The opinion of PaineWebber was provided for the information and assistance of the Cornerstone Special Committee and addresses only the fairness to Cornerstone of the consideration to be paid by Cornerstone pursuant to the merger from a financial point of view and does not address the merits of the underlying decision by Cornerstone to engage in the transaction and does not constitute a recommendation to any shareholder as to how a shareholder should vote on the merger.

Opinion of Financial Advisor to Apple.

     Bowles Hollowell Conner, a division of First Union Capital Markets Corp., has acted as financial advisor to Apple in connection with the merger. Bowles Hollowell Conner delivered to the Apple Special Committee an oral opinion on March 30, 1999, which was confirmed by a written opinion dated as of March 30, 1999, to the effect that, as of the date of the opinion and based upon and subject to certain matters stated in the opinion, the merger consideration is fair, from a financial point of view, to the common shareholders of Apple (other than Cornerstone and its affiliates). The full text of the written opinion of Bowles Hollowell Conner, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. The opinion of Bowles Hollowell Conner was provided for the information and assistance of the Apple Special Committee and addresses only the fairness, from a financial point of view, of the merger consideration to the Apple common shareholders (other than Cornerstone and its affiliates) and does not address the merits of the underlying decision by Apple to engage in the transaction and does not constitute a recommendation to any shareholder as to how a shareholder should vote on the merger.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Apple Shareholders. The transaction is anticipated to be tax-free to the holders of Apple common shares who exchange their Apple common shares for Cornerstone Series A Convertible Preferred Shares. Holders of Apple common shares who choose to and successfully assert dissenter's rights generally will recognize taxable gain or loss on the receipt of cash in exchange for their Apple common shares.

     Cornerstone   Shareholders.   No   gain  or  loss  will  be  recognized  by
Cornerstone or its shareholders as a result of the merger.



     REIT Status of Cornerstone and Cornerstone Acquisition Company. Cornerstone has previously elected and operates as a REIT and Cornerstone Acquisition Company will elect to be taxed as a REIT under the Internal Revenue Code. It is expected that Cornerstone will continue to qualify as a REIT and that Cornerstone Acquisition Company will operate in a manner so as to qualify as a REIT after the merger. The ability of Cornerstone and Cornerstone Acquisition Company to qualify as REITs depends upon their ability to meet certain distribution requirements, specified diversity of stock ownership, specified income and asset tests and various other qualifications imposed by the Internal Revenue Code.

APPRAISAL RIGHTS



     Under Article 15 of the Virginia Stock Corporation Act, holders of Apple common shares will have the right to dissent from the merger and to obtain payment of the fair value of their Apple common shares. Holders of Cornerstone common shares, however, will not have the right to dissent from the merger. A copy of Article 15 of the Virginia Stock Corporation Act is attached to this Joint Proxy Statement/Prospectus as Annex D.

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



                          FORWARD-LOOKING STATEMENTS
                             MAY PROVE INACCURATE

     Cornerstone and Apple have each made forward-looking statements in this document (and in documents that are incorporated herein by reference) that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of Cornerstone or Apple, including the anticipated benefits from the merger. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Shareholders of Cornerstone and Apple should note that many factors could affect the future financial results of Cornerstone after the merger and could cause these results to differ materially from those expressed in our forward-looking statements.



                     COMPARATIVE MARKET AND PER SHARE DATA



     Cornerstone common shares are listed on the NYSE. On March 30, 1999, the last full trading day prior to the public announcement of the signing of the merger agreement, Cornerstone common shares closed at $11.0000 per share. On May 27, 1999, Cornerstone common shares closed at $10.4375 per share. Apple common shares do not actively trade.

                                 RISK FACTORS

     This Joint Proxy Statement/Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Cornerstone's actual results could differ materially from those set forth in the forward-looking statements because of, among other reasons, the following list of risk factors. The list below may not be exhaustive.

EXPECTED BENEFITS OF MERGER MAY NOT BE REALIZED



     Although we expect the merger to be accretive to Cornerstone's fully converted funds from operations per share for 1999 and 2000, we cannot assure you that it will be so. We may not realize the anticipated benefits of the merger. Further we may incur unanticipated costs as a result of the merger such as transfer taxes, consent fees, professional expenses, or unexpected future operating expenses including increased personnel costs, property taxes or travel expenses. If we do not realize the expected benefits of the merger or if we incur unexpected costs, the merger could significantly dilute Cornerstone's FFO per share.

EXISTING APPLE AND CORNERSTONE RELATIONSHIP MAY HAVE AFFECTED MERGER TERMS



     Prior to execution of the merger agreement, Apple and Cornerstone, and their respective officers and directors, were related in a variety of ways which may have resulted in the merger terms being different than terms to which unrelated third parties would have agreed. For example, Cornerstone has a right of first refusal to purchase any property proposed for sale by Apple and a right of first refusal with respect to the sale or disposition of Apple or substantially all of Apple's assets, business or stock. In addition, certain officers and directors of Cornerstone hold substantial interests in the capital stock of both Apple and Cornerstone. Also, two of the seven-member Cornerstone Board serve as directors of Apple. Further, Cornerstone currently manages Apple's operations and properties through contractual arrangements with Apple that, among other things, require the payment to Cornerstone of a brokerage commission upon the sale of Apple assets. Because of these factors, we cannot assure you that the merger terms represent the same terms that would be agreed upon in the absence of such inter-relationships.

INABILITY TO CONTINUE GROWTH RATE

     As a result of the merger, Cornerstone's consolidated asset base will increase significantly and Cornerstone's total market capitalization is expected to increase significantly. However, because of this increased size, we cannot assure you that our growth rate after the merger will equal or exceed our historical growth rate.

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

REDUCTION IN OWNERSHIP AND VOTING POWER FOR SHAREHOLDERS

     The percentage ownership interests of both Cornerstone common shareholders and Apple common shareholders will be substantially reduced relative to their pre-merger interests in Cornerstone and Apple. Also, except in certain circumstances when their distributions are not paid, holders of Cornerstone Series A Convertible Preferred Shares will not have the right to vote with Cornerstone common shares. Therefore, holders of Apple common shares will experience a substantial reduction in their effective voting power relative to their effective voting power in Apple prior to the merger. In the future, Cornerstone may issue additional capital stock which would further reduce the percentage ownership interests and effective voting power of holders of Cornerstone capital stock.

SERIES A CONVERTIBLE PREFERRED SHARES HAVE DISTRIBUTION PRIORITY

     After the merger, holders of Cornerstone common shares will not receive distributions unless all preferred distributions have been paid to the Series A Convertible Preferred Shareholders.

HOLDERS   OF  CORNERSTONE  SERIES  A  CONVERTIBLE  PREFERRED  SHARES  WILL  HAVE
DIFFERENT RIGHTS THAN HOLDERS OF APPLE COMMON SHARES

     Unlike holders of Apple common shares, holders of Series A Convertible Preferred Shares:

   o will have their quarterly distributions fixed at an annual rate of $2.125 (8.5%) the first twelve months after the merger, $2.25 (9.0%) during the second twelve months and $2.375 (9.5%) thereafter, as a result of which their participation in the growth of Cornerstone may be effected solely through conversion of their Series A Convertible Preferred into Cornerstone common shares;

     o are entitled to no more than a liquidation preference of $25.00 per share;

   o might have their Series A Convertible Preferred Shares redeemed by Cornerstone after five years; and



   o will no longer be entitled to vote for directors, except in certain circumstances, nor will they be entitled to vote on other corporate matters generally.



ABSENCE  OF PUBLIC TRADING MARKET AND IMPACT OF ECONOMIC FACTORS ON MARKET PRICE

     While we expect that the Series A Convertible Preferred Shares will be listed on the NYSE approximately one year after the merger, we cannot assure you that they will be listed or that an active trading market will develop or be sustained. Events outside of our control may occur which could adversely affect the market value of our assets, as well as the market price of Cornerstone common shares and Series A Convertible Preferred Shares. For instance, an increase in market interest rates may cause purchasers of the Series A
Convertible Preferred Shares to seek a higher annual yield, which could adversely affect the market price of the Series A Convertible Preferred Shares. In addition, a change in the business, operations or prospects of Cornerstone or in the market price of Cornerstone common shares may affect the value of the Series A Convertible Preferred Shares due to the conversion feature of the Series A Convertible Preferred Shares.

STATUS OF MERGER AS A TAX-FREE REORGANIZATION



     We expect the merger to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Neither Cornerstone nor Apple shareholders should recognize taxable gain or loss as a result of the merger. We have agreed to obtain a legal opinion from counsel stating that the merger will be treated as a tax-free reorganization. However, such legal opinion will not be binding on the Internal Revenue Service. If the merger does not qualify as a tax-free reorganization, each Apple shareholder will recognize gain or loss equal to the difference between the shareholder's tax basis in the Apple common shares and the fair market value of the Cornerstone

Series A Convertible Preferred Shares received. Further, even if the merger qualifies as a reorganization, Apple shareholders may be required to recognize a gain or loss if the Cornerstone Series A Convertible Preferred Shares are determined to be "nonqualified preferred stock."

SUBSTANTIAL EXPENSES AND FEES RELATED TO THE MERGER

     We cannot assure you that the merger will be completed. Under certain circumstances, Apple may have to pay Cornerstone a $7.25 million termination fee and/or Cornerstone's out-of-pocket expenses up to $750,000. Similarly, under certain circumstances, Cornerstone may have to pay Apple's out-of-pocket expenses up to $750,000. Further, Cornerstone and Apple each have incurred substantial expenses in connection with the merger. If the merger is not completed, these expenses and termination fees could materially impact Cornerstone's and/or Apple's operating results and ability to pay future distributions to their shareholders.

NO APPRAISAL RIGHTS FOR CORNERSTONE COMMON SHAREHOLDERS

     Under Virginia law, while holders of Apple common shares will have the right to dissent from the merger and to obtain payment of the fair value of their Apple common shares, holders of Cornerstone common shares will not have the right to dissent from the merger.

DEPENDENCE ON KEY PERSONS

     Cornerstone is dependent on its executive officers. While we believe that we could replace them if necessary, the loss of their services could adversely affect Cornerstone. Furthermore, Glade M. Knight, Cornerstone's Chairman and Chief Executive Officer, is involved in other ventures that compete for his time.

ACQUISITION RISKS

     We intend to continue to acquire and reposition apartment communities employing Cornerstone's existing acquisition strategy and underwriting policies. Risks associated with this strategy and these policies include the following, any of which may adversely affect our ability to achieve projected yields and could prevent us from making expected distributions to shareholders:

     o delays in finding suitable properties to acquire;

   o acquisition opportunities may be abandoned, requiring Cornerstone to write off significant related costs;

   o renovation costs may exceed original estimates due to hidden defects, unexpected cost increases or otherwise;

     o inability to increase rents to offset increased renovation or other costs;

   o occupancy and lease-up rates and rents at newly acquired communities may fluctuate depending on various factors and may not be sufficient to make the community profitable; and

   o an  inability  to  charge  rents  in  repositioned   communities  that  are
     sufficient to offset increased costs.

NEW MARKETS

     After the merger, 66% of Cornerstone's 20,736 total apartment units will be located in North Carolina, Virginia, South Carolina and Georgia. Accordingly, Apple common shareholders will be exposed to the risks attendant to the management, acquisition, repositioning and ownership of apartment communities in those states, to which risks they are not currently exposed. Similarly, after the merger, 34% of Cornerstone's apartment units will be located in Texas, primarily in the Dallas/Fort Worth area. After the merger, Cornerstone common shareholders will be exposed to the risks attendant to the management, acquisition, repositioning and ownership of apartment communities in the Dallas/Fort Worth area, to which risks they are not currently exposed.

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

     We may acquire and operate apartment communities in new markets. We cannot assure you that we will successfully apply our significant experience in any new market in which we may invest. By expanding into new markets, we may expose ourselves to risks associated with, among other things:

     o a lack of market knowledge and understanding of the local economy;

     o an inability to identify property acquisition opportunities;

     o an inability to obtain construction tradespeople;

     o sudden adverse shifts in supply and demand factors; and

     o an unfamiliarity with local governmental and permitting procedures.

DEPENDENCE ON PRIMARY MARKETS



     Cornerstone's and Apple's experience has been primarily in North Carolina, Virginia, South Carolina, Georgia and Texas. Many apartment units have been constructed recently in these markets and more are in varying stages of development. These markets have experienced and in the future may experience periods of over-supply which we believe may adversely effect operating results. Unemployment rate increases, decreases in household formation, cost increases from local economic conditions and other local factors may adversely affect our operating results.

EXPOSURE TO UNSEASONED APARTMENT COMMUNITIES

     Since January 1, 1998, Apple has acquired 17 properties and Cornerstone has acquired seven properties. Repositioning of these properties is either in progress or recently completed. As a result, we have had limited experience operating these properties. Therefore, operating results from these properties may vary from our expectations.

REAL ESTATE FINANCING RISKS

     No Limitation on Debt. Our charter and bylaws do not limit the amount of indebtedness we may incur. Thus, we may incur any level of indebtedness without shareholder approval. Further, any indebtedness we may incur may be secured or unsecured, at our discretion.

     Existing Debt Maturities, Balloon Payments and Refinancing Risks. We regularly borrow money to finance acquisitions and operations. Amounts are payable under these loans from time to time. We may not have sufficient cash to make the required loan payments as they come due. Because we anticipate that only a small portion of the principal of our indebtedness will be repaid prior to maturity, we expect that we may need to refinance debt. Accordingly, there is a risk that existing indebtedness may not be able to be refinanced or that the terms of any refinancing may not be as favorable as the terms of the existing indebtedness.



     Risk of Rising Interest Rates. Historically, we have incurred, and we expect that we will continue to incur in the future, variable rate indebtedness under credit facilities, to finance the acquisition of apartment communities or for other purposes. As of March 31, 1999, 84% of Cornerstone and Apple's total combined indebtedness was variable rate indebtedness. Unless protected by interest rate protection arrangements, increases in variable rates will increase our interest costs, thereby reducing results from operations and amounts available for distribution to shareholders.

REAL ESTATE INVESTMENT RISKS

     General Risks. If our communities do not generate revenues sufficient to meet operating expenses, debt service and capital expenditures, our cash flow and ability to pay distributions to shareholders will be adversely affected. Our apartment community's revenues and value may be adversely affected by a number of factors, including those listed below:

     o national economic trends;

   o local economic trends (which may be adversely impacted by plant closings, industry slowdowns and other factors);

   o local real estate conditions (such as an oversupply of or a reduced demand for apartment homes);

   o the perceptions by prospective residents of the safety, convenience and attractiveness of the community;

     o the availability of adequate management, maintenance and insurance; and

     o increased operating costs (including real estate taxes and utilities).

Many significant expenditures associated with real estate investments (i.e. mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when operating revenues drop. If we mortgage any of our communities and are unable to meet the mortgage payments, we could suffer losses from foreclosure on the community or the exercise of other remedies by the mortgagee. Further, real estate values and income from communities are also affected by other factors, including the cost of compliance with government regulations, including zoning and tax laws, interest rate levels and the availability of financing.

     Operating Risks. Each of our communities is subject to all operating risks common to apartment communities in general. Such risks might adversely affect the occupancy or rental rates of our apartments. Increases in unemployment and a decline in household formation might adversely affect occupancy or rental rates. We might not be able to offset increases in operating costs due to inflation and other factors by increasing rents. Our residents may be unable or unwilling to pay rent increases. Rent control or rent stabilization laws or other laws regulating housing may prevent us from raising rents to offset increases in operating costs. Similarly, the local rental market may limit the extent to which we may increase rents to meet increased expenses without decreasing occupancy rates. If any of the above occurs, our ability to achieve desired yields on our communities and to make expected distributions to shareholders could be adversely affected.



     Market Illiquidity. Real estate investments are relatively illiquid and, as a result, we may not be able to vary our portfolio promptly in response to changes in economic or other conditions. In addition, our ability to sell communities held for fewer than four years will be limited by the Internal Revenue Code, thereby affecting our ability to sell communities without adversely affecting returns to shareholders.

     Competition. Numerous housing alternatives compete with apartment communities in attracting residents. Our apartment communities compete directly with other local rental apartments and single-family home rentals. Our apartment communities also compete for residents with new and existing single-family home markets which may be impacted by changing mortgage rates. The number of local competitive residential communities could adversely affect our ability to lease apartment homes and to charge sufficient rents. In addition, competitors for acquisitions of apartment communities may have greater resources than we have, thereby putting us at a competitive disadvantage.

POTENTIAL ENVIRONMENTAL LIABILITIES

     We may be required by various federal, state and local environmental laws, ordinances and regulations to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at our properties. We may be held liable to governmental entities or third parties for property damage and for investigation and remediation costs incurred in connection with real estate contamination. Such costs may be substantial. The presence of hazardous or toxic substances or petroleum products (or the failure to properly remediate the contamination) may materially and adversely affect our ability to borrow against, sell or rent the affected property. In addition, certain environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with the contamination.

     Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos-containing materials in real property. Such laws and regulations generally apply when asbestos containing materials are in poor condition or when buildings are constructed, remodeled, renovated or demolished. These laws may impose liability for release of asbestos-containing materials and may allow third parties to seek recovery from us for personal injury associated with asbestos-containing materials.



     All of the Cornerstone and Apple communities have been subjected to a Phase I or similar environmental assessment. These assessments have not revealed any environmental liability that we believe would have a material adverse effect on Cornerstone's or Apple's business, assets, financial condition or results of operations. Nevertheless, it is possible that such assessments will not reveal all environmental liabilities or there are material environmental liabilities of which we are unaware. We cannot assure you that (i) future laws, ordinances or regulations will not impose material environmental liability or (ii) the current environmental condition of our communities or other communities which we acquire will not be affected by the condition of land or operations in the vicinity of such communities (such as the presence of previously undisclosed underground storage tanks) or by properties of third parties unrelated to us.

FEDERAL INCOME TAX RISKS--FAILURE TO QUALITY AS A REIT

     In the past we have operated as REITs and we intend for Cornerstone and Cornerstone Acquisition Company to operate as REITs following the merger. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. Therefore, we cannot assure you that we will qualify as REITs. If Cornerstone and Apple have not qualified as REITs prior to the merger, Cornerstone may be disqualified as a REIT and/or may be subject to significant tax liabilities.



     If we fail to qualify as REITs, we will be subject to federal income tax at regular corporate rates and to potentially significant tax liabilities. If this happens, the amount of cash available for distribution to shareholders would be reduced and possibly eliminated. If we fail to qualify as REITs and are not entitled to relief under certain statutory provisions, we would also be disqualified from treatment as REITs for the four taxable years following the year during which such qualification was lost.

THE ABILITY OF STOCKHOLDERS TO CONTROL THE POLICIES OF CORNERSTONE AND TO EFFECT A CHANGE OF CONTROL OF CORNERSTONE IS LIMITED

     Shareholder Approval is Not Required to Change Policies of Cornerstone. Our operating and financial policies, including those with respect to acquisitions, growth, operations, indebtedness, capitalization and distributions, will be determined by Cornerstone's Board of Directors. Accordingly, the shareholders of Cornerstone will have no direct control over changes in these or similar policies, and changes in these policies may not fully serve the interests of all shareholders.

     Shareholder Approval is Not Required to Engage in Investment Activity. We expect to continue to acquire additional real estate assets pursuant to our investment strategies and consistent with our investment policies. You will generally not be entitled to receive historical financial statements regarding, or to vote on, any such acquisition and, instead, will be required to rely entirely on the decisions of management and the Cornerstone Board with respect thereto (although in the case of acquisitions that are material, Cornerstone will, as required by federal securities law, provide financial information regarding the acquisitions in public filings).

     Stock Ownership Limits in Cornerstone's Bylaws Could Inhibit Changes in Control. In order to maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding stock of Cornerstone may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities). To help ensure its qualification as a REIT for federal income tax purposes, and to otherwise address concerns relating to concentration of stock ownership, Cornerstone's bylaws generally prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of common shares in excess of 9.8% of the outstanding Cornerstone common shares. The bylaws provide that (i) those who acquire shares in excess of 9.8% are not entitled to voting rights, dividends or distributions, (ii) Cornerstone may redeem shares acquired in excess of 9.8% and
(iii) any  acquisition  of  Cornerstone  common  shares  that  would  disqualify
Cornerstone as a REIT is void to the fullest extent permitted by law. In connection with the merger, Cornerstone shareholders will vote on a proposed amendment to the bylaws that would apply the 9.8% limitation to each separate class or series of Cornerstone stock. These provisions may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the shareholders' ability to realize a premium over the then-prevailing market price for Cornerstone's common shares or Series A Convertible Preferred Shares in connection with such a change in control, even if the transaction were in the best interests of some, or a majority, of Cornerstone's shareholders.

     Affiliated Transactions and Control Share Acquisitions Statutes Could Inhibit Changes in Control. Virginia law contains provisions governing "affiliated transactions" designed to deter uninvited takeovers of Virginia corporations. These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares by the holders of at least two-thirds of the remaining voting shares. For three years following the time that a 10% shareholder becomes an owner of 10% of the outstanding voting shares, Virginia corporations cannot engage in an affiliated transaction with such shareholder without approval of two-thirds of the voting shares other than those shares beneficially owned by such shareholder, and majority approval of the "disinterested directors." At the expiration of the three year period, the statute requires approval of affiliated transactions by two-thirds of the voting shares other than those beneficially owned by such shareholder, absent an exception. The principal exceptions require either that the transaction be approved by a majority of the corporation's disinterested directors or that the transaction satisfy the fair-price requirements of the law. Virginia law also provides that shares acquired in a transaction that would cause an acquiring person's voting strength to cross any of three thresholds (20%, 33 1/3%, or 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. An acquiring person may require the corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request.

                                 THE MEETINGS



     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies (i) by the Cornerstone Board from the holders of Cornerstone common shares for use at the Cornerstone meeting and (ii) by the Apple Board from the holders of Apple common shares for use at the Apple meeting. This Joint Proxy Statement/Prospectus and accompanying form of proxy are first being mailed to the respective shareholders of Cornerstone and Apple on or about June 7, 1999.

                            THE CORNERSTONE MEETING

PURPOSE OF THE MEETING



     A Special Meeting of the Shareholders of Cornerstone will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219, on July 15, 1999 at 1:00 p.m., local time, to consider and approve the Agreement and Plan of Merger, dated as of March 30, 1999, by and among

Cornerstone, Apple and Cornerstone Acquisition Company, a subsidiary of Cornerstone, by which Apple is to merge with and into Cornerstone Acquisition Company, the related issuance of Series A Convertible Shares and the related bylaw amendments.

     Only business within the purposes described in the Cornerstone Notice of Special Meeting of Shareholders may be conducted at the Cornerstone meeting. Any action may be taken on the foregoing at the Cornerstone meeting on the date specified above, or on any date or dates to which it may be postponed or to which, by original or later adjournment, the Cornerstone meeting may be adjourned.

RECORD DATE; VOTING RIGHTS; PROXIES



     Cornerstone has fixed the close of business on June 1, 1999 as the record date for determining holders of Cornerstone common shares entitled to notice of, and to vote at, the Cornerstone meeting. Only holders of Cornerstone common shares at the close of business on such record date will be entitled to notice of and to vote at the Cornerstone meeting. As of such record date, there were 39,620,659 issued and outstanding Cornerstone common shares. Each holder of record of Cornerstone common shares on such record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy.



     All  Cornerstone   common  shares  which  are  entitled  to  vote  and  are
represented at the Cornerstone meeting by properly executed proxies received prior to or at the Cornerstone meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE GIVEN ON A PROXY CARD, IT WILL BE VOTED FOR APPROVAL OF THE MERGER, THE RELATED ISSUANCE OF SERIES A CONVERTIBLE PREFERRED SHARES AND THE RELATED BYLAW AMENDMENTS.

     Votes cast by proxy or in person at the Cornerstone meeting will be tabulated by the inspector of elections appointed for the meeting who will determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not voting with respect to that matter.

     If any other matters are properly presented at the Cornerstone meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. However, proxies voted against a proposal will not be voted in favor of adjournment in order to continue to solicit proxies with respect to the merger agreement, the merger and the other transactions contemplated by the merger agreement.

     Any proxy given by a Cornerstone common shareholder pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) filing with the Secretary of Cornerstone, at or before the taking of the vote at the Cornerstone meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Cornerstone before the taking of the vote at such meeting, or (iii) voting in person at the meeting (although attendance at the Cornerstone meeting will not by itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Cornerstone meeting.

SOLICITATION OF PROXIES



     Cornerstone will bear its own costs of soliciting proxies, except that the cost of preparing, printing and mailing this Joint Proxy Statement/Prospectus will be borne equally by Cornerstone and Apple. Brokerage houses, fiduciaries, nominees and others will be reimbursed for their out-of-pocket expenses in forwarding proxy materials to owners of Cornerstone common shares held in their names. In addition to the solicitation of proxies by use of the mails, proxies may be solicited from Cornerstone shareholders by directors, officers and employees of Cornerstone in person or by telephone, telegraph, facsimile or other appropriate means of communications. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to these directors, officers and employees of Cornerstone in connection with the solicitation. MacKenzie Partners, a proxy solicitation firm, has been engaged by Cornerstone to act as proxy solicitor and will receive fees estimated at $12,500, plus reimbursement of reasonable out of pocket expenses. In addition, Cornerstone has retained David Lerner Associates, Inc. to solicit, and for advice and assistance in connection with the solicitation of, proxies for the Cornerstone meeting at a cost of $200,000 including out-of-pocket expenses. Any questions or requests for assistance regarding this Joint Proxy Statement/Prospectus and related proxy materials may be directed to Cornerstone by telephone at (804) 643-1761, attention David McKenney.



QUORUM

     The holders of a majority of all of the votes entitled to be cast, present in person or represented by proxy, will constitute a quorum at the Cornerstone meeting. Shares which abstain from voting and broker non-votes will be treated as shares that are present and entitled to vote at the Cornerstone meeting for purposes of determining whether a quorum exists.

REQUIRED VOTE



     The approval of the merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments will require the affirmative vote of the holders of at least a majority of the Cornerstone common shares entitled to vote thereon outstanding on the record date. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER, THE RELATED ISSUANCE OF SERIES A CONVERTIBLE PREFERRED SHARES AND THE RELATED BYLAW AMENDMENTS.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO CORNERSTONE. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY

CARD TODAY.

                               THE APPLE MEETING

PURPOSE OF THE MEETING



     A Special Meeting of the Shareholders of Apple will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23219, on July 15, 1999 at 3:00 p.m., local time, to consider and approve the Agreement and Plan of Merger, dated as of March 30, 1999, by and among Cornerstone, Apple and Cornerstone Acquisition Company, a subsidiary of Cornerstone, by which Apple is to merge with and into Cornerstone Acquisition Company.



     Only business within the purposes described in the Apple Notice of Special Meeting of Shareholders may be conducted at the Apple meeting. Any action may be taken on the foregoing at the Apple meeting on the date specified above, or on any date or dates to which it may be postponed or to which, by original or later adjournment, the Apple meeting may be adjourned.

RECORD DATE; VOTING RIGHTS; PROXIES



     Apple has fixed the close of business on June 1, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Apple meeting. Only holders of record of Apple common shares at the close of business on such record date will be entitled to notice of, and to vote at, the Apple meeting. As of such record date, there were 30,495,187 Apple common shares issued and outstanding. Each holder of record of Apple common shares on such record date is entitled to one vote per share, which may be cast either in person or by properly executed proxy.

     All Apple common shares represented at the Apple meeting by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at the Apple meeting in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE GIVEN ON A PROXY CARD, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

     Votes cast by proxy or in person at the Apple meeting will be tabulated by the inspector of elections appointed for the meeting who will determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not voting with respect to that matter.

     If any other matters are properly presented at the Apple meeting for consideration, including, among other things, consideration of a motion to adjourn such meeting to another time and/or place (including, without limitation, for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger), the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. However, proxies voted against the merger will not be voted in favor of adjournment in order to continue to solicit proxies with respect to that proposal.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (i) filing with the Secretary of Apple, at or before the taking of the vote at the Apple meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary before the taking of the vote at such meeting, or (iii) voting in person at the meeting (although attendance at the Apple meeting will not by itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Apple Residential Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Secretary, or hand delivered to the Secretary of Apple at or before the taking of the vote at the Apple meeting.

SOLICITATION OF PROXIES



     Apple will bear its own costs of soliciting proxies, except that the cost of preparing, printing and mailing this Joint Proxy Statement/Prospectus will be borne equally by Apple and Cornerstone. Arrangements also will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Apple will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith. In addition to solicitation by use of the mails, proxies may be solicited from the Apple shareholders by directors, officers and employees of Apple in person or by telephone, telegraph, facsimile or other means of communications. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Apple has retained David Lerner Associates, Inc. to solicit, and for advice and assistance in connection with the solicitation of, proxies for the Apple meeting at a cost of $200,000 including out-of-pocket expenses. Any questions or requests for assistance regarding this Joint Proxy Statement/Prospectus and related proxy materials may be directed to Apple by telephone at (804) 643-1761, attention David McKenney.

QUORUM

     The holders of a majority of the votes entitled to be cast, present in person or represented by proxy, will constitute a quorum at the Apple meeting. Shares which abstain from voting and broker non-votes will be treated as shares that are present and entitled to vote at the Apple meeting for purposes of determining whether a quorum exists.

REQUIRED VOTE

     The approval of the merger will require the affirmative vote of the holders of at least a majority of the Apple common shares entitled to vote thereon outstanding on the record date. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. As parties to the merger agreement, the holders of all the Apple Class B Convertible Shares outstanding, have consented to and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO APPLE. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                APPROVAL OF THE
                         AGREEMENT AND PLAN OF MERGER

THE MERGER PROPOSAL

     On March 30, 1999, each of the Cornerstone Board and the Apple Board deemed advisable and unanimously approved the merger.

REQUIRED VOTE AND RECOMMENDATION


     Proxies will be voted to approve the merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments unless contrary instructions are set forth in the proxy. Only shareholders of record of Cornerstone common shares and Apple common shares at the close of business on June 1, 1999 are entitled to vote on this proposal. Approval of the merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments requires the affirmative vote of at least a majority of the outstanding Cornerstone common shares entitled to vote thereon and approval of the merger requires the affirmative vote of at least a majority of the outstanding Apple common shares entitled to vote thereon. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF VOTES AGAINST THIS PROPOSAL. As parties to the merger agreement, Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr., holders of all the Apple Class B Convertible Shares outstanding, have consented to and approved the merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments.

     THE  CORNERSTONE   BOARD  AND  THE  APPLE  BOARD  EACH   INDEPENDENTLY  AND
UNANIMOUSLY  RECOMMENDS  A VOTE FOR THE  APPROVAL OF THE MERGER  AGREEMENT,  THE
MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING, IN THE CASE OF THE CORNERSTONE BOARD, THE RELATED ISSUANCE OF SERIES A CONVERTIBLE PREFERRED SHARES AND THE RELATED BYLAW AMENDMENTS.

                                 THE COMPANIES

CORNERSTONE

General



     Cornerstone, a self-administered and self-managed equity apartment REIT headquartered in Richmond, Virginia, is a fully integrated real estate organization with expertise in the acquisition, repositioning, renovation and management of apartment communities. Cornerstone focuses on the ownership of well-located, "middle-market" apartment communities in growing markets in North Carolina, Virginia, South Carolina and Georgia, states which management expects to experience household growth above the national average. On May 31, 1999, Cornerstone owned 58 apartment communities comprising 13,462 apartment units. For the month ended May 31, 1999, the apartment communities had an economic occupancy of 91% and an average monthly rent of $619 per unit.

     Cornerstone seeks to acquire properties that target the "middle market" tenant, those persons having incomes ranging between 90% to 115% of the median incomes within the properties' respective markets. Management believes the middle market represents the largest segment of renters and that this segment has less turnover than other market sectors. Management generally believes it can achieve better long-term results, with less risk, by acquiring, upgrading and repositioning existing well-located properties rather than developing new properties. On average, Cornerstone has paid approximately $44,034 per unit acquired, which management believes to be significantly less than replacement cost for comparable units.

     Cornerstone is led by Glade M. Knight,  Stanley J. Olander,  Jr., and Debra
A. Jones, who have worked together in the multi-family real estate business for approximately 18 years. In addition, highly-qualified, experienced individuals provide leadership at all levels of Cornerstone's management. The corporate staff assisting Cornerstone's senior management includes specialists in all areas of residential property acquisition, repositioning, renovation, management, marketing, leasing, development, accounting and information systems. Cornerstone currently employs approximately 450 individuals who are dedicated to maintaining Cornerstone's high standards in the operation of residential apartment communities.

     Cornerstone seeks to maximize long-term growth in net operating income and portfolio value. Management believes there is substantial opportunity for growth from the active management of its currently owned apartment communities and the acquisition of additional multi-family properties in North Carolina, Virginia, South Carolina and Georgia.

Acquisitions

     Cornerstone's value-added strategy is to acquire under-managed, under-capitalized apartment assets in good locations whereby Cornerstone can enhance rental revenues and occupancies through both capital investment and active property management. Cornerstone generally will make selected renovations to an apartment community's clubhouse and common areas to improve its curb appeal. Moreover, Cornerstone may renovate apartment units as they become available upon the expiration of leases. Through its on-site staff, management strives to provide superior service, thus enabling Cornerstone to increase rental rates, maintain high occupancy and decrease turnover.

     Cornerstone targets markets characterized by a diversified economy, stable employment and increasing household formation and household incomes. Management believes that a geographically diversified portfolio reduces risks resulting from adverse changes in local economic conditions. Accordingly, the apartment communities are located in 16 distinct markets throughout North Carolina, Virginia, South Carolina and Georgia. Management expects to strengthen its presence in its current markets and possibly expand into additional geographic regions with similar environments, convenient access to Company offices and sufficient opportunities to create additional operating efficiencies through the acquisition of a critical mass of apartments.

Management

     Management's goals include keeping rental rates at or above market levels, maintaining high economic occupancy through tenant retention, effectively advertising and marketing each apartment community to create a positive property identity, and controlling operating expenses at the property level. In order to achieve these goals, Cornerstone has divided its management team into two groups, marketing and property management.

     The marketing division seeks to create a unique identity for each of Cornerstone's properties by emphasizing curb appeal, signage, and attractive common area facilities. Each property is marketed as a "Cornerstone Community." Each property has a dedicated, on-site marketing person whose responsibility is to position and market the property within the local community to increase tenant retention.

     In conjunction with the marketing division, the property management division utilizes two strategies to promote efficient property management. First, management gives substantial decision-making responsibility to on-site and regional employees, including responsibility for most decisions on marketing and routine maintenance. Second, because Cornerstone grows principally through property acquisitions, management has created dedicated "Takeover Teams" to provide immediate transitional management and leasing services for new property acquisitions.

Financing

     Cornerstone has a strong equity base and maintains a low leverage policy to allow maximum financial flexibility. Cornerstone has no secured debt and uses its unsecured line of credit to finance property acquisitions. Cornerstone's current unsecured line of credit bears interest equal to one-month London interbank offered rate ("LIBOR") plus 1.35% and matures on October 30, 2000. As of March 31, 1999, Cornerstone's debt to total market capitalization and debt to total asset ratios were 33% and 37%, respectively. While Cornerstone does not currently have any secured indebtedness, it may borrow on a secured basis in the future.

     Cornerstone offers its shareholders the opportunity to participate in its dividend reinvestment/stock purchase plan ("DRIP"). Through Cornerstone's DRIP, it issued 983,657 common shares raising approximately $10.9 million during 1998. This reinvestment represents approximately 28% of total distributions for the same period.

Properties



     As of May 31, 1999, Cornerstone owned 58 apartment communities comprising 13,462 apartment units. All of these apartment communities are located in North Carolina, Virginia, South Carolina and Georgia. The following table sets forth specific information regarding the apartment communities as of May 31, 1999:




                                                                                  INITIAL
                                                      YEAR         DATE OF      ACQUISITION
            PROPERTY            CITY               COMPLETED     ACQUISITION        COST
------------------------------- ----------------- ----------- ---------------- -------------
VIRGINIA
 Trophy Chase ................. Charlottesville      1970     April 1996        $ 3,710,000
 Greenbrier ................... Fredericksburg    1970/1990   October 1996       11,099,525
 Tradewinds ................... Hampton              1988     November 1995      10,200,000
 County Green ................. Lynchburg            1976     December 1993       3,800,000
 Ashley Park .................. Richmond             1988     March 1996         12,205,000
 Trolley Square ............... Richmond          1964/1965   June 1996          10,242,575
 Hampton Glen ................. Richmond             1986     August 1996        11,599,931
 The Gables ................... Richmond             1987     July 1998          11,500,000
 Mayflower Seaside ............ Virginia Beach       1950     October 1993        7,634,144
 Bay Watch Pointe ............. Virginia Beach       1972     July 1995           3,372,525
 Arbor Trace .................. Virginia Beach       1985     March 1996          5,000,000
 Harbour Club ................. Virginia Beach       1988     May 1994            5,250,000

NORTH CAROLINA
 The Meadows .................. Asheville            1974     January 1996        6,200,000
 Pinnacle Ridge Apartments..... Asheville            1951     April 1998          5,731,150
 Hanover Landing .............. Charlotte            1972     August 1995         5,725,000
 Sailboat Bay ................. Charlotte            1973     November 1995       9,100,000
 Bridgetown Bay ............... Charlotte            1986     April 1996          5,025,000
 Beacon Hill .................. Charlotte            1985     May 1996           13,579,203
 Meadow Creek ................. Charlotte            1984     May 1996           11,100,000
 Paces Glen ................... Charlotte            1986     July 1996           7,425,000
 Heatherwood .................. Charlotte            1980     September 1996     17,630,457
 Charleston Place ............. Charlotte            1986     May 1997            9,475,000
 Stone Point Apartments ....... Charlotte            1986     January 1998        9,700,000
 Summerwalk ................... Concord              1983     May 1996            5,660,000
 The Landing .................. Durham               1984     May 1996            8,345,000
 Parkside at Woodlake ......... Durham               1996     September 1996     14,663,886
 Deerfield .................... Durham               1985     November 1996      10,675,000
 Wind Lake .................... Greensboro           1985     April 1995          8,760,000
 Signature Place .............. Greenville           1981     August 1996         5,462,948
 The Hollows .................. Raleigh              1974     June 1993           4,200,000
 The Trestles ................. Raleigh              1987     December 1994      10,350,000
 Highland Hills ............... Raleigh              1987     September 1996     12,100,000
 Paces Arbor .................. Raleigh              1986     March 1997          5,588,219
 Paces Forest ................. Raleigh              1986     March 1997          6,473,481

                                               NUMBER    AVERAGE   AVERAGE              AVERAGE
                                                 OF       COST       UNIT    AVERAGE   ECONOMIC
            PROPERTY              TOTAL COST    UNITS   PER UNIT     SIZE      RENT    OCCUPANCY
------------------------------- ------------- -------- ---------- --------- --------- ----------
VIRGINIA
 Trophy Chase .................  $ 6,737,516     185    $36,419       803      $602        92%
 Greenbrier ...................   12,513,185     258     48,501       851       657        96%
 Tradewinds ...................   11,411,016     284     40,180       930       628        95%
 County Green .................    5,312,895     180     29,516     1,000       534        93%
 Ashley Park ..................   13,187,553     272     48,484       765       617        92%
 Trolley Square ...............   13,355,571     325     41,094       589       578        90%
 Hampton Glen .................   12,810,977     232     55,220       788       698        91%
 The Gables ...................   12,049,283     224     53,791       700       622        93%
 Mayflower Seaside ............   10,429,645     263     39,656       698       735        91%
 Bay Watch Pointe .............    5,089,664     160     31,810       911       626        96%
 Arbor Trace ..................    6,084,453     148     41,111       850       621        90%
 Harbour Club .................    6,336,316     214     29,609       813       611        96%

NORTH CAROLINA
 The Meadows ..................    7,472,296     176     42,456     1,068       634        93%
 Pinnacle Ridge Apartments.....    6,102,119     168     36,322       885       543        92%
 Hanover Landing ..............    7,513,651     192     39,134       832       553        96%
 Sailboat Bay .................   13,578,081     358     37,928       906       583        95%
 Bridgetown Bay ...............    5,885,341     120     49,045       867       649        94%
 Beacon Hill ..................   14,728,691     349     42,203       734       598        89%
 Meadow Creek .................   12,566,843     250     50,267       860       634        86%
 Paces Glen ...................    8,159,006     172     47,436       907       655        92%
 Heatherwood ..................   24,218,504     476     50,879     1,186       622        95%
 Charleston Place .............   10,296,434     214     48,114       806       602        94%
 Stone Point Apartments .......   10,235,139     192     53,308       848       641        95%
 Summerwalk ...................    7,585,917     160     47,412       963       642        95%
 The Landing ..................   10,146,201     200     50,731       960       651        98%
 Parkside at Woodlake .........   15,151,957     266     56,962       865       698        91%
 Deerfield ....................   11,275,919     204     55,274       888       751        95%
 Wind Lake ....................   11,219,515     299     37,523       727       512        92%
 Signature Place ..............    7,315,276     171     42,779     1,037       546        89%
 The Hollows ..................    6,191,940     176     35,181       903       667        95%
 The Trestles .................   11,570,162     280     41,322       776       602        92%
 Highland Hills ...............   14,477,628     264     54,840     1,000       782        90%
 Paces Arbor ..................    6,017,140     101     59,576       899       665        84%
 Paces Forest .................    7,011,373     117     59,926       883       677        91%

                                                                                  INITIAL
                                                     YEAR         DATE OF       ACQUISITION
            PROPERTY             CITY             COMPLETED     ACQUISITION         COST
-------------------------------- --------------- ----------- ---------------- ---------------
 Clarion Crossing .............. Raleigh            1972     September 1997    $ 10,600,000
 Remington Place ............... Raleigh            1985     October 1997         7,900,000
 St. Regis ..................... Raleigh            1986     October 1997         9,800,000
 The Timbers Apartments ........ Raleigh            1983     June 1998            8,100,000
 Wimbledon Chase ............... Wilmington         1976     February 1994        3,300,000
 Chase Mooring ................. Wilmington         1968     August 1994          3,594,000
 Osprey Landing ................ Wilmington         1974     November 1995        4,375,000
 Mill Creek .................... Winston Salem      1984     September 1995       8,550,000
 Glen Eagles ................... Winston Salem      1986     October 1995         7,300,000

SOUTH CAROLINA
 Westchase ..................... Charleston         1985     January 1997        11,000,000
 Hampton Pointe Apartments       Charleston         1986     March 1998          12,225,000
 Stone Ridge ................... Columbia           1975     December 1993        3,325,000
 The Arbors at Windsor Lake      Columbia           1991     January 1997        10,875,000
 Polo Club ..................... Greenville         1972     June 1993            4,300,000
 Breckinridge .................. Greenville         1973     June 1995            5,600,000
 Magnolia Run .................. Greenville         1972     June 1995            5,500,000
 Cape Landing .................. Myrtle Beach       1998     October 1998        17,100,000

GEORGIA
 Ashley Run .................... Atlanta            1987     April 1997          18,000,000
 Carlyle Club .................. Atlanta            1974     April 1997          11,580,000
 Dunwoody Springs .............. Atlanta            1981     July 1997           15,200,000
 Stone Brook ................... Atlanta            1986     October 1997         7,850,000
 Spring Lake ................... Atlanta            1986     August 1998          9,000,000
 West Eagle Greens ............. Augusta            1974     March 1996           4,020,000
 Savannah West ................. Augusta            1968     July 1996            9,843,620
                                                                               ------------
  TOTAL OR AVERAGE .............                                               $497,520,664
                                                                               ============

                                                 NUMBER    AVERAGE   AVERAGE              AVERAGE
                                                   OF       COST       UNIT    AVERAGE   ECONOMIC
            PROPERTY               TOTAL COST     UNITS   PER UNIT     SIZE      RENT    OCCUPANCY
-------------------------------- -------------- -------- ---------- --------- --------- ----------
 Clarion Crossing ..............  $ 11,102,304      228   $48,694       769      $650        89%
 Remington Place ...............     8,514,929      136    62,610     1,098       769        88%
 St. Regis .....................    10,203,184      180    56,684       840       700        93%
 The Timbers Apartments ........     8,722,134      176    49,558       745       628        93%
 Wimbledon Chase ...............     5,709,646      192    29,738       818       570        94%
 Chase Mooring .................     5,973,104      224    26,666       867       547        83%
 Osprey Landing ................     7,305,593      176    41,509       981       628        83%
 Mill Creek ....................     9,614,506      220    43,702       897       594        81%
 Glen Eagles ...................     8,300,549      166    50,003       952       687        86%

SOUTH CAROLINA
 Westchase .....................    12,918,214      352    36,699       706       568        96%
 Hampton Pointe Apartments          14,427,305      304    47,458     1,035       637        97%
 Stone Ridge ...................     5,870,080      191    30,733     1,047       555        94%
 The Arbors at Windsor Lake         11,555,285      228    50,681       966       665        94%
 Polo Club .....................     7,663,679      365    20,996       807       427        91%
 Breckinridge ..................     7,089,657      236    30,041       726       458        93%
 Magnolia Run ..................     6,948,309      212    32,775       993       555        90%
 Cape Landing ..................    17,348,812      288    60,239       933       661        98%

GEORGIA
 Ashley Run ....................    19,672,941      348    56,531     1,150       754        87%
 Carlyle Club ..................    13,040,360      243    53,664     1,089       743        88%
 Dunwoody Springs ..............    18,505,036      350    52,872       948       685        94%
 Stone Brook ...................     8,793,115      188    46,772       937       683        88%
 Spring Lake ...................     9,602,356      188    51,076     1,009       655        92%
 West Eagle Greens .............     6,385,293      165    38,699       796       498        93%
 Savannah West .................    13,480,096      456    29,562       877       445        69%
                                    ----------      ---    ------       ---       ---        --
  TOTAL OR AVERAGE .............  $592,783,694   13,462   $44,034       888      $619        91%
                                  ============   ======   =======       ===      ====        ==

APPLE

General



     Apple is an externally-advised and externally-managed equity REIT focused on the acquisition and ownership of well-located, "middle-market" apartment communities in growing markets in Texas. On May 31, 1999, Apple owned 27 apartment communities comprising 7,274 apartment units. For the month ended May 31, 1999, the apartment communities had an economic occupancy of 90% and an average monthly rent of $588 per unit.

     Apple has no paid employees and has engaged Cornerstone to serve as its advisor and manager. Pursuant to the terms of the advisory agreement between Apple and Cornerstone, Cornerstone has agreed to use its best efforts to (i) supervise and arrange for the day-to-day management of Apple and (ii) assist Apple in maintaining a continuing and suitable property investment program. Pursuant to the terms of the management agreement between Apple and Cornerstone, Cornerstone has agreed to provide the day-to-day management for Apple and all of its properties.



     Apple seeks to own properties that target the "middle market" tenant, those persons having incomes ranging between 90% to 115% of the median incomes within the properties' respective markets. Cornerstone, Apple's advisor, believes the middle market represents the largest segment of renters and that this segment has less turnover than other market sectors. Cornerstone further believes it can achieve better long-term results, with less risk, by acquiring, upgrading and repositioning existing well-located properties rather than developing new properties. On average, Apple has paid approximately $37,742 per unit acquired, which Cornerstone believes to be significantly less than replacement cost for comparable units.

     Apple seeks to maximize long-term growth in net operating income and portfolio value. Cornerstone, as Apple's advisor, believes there is substantial opportunity for growth from the active management of Apple's currently owned apartment communities and the acquisition of additional multi-family properties in Texas.

Acquisitions

     Apple's investment strategy is to acquire under-managed, under-capitalized apartment assets in good locations whereby its property manager can enhance rental revenues and occupancies through both capital investment and active property management. Apple generally will make selected renovations to an apartment community's clubhouse and common areas to improve its curb appeal. Moreover, Apple may renovate apartment units as they become available upon the expiration of leases. Apple's on-site property management strives to provide superior service, thus enabling Apple to increase rental rates, maintain high occupancy, and decrease turnover.

     On January 5, 1999, Apple acquired Sierra Ridge Apartments, a 230-unit apartment complex in San Antonio, Texas for a purchase price of $5,817,000. On February 1, 1999, Apple purchased Grayson Square Apartments, a 200-unit apartment complex in Grapevine, Texas for a purchase price of $9,350,000. On April 9, 1999, Apple purchased Hunters Creek Apartments, a 240 unit complex near Charlottesville, Virginia for a purchase price of $7,750,000.

Financing



     Apple has a strong equity base and maintains a low leverage policy to allow maximum financial flexibility. Apple has approximately $32,100,000 of secured debt at an annual effective fixed interest rate of 6.475%. As of March 31, 1999, Apple's debt to total market capitalization and debt to total assets ratios were 11% and 11%, respectively.

     On March 19, 1999, Apple completed a best-efforts, continuous offering underwritten by David Lerner Associates, Inc. Through this offering, Apple raised $299.1 million, the net proceeds of which have been invested, or are intended for investment, in apartment communities primarily in Texas.

PROPERTIES



     As of May 31, 1999, Apple owned 27 apartment communities comprising 7,274 apartment units. All of these apartment communities are located in Texas and Virginia. The following table sets forth specific information regarding the apartment communities as of May 31, 1999:

                                                                                    INITIAL
                                                        YEAR        DATE OF       ACQUISITION
             PROPERTY             CITY               COMPLETED    ACQUISITION         COST
--------------------------------- ----------------- ----------- --------------- ---------------
TEXAS
 Aspen Hills .................... Arlington            1979     January 1997     $  5,690,560
 Mill Crossing .................. Arlington            1979     February 1997       4,544,121
 Polo Run ....................... Arlington            1984     March 1997          6,858,974
 Cottonwood Crossing ............ Arlington            1985     July 1998           5,700,000
 Burney Oaks .................... Arlington            1985     October 1998        9,300,000
 Newport ........................ Austin               1988     July 1998           6,330,000
 The Arbors on Forest Ridge ..... Bedford              1986     April 1997          7,748,907
 Park Village ................... Bedford              1983     July 1998           7,000,000
 Brookfield ..................... Dallas               1984     January 1997        5,458,485
 Toscana ........................ Dallas               1986     March 1997          5,854,531
 Pace's Cove .................... Dallas               1982     June 1997           9,277,355
 Timberglen ..................... Dallas               1984     February 1998      12,000,000
 The Courts on Pear Ridge ....... Dallas               1988     November 1998      11,500,000
 Main Park ...................... Duncanville          1984     February 1998       8,000,000
 Wildwood ....................... Euless               1984     March 1997          3,963,519
 Copper Crossing ................ Fort Worth           1981     November 1997       9,275,000
 Silverbrook .................... Grand Prairie     1982/1984   July 1998          18,210,000
 Grayson Square,(1) ............. Grapevine            1985     February 1999      20,280,000
 Eagle Crest .................... Irving            1983/1985   January 1997       15,650,000
 Remington at Las Colinas ....... Irving            1984/1985   August 1997        13,100,000
 Estrada Oaks ................... Irving               1983     July 1998           9,350,000
 Pace's Point ................... Lewisville           1985     July 1998          11,405,000
 Summer Tree .................... North Dallas         1980     June 1998           5,700,000
 Devonshire ..................... North Dallas         1978     July 1998           5,205,000
 Cutter's Point ................. Richardson           1978     October 1998        8,100,000
 Sierra Ridge ................... San Antonio          1981     January 1999        5,825,000

VIRGINIA
 Hunters Creek .................. Charlottesville      1970     April 1999          7,750,000
                                                                                 ------------
  TOTAL OR AVERAGE ..............                                                $239,076,452
                                                                                 ============

                                                   NUMBER    AVERAGE   AVERAGE              AVERAGE
                                                     OF       COST       UNIT    AVERAGE   ECONOMIC
             PROPERTY                TOTAL COST     UNITS   PER UNIT     SIZE      RENT    OCCUPANCY
--------------------------------- --------------- -------- ---------- --------- --------- ----------
TEXAS
 Aspen Hills ....................  $  7,647,949      240    $31,866       671      $508      93%
 Mill Crossing ..................     5,687,367      184     30,910       691       508      88%
 Polo Run .......................     8,151,896      224     36,392       854       562      94%
 Cottonwood Crossing ............     6,419,679      200     32,098       751       520      94%
 Burney Oaks ....................     9,874,026      240     41,142       794       600      93%
 Newport ........................     7,668,791      200     38,344       741       593      94%
 The Arbors on Forest Ridge .....     8,735,641      210     41,598       736       618      88%
 Park Village ...................     7,835,859      238     32,924       647       521      86%
 Brookfield .....................     6,219,843      232     26,810       714       538      93%
 Toscana ........................     6,854,833      192     35,702       601       533      93%
 Pace's Cove ....................    10,241,752      328     31,225       670       554      95%
 Timberglen .....................    13,268,061      304     43,645       728       602      82%
 The Courts on Pear Ridge .......    12,059,642      242     49,833       774       654      89%
 Main Park ......................     8,932,372      192     46,523     1,182       712      96%
 Wildwood .......................     4,788,537      120     39,904       755       634      87%
 Copper Crossing ................    11,656,558      400     29,141       773       473      90%
 Silverbrook ....................    20,916,361      642     32,580       815       524      91%
 Grayson Square,(1) .............    21,890,866      450     48,646       840       659      89%
 Eagle Crest ....................    17,957,117      484     37,101       887       639      89%
 Remington at Las Colinas .......    15,656,149      362     43,249       955       815      85%
 Estrada Oaks ...................    10,383,387      248     41,868       771       607      91%
 Pace's Point ...................    13,355,991      300     44,520       762       603      95%
 Summer Tree ....................     7,095,613      232     30,585       575       504      86%
 Devonshire .....................     7,252,372      144     50,364       876       640      93%
 Cutter's Point .................     9,635,144      196     49,159     1,010       688      88%
 Sierra Ridge ...................     6,523,409      230     28,363       751       486      94%

VIRGINIA
 Hunters Creek ..................     7,828,735      240     32,620       933       666      89%
                                   ------------      ---    -------     -----      ----       --
  TOTAL OR AVERAGE ..............  $274,537,950    7,274    $37,742       787      $588      90%
                                   ============    =====    =======     =====      ====       ==

------
(1) Grayson Square was purchased in February, 1999 for $9,350,000. This property was adjacent to Emerald Oaks, a property purchased by Apple for $10,930,000 in July, 1998. These two properties are operated as a single community.

CORNERSTONE REALTY INCOME TRUST, INC. (POST-MERGER)

     Upon consummation of the merger, Cornerstone will become a leading owner and operator of apartment properties in the southern United States, with a total pro forma market capitalization in excess of $860 million and a portfolio of 85 multi-family communities consisting of 20,736 apartment units. The combined company resulting from the Merger is expected to have the following important characteristics, which are intended to create long-term shareholder value:



   o Increased Asset Base. A total asset base of approximately $870 million with 20,736 units in 85 apartment communities;



   o Enhanced Market Diversification. A diversified portfolio of apartment communities throughout North Carolina, Virginia, South Carolina, Georgia and Texas;

   o Lower Leverage. Debt to market capitalization and debt to total assets ratios at 26% and 28%, respectively;

   o Reduced Cost of Capital. Decreasing cost of equity and debt capital as a consequence of being a larger, more diversified REIT; and

   o Greater  Administrative  and Operating Efficiencies. Improved operating and
     administrative   efficiencies   as  a  consequence  of  a  larger  property
     portfolio.

     The following table sets forth the properties at Cornerstone in each of its 20 metropolitan markets after the merger:


                                                                       TOTAL COST
                                          NUMBER       NUMBER OF           AT          PERCENTAGE
                                            OF         APARTMENT        MAY 31,            OF
                                       COMMUNITIES       UNITS            1999         PORTFOLIO
                                      -------------   -----------   ---------------   -----------

GEORGIA
 Atlanta ..........................          5            1,317      $  69,613,808      8.0%
 Augusta ..........................          2              621         19,865,389      2.3%

NORTH CAROLINA
 Asheville ........................          2              344         13,574,415      1.6%
 Charlotte ........................          9            2,323        107,181,688     12.4%
 Greenville .......................          1              171          7,315,276      0.8%
 Raleigh/Durham ...................         13            2,488        127,970,788     14.7%
 Wilmington .......................          3              592         18,988,342      2.2%
 Winston Salem/Greensboro .........          3              685         29,134,570      3.4%

SOUTH CAROLINA
 Charleston .......................          2              656         27,345,519      3.2%
 Columbia .........................          2              419         17,425,365      2.0%
 Greenville .......................          3              813         21,701,645      2.5%
 Myrtle Beach .....................          1              288         17,348,812      2.0%

TEXAS
 Austin ...........................          1              200          7,668,791      0.9%
 Dallas ...........................         24            6,604        252,517,017     29.1%
 San Antonio ......................          1              230          6,523,409      0.8%

VIRGINIA
 Charlottesville ..................          2              425         14,566,251      1.7%
 Fredericksburg ...................          1              258         12,513,185      1.4%
 Lynchburg ........................          1              180          5,312,895      0.6%
 Richmond .........................          4            1,053         51,403,384      5.9%
 Virginia Beach ...................          5            1,069         39,351,095      4.5%
                                            --            -----      -------------    -----
  Total ...........................         85           20,736      $ 867,321,644    100.0%
                                            ==           ======      =============    =====



BACKGROUND OF THE MERGER

     In August 1996, Glade M. Knight, Chairman and Chief Executive Officer of Cornerstone, formed Apple to pursue real estate investment opportunities in Texas and other parts of the Southwest by employing the apartment community acquisition, renovation and management strategies that

Cornerstone had employed in the Southeast. Mr. Knight formed Apple to pursue these opportunities because, as Cornerstone's offering documents disclosed, Cornerstone's practice had been to limit its investments to the Southeast region of the United States and because Cornerstone common shareholders had no market into which to sell their shares if they did not agree with a decision to expand into Texas. From inception, Apple was managed and advised by entities owned entirely by Mr. Knight or Cornerstone. Also, at inception, Cornerstone was granted a right of first refusal to acquire any or all of Apple's business or properties. Such right provided that any such sale to Cornerstone would have to, among other things, be approved by a majority of Apple's independent directors and, depending upon the form of any such transaction, a majority of the holders of outstanding Apple common shares. The Apple Board approved this right on November 1, 1996, and Cornerstone, through its Chief Executive Officer, approved this right on the same date.



     In November 1996, Apple commenced a "best-efforts" public offering of its common shares managed by David Lerner Associates, Inc. Apple's registration statement disclosed that Apple had granted to Cornerstone the right of first refusal to acquire any or all of Apple's business or properties and information related thereto.

     In February 1997, Cornerstone first filed its prospectus relating to its first underwritten public offering in which it stated its intention to evaluate the possible acquisition of Apple by the end of 1997.

     On February 10, 1997, the Apple Board, in response to a request from Cornerstone, authorized the grant to Cornerstone of a continuing right to acquire up to 9.8% of Apple common shares outstanding.

     In April 1997, Cornerstone completed its first underwritten public offering. In its prospectus, Cornerstone stated its interest in acquiring Apple by the end of 1997, subject to a determination that such acquisition would be in its best interests.

     On April 25, 1997, Cornerstone acquired 417,778 common shares of Apple for $3,760,000.

     In December 1997, Cornerstone, working with its financial advisors, determined that the acquisition of Apple would be dilutive to its projected 1998 funds from operations and, therefore, not in its best interests at that time. Cornerstone stated that it expected to reevaluate the desirability of seeking to acquire Apple from time to time in the future.

     On May 5, 1998, the Cornerstone Board, having considered presentations by management, determined it was appropriate and desirable to establish and did establish a special committee of independent directors (consisting of Harry S. Taubenfeld and Glenn W. Bunting, Jr.) to explore the feasibility of acquiring Apple and to represent the interests of holders of Cornerstone's common shares in connection therewith. In appointing Mr. Taubenfeld to the special committee, the Cornerstone Board took into account that Mr. Taubenfeld's law firm renders legal services from time to time to Cornerstone and Apple and concluded that this would not adversely affect his ability to discharge his duties as a special committee member.

     Between July and September 1998, Mr. Knight and Mr. Olander, as officers of both Apple and Cornerstone, had a series of discussions with PaineWebber, in its capacity as investment banker to Cornerstone, regarding the prospects of a transaction between Apple and Cornerstone or alternatives thereto. As a consequence thereof, PaineWebber conducted an initial financial analysis and review of the Apple property portfolio. Initial analysis indicated that a merger using Cornerstone common shares at that time would be dilutive.

     In September 1998, Mr. Olander and a representative of PaineWebber began to consider the use of a convertible preferred stock as consideration for Cornerstone's acquisition of Apple.

     On September 17, 1998, the Apple Board met and discussed the prospects of a transaction between Apple and Cornerstone. At this meeting, at the request of the Apple Board, Apple management discussed possible transaction structures, including transactions involving the use of a Cornerstone convertible preferred stock as consideration for a combination between Cornerstone and

Apple. At this meeting, the Apple Board formed a special committee of independent directors (consisting of Bruce H. Matson and Lisa B. Kern) to represent the interests of holders of Apple common shares in considering a possible combination with Cornerstone. In appointing Mr. Matson to the special committee, the Apple Board took into account that Mr. Matson's law firm renders legal services from time to time to Cornerstone and concluded that this would not adversely affect his ability to discharge his duties as a special committee member.

     On September 23, 1998, the Apple Special Committee met to discuss its obligations and how it would proceed, including the need to seek and hire financial and legal advisors.

     On October 22, 1998, Mr. Olander and a representative of PaineWebber met with the Cornerstone Special Committee to discuss possible merger structures and preliminary indications of the value of Apple.

     On October 23, 1998, a representative of PaineWebber met with the Cornerstone Board to provide them with an overview of market conditions and to discuss informally the possibility of a combination with Apple.

     Between October 23 and December 29, 1998, Mr. Olander held periodic discussions with representatives of PaineWebber and members of the Cornerstone Special Committee concerning terms and conditions of a possible business combination to be proposed to Apple.

     On December 29, 1998, Mr. Olander, on behalf of the Cornerstone Special Committee, delivered to the Apple Special Committee a letter of intent expressing Cornerstone's interest in a combination with Apple and the general terms thereof, including the requirement that the letter of intent be accepted by January 7, 1999. On this date, the Apple Special Committee discussed with Mr. Olander and Mr. Knight by phone, the background and reasoning leading up to the proposal, inquiring as to the details of the offer and the procedures to be followed in evaluating the proposal. The Apple Special Committee did not accept the Cornerstone proposal by the January 7, 1999 deadline.

     From January 4 through January 13, 1999, the Apple Special Committee interviewed candidates to serve as its financial advisor and its legal counsel and selected Bowles Hollowell Conner, a division of First Union Capital Markets Corp., and Mays & Valentine, L.L.P. to serve as its financial advisor and legal counsel, respectively.

     On January 14, 1999, the Apple Special Committee met with Bowles Hollowell Conner and Mays & Valentine to discuss the status of, and a likely timetable to evaluate, a potential proposal and the due diligence to be undertaken.

     In January 1999, the Cornerstone Special Committee concluded negotiations with PaineWebber with respect to the terms on which PaineWebber would represent the Cornerstone Special Committee. Thereafter, PaineWebber commenced a formal due diligence review of Apple on behalf of the Cornerstone Special Committee.


     On January 22, 1999, the Apple Special Committee consulted with its financial advisor and legal counsel regarding an appropriate process for considering the proposed transaction with Cornerstone. Following that meeting, Bowles Hollowell Conner and Mays & Valentine commenced a due diligence analysis of Apple and Cornerstone, and an evaluation of a possible transaction between Apple and Cornerstone.

     On February 4, 1999, Cornerstone delivered a second letter of intent stating a new expiration date for a response from Apple of February 5, 1999 with respect to Cornerstone's letter of intent dated December 29, 1998. The Apple Special Committee did not accept Cornerstone's proposal by the February 5, 1999 deadline.

     On February 5, 1999, the Apple Special Committee met with its financial advisor and legal counsel to discuss Cornerstone's letter of intent, preliminary valuation efforts conducted by Bowles Hollowell Conner and additional due diligence to be completed.

     On February 8, 1999, Mays & Valentine, following further discussion among the Apple Special Committee and its advisors, delivered to Cornerstone a written proposal of the terms by which Apple would be interested in pursuing a combination with Cornerstone. The terms of this proposal differed materially from the terms in the preceding Cornerstone proposal and were not acceptable, as presented, to the Cornerstone Special Committee.

     From February 8 through March 30, 1999, the advisors to the Apple Special Committee and to the Cornerstone Special Committee continued their due diligence investigations, communicated regularly with their respective clients concerning the terms of a possible merger agreement and met with each other to negotiate the terms and conditions by which Cornerstone might acquire Apple and the manner in which the differences between the Cornerstone and Apple proposals might be resolved. Such negotiations and communications focused principally on the following: the priority, conversion price and voting rights of the preferred shares, break-up fees to be paid if a transaction was not consummated and Apple's right to decline to consummate a transaction after a definitive agreement was signed based on adverse changes in Cornerstone's stock price.

     On February 9, 1999, Cornerstone issued a press release announcing that discussions with Apple were underway regarding a possible combination between Apple and Cornerstone.

     On March 16, 1999, the Apple Special Committee met with its financial advisors and legal counsel to discuss the status of negotiations and to review legal issues related thereto.

     On March 25, 1999, a representative of PaineWebber formally updated the Cornerstone Special Committee on the status of negotiations with the Apple representatives. In addition, representatives from PaineWebber and McGuire Woods reviewed the terms of a draft of the proposed Agreement and Plan of Merger relating to the transaction. The Cornerstone Special Committee took no formal action.

     On March 30, 1999, in a presentation to the Cornerstone Special Committee, PaineWebber and McGuire Woods reviewed the terms of a draft of the merger agreement relating to the transaction, and PaineWebber delivered an oral opinion regarding the fairness of the proposed transaction pursuant to the merger agreement. The Cornerstone Special Committee unanimously concluded that the merger was in the best interests of Cornerstone and the Cornerstone shareholders and approved the merger and merger agreement and recommended the merger and merger agreement to the Cornerstone Board.

     On the same day, immediately following the Cornerstone Special Committee meeting, the Cornerstone Board met to consider the proposed transaction with Apple and to receive the Cornerstone Special Committee's recommendation regarding the proposed transaction. The Cornerstone Special Committee presented its unanimous recommendation that the Cornerstone Board approve the merger and the merger agreement. Based upon the recommendation of the Cornerstone Special Committee, the Cornerstone Board unanimously approved the merger and the merger agreement.

     On March 30, 1999, in a presentation to the Apple Special Committee, Bowles Hollowell Conner and Mays & Valentine reviewed the terms of the merger agreement relating to the transaction, and Bowles Hollowell Conner delivered an oral opinion regarding the fairness of the proposed transaction pursuant to the merger agreement. The Apple Special Committee unanimously concluded that the merger was in the best interests of Apple and the Apple shareholders and approved the merger and merger agreement and recommended the merger and merger agreement to the Apple Board.

     On the same day, immediately following the Apple Special Committee meeting, the Apple Board met to consider the proposed transaction with Cornerstone and to receive the Apple Special Committee's recommendation regarding the proposed transaction. The Apple Special Committee presented its unanimous recommendation that the Apple Board approve the merger and the merger agreement. Based upon the recommendation of the Apple Special Committee, the Apple Board unanimously approved the merger and the merger agreement.

     On March 30, 1999, Cornerstone, Apple and Cornerstone Acquisition Company executed and delivered the definitive form of merger agreement.

OTHER COMMUNICATIONS CONCERNING CORNERSTONE


     During March 1999,  Cornerstone received a series of letters from Mr. Irwin
L. Jacobs indicating that he and certain associates might have an interest in acquiring Cornerstone, subject to the performance of due diligence and other conditions.

     In a letter dated March 16, Mr. Jacobs stated that he and his associates desired to commence a due diligence investigation of Cornerstone in order to explore the feasibility of a cash offer of $11.50 or more per Cornerstone common share. By letter dated March 17, the Executive Committee of Cornerstone stated that in light of its existing business strategy, it was not interested in pursuing Mr. Jacobs' proposal.

     In a letter dated March 22, Mr. Jacobs again stated his interest in commencing a due diligence investigation of Cornerstone and committed that, without the approval of Cornerstone, he would not make an offer for less than $12.50 per Cornerstone common share. In response to this letter, Cornerstone indicated that Mr. Jacobs' correspondence would be discussed with the Cornerstone Board in due course.

     The correspondence of Mr. Jacobs was discussed by the Cornerstone Board, together with its legal and financial advisors, at its meeting on March 30. The Board concluded at that time that Mr. Jacobs' communications did not warrant a change from Cornerstone's strategy to pursue a merger with Apple. The Board also concluded that a merger with Apple did not preclude Cornerstone's ability to pursue other value-enhancing transactions in the future.



     As a result of the Board discussions at the meeting of March 30, by letter dated March 31, Cornerstone expressed to Mr. Jacobs that if Mr. Jacobs wished to pursue his possible interest in Cornerstone, he should at a minimum demonstrate that he had a sincere interest in producing maximum value for Cornerstone's shareholders by sharing with Cornerstone, in writing information on the business and financial analysis underlying his approach; his plans for the business; the terms and amounts of equity and debt funding available with verification that the amounts were unconditionally available for use in an acquisition; the expertise of his management team; the identity of his partners and his and their share ownership in Cornerstone; the amount of analysis he had conducted to date; the extent of additional information he would require; and the probable timing and structure of any transaction he might propose.

     The letter of March 31 from Cornerstone indicated that only after receipt of this information and a fully developed proposal would the Board be in a position to decide whether to proceed further with discussions with Mr. Jacobs. To date, Mr. Jacobs has not responded to this request.



RECOMMENDATION OF THE CORNERSTONE BOARD; CORNERSTONE'S REASONS FOR THE MERGER

     On March 30, 1999, the Cornerstone Board met to consider the merger and to receive the Cornerstone Special Committee's recommendation regarding the merger. Based upon a review of the terms of the merger agreement, consultation with Cornerstone's management, as well as its financial advisors and legal counsel, consideration of the factors described below and the unanimous recommendation of the Cornerstone Special Committee that the Cornerstone Board approve the merger and the merger agreement, the Cornerstone Board unanimously approved the merger and the merger agreement and the transactions contemplated thereby, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments and unanimously recommends that Cornerstone shareholders vote for the approval and adoption of the merger, the merger agreement and the transactions contemplated thereby, including the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments.

     In reaching its determination and recommendation, the Cornerstone Board considered the following material positive factors:

     (i) Accretive Effect. Cornerstone believes that the acquisition of Apple will be accretive to its FFO per share for 1999 and 2000, on a fully converted basis.


     (ii) Increased Asset Base. Cornerstone's total asset base will increase from approximately $555 million to approximately $870 million, and the number of apartments will increase from 13,462 units in 58 apartment properties to 20,736 units in 85 apartment properties.


     (iii) Enhanced Market Diversification. Cornerstone will diversify its exposure to its existing markets in the southeastern United States with the addition of Apple's properties in the Dallas/Fort Worth market of Texas.


     (iv) Acquired Solid Portfolio in Dallas/Fort Worth Market. Cornerstone will acquire a solid portfolio of 27 apartment properties containing 7,274 units located principally in the high-growth markets of the Dallas/Ft. Worth metropolitan area. Dallas is the eighth largest metro area in the United States. In addition, it is one of the fastest growing areas in the country. During the fourth quarter of 1998, Dallas added over 57,000 new jobs, ranking it second in the south and fourth in the nation for new job creation.

     (v) Portfolio Consistent with Cornerstone's Existing Properties. Apple's properties were identified and acquired by Cornerstone on behalf of Apple principally within the past two years. Apple's properties have recently undergone renovation or are in the process of renovation and are consistent with the quality of Cornerstone's own portfolio. Apple's properties are comparable to Cornerstone's in terms of size of units, age, rental per square foot and other factors.

     (vi) Ease of Integration. Because Apple has no employees, Cornerstone has served as its advisor and property manager. When the merger is consummated, Cornerstone will not add any new employees, but will continue to operate Apple's properties with the same people who are operating the properties prior to the merger. Additionally, because Cornerstone has maintained all of Apple's corporate and property records, the consolidation of Cornerstone's and Apple's property portfolios is expected to be relatively simple.

     (vii) Greater Operating and Administrative Efficiencies. Through operating a larger portfolio of properties, Cornerstone believes that it will achieve improved operating and administrative efficiencies.

     (viii)Reduced Cost of Capital. As a larger, more diversified apartment REIT, Cornerstone believes that its costs of equity and debt capital will decrease over time.



     (ix) Lower Leverage. After the consummation of the merger, Cornerstone's debt to market capitalization and debt to total assets ratios are expected to be reduced to approximately 26% and 28%, respectively.


     (x) Eliminate Speculation Concerning Transaction with Apple. The merger resolves issues regarding the timing and terms of Cornerstone's publicly disclosed intention to acquire Apple.

     (xi) Recommendation of Cornerstone Special Committee. The Cornerstone Board placed special emphasis on the recommendation of the Cornerstone Special Committee. In determining to recommend the merger to the Cornerstone Board, the Cornerstone Special Committee considered the same factors described herein which were considered by the Cornerstone Board as a whole. In addition, the Cornerstone Special Committee considered the opinion, analyses and presentation of PaineWebber described below under "-- Opinion of Cornerstone's Financial Advisor," to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be paid by Cornerstone pursuant to the merger is fair to Cornerstone from a financial point of view.

           The Cornerstone Board viewed PaineWebber's opinion as favorable to its determination because PaineWebber is a prominent investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, distributions of securities, private placements and valuations for corporate purposes, especially with respect to REITs and other real estate companies.


     The Cornerstone Board and Cornerstone Special Committee also considered certain potentially negative factors which could result from the merger. These included, among others, the possibility that the anticipated benefits of the merger might not be fully realized, that the merger will expose Cornerstone common shareholders to risks of those markets in which Apple's properties are now located, that the merger will decrease Cornerstone's fixed charge coverage ratio after consideration of distributions to be paid on the Series A Convertible Preferred Shares, that the larger combined asset base of the two companies could make the perpetuation of growth in funds from operations from external investment more difficult and the significant transaction costs involved in connection with consummating the merger. The Cornerstone Board also evaluated the benefits of the transaction to be received by certain officers and directors of Apple and Cornerstone as described under "The Merger--Interests of Certain Persons in the Merger." The Cornerstone Board did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the merger.

     The foregoing discussion of the information and factors considered by the Cornerstone Board and Cornerstone Special Committee is not intended to be exhaustive, but includes the material factors considered by the Cornerstone
Board. The Cornerstone Board did not assign relative weights to the above factors or determine that any factor was of greater importance than another. A determination of various weightings would, in the view of the Cornerstone Board, be impractical. Rather, the Cornerstone Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the Cornerstone Board may have given different weight to different factors.

OPINION OF CORNERSTONE'S FINANCIAL ADVISOR

     The Cornerstone Special Committee retained PaineWebber to act as the financial advisor to the Cornerstone Special Committee in connection with a possible business combination with Apple. In connection with this engagement, the Cornerstone Special Committee requested that PaineWebber render an opinion as to whether the issuance of the Series A Convertible Preferred Shares in the merger is fair to Cornerstone from a financial point of view.

     The Cornerstone Special Committee retained PaineWebber to act as its financial advisor based upon PaineWebber's prominence as an investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, distributions of securities, private placements and valuations for corporate purposes, especially with respect to REITs and other real estate companies.

     On March 30, 1999, PaineWebber delivered an oral opinion to the Cornerstone Special Committee which was confirmed by a written opinion dated as of March 30, 1999, to the effect that, as of the date of such opinion, based on PaineWebber's review and subject to certain assumptions and limitations described therein, the consideration to be paid by Cornerstone pursuant to the merger was fair to Cornerstone from a financial point of view. The PaineWebber opinion does not constitute a recommendation to the Cornerstone shareholders as to how they should vote on the merger. Additionally, the PaineWebber opinion does not address the relative merits of the merger and any other transactions or business strategies that might be available to Cornerstone, including alternative business combinations with third parties, or the decision of the Board of Directors of Cornerstone to proceed with the merger.

     A COPY OF THE PAINEWEBBER OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY PAINEWEBBER, IS ATTACHED TO THIS JOINT PROXY

STATEMENT/PROSPECTUS AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FAIRNESS OPINION OF PAINEWEBBER SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WRITTEN OPINION. STOCKHOLDERS OF CORNERSTONE ARE URGED TO READ THE PAINEWEBBER OPINION IN ITS ENTIRETY.


     In connection with its opinion, PaineWebber, among other things: (i) reviewed Apple's Annual Reports, Forms 10-K and related financial information for the two fiscal years ended December 31, 1997 and Apple's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998; (ii) reviewed Cornerstone's Annual Reports and Forms 10-K and related financial information for the five fiscal years ended December 31, 1997, and Cornerstone's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Apple and Cornerstone, furnished to PaineWebber by Apple and Cornerstone, respectively; (iv) conducted discussions with members of senior management of Apple and Cornerstone concerning their respective businesses and prospects; (v) compared the results of operations of Apple and Cornerstone with that of certain companies which PaineWebber deemed to be relevant; (vi) compared the proposed financial terms of the transactions contemplated by the merger agreement with the financial terms of certain other mergers and acquisitions which PaineWebber deemed to be relevant; (vii) compared the terms of the Series A Convertible Preferred Shares to the terms of other securities which PaineWebber deemed to be relevant; (viii) participated in certain discussions relating to the merger with representatives of Cornerstone and Apple and their financial and legal advisors; (ix) considered the potential pro forma impact of the merger; (x) reviewed a draft of the merger agreement dated March 25, 1999;
(xi) reviewed a draft of the Articles of Amendment to the Amended and Restated Articles of Incorporation of Cornerstone designating the Series A Convertible Preferred Shares that was attached to the March 25, 1999 draft of the merger agreement; and (xii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as PaineWebber deemed necessary.



     In preparing the PaineWebber opinion, PaineWebber relied on the accuracy and completeness of all information supplied or otherwise made available to PaineWebber by Cornerstone and Apple, and PaineWebber did not assume any responsibility to verify independently such information. With respect to the financial forecasts examined by PaineWebber, PaineWebber assumed that they were reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of Cornerstone and Apple, respectively, as to the future performance of Cornerstone and Apple, respectively. PaineWebber also relied upon assurances of the management of Cornerstone and Apple, respectively, that they were unaware of any facts that would make the information or financial forecasts provided to PaineWebber incomplete or misleading. PaineWebber did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Cornerstone or Apple nor was PaineWebber furnished with any such evaluations or appraisals. PaineWebber also assumed, with the consent of the Cornerstone Special Committee, that the merger will be accounted for under the purchase method of accounting and the merger will be a tax free reorganization. PaineWebber expressed no opinion as to the price at which the Series A Convertible Preferred Shares to be issued in connection with the merger to the shareholders of Apple or the Cornerstone common shares may trade at any time. Furthermore, the PaineWebber opinion is based on economic, monetary and market conditions existing on the date thereof.



     Certain of the analyses conducted by PaineWebber in connection with its opinion required reference to the historical market prices and published First Call earnings estimates for Cornerstone, Apple and selected comparative companies and to the historical results of various broader stock market indices. In this regard, PaineWebber utilized historical market prices through March 26, 1999.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, PaineWebber believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the PaineWebber opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty, and PaineWebber does not assume responsibility for the accuracy of such analyses or estimates. The following paragraphs summarize the significant quantitative and qualitative analyses performed by PaineWebber in arriving at its opinion. Unless the context otherwise requires, references throughout this section to Cornerstone common shares and related per share amounts include Cornerstone common shares issuable upon the exchange of outstanding partnership units.

     Net Asset Valuation Analysis. PaineWebber performed a net asset valuation analysis of Apple. PaineWebber divided Apple's projected net operating income ("NOI") by a range of nominal capitalization rates of between 9.75% and 8.75% to produce a range of asset values for Apple's real estate properties. These asset values were then increased by the amount of Apple's other assets, decreased by Apple's liabilities, and divided by the number of shares of Apple common shares outstanding at March 30, 1999. For this analysis, Apple's projected NOI was computed by annualizing the actual operating results for Apple's real estate properties (except for two recent acquisitions where estimated NOI was used) for the three month period ended February 1999. This net asset valuation analysis produced a range of values per Apple common share of between $8.03 and $8.88.

     Discounted Equity Analysis. PaineWebber performed a discounted equity analysis of Apple. A discounted equity analysis is based on the assumption that the value of an equity interest in an ongoing business is equal to the net present value of expected future cash distributions payable to equity holders plus the present value of expected future cash flow from the assumed sale of the equity interest at a future date. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate determined. PaineWebber analyzed Apple based on a discounted cash flow analysis using projections of funds from operations ("FFO") and cash distributions per share prepared by the management of Apple for the years 1999 through 2003. PaineWebber derived a range of per share values for Apple by calculating the present value of projected cash distributions and a terminal equity value. PaineWebber assumed a range of discount rates of between 12.0% and 15.0%. A terminal equity value was calculated using projected FFO per share for the year ended December 31, 2003 and terminal FFO multiples of 8.5x to 9.5x. The discounted equity analysis produced a range of values per Apple common share of between $7.57 and $9.06.

     Selected Comparative Public Companies Analysis. Using publicly available information, PaineWebber compared selected historical and projected financial, operating and stock market performance data of Apple to the corresponding data of certain publicly-traded companies that PaineWebber considered comparative (the "PaineWebber Comparative Companies"). The PaineWebber Comparative Companies represented a selection of REITs which focused on the ownership of multifamily apartment homes. The PaineWebber Comparative Companies consisted of Cornerstone, Apartment Investment and Management Company, Camden Property Trust, Berkshire Realty Company, Home Properties of New York, Essex Property Trust, Town and Country Trust and Grove Property Trust.

     PaineWebber derived ranges of values per Apple common share by applying projected FFO per share of Apple, as estimated by Apple's management, for the years ended December 31, 1999 and December 31, 2000 to the corresponding ranges of estimated FFO multiples for the PaineWebber Comparative Companies for the same periods. The estimated FFO multiples for the PaineWebber Comparative Companies were obtained by dividing the closing stock price on March 26, 1999 by the FFO estimate. PaineWebber observed that the estimated FFO multiples for the PaineWebber Comparative Companies for the years ended December 31, 1999 and December 31, 2000 were 7.7x to 9.1x and 7.1x to 8.6x, respectively. Based on projected FFO per share and estimated FFO multiples for the year ended December 31, 1999, this method produced a range of values per Apple common share of between $6.78 and $8.01. Based on projected FFO per share and estimated FFO multiples for the year ended December 31, 2000, this method produced a range of values per Apple common share of between $6.60 and $8.00.

     Selected Transactions Analysis. PaineWebber reviewed the financial terms of eleven announced or completed mergers involving publicly-traded REITs which had focused on the ownership of multifamily apartment homes (the "PaineWebber Comparative Transactions"). The PaineWebber Comparative Transactions included (acquiror/target): (i) United Dominion Realty/Southwest Properties; (ii) Camden Property Trust/Paragon Group; (iii) Equity Residential Properties/Wellsford Residential; (iv) Post Properties/Columbus Realty; (v) Equity Residential Properties/Evans Withycombe Residential; (vi) Camden Property Trust/Oasis Residential; (vii) United Dominion Realty/ASR Investments; (viii) Apartment Investment & Management Company/Ambassador Apartments; (ix) Security Capital Pacific Trust/Security Capital Atlantic Trust; (x) Equity Residential Properties/Merry Land & Investment Company; and (xi) The Irvine Company/Irvine Apartment Communities. Using publicly available information, PaineWebber calculated the premium of the implied offer value per share relative to the acquired company's stock price one, seven and thirty day(s) prior to the announcement of the respective transaction. PaineWebber observed that the range of premiums paid in connection with the PaineWebber Comparative Transactions was between 0.0% and 31.4%. Applying this range of premiums to the mean of the range of implied values for Apple's common shares, based upon Apple's 1999 projected FFO per share and the estimated FFO multiples for 1999 for the PaineWebber Comparative Companies, produced a range of values per Apple common share of between $7.50 and $9.16.



     Pro Forma Merger Analysis. PaineWebber performed an analysis of the effect of the merger on Cornerstone's FFO per share for 1999 and 2000, based on projected FFO per share results and other information supplied by the management of Cornerstone and Apple. PaineWebber combined the projected, stand-alone FFO per share of Cornerstone with the projected FFO per share of Apple to arrive at a projected, post-merger FFO per share for Cornerstone. The pro forma merger analysis assumed a closing of the merger on January 1 of each year presented. In addition, PaineWebber assumed annual cost savings of approximately $250,000 and that $10 million of estimated transaction expenses would be financed by Cornerstone's existing line of credit, resulting in additional annual interest expense of approximately $680,000. PaineWebber divided the resulting projected, post-merger FFO for Cornerstone by the number of Cornerstone common shares (including Cornerstone common shares issuable upon the conversion of the Series A Convertible Preferred Shares) expected to be outstanding upon consummation of the merger. PaineWebber compared Cornerstone's projected, post-merger FFO per share in each year to the projected, stand-alone FFO per share of Cornerstone. This analysis indicated that the pro forma impact of the merger was accretive to Cornerstone's FFO per share in 1999 and 2000. In addition, PaineWebber noted that Cornerstone's pro forma debt-to-total market capitalization ratio was approximately 26% (based on the March 26, 1999 closing stock price for Cornerstone common shares), compared to approximately 34% for Cornerstone on a stand-alone basis.

     Contribution Analysis. PaineWebber reviewed the financial contribution of stand-alone Cornerstone and Apple to post-merger Cornerstone, and noted the relative ownership of Cornerstone's and Apple's existing shareholders in post-merger Cornerstone, after giving effect to the currently outstanding Cornerstone common shares and the additional Cornerstone common shares issuable to Apple common shareholders upon the conversion of the Series A Convertible Preferred Shares. Using projected FFO per share results and other information supplied by management of Cornerstone and Apple for the years ended December 31, 1999 and December 31, 2000, and without attributing any synergistic savings from the merger, PaineWebber calculated that stand-alone Cornerstone's contributions to the projected, post-merger FFO of Cornerstone in 1999 and 2000 were 63.5% and 63.1%, respectively, and Apple's contributions to the projected, post-merger FFO of Cornerstone in 1999 and 2000 were 36.5% and 36.9%, respectively. PaineWebber calculated the relative ownership of Cornerstone's and Apple's existing shareholders in post-merger Cornerstone to be 66.2% and 33.8%, respectively.

     Stock Trading History. PaineWebber reviewed the history of market prices for Cornerstone common shares (from April 18, 1997 to March 26, 1999) and reviewed the trading history of

Cornerstone common shares in relation to the PaineWebber Multifamily REIT index and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Index. The PaineWebber Multifamily REIT Index included 22 Multifamily REITs. The NAREIT Equity REIT Index included all publicly traded equity REITs. The comparisons to the PaineWebber Multifamily REIT Index were used to consider the historical stock performance of Cornerstone relative to companies with similar properties. The comparison to the NAREIT Equity REIT Index was utilized to consider the historical stock performance of Cornerstone relative to the REIT market in general. PaineWebber observed that Cornerstone common shares outperformed the PaineWebber Multifamily REIT Index and the NAREIT Equity REIT Index.

     Analysis of Preferred Shares. In reviewing the Series A Convertible Preferred Shares, PaineWebber considered the following factors: (i) the terms of the Series A Convertible Preferred Shares; (ii) the aggregate amount of Series A Convertible Preferred Shares to be issued to the current holders of Apple common shares and the relative size of the Series A Convertible Preferred Shares to Cornerstone's equity and total assets; (iii) the relationship between the yield on the Series A Convertible Preferred Shares and the dividend yield on Cornerstone common shares; (iv) the relationship between the conversion price on the Series A Convertible Preferred Shares and the closing price of Cornerstone common shares on March 26, 1999; (v) Cornerstone's public market float and equity market capitalization; (vi) the historical and expected volatility of Cornerstone's common shares; (vii) the size, terms and trading levels of comparative perpetual and convertible preferred stock issues; and (viii) the overall condition of the equity, perpetual and convertible preferred stock and bond markets, as well as other economic conditions as of March 26, 1999. Based upon its review of the foregoing, PaineWebber estimated that the Series A Convertible Preferred Shares would likely have a theoretical per share value of between $18.20 and $22.08, equivalent to a range of values per Apple common share of between $7.28 and $8.83.



     Pursuant to an engagement letter dated February 9, 1999, PaineWebber earned a fee of $750,000 for the delivery of its fairness opinion on March 30, 1999. In the event the merger is consummated, PaineWebber will receive a transaction fee of $2,950,000, against which will be credited the fairness opinion fee described above. Pursuant to a letter dated March 30, 1999, Cornerstone agreed to expand the scope of PaineWebber's engagement to include acting as financial advisor in connection with Cornerstone's consideration of alternative business combinations. As compensation for these services, Cornerstone agreed to pay PaineWebber a non-refundable retainer and additional fees to be agreed upon by Cornerstone and PaineWebber. Cornerstone has also agreed to indemnify PaineWebber, its affiliates and their respective directors, officers, employees, agents and controlling persons against certain liabilities, including liabilities under federal securities laws.

     In the past, PaineWebber and its affiliates have provided investment banking and other financial services to Cornerstone and received fees for the rendering of these services. PaineWebber and its affiliates may continue to provide investment banking services to Cornerstone in the future. In the ordinary course of business, PaineWebber and its affiliates may trade the securities of Cornerstone for its own account and for the accounts of its customers, and accordingly, PaineWebber may at any time hold long or short positions in such securities.

BYLAW AMENDMENTS



     The issuance of the Series A Convertible Preferred Shares requires certain amendments to Cornerstone's Bylaws to conform the Bylaws to the Articles of Amendment to the Articles of Incorporation of Cornerstone which create the Series A Convertible Preferred Shares. The proposed amendments to the Bylaws would (i) provide that the holders of the Series A Convertible Preferred Shares may exercise the limited voting rights granted to them under the Articles of Amendment or under law, (ii) permit the Series A Convertible Preferred Shares to be issued in uncertificated form, (iii) amend the Bylaws' limitation on share ownership designed to preserve REIT tax classification to provide that no person (as defined in the Bylaws) may own more than 9.8% of the total number of issued and outstanding shares of any separate class or series of Cornerstone capital stock and (iv) permit the Cornerstone Board to interpret or amend the Bylaws to give effect to the foregoing provisions.

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

     Set forth below are the amendments to the bylaws being submitted for shareholder approval in conjunction with the merger and the related issuance of Series A Convertible Preferred Shares. These amendments are needed to conform certain provisions in the Bylaws with provisions in the Articles of Amendment that create the Series A Convertible Preferred Shares to be issued in the merger.

1. Add Bylaw 5.20 to Address Preferred Share Voting Rights:

     5.20 Preferred Shares and Other Securities. Notwithstanding anything to the contrary in this Article V or elsewhere in these Bylaws, holders of any preferred shares or other Securities of the Company who, pursuant to the documents duly creating such preferred shares or other Securities, are granted voting rights, including rights to nominate and elect Directors, shall have such rights as set forth in the documents creating such preferred shares or other Securities. Furthermore, notwithstanding anything to the contrary in these Bylaws, the Directors may interpret these Bylaws and may propose and adopt amendments to these Bylaws as they deem necessary or convenient to give effect to the foregoing provision of this Section 5.20.

2. Renumber existing Bylaw 7.1 as 7.1(a) and add a new Bylaw 7.1(b) to address Series A Preferred Shares Being Uncertificated:

     (b) Notwithstanding anything to the contrary in this Section 7.1 or elsewhere in these Bylaws, if the documents duly creating any preferred shares or other Securities of the Company provide that such preferred shares or other Securities of the Company are to be "uncertificated," certificates need not be issued in respect of such preferred shares or other Securities. The provisions of these Bylaws addressing Shares held in uncertificated form shall apply to any such preferred shares or other Securities. Notwithstanding anything to the contrary in these Bylaws, the Directors may interpret these Bylaws and may propose and adopt such amendments to these Bylaws as shall be necessary or convenient to give effect to the foregoing provisions of this Section 7.1(b).

3. To address Share Accumulation Restrictions:

     Replace Existing Bylaw 7.5(g) with the following:



       (g) For purposes of Sections 7.3, 7.4 and 7.5, "Shares" means the Common Shares of the Company and any other stock of the Company (as "stock" is defined in applicable Internal Revenue Code Sections addressing stock ownership requirements for REITs).



   Amend the first sentence of Bylaw 7.5(a)(i) to read as follows:

          (a)(i) Subject to the provisions of Section 7.5(b), no Person may own in excess of 9.8% of the total number of the issued and outstanding Shares of any separate class or series, and no Shares shall be transferred (or issued) to any person if, following the transfer or issuance, the Person's direct or indirect ownership of Shares would exceed this limit.

4. Add sentence to Bylaw 11.11 to enable Bylaw amendments:

     The Board of Directors may also amend or revise the Bylaws to the extent other provisions of these Bylaws expressly permit such amendment or revision.

THE CORNERSTONE BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT CORNERSTONE COMMON SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER, THE RELATED ISSUANCE OF SERIES A CONVERTIBLE PREFERRED SHARES AND THE RELATED BYLAW AMENDMENTS.

RECOMMENDATION OF THE APPLE BOARD; APPLE'S REASONS FOR THE MERGER.

     On March 30, 1999, the Apple Board met to consider the merger and to receive the Apple Special Committee's recommendation regarding the merger. Based upon a review of the terms of the merger agreement, consultation with Apple's management, as well as its financial advisors and legal counsel, consideration of the factors described below and the unanimous recommendation of the Apple Special Committee that the Apple Board approve the merger and the merger agreement, the Apple Board unanimously approved the merger and the merger agreement and the transactions contemplated thereby, and unanimously recommends that Apple shareholders vote for the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger.

     In  reaching  its  determination  and   recommendation,   the  Apple  Board
considered the following material positive factors:

     (i) Attractive Preferred Dividend Income. The Cornerstone Series A Convertible Preferred Shares will provide Apple investors with a distribution that increases from $2.125 (8.5%) during the first twelve months following the merger, to $2.25 (9.0%) in the second twelve months and to $2.375 (9.5%) thereafter. As a preferred stock distribution, Apple's holders will receive payment of their distribution prior to the payment of any amounts to Cornerstone's common shareholders. The liquidation preference on the Cornerstone Series A Convertible Preferred Shares is $25.00 per share.

     (ii) Opportunity for Growth. The Cornerstone Series A Convertible Preferred Shares to be received by Apple common shareholders will be convertible into Cornerstone common shares, providing the Apple common shareholders with an opportunity to share in the future appreciation of Cornerstone's common shares. Each Cornerstone Series A Convertible Preferred Share will initially be convertible into
           1.582 Cornerstone common shares, determined by dividing $25.00 by the initial conversion price of $15.80.


     (iii) Increased Asset Base. The asset base in which Apple shareholders will have an interest will increase from approximately $308 million to approximately $870 million and the number of apartments will increase from 7,274 units in 27 apartment properties to 20,736 units in 85 apartment properties.


     (iv) Enhanced Market Diversification. Apple will diversify its exposure from essentially one market, the Dallas/Ft. Worth metropolitan area, to more than a dozen markets in North Carolina, Virginia, South Carolina and Georgia, Cornerstone's existing markets. Enhanced market diversification will help to insulate Apple's shareholders from any periods of future weakness in its existing market due to lower rental growth and/or occupancies.



     (v) Potential Future Liquidity. Cornerstone expects to have the Cornerstone Series A Convertible Preferred Shares listed on the NYSE one year after the closing of the merger, and is obligated to use its best efforts to effect such listing within two years after the merger.

     (vi) Enhanced Organizational Structure. After the merger, Apple will be part of a self-administered and self-managed REIT. Generally, to become self-administered and self-managed, a REIT must either create or acquire a management company, either of which may be dilutive to Apple's earnings.

     (vii) Recommendation of Apple Special Committee. The Apple Board placed special emphasis on the recommendation of the Apple Special Committee. In determining to recommend the merger to the Apple Board, the Apple Special Committee considered the same factors described herein which were considered by the Apple Board as a whole. In addition, the Apple Special Committee considered the opinion, analysis and presentation of Bowles Hollowell Conner to the Apple Special Committee described below under "--Opinion of Apple's
           Financial Advisors," to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the merger consideration is fair, from a financial point of view, to the common shareholders of Apple (other than Cornerstone and its affiliates). The Apple Special Committee viewed Bowles Hollowell Conner's opinion as favorable to its determination because Bowles Hollowell Conner and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisition, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes, and also because of Bowles Hollowell Conner's experience and expertise in transactions similar to the merger and its reputation in the REIT industry.

     The Apple Board and Apple Special Committee also considered certain potentially negative factors which could arise from the merger. These included, among others, the reduction in voting power of Apple common shareholders after the merger, the possibility that the anticipated benefits of the merger might not be fully realized, that the merger will expose Apple common shareholders to the risks of those markets in which Cornerstone's properties are now located, that the larger combined asset base of the two companies could make the perpetuation of growth in funds from operations from acquisitions more difficult, the significant transaction costs involved in connection with consummating the merger, and the potential obligation of Apple to pay a termination fee, under certain circumstances, if the merger is not consummated. The Apple Board and Apple Special Committee also evaluated the benefits of the transaction to be received by certain officers and directors of Apple and Cornerstone as described under "The Merger--Interests of Certain Persons in the Merger." The Apple Board and Apple Special Committee did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the merger.

     The foregoing discussion of the information and factors considered by the Apple Board and Apple Special Committee is not intended to be exhaustive, but includes the material factors considered by the Apple Board and Apple Special Committee. The Apple Board and Apple Special Committee did not assign relative weights to the above factors or determine that any factor was of greater importance than another. A determination of various weightings would, in the view of the Apple Board and Apple Special Committee, be impractical. Rather, the Apple Board and Apple Special Committee viewed their position and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the Apple Board and Apple Special Committee may have given different weight to different factors.

     THE APPLE BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND RECOMMENDS THAT APPLE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT, THE MERGER
AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. OPINION OF APPLE'S FINANCIAL ADVISOR



     At the March 30, 1999 meeting of the Apple Special Committee, Bowles Hollowell Conner, a division of First Union Capital Markets Corp., rendered its oral opinion, which was subsequently confirmed by a written opinion dated the same date, that as of such date, and based upon and subject to the various qualifications and assumptions described therein, the consideration to be received by the holders of Apple common shares in the merger is fair from a financial point of view to the holders of Apple common shares, excluding Cornerstone and its affiliates.

     The full text of the written opinion of Bowles Hollowell Conner dated March 30, 1999, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement and prospectus and is incorporated herein by reference. Holders of Apple common shares are urged to, and should, read such opinion in its entirety. Bowles Hollowell Conner's opinion is addressed to the Apple Special Committee and addresses only the fairness to the holders of Apple common shares

(other than Cornerstone and its affiliates) of the merger consideration and does not constitute a recommendation to any holder of Apple common shares as to how such holder should vote with respect to the merger.

     In arriving at its opinion, Bowles Hollowell Conner, among other things, reviewed:

     o the financial terms of the merger, as set forth in the merger agreement;

     o the historical business, financial and other information regarding Apple and Cornerstone that was publicly available or furnished to Bowles Hollowell Conner by members of Cornerstone management (the "Advisor");

     o the internal financial forecasts for Apple and Cornerstone, including projected cost savings prepared by the Advisor;

     o   the potential pro forma impact of the merger on Cornerstone;

     o certain agreements between Apple and the Advisor, including the Property Acquisition/ Disposition Agreement and the Cornerstone Right of First Refusal Agreement; and

     o   certain market and economic data applicable to this transaction.

     Bowles Hollowell Conner also held discussions with senior members of the Advisor concerning the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of Cornerstone and Apple. In addition, Bowles Hollowell Conner reviewed the reported price and trading activity for the Cornerstone common shares, compared financial information for Apple and Cornerstone and stock market information for Cornerstone with similar information for other companies, the securities of which are publicly traded, reviewed the financial terms of recent business combinations in the real estate industry specifically and performed such other studies and analyses as it considered appropriate.

     Bowles Hollowell Conner relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Bowles Hollowell Conner assumed, with Apple's consent, that the financial results projected by the Advisor, including the projected cost savings resulting from the merger, were reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Advisor. In addition, Bowles Hollowell Conner did not make an independent evaluation or appraisal of the assets and liabilities of Apple or Cornerstone or any of their subsidiaries and Bowles
Hollowell Conner was not furnished with any such evaluation or appraisal. Furthermore, the Apple Special Committee did not authorize Bowles Hollowell Conner to solicit, and Bowles Hollowell Conner did not solicit, any indications of interest from any third party with respect to a purchase of all or any part of Apple's business. The opinion referred to herein was provided for the information and assistance of the Apple Special Committee in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of Apple common shares should vote with respect to such transaction.



     Bowles Hollowell Conner's opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Bowles Hollowell Conner as of, the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Bowles Hollowell Conner did not assume and does not have any obligation to update, revise or reaffirm its opinion. Bowles Hollowell Conner also assumed that the merger will be consummated in accordance with the terms described in the merger agreement, without any amendments thereto, and without waiver by Apple of any of the conditions to its obligations thereunder. Bowles Hollowell Conner further assumed that the merger would qualify as a tax-free reorganization under the Internal Revenue Code and that no taxable gain would accrue to the Apple shareholders as a result of the exchange of their shares for the Series A Convertible Preferred Shares. The merger agreement is filed as Annex A hereto and the terms of the merger agreement and the conditions to Apple's obligations thereunder should be reviewed and understood by holders of Apple common shares in connection with their consideration of the merger.

     The following is a summary of the principal financial analyses used by Bowles Hollowell Conner in connection with providing its written opinion dated March 30, 1999, to the Apple Special Committee.

VALUATION OF THE SERIES A CONVERTIBLE PREFERRED SHARES.

     In assessing the Series A Convertible Preferred Shares, Bowles Hollowell Conner also considered the following factors:

     o   the terms of the Series A Convertible Preferred Shares;

     o the relative size of the Series A Convertible Preferred Shares to Cornerstone's post-merger capitalization;

     o the yield of the Series A Convertible Preferred Shares compared to the yield on the Apple common shares and Cornerstone common shares;

     o the relationship between the conversion price of the Series A Convertible Preferred Shares and the 60 day average closing price ending March 24, 1999 of Cornerstone common shares and the historical volatility of Cornerstone common shares;

     o perpetual and convertible preferred stock issues for REITs with comparable credit statistics to Cornerstone; and

     o such other economic and general market data that Bowles Hollowell Conner deemed appropriate.



     Theoretical Valuation. Bowles Hollowell Conner analyzed the Series A Convertible Preferred Shares offered Apple shareholders utilizing a theoretical valuation approach, which considers a convertible security as a combination of a bond and a call option on the underlying common stock. The bond value was derived by discounting the projected preferred dividend stream by an estimated long term unsecured cost of debt for an issuer with Cornerstone's credit profile, expressed as a range of spreads to the 30 year U.S. Treasury bond of 400 to 600 basis points. This range of spreads was determined to be reasonable by reference to the yield on recent issues of REIT unsecured notes and perpetual preferred stock of REITs with comparable credit statistics to Cornerstone. The option value was calculated under the Black-Scholes binomial method using expected future volatility rates for the Cornerstone common shares. The sum of the bond and option value yielded a theoretical value for each Series A Convertible Preferred Share, which was further discounted by 5% to reflect the observed discount to the theoretical value of several recent REIT convertible preferred issues. Bowles Hollowell Conner arrived at a range of values of $19.54 to $23.41 for each Series A Convertible Preferred Share, which equates (based on the exchange ratio of one Series A Convertible Preferred Share for 2.5 Apple common shares) to a range of values per Apple common share of $7.82 to $9.36.


     Discounted Investor Cash Flow Analysis. Bowles Hollowell Conner performed a discounted cash flow analysis, (i.e., an analysis of the present value of the projected equity cash flows for the periods using indicated discount rates) to value the Series A Convertible Preferred Shares. Utilizing the Advisor's projections for the merged entity and assuming a range of forward FFO multiples of 7.5x to 9.0x, Bowles Hollowell Conner ascertained a range of predicted prices for the underlying Cornerstone common shares for 1999 through 2003. For 2004 through 2009, Bowles Hollowell Conner ascertained a range of predicted prices using the same range of forward FFO multiples and assuming a constant fully diluted FFO growth rate, per the Advisor's estimates. Similarly, Bowles Hollowell Conner projected the common dividend by applying a dividend growth rate equal to one-half of the annual common FFO growth rate, per the Advisor's estimates. Bowles Hollowell Conner then discounted the equity cash flows accruing to a Series A Convertible Preferred Share at a range of discount rates of 11% to 13%, reflecting the estimated convertible preferred equity cost of capital for Cornerstone, post-merger. This method indicated a range of values per Series A Convertible Preferred Share of $19.44 to $23.66, which equates to a range of values per Apple share of $7.78 to $9.47.



     Comparable REIT Perpetual Preferreds. In addition to valuing the Series A Convertible Preferred Shares by a discounted investor cash flow analysis, Bowles Hollowell Conner compared the dividend yield of the Series A Convertible Preferred Shares (8.5% in year 1, 9.0% in year 2, and 9.5% thereafter) to a range of market strip yields of comparable REIT perpetual preferred securities. For the purpose of this analysis, the perpetual preferred securities of the following companies were used: Apartment Investment and Management Company, Mid-America Apartment Communities, Meridian Industrial Trust Inc., Equity Inns Inc., Meditrust Corp., Health Care REIT, Inc., EastGroup Properties, Inc., Prime Group Realty Trust, Jameson Inns Inc., CCA Prison Realty Trust, LTC Properties, Inc., Winston Hotels, Inc. and Kranzco Realty Trust. Discounting the projected dividend stream of the Series A Convertible Preferred Shares by the indicated range of market yields resulted in a range of values for each Series A Convertible Preferred Share of $19.60 to $23.48, which equates to a range of values per Apple common share of $7.84 to $9.39.

VALUATION OF APPLE COMMON SHARES.

     Bowles Hollowell Conner considered the following in their assessment of the Apple common shares:

     o the absence of an actively traded public market for the Apple common shares;

     o the absence of a contractual obligation to list the Apple common shares at some future date;

     o the geographic concentration of the Apple portfolio in the Dallas/Fort Worth markets;

     o   the fact that Apple is externally managed and advised;

     o   the contractual interrelationships between Apple and Cornerstone; and

     o such other economic and general market data that Bowles Hollowell Conner deemed appropriate.

     Net Asset Value -- NPV of Apple Property Cash Flows. Bowles Hollowell Conner utilized the Advisor's five-year projections of operating cash flow for the existing portfolio of 27 Apple properties to ascertain a range of values for Apple as a stand-alone portfolio. These portfolio-level cash flows were adjusted for the Advisor's estimated repositioning capital expenditures and were increased to capture assumed savings on management fees. Bowles Hollowell Conner then discounted these portfolio cash flows based upon a range of required internal rates of return for multifamily assets of 11% to 13% as obtained from the Korpacz 1998 fourth quarter National Apartment Market survey, and a range of terminal cap rates of 9.5% to 11.5%. The resulting gross asset value was adjusted for net working capital and mortgage debt at February 1, 1999, as well as the 2% asset disposition fee that would accrue under the Asset Acquisition and Disposition Agreement between Apple and the Advisor. The analysis indicated a range of values per Apple common share of $7.90 to $9.59.

     Net Asset Value -- Comparable Sales Analysis. Bowles Hollowell Conner collected data for multifamily assets sold during the last 18 months that were comparable to those owned by, and located within, the same sub-markets as the Apple assets. Based on this comparable sales data, Bowles Hollowell Conner derived a range of real estate values per square foot for each Apple sub-market. The sub-market value range was then applied to the corresponding square footage of the Apple portfolio within a given sub-market. Bowles Hollowell Conner added to that range of values the repositioning capital improvements invested through December 31, 1998, to the Apple properties. The resulting gross asset value was adjusted for net working capital and mortgage debt at February 1, 1999, as well as the 2% asset disposition fee that would accrue under the Asset Acquisition and Disposition Agreement between Apple and the Advisor. The analysis resulted in a range of values per Apple common share of $6.82 to $8.40.

     Net Asset Value -- Book Value Analysis. Bowles Hollowell Conner examined the book value as of December 31, 1998, of Apple's undepreciated real estate assets and adjusted for acquisitions and equity raises through February 1, 1999. This undepreciated real estate value was further adjusted to include estimated working capital and deduct mortgage debt at February 1, 1999. The analysis yielded a net book value per Apple common share of $8.49 as of February 1, 1999. Bowles Hollowell Conner then deducted the 2% asset disposition fee that would accrue under the Asset Acquisition and

Disposition Agreement between Apple and the Advisor, which resulted in a net book value per Apple common share of $8.32 as of February 1, 1999.

     Discounted  Cash  Flow  Analysis.   Bowles  Hollowell  Conner  performed  a
discounted cash flow analysis, i.e. analysis of the present value of the projected equity cash flows for the periods using indicated discount rates, to value the Apple portfolio. Using the Advisor's five year cash flow projections for Apple, Bowles Hollowell Conner computed the present value of the cash available for distribution to shareholders for a range of discount rates of 12% to 14%, which range of discount rates is consistent with the estimated risk-adjusted equity return requirement for Apple common shareholders. A terminal value was calculated by applying a 7.5x to 9.0x range of multiples to the projected 2004 FFO. Bowles Hollowell Conner utilized the Advisor's estimates for revenue and expense growth from 2002 to 2003 to project FFO for 2004. The analysis yielded a range of values per Apple common share of $7.47 to $8.99.

     Comparable Companies Analysis. Bowles Hollowell Conner employed a comparable companies analysis to establish an implied public value for Apple common shares. Bowles Hollowell Conner reviewed and compared financial information for the following publicly traded real estate investment trusts:
AMLI Residential Properties Trust, Apartment Investment and Management Company, Archstone Communities Trust, Associated Estates Realty Corporation, AvalonBay Communities Inc., Berkshire Realty Company Inc., BRE Properties Inc., Camden Property Trust, Charles E. Smith Residential Realty Inc., Cornerstone Realty Income Trust Inc., Equity Residential Properties Trust, Essex Property Trust Inc., Gables Residential Trust, Home Properties of New York Inc., Irvine Apartment Communities Inc., Lexford Residential Trust, Mid-America Apartment Communities Inc., Post Properties Inc., Summit Properties Inc., Town and Country Trust, United Dominion Realty Trust Inc., Walden Residential Properties Inc. (the "Apple Comparable Companies"). Like Apple, the Apple Comparable Companies own a substantial amount of multifamily real estate and for the purposes of analysis may be considered similar to Apple. All of the trading multiples of the Apple Comparable Companies were based on closing stock prices on March 24, 1999, and all funds from operations per share estimates were published by First Call Corporation. The estimates published by First Call Corporation were not prepared in connection with the merger or at the request of Bowles Hollowell Conner. Based upon the Advisor's estimate of 1999 FFO per Apple common share, the trading multiples of the companies listed above yielded a mean implied public value per Apple common share of $7.27. The trading multiples of those companies without significant California exposure yielded a mean implied public value per Apple common share of $6.73; the trading multiples of those companies without significant California exposure or development activity yielded a mean implied public value per Apple common share of $6.79; and the trading multiples of those companies with a market capitalization of less than $1 billion yielded a mean implied public value per Apple common share of $5.77. In addition, the implied public value per Apple common share based upon Cornerstone's 1999 FFO trading multiple was $7.28.

     Public Merger Premiums Analysis. Bowles Hollowell Conner analyzed certain information relating to selected merger transactions in the public multifamily sector of the REIT industry since 1996, including (acquiror/target): Equity Residential/Merry Land & Investment Co.; Healthcare Realty Trust/Capstone Capital Corporation; Security Capital Atlantic/Security Capital Pacific; Bay Apartment Communities/Avalon Properties; Camden Property Trust/Oasis Residential; Equity Residential/Evans Withycombe; Equity Residential/Wellsford Residential; Post Properties/Columbus Realty; Camden Property Trust/Paragon Group; and United Dominion Realty/South West Properties Trust. Specifically, Bowles Hollowell Conner observed the range of consideration premiums over the target closing price one day prior to the merger announcement of -1.4% to 21% for the selected transactions. Bowles Hollowell Conner compared the range of mean implied public values per Apple share derived in the previously discussed comparable companies analysis to the mean value of the Series A Convertible Preferred Shares and observed the following consideration premium to the estimated Apple public value. Based upon the range of implied public values per Apple common share and the value of the Series A Convertible Preferred received for each Apple common share as determined above, Bowles Hollowell Conner observed a range of implied premiums of 16% to 47%.

     Accretion Analysis. For those selected transactions, Bowles Hollowell Conner observed a range of accretion (expressed as a percentage increase over projected FFO per share in the first year following the transaction) of 1% to 5.2%. Based upon the Advisor's estimate of FFO per share for the combined company, Bowles Hollowell Conner observed that the transaction would be accretive to estimates of Cornerstone's FFO per share for 1999.


     No company or transaction used in the comparable company analysis, the accretion analysis or the premiums paid analysis is identical or directly comparable to Apple or the pro forma combined company. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Apple and the combined company is being compared.

     Dividend Analysis. Based on the Advisor's projections, Bowles Hollowell Conner analyzed projected dividend payments per Apple common share compared to the preferred dividend to be received by Apple shareholders in the combined company. Bowles Hollowell Conner observed the following in 1999 - 2003. For each of the years projected by the Advisor, Bowles Hollowell Conner observed that the annual dividend to be paid on each Series A Preferred Share exceeded the dividends projected to be paid on 2.5 shares of Apple common stock. In addition, Bowles Hollowell Conner considered the coverage of the Apple shareholder's dividend in Apple compared to the combined company. Bowles Hollowell Conner compared the dividend coverage ratio (defined as cash available for distribution per share divided by dividends per share) of Apple compared to the coverage of the preferred dividend (measured as the sum of cash available for distribution and the preferred dividend per share, divided by the preferred dividend per share) in Cornerstone, post-merger. For each of the years projected by the Advisor, Bowles Hollowell Conner observed that the coverage ratio of the Series A Preferred dividend in the combined company exceeded the coverage ratio of the projected common dividend for Apple on a stand-alone basis by no less than 2x.

     Funds From Operations Contribution Analysis. Bowles Hollowell Conner reviewed estimated future financial information for Apple, Cornerstone and the pro forma combined entity resulting from the merger including cost savings projected by the Advisor resulting from the merger, including estimated 1999, 2000 and 2001 FFO.

     This analysis indicated that the relative percentages of Apple's and Cornerstone's respective stand-alone contributions to the projected FFO for the combined company, without regard to projected cost savings, were each within 3.7 percentage points of the relative ownership of the combined company on a fully-diluted basis.

     The summary set forth above does not purport to be a complete description of the analyses performed by Bowles Hollowell Conner in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Bowles Hollowell Conner's opinion. In arriving at its fairness determination, Bowles Hollowell Conner considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Apple or Cornerstone or the merger. The analyses were prepared solely for purposes of Bowles Hollowell Conner providing its opinion to the Apple Special Committee as to the fairness, from a financial point of view, of the consideration to be received in the merger to the holders of Apple common shares and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts or future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Apple, Cornerstone, Bowles Hollowell Conner or any other person assumes responsibility if future results are materially different from those forecast. As described above, Bowles Hollowell Conner's opinion to the Apple Special Committee was one of many factors taken into consideration by the Apple Board of Directors in making its determination to approve the merger agreement and the merger. The foregoing summary does not purport to be a complete description of the analysis performed by Bowles Hollowell Conner and is qualified by reference to the written opinion of Bowles Hollowell Conner set forth in Annex C hereto.

     Bowles Hollowell Conner, a division of First Union Capital Markets Corp., is an investment banking firm and an affiliate of First Union Corporation. Bowles Hollowell Conner and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Apple Special Committee selected Bowles Hollowell Conner as its financial advisor on the basis of Bowles Hollowell Conner's experience and expertise in transactions similar to the Merger and its reputation in the REIT industry. Bowles Hollowell Conner or its affiliates have in the past provided investment banking and financial advisory services to Cornerstone unrelated to the Merger, for which services it has received compensation. In addition, First Union National Bank, an affiliate of Bowles Hollowell Conner, is the agent and a lender of various unsecured credit facilities to Cornerstone. Bowles Hollowell Conner and its affiliates may in the future maintain business relationships with Cornerstone.



     In the ordinary course of business, Bowles Hollowell Conner or its affiliates may actively trade the debt and equity securities of the Company for its or any such affiliate's own account or for the account of customers and, accordingly, may hold a long or short position in such securities.



     Apple has agreed to pay Bowles Hollowell Conner a fee of $75,000 (the "Advisory Fee") upon Apple's engaging Bowles Hollowell Conner and a fee of $250,000 (the "Opinion Fee") upon the delivery of the written opinion to the Board that is described above. The Opinion Fee was not conditioned on the outcome of Bowles Hollowell Conner's opinion or whether Apple or its Board deemed such opinion favorable or unfavorable. In addition, if the merger is effected on the terms set forth in the merger agreement, Apple has agreed to pay Bowles Hollowell Conner a fee of $750,000 (the "Transaction Fee"), with the Advisory Fee and the Opinion Fee credited against the Transaction Fee. Apple will be obligated to pay the Transaction Fee only if the merger (or another transaction) is consummated. Accordingly, the payment of a substantial majority of Bowles Hollowell Conner's total fee is subject to the consummation of the merger. Apple has also agreed to reimburse Bowles Hollowell Conner for its reasonable out-of-pocket expenses and to indemnify Bowles Hollowell Conner, its affiliates, and their respective directors, agents, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Bowles Hollowell Conner's engagement.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER



     In considering the recommendations of the Cornerstone and Apple Boards with respect to the merger, holders of Cornerstone and Apple common shares should be aware that Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. hold 170,000, 15,000 and 15,000 Apple Class B Convertible Shares, respectively, representing all of the Apple Class B Convertible Shares outstanding. Pursuant to their terms, the 200,000 Class B Convertible Shares outstanding will convert into 1,600,000 Apple common shares, which will immediately be exchanged for 640,000 Cornerstone Series A Convertible Preferred Shares, or one Cornerstone Series A Convertible Preferred Share for each 2.5 Apple common shares, the same exchange ratio applicable to all other Apple common shareholders. As a result of the merger, Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. will receive 544,000, 48,000 and 48,000 Cornerstone Series A Convertible Preferred Shares, respectively.

     The Cornerstone Board is comprised of seven members: Glenn W. Bunting, Jr., Leslie A. Grandis, Glade M. Knight, Penelope W. Kyle, Stanley J. Olander, Jr., Harry S. Taubenfeld and Martin Zuckerbrod. Two of the Cornerstone directors also serve on the Apple Board, which is comprised of four members:
Lisa B. Kern, Glade M. Knight, Penelope W. Kyle, and Bruce H. Matson. As of June 1, 1999, each of the above named individuals owned the following number of Apple or Cornerstone common shares, respectively, and held options to purchase that number of Apple or Cornerstone common shares, respectively, listed below, the weighted average exercise price of which in the case of Apple was $10.00, exclusive of the bargain purchase provisions of Mr. Knight's option to acquire 348,771 Apple common shares discussed below, and in the case of Cornerstone was $11.73:



                                                       APPLE COMMON       CORNERSTONE        CORNERSTONE
                                     APPLE COMMON     SHARES SUBJECT        COMMON          COMMON SHARES
                                     SHARES OWNED        TO OPTION       SHARES OWNED     SUBJECT TO OPTION
                                    --------------   ----------------   --------------   ------------------
Glenn W. Bunting, Jr. ...........            0                  0              1,551            26,329
Leslie A. Grandis ...............            0                  0              1,609            26,329
Glade M. Knight .................        6,117            348,771          1,369,656           280,440
Penelope W. Kyle ................          500             10,642              1,589            26,329
Stanley J. Olander, Jr. .........            0                  0            116,591           144,310
Harry S. Taubenfeld .............            0                  0             15,015            52,410
Martin Zuckerbrod ...............            0                  0             14,027            52,410
Lisa B. Kern ....................            0             10,642                  0                 0
Bruce H. Matson .................            0             10,642                  0                 0




     In addition, the Cornerstone and Apple executive officers named below owned the following number of Apple and Cornerstone common shares, respectively, and held options to purchase that number of Apple and Cornerstone common shares, respectively, listed below, the weighted average exercise price of which in the case of Apple was $10.00 and in the case of Cornerstone was $11.78:


                                                   APPLE COMMON     CORNERSTONE       CORNERSTONE
                                   APPLE COMMON   SHARES SUBJECT   COMMON SHARES     COMMON SHARES
                                   SHARES OWNED      TO OPTION         OWNED       SUBJECT TO OPTION
                                  -------------- ---------------- --------------- ------------------
Glade M. Knight .................     6,117          348,771         1,369,656         280,440
Stanley J. Olander, Jr. .........       555                0           116,591         144,310
Debra A. Jones ..................       555                0           115,591         144,310




     Apple's executive officers and directors are to receive the same consideration for their Apple common shares as the other Apple shareholders are to receive. Except for the option of Glade M. Knight to acquire Apple common shares discussed below, all outstanding options to purchase Apple common shares under the Apple 1996 Non-Employee Directors Stock Option Plan and the Apple 1996 Incentive Plan will, at the effective time of the merger, become options to purchase a number of Series A Convertible Preferred Shares equal to the number of Apple common shares subject to such Apple option multiplied by 0.4 and at an exercise price per Series A Convertible Preferred Shares equal to the exercise price in effect under such Apple option divided by 0.4.

     Glade M. Knight, Chairman and Chief Executive Officer of both Apple and Cornerstone, holds an option dated November 9, 1998 granted by Apple to acquire up to 348,771 Apple common shares. Upon a change of control of Apple, the option entitles Mr. Knight to receive a cash payment, which under the terms of the merger, would be approximately $3.5 million. In conjunction with the merger, Mr. Knight has agreed to relinquish his rights under the option. In return, Mr. Knight will receive an option with comparable terms from Cornerstone to purchase 348,771 Cornerstone common shares at an exercise price per Cornerstone common share equal to the closing price on the trading day preceding the day of the effective time of the merger. The option on Cornerstone common shares will have comparable change of control provisions, including a provision that would reduce the exercise price to $1.00 per common share and provide a cash payment if the option is not exercised.



     The Cornerstone and Apple Boards and the Cornerstone Special Committee and the Apple Special Committee were aware of the interests of the directors and executive officers in the merger and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby, including the merger, the related issuance of Series A Convertible Preferred Shares and the related bylaw amendments.

DIRECTORS AND OFFICERS INSURANCE; LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION



     Virginia law and Cornerstone's Articles of Incorporation provide that Cornerstone's directors and officers will have no liability to Cornerstone or its shareholders in certain actions by or in the right of Cornerstone unless such officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Generally, claimants must look solely to Cornerstone's property for satisfaction of claims arising in connection with the affairs of Cornerstone.



     Cornerstone has obtained, and pays the cost of, directors' and officers' liability insurance coverage in the amount of $5 million (subject to a retention or "deductible" of $250,000 for securities related claims and of $100,000 for any claim relating to management malfeasance). Directors' and officers' insurance insures (i) the directors and officers of Cornerstone from any claim arising out of an alleged wrongful act by the directors and officers of Cornerstone in their respective capacities as directors and officers of Cornerstone, and (ii) Cornerstone to the extent that Cornerstone has indemnified the directors and officers for such loss.

     The Virginia Stock Corporation Act permits, and Cornerstone's Articles of Incorporation require, indemnification of Cornerstone's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Cornerstone's Articles of Incorporation require indemnification of officers and directors with respect to any action if the directors (other than the indemnified party) determine in good faith that the indemnified party's course of conduct was undertaken in good faith within what the indemnified party reasonably believed to be the scope of his authority and for a purpose he reasonably believed to be in the best interests of Cornerstone or its shareholders, except in the case of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. Cornerstone's Articles of Incorporation, as permitted by the Virginia Stock Corporation Act, eliminate the damages that may be assessed against a director or officer of Cornerstone in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

CERTAIN REGULATORY MATTERS



     Cornerstone and Apple believe that there are no material regulatory approvals required in connection with the merger other than regulatory approvals that they expect to be able to obtain in the ordinary course.

ACCOUNTING TREATMENT



     The merger is expected to be accounted for by Cornerstone using the purchase method of accounting in accordance with generally accepted accounting principals.

APPRAISAL RIGHTS

     An Apple shareholder who objects to the merger and who complies with the provisions of Article 15 of Title 13.1 of the Virginia Stock Corporation Act may demand the right to receive a cash payment, if the merger is consummated, for the fair value of his Apple common shares plus interest. In order to receive payment, a dissenting shareholder must deliver to Apple prior to the vote at the Apple meeting a written notice of intent to demand payment for his shares if the merger is effectuated and must not vote his shares to approve the merger agreement. An Apple shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted to approve the merger agreement, and, therefore, to have waived his dissenters' rights. An Apple shareholder may vote against the merger agreement, abstain from voting on the merger agreement or refrain from voting on the merger agreement (by not returning the proxy or by not voting at the meeting) without losing his right to assert dissenters' rights, as long as such Apple shareholder's intent to demand payment is timely given. The intent to demand payment should be addressed to: Glade M. Knight, Chairman and Chief Executive Officer, Apple Residential Income Trust, Inc., 306 East Main Street,
Richmond, Virginia 23219. A VOTE AGAINST OR AN ABSTENTION WITH REGARD TO THE MERGER AGREEMENT WILL NOT ITSELF CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT AND A FAILURE TO VOTE WILL NOT CONSTITUTE A TIMELY WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT.

     An Apple shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the Apple shareholder dissents with respect to all shares beneficially owned by any one person and notifies Apple in writing (delivered or mailed to the name and address noted immediately above) of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of such a partial dissenter are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. A beneficial shareholder of Apple common shares may assert dissenters' rights as to shares held on his behalf by a shareholder of record only if (i) he submits to Apple the record shareholder's written consent to the dissent not later than the time when the beneficial shareholder asserts dissenters' rights, and (ii) he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote, and
(iii) he files an intent to demand payment in a timely manner.

     If the merger is consummated, within 10 days after the effective date of the merger, Cornerstone is required to deliver a notice in writing to each dissenting shareholder who has properly filed an intent to demand payment and who has not voted such shares to approve the merger agreement. The notice of dissent shall (i) state where the demand for payment shall be sent and where and when stock certificates shall be deposited; (ii) supply a form for demanding payment; (iii) set a date by which Cornerstone must receive the demand for payment (which may not be fewer than 30 nor more than 60 days after delivery of the notice of dissent); and (iv) be accompanied by a copy of Article 15. A dissenting shareholder who is sent a notice of dissent must submit the demand for payment and deposit his stock certificates in accordance with the terms of, and within the time frames set forth in, the notice of dissent. As a part of the demand for payment, the dissenting shareholder must certify whether he acquired beneficial ownership of the shares before or after the date of the first public announcement of the terms of the proposed merger.

     Except with respect to Apple common shares acquired after the merger announcement, Cornerstone shall pay a dissenting shareholder the amount Cornerstone estimates to be the fair value of his shares, plus accrued interest. Such payment shall be made within 30 days of receipt of the dissenting shareholder's demand for payment. As to shares of Apple common shares acquired after the merger announcement, Cornerstone is only obligated to estimate the fair value of the shares, plus accrued interest, and to offer to pay this amount to the dissenting shareholder conditioned upon the dissenting shareholder's agreement to accept it in full satisfaction of his claim.

     If a dissenting shareholder believes that the amount paid or offered by Cornerstone is less than the fair value of his shares of Apple common shares, or that the interest due is incorrectly calculated, that dissenting shareholder may notify Cornerstone in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of such estimate (less any amount already received by the dissenting shareholder). The dissenting shareholder must notify Cornerstone of his estimate and demand for payment within 30 days after the date Cornerstone makes or offers to make payment to the dissenting shareholder.

     Within 60 days after receiving the estimate and demand for payment, Cornerstone must either commence a proceeding in the appropriate circuit court to determine the fair value of the dissenting shareholder's shares and accrued interest, or Cornerstone must pay each dissenting shareholder whose demand remains unsettled the amount demanded. If a judicial determination of the "fair value" of Apple common shares held by such Apple shareholder is necessary, such a determination may result in a value that is more than, less than, or equal to the consideration which would have been paid by Cornerstone pursuant to the merger. If a proceeding is commenced, the court must determine all costs of the proceeding and must assess those costs against Cornerstone, except that the court may assess costs against all or some of the dissenting shareholders to the extent the court finds that the dissenting shareholders did not act in good faith in demanding payment of the dissenting shareholder's estimates.

     The foregoing discussion is a summary of the material provisions of Article 15 and is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of Article 15, which Apple shareholders are strongly encouraged to review carefully and which is included as Annex D to this Joint Proxy Statement/Prospectus. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Apple shareholders, except as indicated above or otherwise required by law.

     Any dissenting shareholder who perfects his right to be paid the fair value of his shares will recognize gain or loss, if any, for Federal income tax purposes upon the receipt of cash for his shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code.



STOCK EXCHANGE LISTING OF CORNERSTONE SERIES A CONVERTIBLE PREFERRED SHARES; DEREGISTRATION OF APPLE STOCK

     The merger agreement provides that Cornerstone will use its best efforts to have the New York Stock Exchange approve for listing the Series A Convertible Preferred Shares issued in the merger on or before the second anniversary of the effective day of the merger, and in such regard will prepare and submit to the New York Stock Exchange a listing application covering the Preferred Shares at a prudent time. Notwithstanding the foregoing, management expects to have the Series A Convertible Preferred Shares listed on the NYSE one year after the closing of the merger, although there can be no assurance that listing will occur at that time. Upon consummation of the merger, Apple common shares will be deregistered under the Exchange Act of 1934, as amended.

DISTRIBUTIONS



     Cornerstone expects that after the merger, subject to approval and declaration by the Cornerstone Board, it will declare regularly scheduled quarterly distributions on its capital stock, including those distributions necessary for Cornerstone to maintain its status as a REIT. The current annualized rate of distributions on the Cornerstone common shares is $1.08 per share. The current annualized rate of distributions on the Apple common shares is $.82 per share. After the merger, subject to approval and declaration by the Cornerstone Board, Cornerstone expects that it will pay quarterly distributions to holders of Series A Convertible Preferred Shares at an annualized rate of $2.125 (8.5%) during the first year after the merger, increasing to $2.25 (9.0%) during the second year after the merger and to $2.375 (9.5%) in the third year after the merger and thereafter. Distributions to the holders of the Series A Convertible Preferred Shares are to be made prior to any distributions being made to holders of Cornerstone's common shares. After the merger, subject to approval and declaration by the

Cornerstone Board, Cornerstone expects that it will pay quarterly distributions to Cornerstone common shareholders at an annualized rate of $1.08 per Cornerstone common share. We cannot assure you, however, that such distributions will in fact be made.

     Apple expects to continue to declare distributions on the Apple common shares until the effective time of the merger. The right of holders of Apple common shares to receive distributions will end at the effective time of the merger when the separate corporate existence of Apple will terminate. See "Comparative Per Share Market Price and Dividend Information."

                             THE MERGER AGREEMENT

     This description of the merger agreement is not complete and is qualified in its entirety by reference to the merger agreement. A copy of the merger agreement is attached to this Joint Proxy Statement/Prospectus as Annex A. All shareholders of Apple and Cornerstone are urged to read the entire merger agreement for a complete description of the terms and conditions of the merger.

GENERAL



     The merger agreement provides for the merger of Apple with and into Cornerstone Acquisition Company, a subsidiary of Cornerstone. At the effective time of the merger, the separate corporate existence of Apple will cease to exist and Cornerstone Acquisition Company will be the surviving corporation.



MERGER CONSIDERATION

     In the merger, Apple shareholders will receive Series A Convertible Preferred Shares as described below.



     Outstanding Apple Common Shares. Each Apple common share, issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 0.400 Series A Convertible Preferred Shares (i.e., holders of Apple common shares will have the right to receive one Series A Convertible Preferred Share for each 2.5 Apple common shares they own).



     Outstanding Apple Class B Convertible Shares. In conjunction with the merger, each Class B Convertible Share outstanding shall convert into eight Apple common shares, which shares will be converted into Series A Convertible Preferred Shares on the basis of one Series A Convertible Preferred Share for each 2.5 Apple common shares, the same conversion ratio applicable to all other Apple common shareholders. As a consequence, each Class B Convertible Share of Apple issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive 3.2 Series A Convertible Preferred Shares.

     Rights of Holders of Apple Shares; Apple Stock Transfers After the Merger. At the effective time of the merger, holders of Apple common shares and Apple Class B Convertible Shares will cease to be, and will have no rights as, shareholders of Apple, other than the right to receive any distribution or other distribution with respect to Apple common shares or Class B Convertible Shares with a record date occurring prior to or at the effective time of the merger and to receive the applicable consideration in the merger.

EXCHANGE PROCEDURES

     At or prior to the effective time of the merger, Cornerstone will deposit with an exchange agent, for the benefit of the holders of Apple common shares, sufficient Series A Convertible Preferred Shares issuable in exchange for the issued and outstanding Apple common shares. As soon as reasonably practicable after the effective time of the merger, the exchange agent will mail to each holder of outstanding Apple common shares which were converted into the right to receive merger consideration pursuant to the merger agreement, a letter of notification describing the merger consideration issued to each such holder as a consequence of the merger. In addition, as soon as reasonably practicable after the effective time of the merger, the exchange agent will mail to each holder of Apple Class B Convertible Shares a letter of notification describing the Series A Convertible Preferred Shares to be issued to them pursuant to the merger agreement. Fractional Series A Convertible Preferred Shares, rounded to the nearest thousandth of a share, will be issued to holders of Apple common shares, if necessary.

     Cornerstone or the exchange agent will be entitled to deduct and withhold from the merger consideration otherwise payable pursuant to the merger agreement to any holder of Apple common shares or preferred shares such amounts as Cornerstone or the exchange agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Cornerstone or the exchange agent, such withheld amount will be treated for all purposes of the merger agreement as having been paid to the holder of Apple common shares or Apple Class B Convertible Shares.

REPRESENTATIONS AND WARRANTIES


     The merger agreement contains reciprocal representations and warranties, subject to identified exceptions, made by Cornerstone and Apple relating to, among other things: (i) due organization, corporate power and good standing;
(ii) subsidiaries; (iii) capital structure; (iv) corporate authority to enter into the merger agreement; (v) required consents and noncontravention of certain organizational documents, agreements or governmental orders; (vi) reports and other documents filed with the SEC, the accuracy of the information contained in such documents and undisclosed liabilities; (vii) absence of certain material changes and events; (viii) litigation; (ix) employee benefit plans and ERISA compliance; (x) tax matters; (xi) loans or payments to insiders; (xii) brokers;
(xiii) compliance with laws; (xiv) defaults under contracts and debt instruments; (xv) environmental matters; (xvi) real property; (xvii) books and records; (xviii) the vote required to approve the merger; (xix) labor matters; and (xx) the opinion of their financial advisors. In addition to these representations and warranties, the merger agreement contains representations and warranties specific to Apple regarding: (i) information for inclusion within the registration statement; and (ii) solicitation of transactions.

CERTAIN COVENANTS

     The merger agreement contains various covenants and agreements that govern Apple's and Cornerstone's actions prior to the effective time of the merger, except as expressly contemplated by the merger agreement, including the following:

     Conduct of Business. Apple and Cornerstone have each agreed to conduct their respective businesses in the ordinary and usual course and to use reasonable efforts to preserve intact their business organizations and assets, and to maintain their respective status as a REIT within the meaning of the Internal Revenue Code. In connection therewith, Apple and Cornerstone further agreed to restrict:

     (i)    the declaration of dividends or other distributions;

     (ii)   stock splits and other reclassifications of their capital stock;

     (iii)  the repurchase or redemption of their capital stock;


     (iv) the amendment of their charter, bylaws or other organizational documents unless otherwise contemplated by the merger agreement;


     (v) the issuance, delivery or sale of any option or right in respect of capital stock;

     (vi)   the merger or consolidation of either party with any person;

     (vii) the making or rescinding of any tax election (unless necessary to maintain REIT status);

     (viii) material changes in accounting methods;



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



     (ix) the settlement of any claims, actions, suits, litigation or other type of proceeding relating to taxes exceeding $250,000 individually or in the aggregate, or changing methods of reporting income or deductions for tax purposes;

     (x) the settlement of any shareholder derivative or class action claims arising out of the merger without the other's consent;

     (xi) the entering into, or amendment or modification of, material agreements with officers, directors, employees or their affiliates; and

     (xii) the entering into any transaction or series of transactions with respect to which required financial statements could not be included or incorporated into the applicable registration statement for the merger within 30 days after such requirement arises.

     The merger agreement contains various other covenants, including the following:

     Best Efforts; Notification. Apple and Cornerstone have each agreed to use their best efforts to assist and cooperate with each other to fulfill the conditions of the merger agreement. The tasks which Apple and Cornerstone have agreed to cooperate in accomplishing include (i) the obtaining of all necessary actions, nonactions, waivers, consents and approvals, etc. from governmental authorities; (ii) obtaining all necessary consents, approvals, waivers or exemptions from non-governmental third parties; (iii) the defending of lawsuits or other legal proceedings challenging the merger; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of the merger agreement.



     Affiliates. Apple has agreed to deliver to Cornerstone, a list identifying all persons who are affiliates of Apple for the purposes of Rule 145 under the Securities Act, and Apple also has agreed to use its best efforts to cause each such affiliate to deliver written agreements stating that they will not offer, sell, assign, transfer or otherwise dispose of any Series A Convertible Preferred Shares issued to them in the merger in violation of the Securities Act or the rules and regulations thereunder.

     Tax Treatment. Each of Apple and Cornerstone have agreed to use its best efforts to (i) cause the merger to qualify as a tax-free reorganization under
Section 368(a)(1)(A) of the Code and (ii) to obtain an opinion of counsel which supports the qualification of the merger under this status.

     Solicitation of Transactions. Apple has agreed that it will not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, accountant, broker, finder, or other representative, initiate or solicit any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any competing transaction. Apple has agreed to notify Cornerstone in writing of any such inquires or proposals. However, the merger agreement provides that the Board of Directors of Apple may, in good faith based on the advice of outside counsel, respond to and approve an unsolicited offer which it determines in good faith (based on the advice of its investment banking firm) to be superior to the merger.

     New York Stock Exchange Listing. Cornerstone has agreed to use its best efforts to have the New York Stock Exchange approve for listing the Series A Convertible Preferred Shares issued in the merger on or before the second anniversary of the merger, and to prepare and submit to the NYSE a listing application covering the Series A Convertible Preferred Shares at a prudent time.

     Transfer and Gains Taxes. Cornerstone and Apple have agreed to cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding real property transfer, gains, sales, use, transfer, value added, stock transfer and stamp taxes and other fees or similar taxes which become payable in connection with the merger.



     Employee Matters. Apple and Cornerstone have agreed as follows:

     (i) Cornerstone will have no liability or obligation to Apple or its employees to employ or offer employment to any employee of Apple or any group of employees of Apple, but may, in its sole discretion, offer employment to such employees after the merger;

     (ii) All outstanding options to purchase Apple common shares under the Apple 1996

            Non-Employee Directors Stock Option Plan and the Apple 1996 Incentive Plan will, at the effective time of the merger, become options to purchase a number of Series A Convertible Preferred Shares equal to the number of Apple common shares subject to such Apple option multiplied by 0.4 and at an exercise price per Series A Convertible Preferred Share equal to the exercise price in effect under such Apple option divided by 0.4.

     (iii) Glade M. Knight has agreed to relinquish his rights under an unexercised option granted by Apple dated November 9, 1998 including certain change of control provisions. Mr. Knight will receive an option with comparable terms from Cornerstone to purchase 348,771 Cornerstone common shares at an exercise price per Cornerstone common share equal to the closing price on the trading day preceding the day of the effective time of the merger. The option on Cornerstone common shares will have comparable change of control provisions, including a provision that would reduce the exercise price to $1.00 per common share and provide a cash payment if the option is not exercised.


     Indemnification. The merger agreement provides that, for a period of six years from and after the effective time of the merger, Cornerstone will indemnify, defend and hold harmless each individual who was, at any time prior to the effective time of the merger, an officer, director, employee or agent of Apple who at any time prior to the effective time of the merger was entitled to indemnification under the Articles of Incorporation or bylaws of Apple or employment agreements between Apple and its officer existing on the date of the merger agreement to the same extent such persons were entitled to indemnification prior to the effective time of the merger.

     Cornerstone also has agreed to use its reasonable best efforts to cause the persons serving as officers and directors of Apple immediately prior to the effective time of the merger to be covered by "run-off" or "tail" directors and officers liability insurance coverage, without a reduction of existing coverage for a period of six years after the effective time of the merger.

     The indemnity provisions of the merger agreement are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her personal representatives and will be binding on all successors and assigns of Cornerstone and Apple.



     Certain Other Covenants. The merger agreement contains certain other covenants of the parties relating to, among other things: (i) the preparation and distribution of this Joint Proxy Statement/Prospectus; (ii) the respective Cornerstone and Apple shareholders' meetings and the recommendations of the respective Boards of Directors; (iii) cooperation in issuing public announcements; (iv) qualification of the merger as a reorganization under
Section 368 of the Code; (v) access to information; (vi) confidentiality; (vii) obtaining comfort letters from their respective independent public accountants; and (viii) the fulfilment of conditions precedent to obligations found in the merger agreement

CONDITIONS TO CONSUMMATE THE MERGER


     The obligations of each party to consummate the merger are subject to the satisfaction or waiver of certain conditions, including: (i) obtaining the requisite votes of the respective shareholders of Apple and Cornerstone; (ii) the effectiveness of the registration statement on Form S-4 and the absence of any stop order or proceedings seeking a stop order; (iii) the absence of injunctions, decrees, orders, laws, statutes or regulations enjoining, preventing or making illegal the consummation of the merger; (iv) obtaining all governmental approvals required to consummate the transactions contemplated in the merger agreement; and (v) completion of all material action by or in respect of any governmental entity required for the consummation of the merger or any of the other transactions contemplated by the merger agreement.


     The obligations of Cornerstone to consummate the merger are further subject to satisfaction or waiver of the following conditions: (i) each of the representations and warranties of Apple in the merger agreement will be true and correct as of the effective date of the merger (except for representations and warranties made as of a specified date which will be true and correct as of such specified date) except that this condition will be deemed to be satisfied if the aggregate losses as a result of a failure to meet any representations or warranties does not and would not reasonably be expected to equal or exceed $2,000,000; (ii) all of the obligations of Apple under the merger agreement shall have been performed in all material aspects, and Cornerstone shall have received a certificate signed on behalf of Apple by the Chief Executive Officer or Chief Financial Officer to such effect; (iii) all consents and waivers from third parties pursuant to the merger agreement shall have been obtained, other than consents from third parties, which if not obtained would not result, individually or in the aggregate, in economic losses of $2,000,000 or more; (iv) from the date of the merger agreement through the effective time of the merger, there shall not have occurred any change in the financial condition, business or operations of Apple and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect; (v) PaineWebber Incorporated shall have addressed to the Cornerstone Special Committee an opinion which states that the consideration to be paid by Cornerstone pursuant to the merger is fair, from a financial point of view, to Cornerstone and this opinion shall not have been withdrawn or materially modified; and (vi) the holders of no more than 5% of the outstanding Apple common shares shall have indicated their intention to exercise their dissenters rights under the Virginia Stock Corporation Act.

     The obligations of Apple to consummate the merger are further subject to satisfaction or waiver of the following conditions: (i) each of the representations and warranties of Cornerstone in the merger agreement shall be true and correct as of the effective date of the merger (except for representations and warranties made as of a specified date which will be true and correct as of such specified date) except that this condition will be deemed to be satisfied if the aggregate losses as a result of a failure to meet any representations or warranties does not and would not reasonably be expected to equal or exceed $2,000,000; (ii) all of the obligations of Cornerstone under the merger agreement shall have been performed in all material aspects and Cornerstone shall have received a certificate signed on behalf of Cornerstone by the Chief Executive Officer or Chief Financial Officer to such effect; (iii) Apple shall have received an opinion dated as of the closing date from McGuire, Woods, Battle & Boothe LLP, subject to certificates, letters and assumptions reasonably satisfactory to Apple that the merger qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code; (iv) all consents and waivers from third parties pursuant to the merger agreement shall have been obtained, other than consents from third parties, which if not obtained would not result, individually or in the aggregate, in economic losses of $2,000,000 or more; (v) from the date of the merger agreement through the effective time of the merger, there shall not have occurred any change in the financial condition, business or operations of Cornerstone and its subsidiaries, taken as a whole, that would have or would be reasonably likely to have a material adverse effect; and (vi) Bowles Hollowell Conner shall have addressed to the Apple Special Committee an opinion stating that the merger consideration is fair, from a financial point of view, to the holders of Apple common shares (other than Cornerstone and its affiliates), and this opinion shall not have been withdrawn or materially modified.

TERMINATION; FEES AND EXPENSES


     Termination. The merger agreement may be terminated at any time prior to the filing of the Articles of Merger for the merger with the State Corporation Commission of the Commonwealth of Virginia, whether before or after the approval by the Apple common shareholders or the Cornerstone common shareholders: (i) by mutual written consent of Cornerstone and Apple duly authorized by the respective boards of directors of Cornerstone and Apple; (ii) by Cornerstone (A) upon a breach of any representation, warranty, covenant or agreement on the part of Apple in the merger agreement, or (B) if any representation or warranty of Apple shall have become untrue, such that any of the conditions stated above would be incapable of being satisfied by September 30, 1999 (as otherwise extended); (iii) by Apple (A) upon a breach of any representation, warranty, covenant or agreement on the part of Cornerstone in the merger agreement, or (B) if any representation or warranty of Cornerstone shall have become untrue, such that any of the conditions stated above would be incapable of being satisfied by September 30, 1999 (as otherwise extended); (iv) by either Cornerstone or Apple if any judgment, injunction, order or decree or action by a governmental authority of competent authority preventing the consummation of the merger shall have become final and nonappealable; (v) by either Cornerstone or Apple, if the merger shall have not been

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



consummated  by  September  30,  1999;  provided  however  that a party that has willfully and materially breached a representation will not be entitled to exercise this right to terminate under this provision; (vi) by either Cornerstone or Apple if (A) upon a vote at a duly held Apple common shareholders meeting or adjournment thereof, the approval of the Apple shareholders has not been obtained or (B) upon a vote at a duly held Cornerstone common shareholders meeting or adjournment thereof, the approval by the Cornerstone common shareholders has not been obtained; (vii) by Apple upon prior notice to Cornerstone, if prior to the Apple common shareholders meeting the Board of Directors shall have withdrawn or modified in any manner adverse to Cornerstone its recommendation or approval of the merger in accordance with Section 7.1 of the merger agreement; (viii) by Cornerstone if (A) prior to the Apple common shareholders meeting, the Board of Directors of Apple shall have withdrawn in any manner adverse to Cornerstone its approval or recommendation of the merger in connection with a competing transaction, (B) Apple shall have entered into any agreement with respect to any competing transaction (other than a confidentiality agreement contemplated in Section 7.1 of the merger agreement),
(C) the Board of Directors of Apple or any committee of Apple shall have resolved to carry out any action found in (A) or (B) of this provision; and (ix) by Apple if on any date after the date of the merger agreement, but on or prior to the Effective Date the average daily closing price of a Cornerstone common share on the NYSE over the consecutive 10-trading day period ending on such date is less than $8.50 per share, provided, however, to be effective, notice of termination shall be given by Apple to Cornerstone within three business days after the date that such right of termination arises.


     Expenses. Apple and Cornerstone will each bear all of their own expenses incurred in connection with the merger agreement except in the following circumstances: (i) if the merger and the transactions contemplated by the merger agreement are consummated in accordance with the merger agreement, all out-of-pocket costs will be paid by Cornerstone; or (ii) if either party is required to pay Break Up Expenses (as discussed below).

Termination Fee and Break Up Expenses.

     If the merger agreement is terminated (i) by either Apple or Cornerstone because the holders of Apple common shares do not approve the merger; (ii) by Apple, if in connection with a competing transaction, the Apple Board withdraws or adversely changes its recommendation to the Apple common shareholders that they vote in favor of the merger; or (iii) by Cornerstone if, in connection with a competing transaction, the Apple Board withdraws or adversely changes its recommendation to Apple common shareholders that they vote in favor of the merger, and Apple shall have entered into such competing transaction, then Apple will pay to Cornerstone Break Up Expenses equal to the lesser of $750,000 or Cornerstone's actual expenses in connection with the merger agreement and the transactions contemplated thereby. If the merger agreement is terminated (i) by Apple because the Apple Board, in connection with a competing transaction, withdraws or adversely changes its recommendation to the Apple common shareholders that they vote in favor of the merger or (ii) by Cornerstone if, in connection with a competing transaction, the Apple Board withdraws or adversely changes its recommendation to the Apple common shareholders that they vote in favor of the merger, and Apple shall have entered into such competing transaction, then Apple will, in lieu of other existing contractual termination arrangements, pay to Cornerstone a Break Up Fee equal to the lesser of $7,250,000 or the maximum amount which can be paid by Apple without causing Cornerstone to lose its REIT status.

     If the merger agreement is terminated (i) by Cornerstone because Apple has breached a representation or warranty or such shall have become untrue; (ii) by Apple because Cornerstone has breached a representation or warranty or such shall have become untrue; or (iii) by either Apple or Cornerstone because the holders of Cornerstone common shares do not approve the merger, then Cornerstone will pay to Apple Break Up Expenses equal to the lesser of $750,000 or the actual expenses incurred by Apple on or after January 1, 1999 in connection with the merger agreement and the transactions contemplated thereby.



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
AMENDMENT; EXTENSION; WAIVER



     Subject to compliance with applicable law, prior to the effective time of the merger, any provision of the merger agreement may (i) be waived by the party benefited by the provision; (ii) be amended or modified at any time, by an agreement in writing between the parties, if approved by their respective Boards of Directors and executed in the same manner as the merger agreement; or (iii) have extended the respective time required for the performance of any of the obligations or other acts of the party.

SURVIVAL OF CERTAIN PROVISIONS


     If the Merger Agreement is Terminated Before the Effective Time of the Merger. If the merger agreement is terminated before the effective time of the merger, certain provisions of the merger agreement will survive and remain effective, including provisions regarding: (i) confidentiality of information obtained in connection with the merger agreement and (ii) liability of the companies to each other as a result of the termination of the merger agreement; except that if any termination results from a willful breach by a party or any of its representations, warranties, covenants or agreements set forth in the merger agreement, then other provisions of the merger agreement would apply to claims asserted in response to such a breach.

     If the Merger Agreement Becomes Effective. After the effective time of the merger, none of the representations in the merger agreement will survive; however, any covenant or agreement which contemplates performance after the effective time of the merger will survive.


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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of material United States federal income tax consequences of the merger to Cornerstone and Apple and their respective U.S. Shareholders (as defined below in "--Taxation of Taxable U.S. Shareholders") as well as certain other tax considerations for U.S. holders of Cornerstone stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing temporary and final regulations thereunder and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all United States federal income tax consequences of the merger that may be relevant to shareholders of Cornerstone and Apple. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular shareholder of Cornerstone or Apple.

     THE FOLLOWING DISCUSSION MAY NOT APPLY TO PARTICULAR CATEGORIES OF HOLDERS OF SHARES OF CORNERSTONE CAPITAL STOCK OR APPLE CAPITAL STOCK SUBJECT TO SPECIAL TREATMENT UNDER THE INTERNAL REVENUE CODE, SUCH AS INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, BROKER-DEALERS, TAX-EXEMPT ORGANIZATIONS, NON-U.S. SHAREHOLDERS AND HOLDERS WHOSE SHARES WERE ACQUIRED PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. SHAREHOLDERS OF CORNERSTONE AND APPLE ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER.

TAX CONSEQUENCES OF THE MERGER


     It is a condition to consummation of the merger that prior to the closing, McGuire, Woods, Battle & Boothe LLP, counsel to Cornerstone, will deliver an opinion to Apple to the effect that, based on certificates, letters and assumptions reasonably satisfactory to Apple, the merger will be treated for United States federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The following discussion assumes the merger will be treated as a reorganization.



     As a consequence of reorganization treatment, neither Cornerstone nor Apple will recognize gain or loss as a result of the merger. The shareholders of Cornerstone will not recognize gain or loss as a result of the merger. Shareholders of Apple who exchange all of their Apple common shares solely for Series A Convertible Preferred Shares pursuant to the merger will not recognize gain or loss (subject to the discussion below regarding "nonqualified preferred stock").

     The aggregate tax basis of the Series A Convertible Preferred Shares received by shareholders who exchange all of their Apple common shares solely for Series A Convertible Preferred Shares in the merger will be the same as the aggregate tax basis of the Apple common shares surrendered. Finally, provided the shares of Apple capital stock were held as a capital asset at the effective time of the merger, the holding period for shares of Cornerstone capital stock received by a shareholder in exchange will include the period that such shares of Apple capital stock were held.

     Under  a  recently   enacted   provision  of  the  Internal  Revenue  Code,
"nonqualified preferred stock" may be treated as taxable "boot" in a reorganization. McGuire, Woods, Battle & Boothe LLP has advised Cornerstone that the Series A Convertible Preferred Shares should not be treated as nonqualified preferred stock for purposes of this provision. Nonetheless, implementing regulations have not yet been promulgated, and the Internal Revenue Service could take a contrary position. If the Internal Revenue Service were successful in taking such a position, holders of Apple common shares generally would recognize gain or loss on the receipt of the Series A Convertible Preferred Shares, in an amount equal to the difference between the fair market value of the Series A Convertible Preferred Shares received and the adjusted tax basis of the Apple common shares surrendered in exchange therefor.

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

PRE-MERGER DISTRIBUTIONS

     Pursuant to the merger agreement, Apple has the right to pay a dividend to the holders of Apple common shares immediately prior to the merger in an amount equal to up to $.07 per share per month (prorated for partial months) for each month between the most recent regular Apple distribution date and the effective date of the merger. Pursuant to the merger agreement, Cornerstone may pay regular quarterly dividends not in excess of $.30 per share prior to the effective date of the merger. The actual amount of dividends paid by Apple or Cornerstone will be determined by the Apple Board and the Cornerstone Board, as the case may be (or their respective audit committees), and may not equal the maximum dividends that could be paid under the merger agreement.

REIT QUALIFICATION



     Under the Code, if certain requirements are met in a taxable year, a REIT generally is not subject to federal income tax with respect to income that it distributes to its shareholders. Prior to the consummation of the merger, Cornerstone has been operated in a manner intended to allow it to qualify as a REIT. It is intended that Cornerstone will continue to operate in a manner so that it will continue to qualify as a REIT. Similarly, Apple has been operated in a manner intended to allow it to qualify as a REIT and will continue to be so operated through the date of the merger. Further, it is intended that Cornerstone Acquisition Company, the company into which Apple is to be merged, will operate following the merger in a manner so that it will qualify as a REIT. If any of Cornerstone, Apple or Cornerstone Acquisition Company fails to qualify as a REIT in any taxable year, it would be subject to federal income taxation as a corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, Cornerstone, Apple or Cornerstone Acquisition Company could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to shareholders would be reduced and possibly eliminated. Unless entitled to relief under certain Code provisions, Cornerstone, Cornerstone Acquisition Company and Apple also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification was lost. Failure of either Cornerstone or Apple to have qualified as a REIT prior to the merger could disqualify Cornerstone or Cornerstone Acquisition Company as a REIT and could subject them to significant tax liabilities.


     To qualify as a REIT, a company must comply with a number of annual requirements regarding its income, assets and distributions. These requirements impose a number of restrictions on the company's operations. For example, a REIT may not lease property if the lease has the effect of giving the company a share of the net income of the lessee. The amount of personal property that may be included under a lease may not exceed a defined, low level, and the company may not provide services to its tenants, other than customary services and de minimis non-customary services. A REIT's ability to acquire non-real estate assets is restricted, and a 100% tax is imposed on any gain that a REIT realizes from sales of property to customers in the ordinary course of business (other than property acquired by reason of certain foreclosures), effectively preventing REITs from participating directly in condominium projects and other projects involving the development of property for resale. Minimum distribution requirements also generally require REITs to distribute at least 95% of their taxable income each year (excluding any net capital gain).



     The qualification of Cornerstone, Apple and Cornerstone Acquisition Company as REITs depends on their having met or meeting, as the case may be, through actual operating results, the various requirements for qualification as a REIT under the Code. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the companies' control. Accordingly, no assurance can be given that either Cornerstone or Cornerstone Acquisition Company will satisfy such tests on a continuing basis following the merger and no assurance can be given that the IRS will not challenge the status of Cornerstone or Apple as a REIT prior to the merger or the status of Cornerstone or Cornerstone Acquisition Company as a REIT following the merger. See "Risk Factors-- Failure to Qualify as a REIT."

TAXATION OF TAXABLE U.S. SHAREHOLDERS


     As used herein, the term "U.S. Shareholder" means a holder of Cornerstone capital stock or Apple capital stock that for United States federal income tax purposes (A) is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (i.e., a person described in clause (i), (ii) or (iii) of this sentence) have the authority to control all substantial decisions of the trust and (B) is not an entity that has a special status under the Internal Revenue Code (such as a tax-exempt organization or a dealer in securities).

     Dividends and Other Distributions. As long as Cornerstone qualifies as a REIT, distributions made to its U.S. Shareholders (including holders of Series A Convertible Preferred Shares) out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends paid to corporate shareholders of Cornerstone will not be eligible for the dividends received deduction generally available to corporations. For purposes of determining whether distributions on the Series A Convertible Preferred Shares are out of current or accumulated earnings and profits, the earnings and profits of Cornerstone will be allocated first to the outstanding Series A Convertible Preferred Shares and then allocated to Cornerstone's common shares. However, corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted tax basis of the holder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a holder's shares they will be included in income as long-term capital gain if the shares are capital assets in the hands of the holder and have been held for more than one year. In addition, any distribution declared by Cornerstone in October, November or December of any year payable to a shareholder of record on a specified date in any such month will be treated as both paid by Cornerstone and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by Cornerstone on or before January 31 of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of Cornerstone.



     Distributions that are designated as capital gain dividends generally will be taxed as long-term capital gains (to the extent they do not exceed Cornerstone's actual net capital gain for the taxable year) without regard to the period for which the holder has held its capital stock. Individuals, trusts and estates will be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of certain capital assets held for more than one year. A maximum rate of 25% applies to "unrecaptured Section 1250 gain" realized by individuals, trusts and estates and special rules apply to "qualified 5-year gain." IRS Notice 97-64 provides, among other things, that a REIT may designate a capital gains dividend as a 20% rate gain distribution, an unrecaptured
Section 1250 gain distribution or a 28% rate gain distribution. Absent any such designation, a capital gains dividend will be treated as a 28% rate gain distribution. In general, the Notice provides that a REIT must determine the maximum amounts which may be designated in each class of capital gain distributions as if the REIT were an individual whose ordinary income is subject to a marginal tax rate of at least 28 percent. Cornerstone will notify shareholders after the close of Cornerstone's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain (and, with respect to capital gain dividends, the portions constituting 20% rate gain distributions, unrecaptured
Section 1250 gain distributions, and 28% rate gain dividends), as well as the amounts of any designated retained capital gains (including the amounts thereof constituting 20% rate gain and unrecaptured Section 1250 gain) and Cornerstone's taxes with respect to any designated retained capital gains.



     Cornerstone may elect to retain and pay income tax on its net long-term capital gains recognized during the taxable year. If Cornerstone were to make such an election, its shareholders would include in income as capital gain their proportionate share of such portion of its net capital gains as it may designate. Such retained capital gains may be further designated by Cornerstone as 20% rate gain, unrecaptured Section 1250 gain, or 28% rate gain, as discussed above. Shareholders must account for their share of such retained capital gains in accordance with such further designations by Cornerstone; if no such further designation is made, the retained capital gains are treated as 28% rate gain. A shareholder would be deemed to have paid its share of the tax paid by Cornerstone, which would be credited or refunded to the shareholder. The shareholder's basis in its shares of the Cornerstone capital stock would be increased by the amount of undistributed capital gains (less the capital gains tax paid by Cornerstone) included in the shareholder's income.

     Final regulations when issued may alter the rules for taxation of REITs capital gain distributions (including deemed distributions to its shareholders). In addition, the IRS has not prescribed regulations or other guidance regarding the application of the new rates to sale of interests in REITs such as Cornerstone, and it remains unclear how the new rules will affect such sales (if at all). Shareholders are urged to consult their own tax advisors with respect to the application of these rules to them.



     Conversion of Series A Convertible Preferred Shares. In general, a holder of Series A Convertible Preferred Shares will not recognize taxable gain or loss on the exercise of the right to convert Series A Convertible Preferred Shares into Cornerstone common shares. The holder's tax basis in the Cornerstone common shares will be equal to the basis in the Series A Convertible Preferred Shares surrendered in the conversion, and the holder's holding period in the
Cornerstone common shares received in the conversion will include the holding period of the converted Series A Convertible Preferred Shares (assuming such shares were held as a capital asset at the time of the conversion).

     Sale or Redemption of Series A Convertible Preferred Shares. On the sale of shares of Series A Convertible Preferred Shares, gain or loss will be recognized by the holder in an amount equal to the difference between (i) the amount of cash and fair market value of any property received on such sale, and (ii) the holder's adjusted basis in the Series A Convertible Preferred Shares. Such gain or loss will be capital gain or loss if the shares are held as capital assets, and will be treated as long-term gain or loss if the holding period for the shares exceeds one year. In general, any loss upon a sale or exchange of shares by a holder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from Cornerstone required to be treated by such holder as long-term capital gain.


     A redemption of Series A Convertible Preferred Shares will be treated as a dividend that is taxable at ordinary income tax rates (to the extent of Cornerstone's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the Series A Convertible Preferred Shares. The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the holder (which will not be the case if only Series A Convertible Preferred Shares are redeemed, since such preferred stock generally does not have voting rights), (ii) results in a "complete termination" of the holder's stock interest in Cornerstone, or (iii) is "not essentially equivalent to a distribution" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Series A Convertible Preferred Shares depends upon the facts and circumstances at the time that the determination must be made, shareholders are advised to consult their own tax advisors to determine such tax treatment.

     If a redemption of Series A Convertible Preferred Shares were treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the shareholder. The shareholder's adjusted tax basis in such redeemed Cornerstone Series A Convertible Preferred Shares would be transferred to the holder's remaining stockholdings in Cornerstone. If, however, the shareholder had no remaining stockholdings in Cornerstone, such basis could be transferred to a related person or it may be lost.

BACKUP WITHHOLDING



     Cornerstone will report to its domestic shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid and redemptions unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies that the holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide Cornerstone with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. In addition, Cornerstone may be required to withhold a portion of capital gain dividends to any shareholders who fail to certify their nonforeign status to Cornerstone. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.

TAXATION OF CERTAIN TAX-EXEMPT SHAREHOLDERS

     Generally, a tax-exempt investor that is exempt from tax on its investment income, such as an individual retirement account or a Section 401(k) plan, that holds Cornerstone's capital stock as an investment will not be subject to tax on distributions paid by Cornerstone. However, if such tax-exempt investor is treated as having purchased its capital stock with borrowed funds, some or all of its distributions will be subject to tax. In addition, under some circumstances certain pension plans (including Section 401(k) plans but not, for example, IRAs) that own more than 10% (by value) of Cornerstone's outstanding capital stock, including common stock, could be subject to tax on a portion of their preferred stock distributions even if their preferred stock is held for investment and is not treated as acquired with borrowed funds. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different rules, which generally will require them to characterize distributions from Cornerstone as taxable.

OTHER TAX CONSEQUENCES

     Cornerstone and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business or reside. The state and local tax treatment of Cornerstone and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Cornerstone.

             PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF CORNERSTONE


     The following table presents certain information as to (i) each of Cornerstone's directors, (ii) each of Cornerstone's executive officers, (iii) all of Cornerstone's directors and executive officers as a group and (iv) each person or entity known to Cornerstone to have beneficially owned more than five percent of Cornerstone common shares as of June 1, 1999 or thereafter based upon copies of filings received by Cornerstone on Schedules 13D and Schedule 13G under the Exchange Act. Unless otherwise noted, all information concerning directors and officers was provided by the shareholders listed and reflects their beneficial ownership as of June 1, 1999, and is based on 39,620,659 Cornerstone common shares outstanding at the close of business on such date. Each person named in the table and included in the director/officer group has sole voting and investment powers as to such common shares, or shares such powers with his or her spouse or minor children, if any.





                    NAME AND BUSINESS                             NO. OF SHARES         PERCENT
               ADDRESS OF BENEFICIAL OWNER                   BENEFICIALLY OWNED (1)     OF CLASS
---------------------------------------------------------   ------------------------   ---------
PaineWebber Group, Inc. .................................   2,122,320 (2)                5.36%
 1285 Avenue of the Americas
 New York, New York 10019
Glenn W. Bunting, Jr. ...................................      27,880                        *
Leslie A. Grandis .......................................      27,938                        *
Glade M. Knight .........................................   1,650,096                     4.14%
Penelope W. Kyle ........................................      27,918                        *
Stanley J. Olander, Jr. .................................     260,901                        *
Harry S. Taubenfeld .....................................      67,425                        *
Martin Zuckerbrod .......................................      66,437                        *
Debra A. Jones ..........................................     259,901                        *
All directors and executive officers as a group .........   2,388,496                     5.91%

----------
  * Less than one percent of outstanding Cornerstone common shares.


(1) Includes common shares that may be acquired upon the exercise of stock options, as follows: Messrs. Bunting and Grandis and Ms. Kyle -- 26,329 common shares each; Mr. Knight -- 280,440 common shares; Mr. Olander and Ms. Jones -- 144,310 common shares each; and Messrs. Taubenfeld and Zuckerbrod -- 52,410 common shares each.


(2) Based on a Report on Schedule 13G filed February 16, 1998, which states that the reporting person shares the power to dispose or to direct the disposition of 2,122,320 common shares and the sole power to vote or direct the vote of 2,117,442 common shares. Information in the table is based on the Report on Schedule 13G and is not necessarily the same at the date of this Proxy Statement.

                PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF APPLE


     The following table presents certain information as to (i) each of Apple's directors, (ii) each of Apple's executive officers, (iii) all of Apple's directors and executive officers as a group and (iv) each person or entity known to Apple to have beneficially owned more than five percent of Apple common shares as of June 1, 1999 or thereafter based upon copies of filings received by Apple on Schedules 13D and Schedule 13G under the Exchange Act. Unless otherwise noted, all information concerning directors and officers was provided by the shareholders listed and reflects their beneficial ownership as of June 1, 1999, and is based on 30,495,187 Apple common shares outstanding and 200,000 shares of Apple Class B Convertible Shares outstanding at the close of business on such date. Each person named in the table and included in the director/officer group has sole voting and investment powers as to such common shares, or shares such powers with his or her spouse or minor children, if any.




                                                NO. OF SHARES              PERCENT
                                            BENEFICIALLY OWNED(1)         OF CLASS
           NAME AND BUSINESS                ----------------------   -----------------
       ADDRESS OF BENEFICIAL OWNER            COMMON      CLASS B     COMMON     CLASS B
-----------------------------------------   ----------   ---------   --------   --------
Lisa B. Kern ............................     10,642            0       *            0
Glade M. Knight .........................    354,888      170,000       *           85%
Penelope W. Kyle ........................     11,142            0       *            0
Bruce H. Matson .........................     10,642            0       *            0
All directors and executive officers as a
 group ..................................    387,314      170,000       *           85%

----------
  * Less than one percent of outstanding Apple common shares.


(1) Debra A. Jones and Stanley J. Olander, Jr., each a director or executive officer of Cornerstone, each holds 15,000 Apple Class B Convertible Shares, corresponding in each case to 7.5% of the total number of such shares outstanding.

        COMPARATIVE PER SHARE MARKET PRICE AND DISTRIBUTION INFORMATION


     Cornerstone common shares are listed, and after the merger will continue to be listed, on the NYSE under the ticker symbol "TCR." There is currently no established public market in which Apple's common shares are traded. No shares of Series A Convertible Preferred Shares are currently outstanding. The merger agreement provides that Cornerstone will use its best efforts to have the New York Stock Exchange approve for listing the Series A Convertible Preferred Shares to be issued in the merger on or before the second anniversary of the effective day of the merger, and in such regard will prepare and submit to the New York Stock Exchange a listing application covering the Series A Convertible Preferred Shares at a prudent time. Notwithstanding the foregoing, management expects to have the Series A Convertible Preferred Shares listed on the NYSE one year after the closing of the merger although there can be no assurance that listing will occur at that time.

     The following table sets forth, for the fiscal quarters indicated, (i) the range of high and low closing sale prices of Cornerstone common shares on the NYSE and (ii) the amount of cash distributions declared per share:


                                                                                   APPLE
                                      CORNERSTONE                                  COMMON
                                  COMMON SHARES(1)(2)                            SHARES(3)
                             -----------------------------                     --------------
                                     MARKET PRICE                  CASH         MARKET PRICE         CASH
                             -----------------------------    DISTRIBUTIONS    --------------    DISTRIBUTIONS
                                  HIGH            LOW            DECLARED       HIGH     LOW       DECLARED
                             -------------   -------------   ---------------   ------   -----   --------------
1997
 1st Quarter .............            --              --         $  .250        --       --             --
 2nd Quarter .............    $  11.0000      $  10.3750            .250        --       --        $  .200
 3rd Quarter .............       12.1250         10.6250            .250        --       --           .201
 4th Quarter .............       12.2500         11.0625            .250        --       --           .202
1998
 1st Quarter .............       13.0625         11.9375            .250        --       --           .203
 2nd Quarter .............       12.4375         11.1875            .260        --       --           .204
 3rd Quarter .............       12.0625         10.2500            .260        --       --           .205
 4th Quarter .............       11.2500         10.3125            .260        --       --           .206
1999
 1st Quarter .............       11.0000          9.2500            .260        --       --           .207
 2nd Quarter (through
   May 27, 1999) .........       10.8125          9.8125            .270        --       --           .207


----------

(1) On March 30, 1999, the last full trading day prior to the public announcement of the signing of the merger agreement, Cornerstone common shares closed at $11.00 per share. On May 27, 1999, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, Cornerstone common shares closed at $10.4375 per share. Shareholders are urged to obtain current market quotations prior to making any decisions with respect to the merger.



(2) Cornerstone common shares first began trading on the NYSE on April 18, 1997.

(3) There is currently no established public market in which Apple's common shares are traded.



     As of May 27, 1999, there were 651 holders of record of Cornerstone common shares and 1 holder of record of Apple common shares. As of June 1, 1999, all 200,000 shares of Apple Class B Convertible Shares outstanding were held of record by three individuals, all officers or directors of Cornerstone.

                  CORNERSTONE SELECTED FINANCIAL INFORMATION

     The following table presents selected consolidated financial information for Cornerstone and should be read in conjunction with the consolidated financial statements and related notes of Cornerstone incorporated by reference into this Joint Proxy Statement/Prospectus and the other financial, pro forma and statistical information included or incorporated by reference in this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information."


                                                                      YEAR ENDED DECEMBER 31,
                                                          ------------------------------------------------
                                                                1994            1995            1996
OPERATING DATA:
 Rental income ..........................................   $  8,158,994    $16,266,610     $ 40,261,674
 Property operating expense (a) .........................   $  3,894,657    $ 7,457,574     $ 17,198,882
 Interest income (expense) ..............................   $    110,486    $   (68,061)    $ (1,140,667)
 Net income (loss) ......................................   $  2,386,303    $ 5,229,715     $ (4,169,849)
 Distributions declared and paid common shareholders.....   $  2,977,136    $ 6,316,185     $ 15,934,901
---------------------------------------------------------   ------------    -----------     ------------
PER COMMON SHARE:
 Net income (loss) ......................................   $       0.60    $      0.64     $      (0.21)
 Distributions to common shareholders ...................   $       0.89    $      0.96     $       0.99
 Distributions representing return of capital ...........   $       0.19    $      0.16     $       0.13
 Weighted average shares outstanding-basic ..............      4,000,558      8,176,803       20,210,432
---------------------------------------------------------   ------------    -----------     ------------

                                                                        YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------------------
                                                                                                PRO FORMA(E)
                                                                                                  COMBINED
                                                                1997              1998              1998             1998
OPERATING DATA:
 Rental income ..........................................   $ 70,115,678     $  88,752,254     $ 138,612,871     $ 20,120,435
 Property operating expense (a) .........................   $ 27,339,955     $  33,797,339     $  56,991,318     $  7,535,693
 Interest income (expense) ..............................   $ (7,230,205)    $ (12,175,940)    $ (16,082,530)    $ (2,727,908)
 Net income (loss) ......................................   $ 19,225,553     $  23,210,642     $  33,407,342     $  5,236,048
 Distributions declared and paid common shareholders.....   $ 31,324,870     $  38,317,602     $  39,078,676     $  8,879,092
----------------------------------------------------------  ------------     -------------     -------------     ------------
PER COMMON SHARE:
 Net income (loss) ......................................   $       0.59     $        0.62     $        0.26     $       0.15
 Distributions to common shareholders ...................   $       1.00     $        1.03     $        1.03     $       0.26
 Distributions representing return of capital ...........   $       0.23     $        0.21                --               --
 Weighted average shares outstanding-basic ..............     32,617,823        37,630,546        37,940,463       35,752,760
----------------------------------------------------------  ------------     -------------     -------------     ------------

                                                          THREE MONTH PERIOD ENDED MARCH 31,
                                                          ----------------------------------
                                                                             PRO FORMA(E)
                                                                               COMBINED
                                                                1999             1999
OPERATING DATA:
 Rental income ..........................................   $ 23,467,091     $ 34,883,374
 Property operating expense (a) .........................   $  8,710,621     $ 13,347,567
 Interest income (expense) ..............................   $ (3,324,574)    $ (3,501,748)
 Net income (loss) ......................................   $  5,832,410     $  9,269,657
 Distributions declared and paid common shareholders.....   $ 10,169,836     $ 10,169,836
----------------------------------------------------------  ------------     ------------
PER COMMON SHARE:
 Net income (loss) ......................................   $       0.15     $       0.06
 Distributions to common shareholders ...................   $       0.26     $       0.26
 Distributions representing return of capital ...........             --               --
 Weighted average shares outstanding-basic ..............     39,315,952       39,315,952
----------------------------------------------------------  ------------     ------------

                                                                     AS OF DECEMBER 31,
                                       ------------------------------------------------------------------------------
                                            1994            1995            1996            1997            1998
BALANCE SHEET DATA:
 Investment in rental property .......  $54,107,358    $129,696,447    $329,715,853    $487,575,196    $587,438,358
 Total assets ........................  $57,257,950    $133,181,032    $322,870,574    $474,186,450    $552,347,608
 Notes payable .......................  $ 5,000,000    $  8,300,000    $ 55,403,000    $151,569,147    $201,892,999
 Shareholders' equity ................  $51,436,863    $122,154,420    $254,569,705    $315,328,252    $339,171,496
 Shares outstanding ..................    5,458,648      12,754,331      28,141,509      35,510,327      39,113,917
--------------------------------------  -----------    ------------    ------------    ------------    ------------

                                               AS OF MARCH 31,
                                       -------------------------------
                                                        PRO FORMA
                                                        COMBINED
                                           1999           1999
BALANCE SHEET DATA:
 Investment in rental property .......  $589,198,018    $848,785,615
 Total assets ........................  $553,118,097    $853,399,814
 Notes payable .......................  $205,503,092    $237,541,421
 Shareholders' equity ................  $337,377,662    $600,417,906
 Shares outstanding ..................    39,370,146      39,370,146
--------------------------------------- ------------    ------------


                                                                 YEAR ENDED DECEMBER 31,
                                                           -----------------------------------
                                                                  1994              1995
OTHER DATA:
 Cash Flow from:
 Operating activities ....................................   $   3,718,086     $   9,618,956
 Investing activities ....................................   $ (28,557,568)    $ (75,589,089)
 Financing activities ....................................   $  25,519,648     $  68,754,842
 Number of properties owned at period-end ................               9                19
----------------------------------------------------------   -------------     -------------
 Ratio of earnings to combined fixed charges and
 preferred stock distributions ...........................           188.36             17.77
----------------------------------------------------------   --------------    --------------
FUNDS FROM OPERATIONS CALCULATION:
 Net income (loss) before minority interest in operating
 partnership .............................................   $   2,386,303     $   5,229,715
 Depreciation of real estate .............................       1,210,818         2,788,818
 Distributions to preferred shareholders .................              --                --
 Imputed interest on increasing rate preferred stock .....              --                --
 Write off of start-up costs .............................              --                --
 Management contract termination (b) .....................              --                --
----------------------------------------------------------   --------------    --------------
 Funds from operations (c) ...............................   $   3,597,121     $   8,018,533
----------------------------------------------------------   --------------    --------------

                                                                            YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------------------------
                                                                   1996                1997               1998
OTHER DATA:
 Cash Flow from:
 Operating activities ....................................    $  20,162,776       $   34,973,533     $  45,027,655
 Investing activities ....................................    $(194,519,406)      $ (161,969,343)    $ (97,863,162)
 Financing activities ....................................    $ 170,466,134       $  128,327,145     $  50,911,886
 Number of properties owned at period-end ................               40                   51                58
-----------------------------------------------------------   -------------       --------------     -------------
 Ratio of earnings to combined fixed charges and
 preferred stock distributions ...........................                 (d)               3.51              2.82
-----------------------------------------------------------   ----------------    ---------------    --------------
FUNDS FROM OPERATIONS CALCULATION:
 Net income (loss) before minority interest in operating
 partnership .............................................    $  (4,169,849)      $   19,225,553     $  23,225,335
 Depreciation of real estate .............................        8,068,063           15,163,593        20,741,130
 Distributions to preferred shareholders .................               --                   --                --
 Imputed interest on increasing rate preferred stock .....               --                   --                --
 Write off of start-up costs .............................               --                   --                --
 Management contract termination (b) .....................       16,526,012              402,907                --
-----------------------------------------------------------   -------------       ---------------    --------------
 Funds from operations (c) ...............................    $  20,424,226       $   34,792,053     $  43,966,465
-----------------------------------------------------------   -------------       ---------------    --------------


                                                       YEAR ENDED DECEMBER 31,   THREE MONTH PERIOD ENDED MARCH 31,
                                                       ----------------------   ----------------------------------------------------
                                                              PRO FORMA(E)                                          PRO FORMA(E)
                                                                COMBINED                                              COMBINED
                                                                  1998               1998             1999              1999
OTHER DATA:
 Cash Flow from:
 Operating activities ....................................   $   61,129,885     $   9,825,996     $ 10,211,096     $  15,722,313
 Investing activities ....................................   $ (116,559,973)    $ (32,979,468)    $ (1,759,660)    $ (14,082,291)
 Financing activities ....................................   $  172,082,542     $  22,401,192     $ (4,076,005)    $  (1,035,519)
 Number of properties owned at period-end ................               84                53               58                84
-----------------------------------------------------------  --------------     -------------     ------------     -------------
 Ratio of earnings to combined fixed charges and
 preferred stock distributions ...........................              1.24               --              2.69              1.20
-----------------------------------------------------------  ---------------    -------------     -------------    --------------
FUNDS FROM OPERATIONS CALCULATION:
 Net income (loss) before minority interest in operating
 partnership .............................................   $   33,513,094     $   5,236,048     $  5,883,111     $   9,320,358
 Depreciation of real estate .............................       30,144,024         4,683,384        5,802,371         8,171,407
 Distributions to preferred shareholders .................      (23,673,643)               --               --        (7,099,029)
 Imputed interest on increasing rate preferred stock .....        2,172,386                --               --           630,429
 Write off of start-up costs .............................               --                --           55,657            55,657
 Management contract termination (b) .....................               --                --               --                --
-----------------------------------------------------------  ---------------    -------------     -------------    --------------
 Funds from operations (c) ...............................   $   42,155,861     $   9,919,432     $ 11,741,139     $  11,078,822
-----------------------------------------------------------  ---------------    -------------     -------------    --------------

(a) Property operating expenses include property and maintenance expense, taxes and insurance expense, and property management expense.

(b) Included in the 1997 and 1996 operating results are $402,907 and $16,526,012, respectively, of management contract termination expense resulting from Cornerstone's conversion to "self-administered" and "self-managed" status. See Note 6 to the consolidated financial statements.

(c) Funds from operations is defined as income before gains (losses) on investments, minority interest of unitholders in operating partnership, and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT). Cornerstone considers funds from operations in evaluating property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of Cornerstone's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

(d) Earnings for the year ended December 31, 1996 were inadequate to cover fixed charges due to management contract termination expense resulting from Cornerstone's conversion to "self-administered" and "self-managed" status. See Note 6 to the consolidated financial statements. The amount of coverage deficiency was $4,169,849 for the year ended December 31, 1996.

(e) To give effect to the merger with Apple and the operations of property acquisitions made during 1998 and 1999 by Apple and seven property acquisitions made by Cornerstone during 1998. (See Unaudited Pro Forma Condensed Combined Financial Statements.)

                     APPLE SELECTED FINANCIAL INFORMATION

     The following table presents selected consolidated financial information for and should be read in conjunction with the financial statements and related notes of Apple incorporated by reference into this Joint Proxy Statement/Prospectus and the other financial, pro forma and statistical information included or incorporated by reference in this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information."


                                                YEAR ENDED DECEMBER 31,           THREE MONTHS ENDED MARCH 31,
                                       ----------------------------------------- ------------------------------
                                        1996(C)       1997            1998             1998           1999
                                       --------- -------------- ---------------- --------------- --------------
OPERATING DATA:
 Rental income .......................    --      $12,005,968     $ 30,764,904    $  4,928,751    $11,416,283
 Property operating expenses (a) .....    --      $ 5,993,492     $ 14,958,699    $  2,232,017    $ 5,116,362
 Interest income (expense) ...........    --      $  (235,708)    $    900,669    $    323,886    $   (14,874)
 Net income (loss) ...................    --      $ 3,499,194     $ 10,079,908    $  1,959,718    $ 3,640,682
 Distributions declared and paid .....    --      $ 3,249,098     $ 13,040,936    $  2,038,051    $ 5,432,882
--------------------------------------    --      -----------     ------------    ------------    -----------
PER COMMON SHARE:
 Net income (loss) ...................    --      $      0.54     $       0.51    $       0.14    $      0.12
 Distributions .......................    --      $      0.60     $       0.82    $       0.20    $      0.21
 Distributions representing return
   of capital ........................    --               --               --              --             --
 Weighted average shares
   outstanding-basic .................    --        6,493,114       19,910,408      13,882,117     29,243,930
--------------------------------------    --      -----------     ------------    ------------    -----------



                                                  AS OF DECEMBER 31,                    AS OF MARCH 31,
                                         -------------------------------------         ----------------
                                          1996       1997            1998                    1999
                                         ------ -------------- ---------------         ----------------
BALANCE SHEET DATA:
 Investment in rental property .........    --   $ 89,634,348   $241,759,925             $262,999,579
 Total assets ..........................  $100   $112,485,520   $281,847,152             $304,168,956
 Notes payable .........................    --             --   $ 25,165,861             $ 32,038,329
 Shareholders' equity ..................  $100   $109,340,555   $249,199,621             $266,800,244
 Shares outstanding ....................    10     12,371,829     28,331,274               30,495,187
----------------------------------------  ----   ------------   ------------             ------------

                                                 YEAR ENDED DECEMBER 31,              THREE MONTHS ENDED MARCH 31,
                                       ------------------------------------------- -----------------------------------
                                        1996         1997              1998               1998              1999
                                       ------ ----------------- ------------------ ----------------- -----------------
OTHER DATA:
 Cash Flow from:
 Operating activities ................  --      $   7,075,025     $   17,122,276     $   2,274,018     $   5,937,504
 Investing activities ................  --      $ (88,753,814)    $ (130,842,627)    $ (26,755,525)    $ (14,196,810)
 Financing activities ................  --      $ 105,841,261     $  129,630,977     $  36,920,045     $  13,891,854
 Number of properties owned at
   period-end ........................  --                 11                 25                14                26
--------------------------------------  --      -------------     --------------     -------------     -------------
FUNDS FROM OPERATIONS CALCULATION:
 Net income ..........................  --      $   3,499,194     $   10,079,908     $   1,959,718     $   3,640,682
 Depreciation of real estate .........  --          1,898,003          5,788,476           889,545         2,330,543
 Write-off of start-up cost ..........  --                 --                 --                --           126,544
--------------------------------------  --      -------------     --------------     -------------     -------------
 Funds from operations(b) ............  --      $   5,397,197     $   15,868,384     $   2,849,263     $   6,097,769
--------------------------------------  --      -------------     --------------     -------------     -------------


(a) Property operating expenses include property and maintenance expense, taxes and insurance expense, and property management expense.



(b) Funds from operations is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT). Apple considers funds from operations in evaluating property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of Apple's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

(c) Apple commenced operations in January 1997.

                     CORNERSTONE REALTY INCOME TRUST, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                              UNAUDITED PRO FORMA
                       CONDENSED COMBINED BALANCE SHEET

                                MARCH 31, 1999

BASIS OF PRESENTATION

     The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the merger of Cornerstone Realty Income Trust, Inc. and Apple Residential Income Trust, Inc. as if the merger had occurred on March 31, 1999. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the merger have been made.



     The Unaudited Pro Forma Condensed Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of Cornerstone and Apple would have been at March 31, 1999, nor does it purport to represent the future combined financial position of Cornerstone and Apple. This Unaudited Pro Forma Condensed Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of Cornerstone and Apple incorporated by reference into this Joint Proxy Statement/Prospectus.

                                                                                                                   CORNERSTONE
                                                        CORNERSTONE          APPLE               MERGER             PRO FORMA
                                                         HISTORICAL        HISTORICAL        ADJUSTMENTS (A)         COMBINED
                                                     ----------------- ----------------- ---------------------- -----------------
ASSETS
Investment in rental property ......................   $ 589,198,018     $ 262,999,579      $    (3,411,982)(B)   $ 848,785,615
Less: accumulated depreciation .....................     (54,030,131)       (9,999,170)           9,999,170 (B)     (54,030,131)
                                                       -------------     -------------      ---------------       -------------
                                                         535,167,887       253,000,409            6,587,188 (B)     794,755,484
Cash and cash equivalents ..........................       6,965,795        45,705,746           (6,300,000)(A)      46,371,541
Prepaid expenses ...................................       1,213,358           198,152                   --           1,411,510
Other assets .......................................       9,771,057         5,264,649           (3,760,000)(C)      10,861,279
                                                                                                   (287,188)(D)
                                                                                                   (127,239)(E)
                                                                                            ---------------
TOTAL ASSETS .......................................   $ 553,118,097     $ 304,168,956      $    (3,887,239)      $ 853,399,814
                                                       =============     =============      ===============       =============
LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable ......................................   $ 205,503,092     $  32,038,329                   --       $ 237,541,421
Accounts payable ...................................         749,001         2,445,788                   --           3,194,789
Accrued expenses ...................................       5,714,954         1,956,577      $      (127,239)(E)       7,544,292
Rents received in advance ..........................         164,752            50,922                   --             215,674
Tenant security deposits ...........................       1,591,572           877,096                   --           2,468,668
                                                       -------------     -------------      ---------------       -------------
Total Liabilities ..................................     213,723,371        37,368,712             (127,239)        250,964,844
Minority interest of unitholders in operating
 partnership .......................................       2,017,064                --                   --           2,017,064
SHAREHOLDERS' EQUITY
Preferred stock -- Series A ........................              --                --          263,040,244 (F)     263,040,244
Common stock .......................................     390,663,581       271,283,376         (280,809,776)(H)     390,663,581
                                                                                                 13,286,400 (G)
                                                                                                 (3,760,000)(C)
Class B convertible stock ..........................              --            20,000              (20,000)(G)              --
Deferred compensation ..............................         (97,382)               --                   --             (97,382)
Distributions greater than net income ..............     (53,188,537)       (4,503,132)         (13,266,400)(G)     (53,188,537)
                                                                                                 17,769,532 (H)
                                                                                            ---------------
Total Shareholders' Equity .........................     337,377,662       266,800,244           (3,760,000)        600,417,906
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .........   $ 553,118,097     $ 304,168,956      $    (3,887,239)      $ 853,399,814
                                                       =============     =============      ===============       =============

See accompanying notes.

                     CORNERSTONE REALTY INCOME TRUST, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                MARCH 31, 1999

   (A) The merger will be accounted for in accordance with the purchase method of accounting. The following represents the purchase price of Apple's common shares at fair value, which approximates Apple's net book value, plus assumption of liabilities at fair value and estimated transaction costs associated with the merger:


       Purchase price for Apple common shares (see below) ..........    $266,800,244
       Mortgage notes assumed-at estimated fair value ..............      32,038,329
       Other liabilities assumed-at estimated fair value ...........       5,330,383
                                                                        ------------
       Sub-total ...................................................     304,168,956
       Purchase of Apple brokerage contract by Cornerstone .........         287,188
       Transaction costs (see below) ...............................       6,300,000
                                                                        ------------
       Total purchase price ........................................    $310,756,144
                                                                        ============


     The purchase price for Apple common shares is comprised of the following:


       Issuance of Series A Convertible Preferred Shares - at estimated
        fair value (see Note F) .......................................    $263,040,244
       Prior purchase of 417,778 common shares of Apple ...............       3,760,000
                                                                           ------------
       Purchase price for Apple common shares .........................    $266,800,244
                                                                           ============


     The following is an estimate of the fees and other expenses related to the merger:


       Advisory fees ..................................    $3,750,000
       Legal and accounting fees ......................       500,000
       Printing .......................................       350,000
       Proxy solicitation and consulting fees .........       550,000
       Other ..........................................     1,150,000
                                                           ----------
       Total adjustment for transaction costs .........    $6,300,000
                                                           ==========


   (B) Increase of $6,587,188 in the net book value of Apple's real estate assets based upon Cornerstone's purchase price and the adjustment to eliminate Apple's historical accumulated depreciation of $9,999,170, as follows:


       Purchase price (See Note A) ......................................     $ 310,756,144
       Less:
        Purchase price allocated to cash and cash equivalents ...........       (45,705,746)
        Other assets and prepaid expenses ...............................        (5,462,801)
                                                                              -------------
       Amount allocated to investment in rental property ................       259,587,597
       Net book value of Apple's investment in real estate ..............       253,000,409
                                                                              -------------
       Net increase in book value of Apple's investment in real estate...         6,587,188
       Eliminate accumulated depreciation ...............................        (9,999,170)
                                                                              -------------
       Adjustment to reflect new cost basis of rental property ..........     $  (3,441,982)
                                                                              =============
       Amount allocated to investment in rental property ................     $ 259,587,597
       Less: Amount allocated to land ...................................       (44,973,783)
                                                                              -------------
       Depreciable basis of rental property .............................     $ 214,613,814
                                                                              =============


                     CORNERSTONE REALTY INCOME TRUST, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                MARCH 31, 1999

   (C) To eliminate Cornerstone's investment of $3,760,000 in 417,778 of Apple common shares.

   (D) To eliminate Cornerstone's investment in the Apple Realty Group, Inc. brokerage contract previously acquired.

   (E)   To eliminate due from Apple and due to Cornerstone accounts.

   (F) To adjust Apple's shareholder equity to reflect the issuance of 12,670,964 shares of Cornerstone Series A Convertible Preferred Shares at an estimated fair value of $20.76 per share in exchange for all of Apple's outstanding common shares and Class B Convertible Shares at

         March 31, 1999, as follows:


       Apple common shares outstanding at March 31, 1999 ..............       30,495,187
       Plus conversion of Class B Convertible Shares to Apple common
        shares (see Note G) ...........................................        1,600,000
                                                                              ----------
                                                                              32,095,187
       Less: Apple's common shares owned by Cornerstone ...............         (417,778)
                                                                              ----------
       Adjusted Apple common shares outstanding at March 31, 1999......       31,677,409
       Exchange ratio .................................................              .4
                                                                              ----------
                                                                              12,670,964
       Estimated fair market value per share ..........................     $      20.76
                                                                            ------------
       Estimated fair value of Series A Convertible Preferred Shares to
        be issued .....................................................     $263,040,244
                                                                            ============


   (G) The Apple Class B Convertible Shares are convertible into Apple common shares and then into Cornerstone Series A Convertible Preferred Shares upon the merger of Apple. The expense that results upon conversion is estimated to be $13,266,400 and will be reflected in Apple's statement of operations upon approval of the merger. The Class B Convertible Shares will be converted and exchanged as follows:


       Class B Convertible Shares ........................................        200,000
       Conversion ratio to Apple common stock ............................              8
                                                                                  -------
                                                                                1,600,000
       Exchange Ratio ....................................................            .4
                                                                                ---------
                                                                                  640,000
       Estimated fair value of preferred (see Note F) ....................    $     20.76
                                                                              -----------
                                                                               13,286,400
       Less: Amount originally paid for Class B Convertible Shares .......        (20,000)
                                                                              -----------
                                                                              $13,266,400
                                                                              ===========

                     CORNERSTONE REALTY INCOME TRUST, INC.
         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                MARCH 31, 1999


   (H) To adjust Apple's historical shareholders' equity to reflect the issuance of Series A Convertible Preferred Shares of Cornerstone at an assumed price of $20.76 per share, in exchange for all of Apple's outstanding common shares not already owned by Cornerstone, and to reflect the conversion of Apple Class B Convertible Shares to Apple common shares and subsequent exchange for Cornerstone Series A Convertible Preferred Shares as follows:


                                                                                              SERIES A       DISTRIBUTIONS IN
                                                                           CLASS B           CONVERTIBLE        EXCESS OF
                                                    COMMON SHARES    CONVERTIBLE SHARES   PREFERRED SHARES       EARNINGS
                                                  ----------------- -------------------- ------------------ -----------------

Issuance of Cornerstone  Series A Convertible  Preferred Shares for Apple common shares not already owned by Cornerstone (See
 Note F) ........................................                                           $ 263,040,244
Conversion of Apple Class B Convertible
 Shares to Cornerstone Series A Convertible
 Preferred Shares (See Note G) ..................  $  (13,286,400)       $  20,000                             $ 13,266,400
Elimination of Apple historical shareholders'
 equity .........................................    (271,283,376)         (20,000)                               4,503,132
Cornerstone investment in Apple common
 shares already eliminated (See Note C) .........       3,760,000
                                                   --------------
Pro forma adjustments ...........................  $ (280,809,776)       $      --          $ 263,040,244      $ 17,769,532
                                                   ==============        =========          =============      ============

                     CORNERSTONE REALTY INCOME TRUST, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
              AND FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999

BASIS OF PRESENTATION

     The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998, and the three month period ended March 31, 1999, are presented as if the merger had occurred at the beginning of each period presented. In addition to the merger, the Unaudited Pro Forma Condensed Combined Statements of Operations give effect to seven property acquisitions made by Cornerstone during 1998 and 16 and 2 property acquisitions made by Apple in 1998 and 1999, respectively, as if these property acquisitions were made on January 1, 1998. The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the periods presented.



     The Unaudited Pro Forma Condensed Combined Statements of Operations are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of Cornerstone and Apple would have been for the year ended December 31, 1998 and the three month period ended March 31, 1999, if the merger and/or the property acquisitions had occurred on January 1, 1998, or January 1, 1999, nor do they purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Condensed Combined Statements of Operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of Cornerstone and Apple incorporated by reference in this Joint Proxy Statement/Prospectus.

                     CORNERSTONE REALTY INCOME TRUST, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1999


                                                                                                                  CORNERSTONE
                                                      CORNERSTONE          APPLE               MERGER              PRO FORMA
                                                       HISTORICAL       HISTORICAL           ADJUSTMENTS           COMBINED
                                                    ---------------   --------------   ----------------------   --------------

REVENUE:
 Rental income ..................................    $ 23,467,091      $11,416,283                    --         $ 34,883,374
 Other income ...................................       1,061,287               --         $  (1,061,287)(K)               --
EXPENSES:

 Property and maintenance .......................       6,098,887        2,812,974                    --            8,911,861
 Taxes and insurance ............................       2,062,366        1,680,693                    --            3,743,059
 Property management ............................         549,368               --               143,279 (L)          692,647
 Property management fee ........................              --          622,695              (622,695)(K)               --
 General and administrative .....................         448,596          187,278              (112,108)(K)          461,266
                                                                                                 (62,500)(M)
 Amortization expense and other
   depreciation .................................          61,399          126,544              (126,544)(N)           61,399
 Depreciation of rental property ................       5,802,371        2,330,543                38,493 (O)        8,171,407
 Other ..........................................         297,706               --              (134,798)(P)           19,629
                                                                                                (143,279)(L)
                                                                                           -------------
Total expenses ..................................      15,320,693        7,760,727            (1,020,152)          22,061,268
                                                     ------------      -----------         -------------         ------------
Income before interest income (expense) and
 minority interest in operating partnership .....       9,207,685        3,655,556               (41,135)          12,822,106
Interest and investment income ..................          90,874          388,121               (83,550)(R)          316,695
                                                                                                 (78,750)(S)
Interest expense ................................      (3,415,448)        (402,995)                   --           (3,818,443)
                                                     ------------      -----------         -------------         ------------
Income before minority interest in operating
 partnership ....................................       5,883,111        3,640,682              (203,435)           9,320,358
Minority interest of unitholders in operating
 partnership ....................................         (50,701)              --                    --              (50,701)
                                                     ------------      -----------         -------------         ------------
Net income ......................................       5,832,410        3,640,882              (203,435)           9,269,657
Distributions to preferred
 shareholders ...................................              --               --            (7,099,029)(T)       (7,099,029)
                                                     ------------      -----------         -------------         ------------
Net income available to common shareholders......    $  5,832,410      $ 3,640,682         $  (7,302,464)        $  2,170,628
                                                     ============      ===========         =============         ============
Earnings per common share:
 Basic and Diluted ..............................    $       0.15                                                $       0.06
Weighted average common shares outstanding
 Basic and Diluted ..............................      39,315,952                                                  39,315,952



See accompanying notes.

                     CORNERSTONE REALTY INCOME TRUST, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                                                     1998
                                                                1998             CORNERSTONE
                                           CORNERSTONE       CORNERSTONE         ACQUISITION
                                           HISTORICAL     (A) ACQUISITIONS       ADJUSTMENTS
                                        ---------------- ------------------ ---------------------
Revenue:
 Rental income ........................  $   88,752,254      $4,281,696                    --
 Other income .........................       4,885,694              --                    --
Expenses:
 Property and maintenance .............      24,641,642       1,809,238                    --
 Taxes and insurance ..................       6,986,245         281,848                    --
 Property management ..................       2,169,552              --                    --
 Property management fee ..............              --              --                    --
 General and administrative ...........       1,681,810              --                    --
 Amortization expenses and
 other depreciation ...................          47,703              --                    --
 Depreciation of rental
 property .............................      20,741,130              --        $      873,029 (B)
 Other ................................       1,968,591              --                    --
Total expenses ........................      58,236,673       2,091,086               873,029
                                         --------------      ----------        --------------
Income before interest and
 investment income (expense)
 and minority interest in
 operating partnership ................      35,401,275       2,190,609              (873,029)
Interest and investment income ........         411,957              --                    --
Interest expense ......................     (12,587,897)             --            (1,526,024)(C)
                                         --------------      ----------        --------------
Income before minority interest in
 operating partnership ................      23,225,335       2,190,609            (2,399,052)
Minority interest of unitholders in
 operating partnership ................         (14,693)             --               (91,059)(D)
                                         --------------      ----------        --------------
Net income ............................      23,210,642       2,190,609            (2,490,111)
Distributions to preferred
 shareholders .........................              --              --                    --
                                         --------------      ----------        --------------
Net income available to common
 shareholders .........................  $   23,210,642      $2,190,609        $   (2,490,111)
                                         ==============      ==========        ==============
Earnings per common share:
 Basic and Diluted ....................  $         0.62
Weighted average common shares
 outstanding -- Basic and
 Diluted ..............................      37,630,546                               309,917 (E)


                                                                                                 1998 AND 1999
                                                                             1998 AND 1999           APPLE
                                           CORNERSTONE         APPLE             APPLE            ACQUISITION           APPLE
                                            PRO FORMA       HISTORICAL     (F) ACQUISITIONS       ADJUSTMENTS         PRO FORMA
                                        ---------------- ---------------- ------------------ --------------------- --------------
Revenue:
 Rental income ........................  $   93,033,950    $ 30,764,904       $14,814,117                   --      $ 45,579,021
 Other income .........................       4,885,694              --                --                   --                --
Expenses:
 Property and maintenance .............      26,450,880       8,819,809         5,155,130                   --        13,974,939
 Taxes and insurance ..................       7,268,093       4,453,177         1,927,148                   --         6,380,325
 Property management ..................       2,169,552              --                --                   --                --
 Property management fee ..............              --       1,685,713                --       $      810,748 (G)     2,496,461
 General and administrative ...........       1,681,810         799,732                --              159,693 (H)       959,425
 Amortization expenses and
 other depreciation ...................          47,703          38,758                --                   --            38,758
 Depreciation of rental
 property .............................      21,614,159       5,788,476                --            2,587,415 (B)     8,375,891
 Other ................................       1,968,591              --                --                   --                --
Total expenses ........................      61,200,788      21,585,665         7,082,277            3,557,857        32,225,799
                                         --------------    ------------       -----------       --------------      ------------
Income before interest and
 investment income (expense)
 and minority interest in
 operating partnership ................      36,718,855       9,179,239         7,731,840           (3,557,857)       13,353,222
Interest and investment income ........         411,957        1,638.544               --           (1,323,544)(I)       315,000
Interest expense ......................     (14,113,921)       (737,875)               --           (1,302,208)(J)    (2,040,083)
                                         --------------    -------------      -----------       --------------      ------------
Income before minority interest in
 operating partnership ................      23,016,892      10,079,908         7,731,840           (6,183,609)       11,628,139
Minority interest of unitholders in
 operating partnership ................        (105,752)             --                --                   --                --
                                         --------------    -------------      -----------       --------------      ------------
Net income ............................      22,911,140      10,079,908         7,731,840           (6,183,609)       11,628,139
Distributions to preferred
 shareholders .........................              --              --                --                   --                --
                                         --------------    -------------      -----------       --------------      ------------
Net income available to common
 shareholders .........................  $   22,911,140    $ 10,079,908       $ 7,731,840       $   (6,183,609)     $ 11,628,139
                                         ==============    =============      ===========       ==============      ============
Earnings per common share:
 Basic and Diluted ....................  $         0.60
Weighted average common shares
 outstanding -- Basic and
 Diluted ..............................      37,940,463

                                                                 CORNERSTONE
                                                MERGER            PRO FORMA
                                              ADJUSTMENTS          COMBINED
                                        ---------------------- ---------------
Revenue:
 Rental income ........................                --       $ 138,612,971
 Other income .........................    $   (4,885,694)(K)              --
Expenses:
 Property and maintenance .............                --          40,425,819
 Taxes and insurance ..................                --          13,648,418
 Property management ..................           747,529 (L)       2,917,081
 Property management fee ..............        (2,496,461)(K)              --
 General and administrative ...........          (685,491)(K)       1,705,744
                                                 (250,000)(M)
 Amortization expenses and
 other depreciation ...................           (38,758)(N)          47,703
 Depreciation of rental
 property .............................           153,974 (O)      30,144,024
 Other ................................        (1,054,470)(P)         128,559
                                                 (747,529)(L)
                                                  (38,033)(Q)
                                           --------------
Total expenses ........................        (4,409,240)         89,017,347
                                           --------------       -------------
Income before interest and
 investment income (expense)
 and minority interest in
 operating partnership ................          (476,454)         49,595,623
Interest and investment income ........          (340,483)(R)          71,474
                                                 (315,000)(S)
Interest expense ......................                --         (16,154,004)
                                           --------------       -------------
Income before minority interest in
 operating partnership ................        (1,131,937)         33,513,094
Minority interest of unitholders in
 operating partnership ................                --            (105,752)
                                           --------------       -------------
Net income ............................        (1,131,937)         33,407,342
Distributions to preferred
 shareholders .........................       (23,673,643)(T)     (23,673,643)
                                           --------------       -------------
Net income available to common
 shareholders .........................    $  (24,805,580)      $   9,733,699
                                           ==============       =============
Earnings per common share:
 Basic and Diluted ....................                         $        0.26
Weighted average common shares
 outstanding -- Basic and
 Diluted ..............................                            37,940,463

See accompanying notes.

                     CORNERSTONE REALTY INCOME TRUST, INC.
                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                AND THE THREE MONTH PERIOD ENDED MARCH 31, 1999

PROPERTY ACQUISITIONS ADJUSTMENTS:

     The following adjustments record the operations of the properties acquired by Cornerstone and Apple from the beginning of the respective periods to the date acquired adjusted for the Companies' bases in the properties.



   (A) Represents the income and expenses of the six properties Cornerstone acquired during 1998 for a total purchase price of approximately $64 million for the respective periods in 1998 prior to acquisition. (See detail at Note U).



   (B) Represents the depreciation expense of the properties acquired by Cornerstone and Apple based on the purchase price, excluding amounts allocated to land, for the period of time not owned by the companies. The weighted average life of the property depreciated was 27.5 years.

   (C) Represents the interest expense for 6 of the 7 properties purchased using Cornerstone's line of credit for the period in which the properties were not owned. Interest was computed under Cornerstone's line of credit in effect at the time of the respective acquisitions (interest rates range from 6.6% -- 7.0%).

   (D) Represents income applicable to minority interest based on 185,874 operating partnership units of Cornerstone's operating partnership issued in connection with the acquisition of Cape Landing.

   (E) Represents additional common shares used to purchase property at a cost of $8,100,000.



   (F) Represents the income and expenses of the 16 properties acquired in 1998 and 2 in 1999 by Apple for a total purchase price of approximately $148 million for the respective periods in 1998 prior to acquisition. (See detail at Note V). Apple's 1999 acquisitions were not included in the three month period ended March 31, 1999 pro forma condensed combined statement of operations as their effects were immaterial.



   (G) Represents property management fees based on 5% of rental income and processing costs equal to $2.50 per apartment per month charged by Cornerstone for management of the properties for the period not owned by Apple.

   (H) Represents advisory fees of .25% of accumulated capital contributions invested in properties under the "best efforts" offering for the period of time the properties were not owned by Apple.

   (I) Represents reduction of interest income recorded by Apple assuming $30.1 million of cash which was used to purchase properties at an interest rate of 5%.



   (J) Represents additional interest expense for 5 of the 1998 property acquisitions and 1 of the 1999 property acquisitions of Apple for the period in which the properties were not owned. Interest was computed based on market interest rates of 6.5% on the mortgage debt of $31.2 million that was assumed at acquisition.

                     CORNERSTONE REALTY INCOME TRUST, INC.
                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                AND THE THREE MONTH PERIOD ENDED MARCH 31, 1999

MERGER ADJUSTMENTS:

     The following adjustments reflect the operations of Apple, previously adjusted for properties acquired from the beginning of the respective periods, based on the purchase of Apple by Cornerstone from the beginning of the respective periods.

   (K) Represents the elimination of property management and advisory fees Cornerstone received for services provided to Apple as follows:

                                                                                         THREE MONTH
                                                                      YEAR ENDED         PERIOD ENDED
                                                                  DECEMBER 31, 1998     MARCH 31, 1999
                                                                 -------------------   ---------------
Fee income earned by Cornerstone .............................       $ 4,885,694         $ 1,061,287
Property management fee incurred by Apple ....................         2,496,461             622,695
Advisory fee incurred by Apple ...............................           685,491             112,108
The balance  represents broker fee income  capitalized by Apple as investment in rental property and the effects of other pro forma fees.


   (L) Represents Cornerstone's expenses incurred related to providing property management services to Apple. The expenses have been reclassified from other property management.

   (M) Reduction of Apple expenses to operate as a public company eliminated as a result of the merger.

   (N) Represents the elimination of the amortization of Apple's organization costs that would be written off as a result of the merger.

   (O) Represents additional depreciation expense on the increased fair market value of Apple's depreciable real estate using a weighted average life of 27.5 years.

   (P) Represents the elimination of Cornerstone's amortization of the acquired Apple brokerage contract.

   (Q) Represents other expenses incurred by Cornerstone to provide services to Apple which will be eliminated as a result of the merger.

   (R) Represents the elimination of Cornerstone investment income previously recognized on Apple common shares owned by Cornerstone.

   (S) Represents a reduction to interest income resulting from the use of cash for the payment of transaction costs as a result of the merger at an interest rate of 5%.

                     CORNERSTONE REALTY INCOME TRUST, INC.
                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998

                AND THE THREE MONTH PERIOD ENDED MARCH 31, 1999

   (T) Represents distributions on Series A Convertible Preferred Shares including imputed distributions on the increasing rate preferred stock as follows:

                                                                                             THREE MONTH
                                                                           YEAR ENDED        PERIOD ENDED
                                                                          DECEMBER 31,        MARCH 31,
                                                                              1998               1999
                                                                        ----------------   ---------------
Apple historical weighted average shares outstanding at end of
 respective period ..................................................       19,910,408        29,243,930
Pro forma Apple common shares added for acquisitions made
 with proceeds from the sale of common stock for the period
 not owned during the respective period .............................        4,202,967                --
Less: Apple shares owned by Cornerstone .............................         (417,778)         (417,778)
                                                                            ----------        ----------
Adjusted pro forma Apple common shares prior to conversion.                 23,695,597        28,826,152
Conversion ratio (1) ................................................             .4               .4
                                                                            ----------        ----------
Cornerstone Series A Convertible Preferred Shares issued for
 adjusted pro forma Apple common shares .............................        9,478,239        11,530,460
Add: Preferred shares issued for Apple Class B Convertible
 Shares (2) .........................................................          640,000           640,000
                                                                            ----------        ----------
                                                                            10,118,239        12,170,460
Distribution rate (3) ...............................................     $      2.125       $     .5315
                                                                          ------------       -----------
Cash distributions ..................................................       21,501,257         6,468,600
Imputed distribution on increasing rate preferred stock (4) .........        2,172,386           630,429
                                                                          ------------       -----------
Total distributions .................................................     $ 23,673,643       $ 7,099,029
                                                                          ============       ===========

----------
(1) Computed  based on the  exchange  ratio under the terms of the merger of 2.5
    Apple  common  shares  converting  to  1  share  of  Cornerstone   Series  A
    Convertible Preferred Shares.

(2) See Note G to the unaudited pro forma condensed combined balance sheet.

(3) Equals stated distribution rate for each share of Cornerstone preferred stock for the first year after the merger.

(4) Imputed dividends calculated as the present value of the difference between the perpetual preferred stock distribution and the stated distribution rate.

NOTE U

1998 CORNERSTONE ACQUISITIONS



     The following schedule provides detail of 1998 acquisitions by property included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998 as previously reported on Form 8-K's incorporated by reference into this Joint Proxy Statement/Prospectus.


                                                                    STONE        PINNACLE      HAMPTON
                                                                    POINT         RIDGE         POINTE
                                                                  PRO FORMA     PRO FORMA     PRO FORMA
                                                                 ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                                                                ------------- ------------- -------------
DATE OF ACQUISITIONS                                               1/15/98       3/31/98       3/31/98
--------------------------------------------------------------- ------------- ------------- -------------
Revenue:
 Rental income ................................................    $ 56,094      $214,941      $495,061
 Other income .................................................          --            --            --
Expenses:
 Property and maintenance .....................................      15,821        73,178       157,479
 Taxes and insurance ..........................................       4,154        15,411        54,874
 Property management ..........................................          --            --            --
 Property management fee ......................................          --            --            --
 General and administrative ...................................          --            --            --
 Amortization expense and other depreciation ..................          --            --            --
 Depreciation of rental property ..............................          --            --            --
 Other ........................................................          --            --            --
                                                                   --------      --------      --------
                                                                     19,975        88,589       212,353
                                                                   --------      --------      --------
Income before interest income (expense) and minority
 interest in operating partnership ............................      36,119       126,352       282,708
Interest income ...............................................          --            --            --
Interest expense ..............................................          --            --            --
                                                                   --------      --------      --------
Income before minority interest in operating partnership ......      36,119       126,352       282,708
Minority interest of unitholders in operating partnership .....          --            --            --
                                                                   --------      --------      --------
Net income ....................................................    $ 36,119      $126,352      $282,708
                                                                   ========      ========      ========

                                                                                                 CAPE
                                                                 THE TIMBERS    THE GABLES     LANDING         1998
                                                                  PRO FORMA     PRO FORMA     PRO FORMA    CORNERSTONE
                                                                 ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ACQUISITIONS
                                                                ------------- ------------- ------------- -------------
DATE OF ACQUISITIONS                                                6/4/98        7/2/98       10/16/98         --
--------------------------------------------------------------- ------------- ------------- ------------- -------------
Revenue:
 Rental income ................................................   $ 494,369     $ 752,765    $ 2,268,466   $ 4,281,696
 Other income .................................................          --            --             --            --
Expenses:
 Property and maintenance .....................................     169,870       221,388      1,171,502     1,809,238
 Taxes and insurance ..........................................      31,692        49,381        126,336       281,848
 Property management ..........................................          --            --             --            --
 Property management fee ......................................          --            --             --            --
 General and administrative ...................................          --            --             --            --
 Amortization expense and other depreciation ..................          --            --             --            --
 Depreciation of rental property ..............................          --            --             --            --
 Other ........................................................          --            --             --            --
                                                                  ---------     ---------    -----------   -----------
                                                                    201,562       270,769      1,297,838     2,091,086
                                                                  ---------     ---------    -----------   -----------
Income before interest income (expense) and minority
 interest in operating partnership ............................     292,807       481,996        970,627     2,190,609
Interest income ...............................................          --            --             --            --
Interest expense ..............................................          --            --             --            --
                                                                  ---------     ---------    -----------   -----------
Income before minority interest in operating partnership ......     292,807       481,996        970,627     2,190,609
Minority interest of unitholders in operating partnership .....          --            --             --            --
                                                                  ---------     ---------    -----------   -----------
Net income ....................................................   $ 292,807     $ 481,996    $   970,627   $ 2,190,609
                                                                  =========     =========    ===========   ===========

NOTE V

1998 AND 1999 APPLE ACQUISITIONS



     The following schedule provides detail of 1998 and 1999 acquisitions by property included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998 as previously reported on Form 8-K's incorporated by reference into this Joint Proxy Statement/Prospectus.




                                                                             COPPER
                                               MAIN PARK     TIMBERGLEN     CROSSING
                                               PRO FORMA     PRO FORMA     PRO FORMA
                                              ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                                             ------------- ------------- -------------
DATE OF ACQUISITION                              2/4/98       2/13/98       3/31/98
-------------------------------------------- ------------- ------------- -------------
Revenue
 Rental income .............................   $ 122,458     $ 162,912     $ 228,612
 Other income ..............................          --            --            --
Expenses:
 Property and maintenance ..................      44,674        39,814       147,405
 Taxes and insurance .......................      18,797        21,513        29,927
 Property management .......................          --            --            --
 Property management fee ...................          --            --            --
 General and administrative ................          --            --            --
 Amortization expense and other
  depreciation .............................          --            --            --
 Depreciation of rental property ...........          --            --            --
 Other .....................................          --            --            --
                                               ---------     ---------     ---------
                                                  63,471        61,327       177,332
                                               ---------     ---------     ---------
 Income before interest income (expense)
  and minority interest in operation
  partnership ..............................      58,987       101,585        51,280
 Interest income ...........................          --            --            --
 Interest expense ..........................          --            --            --
                                               ---------     ---------     ---------
 Income before minority interest in
  operating partnership ....................      58,987       101,585        51,280
 Minority interest of unitholders in
  operating partnertship ...................          --            --            --
                                               ---------     ---------     ---------
 Net income ................................   $  58,987     $ 101,585     $  51,280
                                               =========     =========     =========


                                                                 SUMMER         PARK       COTTONWOOD
                                              SILVERBROOK I       TREE        VILLAGE       CROSSING    SILVERBROOK II
                                                PRO FORMA      PRO FORMA     PRO FORMA     PRO FORMA      PRO FORMA
                                               ADJUSTMENTS    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS
                                             --------------- ------------- ------------- ------------- ---------------
DATE OF ACQUISITION                               5/8/98         6/1/98        7/1/98        7/9/98        7/24/98
-------------------------------------------- --------------- ------------- ------------- ------------- ---------------
Revenue
 Rental income .............................    $ 876,661      $ 505,033     $ 641,049     $ 565,147      $ 536,970
 Other income ..............................           --             --            --            --             --
Expenses:
 Property and maintenance ..................      308,738        202,428       224,466       216,861        188,406
 Taxes and insurance .......................       98,600         63,114        79,850        74,067         61,559
 Property management .......................           --             --            --            --             --
 Property management fee ...................           --             --            --            --             --
 General and administrative ................           --             --            --            --             --
 Amortization expense and other
  depreciation .............................           --             --            --            --             --
 Depreciation of rental property ...........           --             --            --            --             --
 Other .....................................           --             --            --            --             --
                                                ---------      ---------     ---------     ---------      ---------
                                                  407,338        265,542       304,316       290,928        249,965
                                                ---------      ---------     ---------     ---------      ---------
 Income before interest income (expense)
  and minority interest in operation
  partnership ..............................      469,323        239,491       336,733       274,219        287,005
 Interest income ...........................           --             --            --            --             --
 Interest expense ..........................           --             --            --            --             --
                                                ---------      ---------     ---------     ---------      ---------
 Income before minority interest in
  operating partnership ....................      469,323        239,491       336,733       274,219        287,005
 Minority interest of unitholders in
  operating partnertship ...................           --             --            --            --             --
                                                ---------      ---------     ---------     ---------      ---------
 Net income ................................    $ 469,323      $ 239,491     $ 336,733     $ 274,219      $ 287,005
                                                =========      =========     =========     =========      =========



                                                                     (Continued)

1998 AND 1999 APPLE ACQUISITIONS


                                         PACE'S                                   EMERALD       ESTRADA
                                         POINT       DEVONSHIRE     NEWPORT         OAKS          OAKS
                                       PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA
                                      ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                                     ------------- ------------- ------------- ------------- -------------
DATE OF ACQUISITIONS                    7/17/98       7/17/98       7/24/98       7/24/98       7/27/98
------------------------------------ ------------- ------------- ------------- ------------- -------------
Revenue
 Rental income .....................  $1,167,372      $534,027      $686,911    $1,046,462      $962,727
 Other income ......................          --            --            --            --            --
Expenses:
 Property and maintenance ..........     349,407       156,111       235,111       284,868       281,613
 Taxes and insurance ...............     143,119        75,941       109,875       133,916       124,830
 Property management ...............          --            --            --            --            --
 Property management fee ...........          --            --            --            --            --
 General and administrative ........          --            --            --            --            --
 Amortization expense and
  other depreciation ...............          --            --            --            --            --
 Depreciation of rental
  property .........................          --            --            --            --            --
 Other .............................          --            --            --            --            --
                                      ----------      --------      --------    ----------      --------
                                         492,526       232,052       344,986       418,784       406,443
                                      ----------      --------      --------    ----------      --------
Income before interest income
 (expense) and minority
 interest in operating part-
 nership ...........................     674,846       301,975       341,925       627,678       556,284
Interest income ....................          --            --            --            --            --
Interest expense ...................          --            --            --            --            --
                                      ----------      --------      --------    ----------      --------
Income before minority
 interest in operating
 partnership .......................     674,846       301,975       341,925       627,678       556,284
Minority interest of unitholders
 in operating partnership ..........          --            --            --            --            --
                                      ----------      --------      --------    ----------      --------
Net income .........................  $  674,846      $301,975      $341,925    $  627,678      $556,284
                                      ==========      ========      ========    ==========      ========

                                        CUTTER'S       BURNEY      COURTS ON       SIERRA       GRAYSON
                                         POINT          OAKS       PEAR RIDGE      RIDGE         SQUARE         APPLE
                                       PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA    1998 AND 1999
                                      ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ACQUISITIONS
                                     ------------- ------------- ------------- ------------- ------------- --------------
DATE OF ACQUISITIONS                    10/29/98      10/28/98      11/17/98       1/5/99        2/1/99          --
------------------------------------ ------------- ------------- ------------- ------------- ------------- --------------
Revenue
 Rental income .....................  $1,217,238    $1,309,756    $1,543,739    $1,192,111    $1,514,932    $14,814,117
 Other income ......................          --            --            --            --            --             --
Expenses:
 Property and maintenance ..........     430,131       472,141       519,372       534,083       519,501      5,155,130
 Taxes and insurance ...............     146,572       180,438       224,297       148,050       192,683      1,927,148
 Property management ...............          --            --            --            --            --             --
 Property management fee ...........          --            --            --            --            --             --
 General and administrative ........          --            --            --            --            --             --
 Amortization expense and
  other depreciation ...............          --            --            --            --            --             --
 Depreciation of rental
  property .........................          --            --            --            --            --             --
 Other .............................          --            --            --            --            --             --
                                      ----------    ----------    ----------    ----------    ----------    -----------
                                         576,703       652,579       743,669       682,133       712,184      7,082,277
                                      ----------    ----------    ----------    ----------    ----------    -----------
Income before interest income
 (expense) and minority
 interest in operating part-
 nership ...........................     640,536       657,177       800,070       509,978       802,748      7,731,840
Interest income ....................          --            --
Interest expense ...................          --            --            --            --            --             --
                                      ----------    ----------    ----------    ----------    ----------    -----------
Income before minority
 interest in operating
 partnership .......................     640,536       657,177       800,070       509,978       802,748      7,731,840
Minority interest of unitholders
 in operating partnership ..........          --            --            --            --            --             --
                                      ----------    ----------    ----------    ----------    ----------    -----------
Net income .........................  $  640,536    $  657,177    $  800,070    $  509,978    $  802,748    $ 7,731,840
                                      ==========    ==========    ==========    ==========    ==========    ===========

                  DESCRIPTION OF CAPITAL STOCK OF CORNERSTONE

COMMON STOCK



     Cornerstone has 100,000,000 authorized common shares, no par value, of which 39,620,659 were issued and outstanding as of May 27, 1999. Each common share is fully paid and nonassessable upon payment therefor and issuance.



     Distribution Rights. The holders of common shares are entitled to receive such distributions as are declared by our Board of Directors.

     Voting Rights. Except as described below under "Series A Convertible Preferred Shares-Voting Rights," common shares will have the sole voting power to elect directors. Each common share is entitled to one vote on all matters submitted to a vote of common shareholders, including the election of directors. There is no cumulative voting. Currently, the Board of Directors is divided into three classes, as nearly equal in size as possible. The terms of one class of directors expire each year.

     Liquidation Rights. Upon any dissolution, liquidation or winding up of Cornerstone, the holders of common shares are entitled to receive pro rata all of Cornerstone's assets and funds remaining after payment of, or provision for, creditors and after provision for any preferred shares which are superior to the common shares.

     Preemptive Rights. Holders of common shares have no preemptive right to purchase or subscribe for any shares of capital stock of Cornerstone.

     Repurchase of Common Shares and Restrictions on Transfer. In order that we may meet certain requirements under the Internal Revenue Code applicable to real estate investment trusts, Cornerstone's bylaws prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of common shares in excess of 9.8% of all the outstanding common shares. Common shares owned by a person in excess of such amounts are referred to in the bylaws as "Excess Shares." For this purpose the term "Ownership" is defined in accordance with certain ownership rules of the Internal Revenue Code. Accordingly, common shares owned or deemed to be owned by a person who individually owns less than 9.8% of the common shares outstanding nevertheless may be Excess Shares.



     Holders of Excess Shares are not entitled to voting rights, dividends or distributions with respect to the Excess Shares. If, after the purported transfer or other event resulting in an exchange of common shares for Excess Shares and before discovery by Cornerstone of such exchange, dividends or distributions are paid with respect to common shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to Cornerstone upon demand.

     The bylaws also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by us at the discretion of the Board of Directors. Except as set forth below, the redemption price for redeemed Excess Shares will be the lesser of (i) the price paid for the Excess Shares (or if no notice of such purchase price is given, at a price to be determined by the Board of Directors, in its sole discretion, but no lower than the lowest market price for the common shares during the year prior to the date Cornerstone exercises its purchase option) and (ii) the fair market value of such Excess Shares, which will be the fair market value of the common shares as determined in good faith by the Board of Directors or, if the common shares are listed on a national securities exchange, the closing price (average of closing bid and asked prices if the common shares are quoted on the NASDAQ National Market System) on the last business day prior to the redemption date. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of the Excess Shares not less than one week prior to the date fixed by the Board of Directors for redemption. The holder may sell such Excess Shares before the date fixed for redemption. If he does not, the redemption price for such Excess Shares will be paid on the redemption date fixed by the Board of Directors and included in such notice.

     Under the bylaws, any acquisition of common shares of Cornerstone that would result in Cornerstone's disqualification as a REIT under the Internal Revenue Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer common shares to a person if, as a result of the acquisition, that person would own Excess Shares.

     The ownership limitations described above may have the effect of precluding changes in control of Cornerstone, or preventing a transaction in which some or all common shareholders might receive a premium for sale of a large or control block of common shares.

     Transfer Agent and Registrar. The transfer agent and registrar for the common shares is First Union National Bank of North Carolina, Charlotte, North Carolina.

SERIES A CONVERTIBLE PREFERRED SHARES



     Designation, Number and Rank. The Series A Convertible Preferred Shares shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of Cornerstone, rank (a) senior to all common shares and to all equity securities ranking junior to the Series A Convertible Preferred Shares, (b) on parity with all equity securities issued by Cornerstone the terms of which specifically provide that such equity securities rank on a parity with the Series A Convertible Preferred Shares, and
(c) junior to all other equity securities issued by Cornerstone. Cornerstone retains the power and authority to issue preferred shares which rank senior to or on parity with the Series A Convertible Preferred Shares as to distributions or as to rights in liquidation, but only if, at the time of and, after giving effect to the issuance of such shares that the sum of (i) the aggregate liquidation preferences of all preferred shares which rank senior to the Series A Convertible Preferred Shares, and (ii) the aggregate liquidation preference of the Series A Convertible Preferred Shares does not exceed 20% of Cornerstone's total assets, as disclosed on the balance sheet of Cornerstone most recently filed with the SEC.

     Distributions. Holders of outstanding Series A Convertible Preferred Shares will be entitled to receive, if, when and as declared by the Cornerstone Board, quarterly cash distributions at an annual rate per share of $2.125 during the first year following the merger, increasing to $2.25 during the second year after the merger and to $2.375 during the third year after the merger and thereafter. Dividends will be cumulative and will accrue from and after the date of issue thereof, whether or not such distributions are declared or there are funds of Cornerstone legally available for payment of such distributions for any given distribution period.

     When distributions for the Series A Convertible Preferred Shares and any other preferred shares ranking on parity with the Series A Convertible Preferred Shares are not paid in full (or a sum sufficient for such full payment is not so set apart), such distributions will be declared pro rata so that the amount of distributions declared per share will in all cases bear to each other the same ratio that accrued distributions per share on the Series A Convertible Preferred Shares and other preferred shares bear to each other.

     Unless full cumulative distributions on all outstanding Series A Convertible Preferred Shares and all preferred shares on parity with such shares have been paid and all mandatory sinking fund payments required pursuant to the terms of any outstanding preferred shares ranking senior to or on parity with the Series A Convertible Preferred Shares as to rights in liquidation shall have been paid then (i) no distribution (other than distributions payable solely in shares ranking junior to the Series A Convertible Preferred Shares) will be declared or paid upon or any sum set apart for the payment of distributions upon, any shares ranking junior to the Series A Convertible Preferred Shares as to distributions; (ii) no other distribution will be made with respect to any shares of Cornerstone ranking junior to the Series A Convertible Preferred Shares as to rights in liquidation; (iii) no shares of Cornerstone ranking junior to the Series A Convertible Preferred Shares as to distributions or rights in liquidation will be purchased, redeemed or otherwise acquired for value by Cornerstone or by any subsidiary of Cornerstone; and (iv) no monies will be paid into, set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value by Cornerstone or any of its subsidiaries of any shares of Cornerstone ranking junior to the Series A Convertible Preferred Shares as to distributions or rights in liquidation.

     Dividends accrued but unpaid will bear no interest, and holders of Series A Convertible Preferred Shares will not be entitled to distributions in excess of the full cumulative distributions to which they are entitled.



     No distributions on the Series A Convertible Preferred Shares will be declared or funds set apart for the payment thereof if at such time Cornerstone is party to any agreement related to its indebtedness which prohibits such declaration, payment or setting apart for payment or such action would constitute a default under any such agreement or if such declaration is restricted or prohibited by law.



     Voting Rights. Except as described below or to the extent provided by law, holders of Series A Convertible Preferred Shares will not be entitled to (i) vote at any meeting of shareholders for election of directors or for any other purpose or (ii) receive notice of, or otherwise participate, in any meeting of shareholders of Cornerstone at which they are not entitled to vote.



     Whenever distributions due to the holders of Series A Convertible Preferred Shares or to any class or series of preferred shares which ranks on parity therewith as to distributions are six or more quarters in arrears, then the Cornerstone Board will automatically be increased by two and at any annual meeting or properly called special meeting, holders of Series A Convertible Preferred Shares will have the right to nominate and elect these two additional directors. These two directors will continue to serve until all current distributions and all distributions in arrears have been paid in full or declared and set aside for payment. The right of the holders of Series A Convertible Preferred Shares to nominate and elect these two directors will cease when all current distributions and all distributions in arrears have been paid in full or declared and set aside for payment.



     The affirmative vote of a majority of the outstanding Series A Convertible Preferred Shares, voting as separate group, will be required (i) whenever such a vote is required under the Virginia Stock Corporation Act or (ii) for the adoption of any amendment, alteration or repeal of any provision of the Series A Convertible Preferred Shares or of any provision of the Articles of Incorporation that adversely changes any preferences, limitations, privileges, voting power or relative rights of the Series A Convertible Preferred Shares or the holders thereof; provided, however that the authorization of, or the increase in the authorized number of shares of, any class of shares ranking senior to or on a parity with the Series A Convertible Preferred Shares is not such an adverse change.

     Redemption. Series A Convertible Preferred Shares will not be redeemable by Cornerstone for five years after the first issuance of such shares. At any time after the fifth anniversary of such issuance, Cornerstone may, at its option, redeem all or any portion of the outstanding Series A Convertible Preferred Shares for an amount equal to, at the election of Cornerstone, (i) the liquidation payment owed as described below plus accrued but unpaid distributions or (ii) such number of common shares of Cornerstone equal to (A) the liquidation price described below plus accrued but unpaid distributions, divided by (B) the conversion price as described below. Notice of any such redemption must be provided not less than 30 nor more than 60 days before the redemption date. If fewer than all of the Series A Convertible Preferred Shares outstanding are to be redeemed, the redemption will be pro rated among the holders of Series A Convertible Preferred Shares based upon the number of such shares registered in their names. Cornerstone may not redeem any of the Series A Convertible Preferred Shares if the full cumulative distributions to holders of such shares have not been paid.

     Cornerstone may also acquire shares of Series A Convertible Preferred Shares other than by redemption for such consideration as is acceptable to the holders thereof, provided that if all past and current distributions on the Series A Convertible Preferred Shares have not been paid in full or declared and set aside for payment, Cornerstone may not acquire any Series A Convertible Preferred Shares except in accordance with a purchase or exchange offer made on the same terms to all holders of outstanding Series A Convertible Preferred Shares.

LIQUIDATION


     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Cornerstone, the holders of outstanding Series A Convertible Preferred Shares will be entitled to be paid $25 per share in cash, plus an amount equal to all unpaid distributions accrued thereon, after which payment, the holders of the Series A Convertible Preferred Shares will have no right or claim to the remaining assets of Cornerstone. Neither the consolidation nor merger of Cornerstone with or into any other entity, nor the sale, lease or other disposition of substantially all of Cornerstone's properties and assets, will, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of Cornerstone.

     If the assets of Cornerstone legally available for distribution to its shareholders are insufficient to pay the holders of the Series A Convertible Preferred Shares the full amounts to which they are entitled, such assets will be distributed ratably to the holders of Series A Convertible Shares and the holders of preferred shares, if any, ranking on a parity with the Series A Convertible Preferred Shares as to rights in liquidation in proportion to the full amount to which they are respectively entitled.

     Cornerstone will give written notice of any liquidation, dissolution or winding up of Cornerstone not less than 30 nor more than 60 days before the payment date related thereto.

CONVERSION

     Each holder of outstanding Series A Convertible Preferred Shares will have the right, upon notice properly given to Cornerstone, to convert any or all such shares into such number of Cornerstone common shares equal to $25 divided by the conversion price times the number of Series A Convertible Preferred Shares converted. The initial conversion price will be $15.80, subject to adjustment described below. Any holder of Series A Convertible Preferred Shares called for redemption may convert such shares at any time prior to the close of business on the last full business day prior to the redemption date. Common shares issued upon conversion will be rounded to the nearest thousandth of a share, and no cash will be paid in lieu of fractional shares.



     The issuance of common shares in exchange of Series A Convertible Preferred Shares will be done by Cornerstone without charge for expenses or for any tax in respect of the issuance of such common shares, but Cornerstone will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of common shares in any name other than that of the holder of record on the books of Cornerstone of the Series A Convertible Preferred Shares converted.

     Holders of Series A Convertible Preferred Shares on any distribution record date will still be entitled to receive all previously accrued distributions payable on such shares notwithstanding the conversion of such shares after any such distribution record date.



     If Cornerstone (i) pays a distribution on its outstanding common shares in common shares or subdivide or otherwise split its outstanding common shares into a larger number of shares, (ii) combines its outstanding shares into a smaller number of shares, or (iii) reclassifies its common shares, the Conversion Price will be adjusted so that the holder of any Series A Convertible Preferred Shares surrendered for conversion after the applicable record date will be entitled to receive the same aggregate number of common shares that such holder would have owned or have been entitled to receive after the happening of such event had the Series A Convertible Preferred Shares been converted immediately prior to such record date.

     If Cornerstone shall issue rights, warrants or options to all holders of common shares entitling them to subscribe for or purchase common shares at a price which is less than the current market value of common shares, the Conversion Price will be adjusted to a price determined by multiplying (i) the current conversion price and (ii) a fraction, the numerator of which will be the sum of (w) the number of common shares outstanding and (x) the number of common shares which the aggregate purchase price of all such rights, warrants and options would purchase at the then current market value, and the denominator of which will be the sum of (y) the number of common shares outstanding and (z) the number of additional shares offered for subscription pursuant to such rights, warrants or options.

                       COMPARISON OF SHAREHOLDER RIGHTS

     At the effective time of the merger, holders of Apple common shares will become holders of the Series A Convertible Preferred Shares. Upon conversion of such shares, they will become holders of Cornerstone common shares. Cornerstone and Apple are both incorporated under the laws of the Commonwealth of Virginia. As Virginia corporations, both Cornerstone and Apple are subject to the Virginia Stock Corporation Act, which is a general corporation statute. Certain differences between the Cornerstone Amended and Restated Articles of Incorporation and bylaws and the Apple Articles of Incorporation and bylaws are discussed below. However, the comparative rights of holders of Series A Convertible Preferred Shares and holders of Apple common shares set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Cornerstone Articles and bylaws and to the Apple Articles and bylaws.

AUTHORIZED SHARES

     The  Cornerstone  Articles  authorize  the issuance of one hundred  million
(100,000,000) shares of Cornerstone common stock and twenty-five million (25,000,000) shares of Cornerstone preferred stock. The Cornerstone Board may, by adoption of an amendment of the Cornerstone Articles, fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Virginia Stock Corporation Act, of any series within the preferred shares before the issuance of any shares of that series. Any increase in the aggregate number of shares which Cornerstone has the authority to issue would require an amendment to the Cornerstone Articles which must first be approved by a majority of the holders of the outstanding common shares of Cornerstone.

     The Apple Articles authorize the issuance of 50,000,000 Apple common shares and 200,000 Apple Class B Convertible Shares.

DISTRIBUTION RIGHTS

     The  holders  of  Apple   common   shares  are  entitled  to  receive  such
distributions as are declared by the Apple Board.

     The holders of outstanding Series A Convertible Preferred Shares will be entitled to receive, if, when and as declared by the Cornerstone Board, quarterly cash distributions at a maximum annual rate per share of $2.125 (8.5%) during the first twelve months following the merger, increasing to $2.25 (9.0%) during the second twelve months and to $2.375 (9.5%) thereafter. Dividends will be cumulative and will accrue from and after the date of issue thereof, whether or not such distributions are declared or there are funds of Cornerstone legally available for payment of such distributions for any given distribution period.



     Unless all cumulative distributions on the Series A Convertible Preferred Shares and on capital stock on parity therewith have been paid or set aside in full, then (i) no distribution (other than a distribution payable solely in shares ranking junior to the Series A Convertible Preferred Shares) may be declared or paid on any shares ranking junior to the Series A Convertible Preferred Shares as to distributions or as to liquidation; (ii) no shares of Cornerstone ranking junior to the Series A Convertible Preferred Shares as to distributions or as to liquidation can be purchased, redeemed or otherwise acquired by Cornerstone or by any subsidiary of Cornerstone; and (iii) no shares of Cornerstone ranking junior to the Series A Convertible Preferred Shares may be purchased, redeemed or otherwise acquired for value by Cornerstone.

     The holders of Cornerstone common shares are entitled to receive such distributions as are declared by the Cornerstone Board.

     Accordingly, following the merger, the Apple common shareholders will have the right to receive payment of distributions which, unlike their current distributions, will accrue even if not authorized, declared or paid. The amount of their dividend will be fixed and therefore unable to be either increased or decreased in the discretion of the Cornerstone Board in the future. Following conversion into Cornerstone common shares, the holders will have rights only to such distributions as are authorized and declared by the Cornerstone Board in its discretion.

VOTING RIGHTS

     Holders of Apple common shares have the sole power to vote for the election of Apple directors and for all other purposes without limitation, except as may be required by law. Apple's shareholders, by vote of a majority of the outstanding Apple common shares, may vote to approve a plan of merger or share exchange, or to sell, lease, exchange, or otherwise dispose of all, or substantially all, of Apple's property otherwise than in the usual and regular course of business.



     Except when distributions on the Series A Convertible Preferred Shares are six or more quarters in arrears, holders of such shares will not be entitled to vote for the election of Cornerstone directors or for any other purpose. Whenever distributions on the Series A Convertible Preferred Shares are six or more quarters in arrears, then the size of the Cornerstone Board will automatically increase by two and holders of Series A Convertible Preferred Shares will have the right to nominate and elect these two additional directors. These two directors will continue to serve until all current distributions and all distributions in arrears on the Series A Convertible Preferred Shares have been paid in full or declared and set aside for payment. The rights of the holders of the Series A Convertible Preferred Shares to nominate and elect directors will cease when all current distributions and all distributions in arrears on the Series A Convertible Preferred Shares have been paid in full or declared and set aside for payment.

     Holders of the Series A Convertible Preferred Shares will be entitled to vote separately as a class when required under applicable Virginia law and with respect to any amendment, alteration or repeal of any provision of the Series A Convertible Preferred Shares or of the Cornerstone Articles that adversely affects the Series A Convertible Preferred Shares.

     Except as noted above, Cornerstone common shares have the sole voting power to elect Cornerstone directors. Currently, the Cornerstone Board is divided into three classes, as nearly equal in size as possible. The terms of one of the three classes of Cornerstone directors expire each year.

     Accordingly, following the merger and until conversion of the Series A Convertible Preferred Shares, the Apple common shareholders will no longer have the right to vote for the election of directors unless their preferential distributions are substantially in and remain in arrears. Following conversion into Cornerstone common shares, the holders will again have the right to vote for the election of directors, subject to the rights of the holders of Series A Convertible Preferred Shares who have not converted to elect directors as described above.

LIQUIDATION RIGHTS

     Upon a liquidation, dissolution or winding up of Apple, holders of Apple common shares are entitled to be paid the balance of Apple's assets, if any, remaining after payment of the $0.10 per share liquidation payment to the holders of Apple Class B Convertible Shares.

     Upon a liquidation, dissolution or winding up of Cornerstone, holders of Series A Convertible Preferred Shares will be entitled to be paid $25 per share in cash, plus all accrued but unpaid distributions thereon, and if the assets of Cornerstone are insufficient to pay such amounts, payments shall be made to the holders of Series A Convertible Preferred Shares on a pro rata basis. After payments in full to the Series A Convertible Preferred Shares, holders of Cornerstone common shares are entitled to be paid pro rata the balance of Cornerstone assets remaining.

     Accordingly, following the merger and until conversion of the Series A Convertible Preferred Shares, the Apple common shareholders will have a preference with respect to liquidation payments made by Cornerstone. Following conversion into Cornerstone common shares, the holders will lose their right to preferential liquidation payments and will again have liquidation rights similar to those they had as holders of Apple common shares.

CONVERSION

     Apple common shares and Cornerstone common shares are not convertible into any other class of capital stock.

     Series A Convertible Preferred Shares are convertible into such number of Cornerstone common shares equal to $25 divided by the conversion price times the number of Series A Convertible Preferred Shares converted. The initial conversion price is $15.80, is subject to adjustment as described below and provides for the conversion of each Series A Convertible Preferred Share into
1.582 Cornerstone common shares. Common shares issued upon conversion will be rounded to the nearest thousandth of a share, and no cash will be paid in lieu of fractional shares.



     If Cornerstone (i) distributes common shares as a distribution on Cornerstone common shares or (ii) combines or reclassifies its outstanding common shares, the conversion price will be adjusted so that the holder of any Series A Convertible Preferred Shares surrendered for conversion after such event will be entitled to receive the same aggregate number of common shares that such holder would have owned or been entitled to receive after the happening of such event had the Series A Convertible Preferred Shares been converted immediately prior to such event. Similarly, if Cornerstone issues warrants or options to acquire Cornerstone common shares at below market prices, the conversion price will also be adjusted to increase the number of Cornerstone common shares to be received upon conversion.



REDEMPTION



     Apple common shares and Cornerstone common shares are not redeemable by Apple and Cornerstone, respectively. Apple Class B Convertible Shares are also not redeemable by Apple.


     Series A Convertible Preferred Shares may be redeemed by Cornerstone after the fifth anniversary of their issuance. At that time, Cornerstone may, at its option, redeem all or any portion of the outstanding Series A Convertible
Preferred Shares for (i) an amount equal to, at its election, either the liquidation payment (including accrued but unpaid distributions) to which holders of the Series A Convertible Preferred Shares would be entitled or (ii) the number of common shares of Cornerstone equal to (A) the liquidation price described above plus accrued but unpaid distributions, divided by (B) the conversion price as described above. Redemption of less than all outstanding Series A Convertible Preferred Shares shall be done on a pro rata basis.



     Cornerstone may also acquire Series A Convertible Preferred Shares for such consideration as is acceptable to the holders thereof. If however, accrued but unpaid distributions remain outstanding, Cornerstone can only acquire such shares in accordance with a purchase or exchange offer made on the same terms to all holders of outstanding Series A Convertible Preferred Shares.



                                 OTHER MATTERS

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING

     Any qualified Cornerstone shareholder wishing to make a proposal to be acted upon at Cornerstone's Annual Meeting of Shareholders in 2000 must submit such proposal, to be considered by Cornerstone for inclusion in the Proxy Statement, to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Secretary, no later than December 15, 1999.

     With respect to shareholder proposals not included in Cornerstone's Proxy Statement for the 2000 annual meeting, the persons named in the Board of Directors' proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, including with respect to proposals received by Cornerstone after March 1, 2000.

     If the merger is consummated, there will be no 1999 Annual Meeting of Apple shareholders.

     SEC rules set forth standards as to what shareholder proposals are required to be included in a proxy statement for an annual meeting.

OTHER



     As of the date of this Joint Proxy Statement/Prospectus, the Cornerstone Board knows of no matters other than as described in this Joint Proxy Statement/Prospectus that are likely to be brought before the Cornerstone
Special Meeting. However, if any matters not now known come before the Cornerstone Special Meeting, the persons named in the enclosed Proxy are expected to vote the Cornerstone capital stock represented by such Proxy on such matters in accordance with their best judgment.

     As of the date of this Joint Proxy Statement/Prospectus, the Apple Board knows of no matters other than as described in this Joint Proxy Statement/Prospectus that are likely to be brought before the Apple Special Meeting. However, if any matters not now known come before the Apple Special Meeting, the persons named in the enclosed Proxy are expected to vote the Apple capital stock represented by such Proxy on such matters in accordance with their best judgment.

                                 LEGAL MATTERS

     The validity of the Series A Convertible Preferred Shares to be issued in connection with the merger will be passed upon by McGuire, Woods, Battle & Boothe LLP, counsel to Cornerstone. In addition, McGuire, Woods, Battle & Boothe LLP will also pass on certain federal income tax consequences of the merger.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the Cornerstone consolidated financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Cornerstone financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.



     Ernst & Young LLP, independent auditors, have audited the Apple consolidated financial statements and schedule included in its Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The Apple financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The Statements of Income and Direct Operating Expenses of properties purchased by Cornerstone referred to below, incorporated herein by reference in this prospectus and registration statement, have been incorporated herein in reliance on the following reports of L.P. Martin & Company, P.C., independent certified public accountants, also incorporated herein by reference, and upon the authority of that firm as experts in accounting and auditing: (1) a report dated February 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Point Apartments for the twelve-month period ended December 31, 1997, (2) a report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hampton Pointe Apartments for the twelve-month period ended February 28, 1998, (3) a report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Edgewood Knoll Apartments for the twelve-month period ended
February 28, 1998, (4) a report dated June 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Timbers Apartments for the twelve-month period ended April 30, 1998, (5) a report dated August 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Gables Apartments for the twelve-month period ended May 31, 1998, and (6) a report dated November 5, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cape Landing Apartments for the twelve-month period ended September 30, 1998.

     The Statements of Income and Direct Operating Expenses of properties purchased by Apple referred to below, incorporated herein by reference in this prospectus and registration statement, have been incorporated herein in reliance on following the reports of L.P. Martin & Company, P.C., independent certified public accountants, also incorporated herein by reference, and upon the authority of that firm as experts in accounting and auditing: (1) a report dated March 25, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Main Park Apartments for the twelve-month period ended December 31, 1997, (2) a report dated April 6, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Timberglen Apartments for the twelve-month period ended December 31, 1997, (3) a report dated April 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Copper Ridge Apartments for the twelve-month period ended February 28, 1998, (4) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Bitter Creek Apartments for the twelve-month period ended March 31, 1998, (5) a report dated July 16, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summer Tree Apartments for the twelve-month period ended May 31, 1998, (6) a report dated July 17, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Park Village Apartments for the twelve-month period ended May 31, 1998, (7) a report dated July 21, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Cottonwood Crossing Apartments for the twelve-month period ended May 31, 1998, (8) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pace's Point Apartments for the twelve-month period ended March 31, 1998, (9) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Pepper Square Apartments for the twelve-month period ended March 31, 1998, (10) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Emerald Oaks Apartments for the twelve-month period ended March 31, 1998, (11) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Hayden's Crossing Apartments for the twelve-month period ended March 31, 1998, (12) a report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Newport Apartments for the twelve-month period ended March 31, 1998, (13) a report dated July 15, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Estrada Oaks Apartments for the twelve-month period ended June 30, 1998, (14) report dated December 22, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Burney Oaks Apartments for the twelve-month period ended September 30, 1998, (15) a report dated November 23, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Brandywine Park Apartments for the twelve-month period ended September 30, 1998, (16) a report dated January 21, 1999 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Courts on Pear Ridge Apartments for the twelve-month period ended October 31, 1998, (17) a report dated January 22, 1999 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sierra Ridge Apartments for the twelve-month period dated December 15, 1998 and (18) a report dated February 23, 1999 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Grayson Square Apartments for the twelve-month period ended December 31, 1998.

                      WHERE YOU CAN FIND MORE INFORMATION

     Cornerstone and Apple file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at
"http://www.sec.gov." In addition, Cornerstone's SEC filings may be read and copied at the NYSE, 20 Broad Street, New York, New York 10005. Cornerstone has filed a Registration Statement on Form S-4 to register with the SEC the Cornerstone Series A Convertible Preferred Shares to be issued to the shareholders of Apple in the merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Cornerstone in addition to being a proxy statement of Cornerstone and Apple for the Cornerstone meeting and the Apple meeting. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     The SEC allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Apple and Cornerstone.

CORNERSTONE REALTY INCOME TRUST, INC. SEC FILINGS (FILE NO. 1-12875)

     o Current Report on Form 8-K, filed January 29, 1998, relating to a property acquisition.

     o Current Report on Form 8-K/A, filed March 30, 1998, containing financial statements relating to a property acquisition.

     o Current Report on Form 8-K, filed June 12, 1998, relating to two property acquisitions and containing financial statements relating to the two property acquisitions.

     o Current Report on Form 8-K, filed June 17, 1998, relating to a property acquisition.

     o Current Report on Form 8-K, filed July 17, 1998, relating to a property acquisition.



    o Current Report on Form 8-K/A, filed August 13, 1998, containing financial statements relating to a property acquisition.



    o Current Report on Form 8-K, filed August 26, 1998, relating to a property acquisition.

    o Current Report on Form 8-K/A, filed September 14, 1998, containing financial statements relating to a property acquisition.

    o Current Report on Form 8-K, filed December 28, 1998, relating to a property acquisition and containing financial statements relating to the property acquisition.



    o Annual Report on Form 10-K for the year ended December 31, 1998 and Amendment No. 1 on Form 10-K/A filed April 26, 1999.



    o Quarterly Report on Form 10-Q for the three months ended March 31, 1999.

    o Current Report on Form 8-K, filed on April 5, 1999, relating to the merger.

    o Current Report on Form 8-K, filed on April 9, 1999, relating to certain property acquisitions.

APPLE RESIDENTIAL INCOME TRUST, INC. SEC FILINGS (FILE NO. 0-23983)

     o Current Report on Form 8-K, filed February 18, 1998, relating to a property acquisition.

     o Current Report on Form 8-K, filed February 23, 1998, relating to a property acquisition.

     o Current Report on Form 8-K, filed April 15, 1998, relating to a property acquisition.

   o Current Report on Form 8-K/A, filed April 17, 1998, containing financial statements relating to a property acquisition.

   o Current Report on Form 8-K/A, filed April 22, 1998, containing financial statements relating to a property acquisition.

   o Current Report on Form 8-K/A, filed May 4, 1998, containing financial statements relating to a property acquisition.

   o Current Report on Form 8-K/A, filed May 13, 1998, containing financial statements relating to a property acquisition.

     o Current Report on Form 8-K, filed May 22, 1998, relating to a property acquisition.

     o Current Report on Form 8-K, filed June 10, 1998, relating to a property acquisition.

   o Current Report on Form 8-K/A, filed July 7, 1998, containing financial statements relating to a property acquisition.

     o Current Report on Form 8-K, filed July 16, 1998, relating to a property acquisition.

   o Current Report on Form 8-K, filed August 3, 1998, relating to seven property acquisitions and containing financial statements relating to the seven property acquisitions.

   o Current Report on Form 8-K/A, filed August 4, 1998, containing financial statements relating to a property acquisition.

   o Current Report on Form 8-K/A, filed August 4, 1998, containing financial statements relating to a property acquisition.

     o Current Report on Form 8-K, filed November 12, 1998, relating to a property acquisition.

     o Current Report on Form 8-K, filed December 2, 1998, relating to a property acquisition.

   o Current Report on Form 8-K/A, filed on January 8, 1999, containing certain financial statements relating to two property acquisitions.

     o Current Report on Form 8-K, filed on January 20, 1999, relating to a property acquisition.

   o Current Report on Form 8-K/A, filed on January 29, 1999, containing certain financial statements relating to a property acquisition.

     o Current Report on Form 8-K, filed on February 16, 1999, relating to a property acquisition.

   o Current Report on Form 8-K/A, filed on March 8, 1999, containing certain financial statements relating to a property acquisition.



     o Annual Report on Form 10-K for the year ended December 31, 1998.


     o Quarterly Report on Form 10-Q for the three months ended March 31, 1999.

     o Current Report on Form 8-K, filed on April 5, 1999, relating to the merger.

     o Current Report on Form 8-K/A filed April 14, 1999, containing certain financial statements relating to a property acquisition.

     o Current Report on Form 8-K, filed April 26, 1999, relating to a property acquisition.

     We are also incorporating by reference additional documents that we file with the SEC between the date of this Joint Proxy Statement/Prospectus and the dates of the meetings of our shareholders.

     Cornerstone has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to Cornerstone, and Apple has supplied all such information relating to Apple.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Shareholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following address:



       Cornerstone Realty Income Trust, Inc.     Apple Residential Income Trust, Inc.
       306 East Main Street                      306 East Main Street
       Richmond, Virginia 23219                  Richmond, Virginia 23219
       Attention: Secretary                      Attention: Secretary
       Telephone: (804) 643-1761                 Telephone: (804) 643-1761




     If you would like to request documents from us, please do so by June 25, 1999 to receive them prior to the Cornerstone and Apple shareholder meetings.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED JUNE 2, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF SHARES OF CORNERSTONE SERIES A CONVERTIBLE PREFERRED SHARES IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                        ANNEX A
                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 30, 1999

                                     AMONG

                    CORNERSTONE REALTY INCOME TRUST, INC.,

                     APPLE RESIDENTIAL INCOME TRUST, INC.,

                                      AND

                        CORNERSTONE ACQUISITION COMPANY

                               TABLE OF CONTENTS


                                                                                  PAGE

                                                                                 -----
ARTICLE I ......................................................................   1

 SECTION 1.1  The Merger. ......................................................   1
 SECTION 1.2  Closing. .........................................................   1
 SECTION 1.3  Effective Time. ..................................................   1
 SECTION 1.4  Effects of the Merger. ...........................................   1
 SECTION 1.5  Articles and By-Laws. ............................................   2
 SECTION 1.6  Status of Cornerstone Sub. .......................................   2
ARTICLE II .....................................................................   2
 SECTION 2.1  Effect on Capital Stock. .........................................   2
 SECTION 2.2  Exchange Procedures. .............................................   3
ARTICLE III ....................................................................   4
 SECTION 3.1  Representations and Warranties of Apple. .........................   4
 SECTION 3.2  Representations and Warranties of the Company. ...................  11
ARTICLE IV .....................................................................  18
 SECTION 4.1  Conduct of Business by Apple. ....................................  18
 SECTION 4.2  Conduct of Business by the Company. ..............................  19
 SECTION 4.3  Other Actions. ...................................................  20
ARTICLE V ......................................................................  20
 SECTION 5.1  Preparation of the Registration Statement and the Proxy Statement;
    Shareholders Meetings. .....................................................  20
 SECTION 5.2  Access to Information; Confidentiality. ..........................  21
 SECTION 5.3  Best Efforts; Notification. ......................................  22
 SECTION 5.4  Affiliates. ......................................................  23
 SECTION 5.5  Tax Treatment. ...................................................  23
 SECTION 5.6  No Solicitation of Transactions. .................................  23
 SECTION 5.7  Public Announcements. ............................................  24
 SECTION 5.8  Listing. .........................................................  24
 SECTION 5.9  Transfer and Gains Taxes. ........................................  24
 SECTION 5.10  Employee Matters. ...............................................  24
 SECTION 5.11  Indemnification. ................................................  25
 SECTION 5.12  Comfort Letter. .................................................  25
 SECTION 5.13  Efforts to Fulfill Conditions. ..................................  26
 SECTION 5.14  Cooperation of the Parties. .....................................  26
ARTICLE VI .....................................................................  26
 SECTION 6.1  Conditions to Each Party's Obligation to Effect the Merger. ......  26
 SECTION 6.2  Conditions to Obligations of the Company. ........................  26
 SECTION 6.3  Conditions to Obligation of Apple. ...............................  27


                                                                            PAGE

                                                                           -----
ARTICLE VII ..............................................................  28
 SECTION 7.1  Apple Board Actions. .......................................  28
ARTICLE VIII .............................................................  29
 SECTION 8.1  Termination. ...............................................  29
 SECTION 8.2  Expenses. ..................................................  30
 SECTION 8.3  Effect of Termination. .....................................  31
 SECTION 8.4  Amendment. .................................................  31
 SECTION 8.5  Extension; Waiver. .........................................  31
ARTICLE IX ...............................................................  31
 SECTION 9.1  Nonsurvival of Representations and Warranties. .............  31
 SECTION 9.2  Notices. ...................................................  32
 SECTION 9.3  Interpretation. ............................................  33
 SECTION 9.4  Counterparts. ..............................................  33
 SECTION 9.5  Entire Agreement; No Third-Party Beneficiaries. ............  33
 SECTION 9.6  Governing Law. .............................................  33
 SECTION 9.7  Assignment. ................................................  33
 SECTION 9.8  Enforcement. ...............................................  33
 SECTION 9.9  Incorporation. .............................................  33
 SECTION 9.10  Non-Recourse. .............................................  33
ARTICLE X ................................................................  34
 SECTION 10.1  Certain Definitions. For purposes of this Agreement: ......  34

EXHIBIT A  FORM OF ARTICLES OF AMENDMENT TO THE AMENDED AND
           RESTATED ARTICLES OF INCORPORATION OF THE COMPANY
           DESIGNATING THE PREFERRED SHARES (SECTION 2.1(A)(i))


     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 30, 1999, among CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation (the "Company"), APPLE RESIDENTIAL INCOME TRUST, INC., a Virginia corporation
("Apple"), and CORNERSTONE ACQUISITION COMPANY, a Virginia corporation ("Cornerstone Sub").

                                   RECITALS

     (a) The Boards of Directors of the Company and Apple have determined that it is advisable and in the best interest of their respective companies and their shareholders to consummate the strategic business combination involving Apple and the Company described herein, pursuant to which Apple will merge with Cornerstone Sub and Cornerstone Sub will be the surviving corporation in such merger (the "Merger") and each issued and outstanding common share, no par value, of Apple (the "Apple Common Shares") will be converted into the right to receive the Merger Consideration (as defined below); and

     (b) For federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization under Section 368 of the Code; and

     (c) Certain  terms used herein shall have the meanings  assigned to them in
Article X.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Stock Corporation Act (the "VSCA"), Apple shall be merged with Cornerstone Sub at the Effective Time (as defined herein) in accordance with this Agreement and a Plan of Merger (the "Plan of Merger) reflecting the terms of, and consistent with, this Agreement, and in a form required by the VSCA, with such completions, additions and substitutions conforming to the terms of this Agreement as the parties shall approve, such approval to be conclusively evidenced by their causing the Plan of Merger containing such completions, additions or substitutions to be filed in accordance with law. Following the Merger, the separate corporate existence of Apple shall cease and Cornerstone Sub shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Apple in accordance with the VSCA.

     SECTION 1.2 Closing. The closing of the Merger will take place at a mutually agreeable time and place and on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections
6.2 and 6.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.1 (the "Closing Date").

     SECTION 1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file the articles of merger or other appropriate documents for the Merger (the "Articles of Merger") executed in accordance with Section 13.1 -720 of the VSCA and shall make all other filings or recordings required under the VSCA to effect the Merger. The Merger shall become effective at such time as the Articles of Merger have been duly filed with the State Corporation Commission of the Commonwealth of Virginia, or at such later time as the Company and Apple shall specify in the Articles of Merger (the time and the day the Merger becomes effective being, respectively, the "Effective Time" and the "Effective Day"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

     SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the VSCA.

     SECTION 1.5 Articles and By-Laws. On the Closing Date, the Articles of Incorporation and By-Laws of Cornerstone Sub and the Articles of Incorporation of the Company (the "Company Charter") and the By-Laws of the Company (the "Company By-Laws"), in each case as in effect immediately prior to the Effective Time, shall not be affected by the Merger

     SECTION 1.6 Status of Cornerstone Sub. It is understood that Cornerstone Sub will elect to be taxed as a REIT (as defined herein) under the Code and that in order to satisfy certain share ownership requirements imposed upon REITs by the Code, up to 0.01% of the outstanding common shares of Cornerstone Sub may be owned by Persons other than the Company, and the balance of such common shares shall be owned by the Company.

                                   ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                           CONSTITUENT CORPORATIONS

     SECTION 2.1 Effect on Capital Stock. By virtue of the Merger and without any action on the part of the holder of any Apple Common Shares:

       (a) Conversion of Apple Common Shares.

          (i) At the Effective Time, each issued and outstanding Apple Common Share shall be converted (the "Exchange Ratio") into the right to receive from the Company 0.400 fully paid and nonassessable Series A Convertible Preferred Shares of the Company, no par value (the "Preferred Shares"). The Preferred Shares shall have such characteristics and rights as are set forth in the form of Articles of Amendment to the Articles of Incorporation of the Company attached hereto as Exhibit A (the "Articles of Amendment"). The Articles of Amendment shall be duly filed with the State Corporation Commission of the Commonwealth of Virginia before the issuance of the Preferred Shares.

          (ii) At the Effective Time, all such Apple Common Shares shall no longer be outstanding and shall automatically be cancelled and retired and all rights with respect thereto shall cease to exist, and each holder of any such Apple Common Shares shall cease to have any rights with respect thereto, except the right to receive, in accordance with Section 2.2(c), the Preferred Shares required to be issued under this Section 2.1(a) (the "Merger Consideration") and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d), in each case, without interest and less any required withholding taxes.

       (b) Provision for Class B Convertible Shares.

          (i) At the Effective Time, each issued and outstanding Apple Class B Convertible Share (as defined herein) shall be converted into the right to receive from the Company 3.2 fully paid and nonassessable Preferred Shares.

          (ii) At the Effective Time, all such Apple Class B Convertible Shares shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of any such Apple Class B Convertible Shares shall cease to have any rights with respect thereto, except the right to receive, in accordance with Section 2.2(c), the Preferred Shares required to be issued pursuant to Section 2.1(b)(i).

       (c) Uncertificated  Shares. The Preferred Shares shall be uncertificated.

       (d) Global Certificated Shares. At such time as the Preferred Shares are listed on the New York Stock Exchange ("NYSE") in accordance with Section 5.8, the Preferred Shares will be issued as fully registered securities, represented by one or more global certificates (each a "Global Certificate") that will be deposited with and registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, in conformance with the rules of the NYSE relating to securities listed on the NYSE. DTC holds securities that its participants

   ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission. DTC's records will reflect ownership of the Preferred Shares as represented by the Direct or Indirect Participants. The ownership interest of each actual owner of each Preferred Share ("Beneficial Owner") will in turn be recorded on the Direct and Indirect Participants' records. Transfers of ownership interests in the Preferred Shares will be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners of the Preferred Shares, in accordance with the procedures of DTC. The Preferred Shares deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of the Preferred Shares with DTC and their registration in the name of Cede & Co. will effect no change in the beneficial ownership of the Preferred Shares. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Shares are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

       (e) Certain Ownership Limits. Notwithstanding the foregoing, the parties understand that the rights of each shareholder of the Company under this
    Section 2.1 will be subject to the ownership limitations and other related provisions contained in the Company By-Laws.

     SECTION 2.2 Exchange Procedures.

     (a) Exchange Agent. Prior to the Effective Time, the Company shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the exchange of the Merger Consideration for the issued and outstanding Apple Common Shares.

     (b) Provision of Shares. The Company shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Apple Common Shares, sufficient Preferred Shares issuable in exchange for the issued and outstanding Apple Common Shares pursuant to Section 2.1 .

     (c) Exchange of Apple Common Shares for Preferred Shares. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of outstanding Apple Common Shares which were converted into the right to receive the Merger Consideration pursuant to Section 2.1a letter of notification (which shall be in a form and have such other provisions as the Company may reasonably specify) describing the Merger Consideration issued to each such holder as a consequence of the Merger. In addition, as soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of outstanding Apple Class B Convertible Shares a letter of notification (which shall be in a form and have such other provisions as the Company may reasonably specify) describing the Preferred Shares issued pursuant to Section 2.1(b)(i).

     (d) Distributions with Respect to Apple Common Shares. On any regular dividend date and at the Effective Time, Apple may, at the election of its Board of Directors or its Audit Committee, if the Board of Directors or Audit Committee deems such action to be prudent, appropriate or otherwise advisable, declare, set aside and pay to the holders of Apple Common Shares a cash dividend at a rate equal to not more than $0.07 per Apple Common Share per month for each month (with a pro rated amount being paid for partial months based on the actual number of days elapsed during the month) between the most recent regular dividend date and the Effective Day.

     (e) No Further Ownership Rights in Apple Common Shares. All Merger Consideration issued upon exchange of Apple Common Shares in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the Apple Common Shares, subject, however, to the obligation of the Company to pay, without interest and not more than 60 days following the Effective Time, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Apple on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such exchange, and there shall be no further registration of transfers on the stock transfer books of Apple of the Apple Common Shares which were outstanding immediately prior to the Effective Time.

     (f) No Liability. None of the Company, Cornerstone Sub, Apple or the Exchange Agent shall be liable to any person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to the Company, upon demand, and any holders of Apple Common Shares which have not been exchanged as contemplated by Section 2.2(c) shall thereafter look only to the Company for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.

     (g) Fractional Shares. Fractional Preferred Shares, rounded to the nearest one one-thousandth (1/1000) of a Preferred Share, shall be issued as necessary upon the exchange of Apple Common Shares.

     (h) Withholding Rights. The Company or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Apple Common Shares or Preferred Shares such amounts as the Company or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Apple Common Shares or Preferred Shares, as the case may be, in respect of which such deduction and withholding was made by the Company or the Exchange Agent.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of Apple. Apple represents and warrants to the Company as follows:

       (a) Organization, Standing and Corporate Power of Apple. Apple is a corporation duly organized and validly existing under the laws of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted. Apple is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Apple and the Apple Subsidiaries (as defined below) taken as a whole (an "Apple Material Adverse Effect"). As used herein, "Apple Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which Apple (either directly or through or together with another Apple Subsidiary) owns any capital stock or other equity interests of such entity.

       (b) Apple Subsidiaries. Schedule 3.1(b) to the Apple Disclosure Letter (as defined herein) sets forth each Apple Subsidiary and the ownership interest therein of Apple. Except as set forth in Schedule 3.1(b) to the Apple Disclosure Letter, (i) all the outstanding shares of capital stock of each Apple Subsidiary that is a corporation have been validly issued, are fully paid and nonassessable and are owned by Apple, by another Apple Subsidiary or by Apple and another Apple Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each Apple Subsidiary that is a partnership or limited liability company are owned by Apple, by another Apple Subsidiary or by Apple and another Apple Subsidiary, free and clear of all Liens. Each Apple Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Apple Subsidiary that is a partnership or limited liability company is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Apple Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have an Apple Material Adverse Effect. Except for interests in the Apple Subsidiaries, neither Apple nor any Apple Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

       (c) Capital Structure. The authorized capital stock of Apple consists of 50,000,000 Apple Common Shares and 200,000 Class B Convertible Shares, no par value (the "Apple Class B Convertible Shares"). On the date hereof, (i) 30,510,275 Apple Common Shares and 200,000 Apple Class B Convertible Shares were issued and outstanding, (ii) 1,895,277 Apple Common Shares were available for issuance under Apple 's stock option plans (the "Apple Share Plans"), and (iii) 396,037 Apple Common Shares were reserved for issuance upon exercise of outstanding stock options to purchase Apple Common Shares granted under the Apple Share Plans or otherwise (the "Apple Common Shares Options"). On the date of this Agreement, except as set forth above in this
    Section 3.1(c), no shares of capital stock or other voting securities of Apple were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Apple are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (A) for the Apple Class B Convertible Shares and the Apple Common Shares Options,
    (B) as set forth in Schedule 3.1(c) to the Apple Disclosure Letter, and (C) as otherwise permitted under Section 4.1, there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Apple or any Apple Subsidiary is a party or by which such entity is bound, obligating Apple or any Apple Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Apple or any Apple Subsidiary or obligating Apple or any Apple Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

       (d) Authority; Noncontravention; Consents. Apple has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger, this Agreement and the other transactions contemplated hereby by the requisite vote of the holders of the Apple Common Shares (the "Apple Common Shareholder Approvals"), to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Apple and the consummation by Apple of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Apple, subject to receipt of the Apple Common Shareholder Approvals. This Agreement has been duly executed and delivered by Apple and constitutes valid and binding obligations of Apple, enforceable against Apple in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Except as set forth in Schedule 3.1(d) to the Apple Disclosure Letter, the execution and delivery of this Agreement by Apple do not, and the consummation of the transactions contemplated hereby and compliance by Apple with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Apple or any Apple Subsidiary under, (i) the charter or by-laws of Apple or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Apple
   Subsidiary,  each as amended or  supplemented  to the date of this Agreement,
   (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Apple or any Apple Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Apple or any Apple Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or
   (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have an Apple Material Adverse Effect or (y) prevent the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity"), is required by or with respect to Apple or any Apple Subsidiary in connection with the execution and delivery of this Agreement by Apple or the consummation by Apple of any of the transactions contemplated hereby and thereby, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement relating to the approval by Apple shareholders of the Merger and the other transactions contemplated hereby (as amended or supplemented from time to time, the "Proxy Statement"),
   (y) the registration statement on Form S-4 of the Company, of which the Proxy Statement shall be a part (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the issuance of the Merger Consideration, and (z) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined herein), and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.1(d) to the Apple Disclosure Letter or (B) as may be required under federal, state, local or foreign Environmental Laws (as defined herein) or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of the Merger or the other transactions contemplated hereby or otherwise prevent Apple from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an Apple Material Adverse Effect.

       (e) SEC Documents; Financial Statements; Undisclosed Liabilities. Apple has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "Apple SEC Documents"). All of the Apple SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Apple SEC Documents. None of the Apple SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed Apple SEC Documents. Other than as set forth in Schedule 3.1(e) to the Apple Disclosure Letter, there is no unresolved violation, criticism or exception by any Governmental Entity of which Apple has received written notice with respect to any Apple report or statement which, if resolved in a manner unfavorable to Apple, could have an Apple Material Adverse Effect. The consolidated financial statements of Apple included in the Apple SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Apple and the Apple Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Apple has no Apple Subsidiaries which are not consolidated for accounting purposes.

       (f) Absence of Certain Changes or Events. Except as disclosed in the Apple SEC Documents or in Schedule 3.1(f) to the Apple Disclosure Letter, since the date of the most recent financial statements included in the Apple SEC Documents (the "Apple Financial Statement Date") and to the date of this Agreement, but not thereafter with respect to clause (a) of this Section 3.1(f), Apple and the Apple Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any material adverse change in the business, financial condition or results of operations of Apple and the Apple Subsidiaries taken as a whole, that has resulted or would result, individually or in the aggregate, in Apple Economic Losses (as defined in Section 6.2 below) of $2,000,000 or more (an "Apple Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an Apple Material Adverse Change, (b) except for regular quarterly distributions (in the case of Apple) not in excess of $0.30 per Apple Common Share with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Apple Common Shares, (c) any split, combination or reclassification of any Apple Common Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Apple Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an Apple Material Adverse Effect, (e) any change in accounting methods, principles or practices by Apple or any Apple Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Apple SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Apple and any officer or director of Apple.

       (g)  Litigation.  Except as  disclosed  in the Apple SEC  Documents or in
    Schedule 3.1(g) to the Apple Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Apple and the Apple Subsidiaries which is covered by adequate insurance, there is no suit, action or proceeding pending or, to the knowledge of Apple, threatened against or affecting Apple or any Apple Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an Apple Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Apple or any Apple Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

       (h) Benefit Plans; ERISA Compliance.

          (i) All employee benefits plans and other benefit arrangements covering employees of Apple and the Apple Subsidiaries will be listed in the Apple Disclosure Letter. True and complete copies of the Apple Benefit Plans (as defined herein) have been made available to the Company. Except as disclosed in the Apple SEC Documents or in Schedule 3.1(h)(i) to the Apple Disclosure Letter, since the date of the most recent audited financial statements included in the Apple SEC Documents, there has not been any adoption or amendment in any material respect by Apple or any Apple Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Apple or any Apple Subsidiary or any person affiliated with Apple under Section 414(b), (c), (m) or (o) of the Code (collectively, " Apple Benefit Plans").

          (ii) Except as described in the Apple SEC Documents or in Schedule 3.1(h)(ii) to the Apple Disclosure Letter or as would not have an Apple Material Adverse Effect, (A) all Apple Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither Apple nor any Apple Subsidiary has any liabilities or obligations with respect to any such Apple Benefit Plan, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course), nor to the knowledge of Apple are any such liabilities or obligations expected to be incurred. Except as set forth in Schedule 3.1(h)(ii) to the Apple Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any Apple Benefit Plan, policy, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to Apple or the Apple Subsidiaries are the agreement and policies specifically referred to in Schedule 3.1(h)(ii) to the Apple Disclosure Letter.

          (iii) Except as may be set forth in Schedule 3.1(h)(iii) to the Apple Disclosure Letter, there are no pending or, to the Knowledge of Apple, threatened claims against or otherwise involving any of the Apple Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Apple Benefit Plan activities) has been brought against or with respect to any such Apple Benefit Plan, except for any of the foregoing which would not have an Apple Material Adverse Effect.

       (i) Taxes.

          (i) Each of Apple and each Apple Subsidiary has timely filed all material Tax Returns (as defined herein) and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. Apple and each Apple Subsidiary have paid (or Apple has paid on their behalf), within the time and manner prescribed by law, all material Taxes (as defined herein) that are due and payable. As used in this Agreement, "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any penalties, interest or additions thereto and "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (ii) Apple (A) for all of its taxable years commencing with the year ending December 31, 1997 through the most recent December 31, has been subject to taxation as a real estate investment trust under the Code ("REIT") within the meaning of Section 856 of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for its tax year ending December 31, 1999, and (C) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and, to Apple 's Knowledge, no such challenge is pending or threatened. Each Apple Subsidiary which is a partnership or files Tax Returns as a partnership for federal income tax purposes has since its inception been classified for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

          (iii) Except as may be set forth in Schedule 3.1(i)(iii) to the Apple Disclosure Letter, neither Apple nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it.

       (j) No Loans or Payments to Employees, Officers or Directors. Except as set forth in the Apple SEC Documents, or Schedule 3.1(h)(ii) or 3.1(j) to the Apple Disclosure Letter or as otherwise specifically provided for in this Agreement there is no (i) loan outstanding from or to any employee, officer or director of Apple, (ii) employment or severance contract or other arrangement with respect to severance with respect to any employee, officer or director of Apple or any Apple Subsidiary, (iii) other agreement requiring payments to be made on a change of control or otherwise as a result of the consummation of the Merger or any of the other transactions contemplated hereby with respect to any employee, officer or director of Apple or any Apple Subsidiary or (iv) any agreement to appoint or nominate any person as a director of Apple or the Company.

       (k) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Bowles Holowell Conner & Co. ("BHC"), the fees and expenses of which, as set forth in a letter agreement between the Apple Special Committee (as defined in Section 5.1(b) below) and BHC (a true and complete copy of which has been provided by the Apple Special Committee to the Company), have previously been disclosed to the Company and will be paid by Apple, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Apple or any Apple Subsidiary.

       (l) Compliance with Laws. Except as disclosed in the Apple SEC Documents and except as set forth in Schedule 3.1(l) to the Apple Disclosure Letter, neither Apple nor any of the Apple Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in an Apple Material Adverse Effect.

       (m) Contracts; Debt Instruments. Neither Apple nor any Apple Subsidiary is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease, or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in
    Schedule 3.1(m) to the Apple Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in an Apple Material Adverse Effect.

       (n) Environmental Matters. Except as disclosed in Schedule 3.1(n) to the Apple Disclosure Letter or in the environmental audits/reports listed therein, each of Apple and each Apple Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined below) and each of Apple and each Apple Subsidiary is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Law of any Governmental Entity relating to human health, safety or protection of the environment ("Environmental Laws"), except for violations and failures to comply which would not, individually or in the aggregate, have an Apple Material Adverse Effect.

       (o) Apple Properties. Except as listed in Schedule 3.1(o) to the Apple Disclosure Letter or except as listed in the title insurance policies, reports or the surveys, copies of which were made available for review to the Company: (i) Apple or an Apple Subsidiary owns fee simple title to each of the real properties reflected on the most recent balance sheet of Apple included in the Apple SEC Documents or as identified in Schedule 3.1(o) to the Apple Disclosure Letter (the "Apple Properties"), which are all of the real estate properties owned by them, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"); (ii) the Apple Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (a) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the Apple Properties, (b) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded or which individually or in the aggregate do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the Apple Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Apple and the Apple Subsidiaries and which have arisen or been incurred only in its construction or renovation activities or in the ordinary course of business;
    (iii) valid policies of title insurance have been issued insuring Apple 's or an Apple Subsidiary's fee simple title to the Apple Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy; (iv) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Apple Properties or any agreement, easement or any other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Apple Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Apple Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (v) neither Apple nor an Apple Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Apple Properties issued by any Governmental Entity; (vi) neither Apple nor an Apple Subsidiary has received notice to the effect that there are (a) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Apple Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Apple Properties or by the continued maintenance, operation or use of the parking areas.

       (p) Books and Records.

          (i) The books of account and other financial records of Apple and each Apple Subsidiary are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Apple SEC Documents.

          (ii) Apple has previously delivered or made available to the Company true and correct copies of the charter and by-laws of Apple, as amended to date, and the charter, by-laws, organization documents and partnership agreements of the Apple Subsidiaries, and all amendments thereto. Apple has also delivered to the Company evidence of its director and officer liability insurance policy.

          (iii) The minute books and other records of corporate or partnership proceedings of Apple and each Apple Subsidiary that have previously been made available to the Company, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Board of Directors of Apple and the Apple Subsidiaries which are corporations.

       (q) Opinion of Financial Advisor. Apple has received the opinion of BHC, satisfactory to Apple, with regard to the fairness, from a financial point of view, to the holders of Apple Common Shares (excluding the Company or any affiliate thereof) of the consideration to be paid to such shareholders by the Company pursuant to the Merger. Apple or BHC will provide to the Company a photocopy of the written version of the opinion described in this Section 3.1(q) as soon as it is available.

       (r) Registration Statement. The information furnished by Apple to the Company for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

       (s) Vote Required. Except as set forth in the following sentence, the affirmative vote of at least a majority of the outstanding Apple Common Shares is the only vote of the holders of any class or series of Apple 's capital stock necessary (under applicable law or otherwise) to approve the Merger, this Agreement and the other transactions contemplated hereby. By executing this Agreement, Glade M. Knight, Debra A. Jones and Stanley J. Olander, Jr. (the "Additional Signatories") represent that they collectively own all of the Apple Class B Convertible Shares, and they hereby consent to and approve the Merger, this Agreement and the other transactions contemplated hereby.

       (t) Labor Matters. Neither Apple nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Apple threatened against Apple or its Subsidiaries relating to their business, except for any such proceeding as would not have an Apple Material Adverse Effect. To the Knowledge of Apple, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Apple or any of its Subsidiaries.

       (u) Solicitation of Transactions. As of the date of this Agreement, Apple has not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiated or solicited (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined in Section 5.6), or authorized or permitted any of its officers, directors, employees, agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action.

     SECTION 3.2 Representations and Warranties of the Company. The Company represents and warrants to Apple as follows:

       (a) Organization, Standing and Corporate Power of the Company. The Company is a corporation duly organized and validly existing under the laws of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries (as defined below), taken as a whole (a "Company Material Adverse Effect"). As used herein, "Company Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company (either directly or through or together with another Company Subsidiary) owns any capital stock or other equity interests of such entity.

       (b) The Company Subsidiaries. Schedule 3.2(b) to the Company Disclosure Letter (as defined herein) sets forth each Company Subsidiary and the ownership interest therein of the Company. Except as set forth in Schedule 3.2(b) to the Company Disclosure Letter, (i) all the
   outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens and (ii) all equity interests in each Company Subsidiary that is a partnership or limited liability company are owned by the Company or by the Company and another Company Subsidiary free and clear of all Liens. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Company
   Subsidiary that is a partnership or limited liability company is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate, would not have a Company Material Adverse Effect. Except as will be disclosed in the Company Disclosure Letter and except for interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

       (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 Common Shares, no par value (the "Company Common Shares"), and 25,000,000 Preferred Shares, no par value (the "Company Preferred Shares"). On the date hereof, (i) 39,370,147 Company Common Shares and no Company Preferred Shares were issued and outstanding, (ii) 2,363,223 Company Common Shares were available for issuance under the Company's stock option and dividend reinvestment and share purchase plans (the "Company Plans"), and (iii) 903,557 Company Common Shares were reserved for issuance upon exercise of outstanding stock options to purchase Company Common Shares granted under the Company Plans (the "Company Share Options"). On the date of this Agreement, except as set forth in this Section 3.2(c), no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to this Agreement will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (A) for the Company Share Options, (B) as set forth in Schedule 3.2(c) to the Company Disclosure Letter and (C) as otherwise permitted under Section 4.2, as of the date of this Agreement there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

       (d) Authority; Noncontravention; Consents. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger, this Agreement and the other transactions contemplated hereby by the requisite vote of the holders of the Company Common Shares (the "Company Common Shareholder Approvals") to consummate the transactions contemplated by this Agreement to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, including the approval of the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. Except as set forth in
   Schedule 3.2(d) to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Company Charter or Company By-Laws or the comparable charter or organizational documents or partnership or similar agreement (as the case may
   be) of any Company Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or
   (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Company Material Adverse Effect or (y) prevent the consummation of the Merger or the other transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any
   Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby and thereby, except for (i) the filing with the SEC of (x) a proxy statement relating to the approval by Company shareholders of the Merger and the other transactions contemplated hereby (as amended or supplemented from time to time, the "Proxy Statement"), (y) the Registration Statement relating to the issuance of the Merger Consideration and (z) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the other transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger for the Merger with the State Corporation Commission of the Commonwealth of Virginia, (iii) such filings as may be required in connection with the payment of any Transfer and Gains Taxes and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings
   (A) as are set forth in Schedule 3.2(d) to the Company  Disclosure  Letter or
   (B) as may be required under federal,  state or local  Environmental  Laws or
   (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Company Material Adverse Effect.

       (e) SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1993 (the "Company SEC Documents"). All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed Company SEC Documents. Other than as set forth in Schedule 3.2(e) to the Company Disclosure Letter, there is no unresolved violation, criticism or exception by any Governmental Entity of which the Company has received written notice with respect to the Company report or statement which, if resolved in a manner unfavorable to the Company, could have a Company Material Adverse Effect. The consolidated financial statements of the Company included in the

   Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP
   (except, in the case of interim financial statements, as permitted by Forms 10-Q and 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company and the Company Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments). Other than as set forth in Schedule 3.2(e) to the Company Disclosure Letter, the Company has no Company Subsidiaries which are not consolidated for accounting purposes.

       (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or in Schedule 3.2(f) to the Company Disclosure Letter, since the date of the most recent financial statements included in the Company SEC Documents (the "Company Financial Statement Date") and to the date of this Agreement, but not thereafter with respect to clause (a) of this Section 3.2(f), the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (a) any material adverse change in the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, that has resulted or would result, individually or in the aggregate, in Company Economic Losses (as defined in Section 6.3 below) of $2,000,000 or more (a "Company Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Company Material Adverse Change, (b) except for regular quarterly distributions not in excess of $.30 per Company Common Share with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Common Shares, (c) any split, combination or reclassification of any Company Common Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, Company Common Shares or any issuance of an ownership interest in, any Company Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Company Material Adverse Effect, (e) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Company SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between the Company and any officer or director of the Company.

       (g)  Litigation.  Except as disclosed in the Company SEC  Documents or in
    Schedule 3.2(g) of the Company Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company or the Company Subsidiaries which is covered by adequate insurance, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

       (h) Absence of Changes in Benefit Plans; ERISA Compliance.

          (i) All employee benefits plans and other benefit arrangements covering employees of the Company and the Company Subsidiaries will be listed in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans (as defined herein) have been made available to Apple. Except as disclosed in the Company SEC Documents or in Schedule

       3.2(h)(i) to the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Company SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or any person affiliated with the Company under Section 414(b), (c), (m) or
       (o) of the Code (collectively, "Company Benefit Plans").

          (ii) Except as described  in the Company SEC  Documents or in Schedule
       3.2(h)(ii) to the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (A) all Company Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such Company Benefit Plans, whether accrued, contingent or otherwise (other than obligations to make contributions and pay benefits and administrative costs incurred in the ordinary course), nor to the knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in Schedule 3.2(h)(ii) to the Company Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or together with the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan, policy, arrangement or agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries are the agreements and policies specifically referred to in
       Schedule 3.2(h)(ii) to the Company Disclosure Letter.

          (iii) Except as may be set forth in Schedule 3.2(h)(iii) to the Company Disclosure Letter, there are no pending or, to the Knowledge of the Company, threatened claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which would not have a Company Material Adverse Effect.

       (i) Taxes.

          (i) Each of the Company and each Company Subsidiary has timely filed with the appropriate taxing authority all material Tax Returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is true, correct and complete in all material respects. The Company and each Company Subsidiary have paid (or the Company has paid on their behalf), within the time and manner prescribed by law, all material Taxes that are due and payable.

          (ii) The Company (A) for all of its taxable years commencing with the year ended December 31, 1993 through the most recent December 31, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for its tax year ending December 31, 1999, and (C) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and, to the Company's knowledge, no such challenge is pending or threatened.

          (iii)  Except  as may be set  forth  in  Schedule  3.2(i)(iii)  to the
        Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it.

       (j) No Loans or Payments to Employees, Officers or Directors. Except as set forth in Schedule 3.2(h)(ii) or 3.2(j) to the Company Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no (i) loan outstanding from or to any employee, officer or director of the Company, (ii) employment or severance contract or other arrangement with respect to severance with respect to any employee, officer or director of the Company or any Company Subsidiary, (iii) other agreement requiring payments to be made on a change of control or otherwise as a result of the consummation of the Merger or the other transactions contemplated hereby with respect to any employee, officer or director of the Company or any Company Subsidiary or (iv) any agreement to appoint or nominate any person as a director of the Company or any Company Subsidiary.

       (k) Brokers; Opinion of Financial Advisor. No broker, investment banker, financial advisor or other person, other than PaineWebber Incorporated ("PaineWebber"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has received the opinion of PaineWebber
    Incorporated, satisfactory to the Company, with regard to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company pursuant to the Merger.

       (l) Compliance with Laws. Except as disclosed in the Company SEC Documents and except as set forth in Schedule 3.2(l) to the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any Laws of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

       (m) Contracts; Debt Instruments. Neither the Company nor any Company Subsidiary is in violation of or in default under, in any material respect (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under), any material loan or credit agreement, note, bond, mortgage, indenture, lease or any agreement to acquire real property, or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 3.2(m) to the Company Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

       (n) Environmental Matters. Except as disclosed in Schedule 3.2(n) to the Company Disclosure Letter or in the environmental audits/reports listed thereon, each of the Company and each Company Subsidiary has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law, and each of the Company and each Company Subsidiary is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Environmental Law, except for violations and failures to comply which would not, individually or in the aggregate, have a Company Material Adverse Effect.

       (o) Company Properties. Except as listed in Schedule 3.2(o) to the Company Disclosure Letter or except as listed on the title insurance policies, reports or the surveys, copies of which were made available for review to Apple: (i) the Company or a Company Subsidiary owns fee simple title to each of the real properties reflected on the most recent balance sheet of the Company included in the Company SEC Documents or as identified in Schedule 3.2(o) to the

   Company Disclosure Letter (the "Company Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances, (ii) the Company Properties are not subject to any Property Restrictions, except for (a) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the Company Properties, (b) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded or which individually or in the aggregate do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by the Company and the Company Subsidiaries and which have arisen or been incurred only in its construction or renovation activities or in the ordinary course of business;
   (iii) valid policies of title insurance have been issued insuring the Company's or a Company Subsidiary's fee simple title to the Company Properties except as noted therein, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy; (iv) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or any other rights which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same; (v) neither the Company nor a Company Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any Governmental Entity;
   (vi) neither the Company nor a Company Subsidiary has received notice to the effect that there are (a) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Company Properties or (b) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas.

       (p) Books and Records.

          (i) The books of account and other financial records of the Company and each Company Subsidiary are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Company SEC Documents.

          (ii) The Company has previously delivered or made available to Apple true and correct copies of the Company Charter and Company By-Laws, as amended to date, and the charter, by-laws, organizational documents, partnership agreement and operating agreement of its Subsidiaries, and all amendments thereto. The Company has also delivered to Apple evidence of its director and officer liability insurance policy.

          (iii) The minute books and other records of corporate, partnership or limited liability proceedings of the Company and each Company Subsidiary that have previously been made available to Apple, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Boards of Directors of the Company and the Company Subsidiaries which are corporations.

       (q) Vote Required. The affirmative vote of at least a majority of the outstanding Company Common Shares is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve the Merger, this Agreement and the other transactions contemplated hereby.

       (r) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business, except for any such proceeding as would not have a Company Material Adverse Effect. To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

                                   ARTICLE IV

                                   COVENANTS

     SECTION 4.1 Conduct of Business by Apple. During the period from the date of this Agreement to the Effective Time, Apple shall, and shall cause the Apple Subsidiaries to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set
forth  in  Schedule  4.1  to  the  Apple  Disclosure   Letter  or  as  otherwise
contemplated by this Agreement, Apple shall not and shall cause the Apple Subsidiaries not to (and not to authorize or commit or agree to):

       (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Apple's capital shares or interests in any Apple Subsidiary that is not directly or indirectly wholly owned by Apple, except that Apple may declare, set aside and pay the dividends and distributions permitted under Section 2.2(d) hereof, (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of Apple;

       (b) except as otherwise contemplated by this Agreement or in Schedule 4.1(b) of the Apple Disclosure Letter, amend the charter, by-laws, partnership agreement or other comparable organizational documents of Apple or any Apple Subsidiary;

       (c) issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock or debt securities, any other voting or redeemable securities of Apple or any Apple Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities except to Apple or an Apple Subsidiary;

       (d)  merge or consolidate with any Person;

       (e) make or rescind any tax election (unless required by law or necessary to preserve Apple's status as a REIT or the status of any Apple Subsidiary that is a partnership as a partnership for federal tax purposes);

       (f) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Apple Financial Statement Date, or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1998, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP and with notice thereof to the Company;

       (g) without the Company's consent, which shall not be unreasonably withheld, settle any stockholder derivative or class action claims arising out of or in connection with the Merger or the other transactions contemplated hereby;

       (h) without the consent of the Company, enter into or amend or otherwise modify any material agreement or arrangement with Persons that are affiliates or, as of the date hereof, are officers, directors or employees of Apple or any Apple Subsidiary;

       (i) during the period from the date of this Agreement to the date of the Proxy Statement, Apple shall not enter into or permit any Apple Subsidiary to enter into any transaction or series of transactions including the acquisition of a property or properties unless (i) Apple is able to satisfy and does satisfy any applicable requirement to include or incorporate by reference into the Registration Statement financial statements relating to all such transactions not later than 30 days after such requirement first arises, or (ii) the Company shall otherwise consent.

     SECTION 4.2 Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in Schedule 4.2 to the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company shall not:

       (a) (i) except for regular quarterly dividends (and corresponding partnership distributions by Cornerstone REIT Limited Partnership) not in excess of $.30 per Common Share, with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of, the Common Shares; (ii) split, combine or reclassify the Common Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Common Shares or (iii) purchase, redeem or otherwise acquire any shares of Common Shares;

       (b) except as otherwise contemplated by this Agreement, or in Schedule 4.2(b) of the Company Disclosure Letter, amend the Company Charter or Company By-Laws;

       (c)  merge or consolidate with any Person;

       (d) issue, deliver or sell, or grant any option or other right in respect of, any Company Common Shares or any preferred shares of the Company, any other voting or redeemable securities of the Company or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or redeemable or convertible securities;

       (e) make or rescind any tax election (unless required by law or necessary to preserve the Company's status as a REIT or the status of any Company Subsidiary that is a partnership for federal tax purposes);

       (f) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Company Financial Statement Date, or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises in an amount not to exceed, individually or in the aggregate, $250,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1996, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP and with notice thereof to Apple;

       (g) without Apple's consent, which shall not be unreasonably withheld, settle any stockholder derivative or class action claims arising out of or in connection with the Merger or the other transactions contemplated hereby;

       (h) without the consent of Apple, enter into or amend or otherwise modify any material agreement or arrangement with Persons that are affiliates or, as of the date hereof, are officers, directors or employees of the Company or any Company Subsidiary not approved by a majority of the "independent" directors of the Board of Directors of the Company;

       (i) during the period from the date of this Agreement to the date of the Proxy Statement, the Company shall not enter into or permit any Company Subsidiary to enter into any transaction or series of transactions involving the acquisition of a property or properties unless (a) the Company is able to satisfy and does satisfy any applicable requirement to include or incorporate by reference into the Registration Statement financial statements relating to all such transactions not later than 30 days after such requirement first arises, or (b) Apple shall otherwise consent.

     SECTION 4.3 Other Actions. Each of Apple and the Company shall not and shall cause its respective Subsidiaries not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "Knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue in any material respect, (ii) any of such representations and warranties (without giving effect to any "Knowledge" qualification) that are not so qualified becoming untrue in any respect or (iii) except as contemplated by Section 7.1, any of the conditions to the Merger set forth in Article VI not being satisfied.

                                   SECTION V

                             ADDITIONAL COVENANTS

     SECTION 5.1 Preparation of the Registration Statement and the Proxy Statement; Shareholders Meetings.

     (a) The Company and Apple shall cooperate and promptly prepare and the Company shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Preferred Shares issuable in the Merger, a portion of which Registration
Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders of Apple and of the Company in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use all reasonable efforts, and Apple will cooperate with the Company to have the Form S-4 declared effective by the SEC as promptly as practicable. The Company shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. The Company agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of the Company and Apple, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Apple agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders of the Company and Apple, or, in the case of written information provided by Apple specifically for inclusion in the Form S-4 or any amendments or supplements thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will advise Apple, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Preferred Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for additional information.

     (b) Apple covenants that the Proxy Statement shall include the recommendation of the Board of Directors of Apple and of the special committee of independent directors of the Board of Directors of Apple (which as of the date of this Agreement consists of Bruce H. Matson and Lisa B. Kern) (the "Apple Special Committee") in favor of the approval of the Merger, this Agreement and the other transactions contemplated hereby; provided, that such recommendations may not be included or may be withdrawn, modified or amended if Apple shall approve or recommend a Superior Competing Transaction (as defined herein) or enter into an agreement with respect to such Superior Competing Transaction and the Board of Directors of Apple determines in good faith that it is in compliance with Section 7.1. In connection with the preparation of the Proxy Statement and the Registration Statement, the Company shall cause to be delivered to Apple, prior to the mailing of such Proxy Statement, the opinion dated the date of the Proxy Statement of McGuire, Woods, Battle & Boothe LLP,
("MWBB"), counsel to the Company, subject to certificates, letters and assumptions, reasonably satisfactory to Apple, that the Merger will qualify as a tax-free reorganization for the Apple shareholders under Section 368(a) of the Code.

     (c) Each of the Company and Apple will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (respectively, the "Company Common Shareholders Meeting" and the "Apple Common Shareholders Meeting") as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders, as required, to the transactions contemplated hereby. Subject to Section 5.1(b), the Board of Directors of the Company and the Board of Directors of Apple shall each take all lawful action to solicit such consent, including, without limitation, timely mailing the Proxy Statement/Prospectus. The Company and Apple shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     SECTION 5.2 Access to Information; Confidentiality.



     (a) Subject to the requirements of confidentiality agreements with third parties, each of Apple and the Company shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the special committees of the Boards of Directors, officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Apple and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request.

     (b) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representative of advisors, including counsel, lenders and financial advisors (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, or (iv) is contained in any Apple SEC Documents or Company SEC Documents.

     (c) Subject to paragraph (d) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section.

     (d) In the event that either Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) immediately to notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

     (e) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

     SECTION 5.3 Best Efforts; Notification.



     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Apple agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemptions from non-governmental third parties; provided, however, that if either party is obliged to make expenditures, or incur costs, expenses or other liabilities to obtain the consent of any non-governmental party, it shall consult reasonably with the other party upon reasonable notice prior to making payment of any such amount, and in no event shall either Apple or the Company make payment or payments of any such amount in obtaining such consents in excess of $250,000 in the aggregate without obtaining the prior written consent of the other, which consent shall not unreasonably be withheld or delayed, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger, this Agreement or the consummation of any of the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of, this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 6.1(d). In connection with and without limiting the foregoing, Apple, the Company and their respective Boards of Directors shall (i) take all action necessary so that no "fair price," "business combination," "moratorium," "control share acquisition" or any other anti- takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation (a "Takeover Statute")is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and
(ii) if any Takeover Statute becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated hereby, take all action necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Merger or the consummation of any of the other transactions contemplated hereby.

     (b) Apple shall give prompt notice to the Company, and the Company shall give prompt notice to Apple, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any material respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.4 Affiliates. Prior to the Closing Date, Apple shall deliver to the Company a list identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Apple, an "affiliate" of Apple for purposes of Rule 145 under the Securities Act. Apple shall use its best efforts to cause each such affiliate to deliver on or prior to the Closing Date written agreements stating that they will not offer, sell, assign, transfer or otherwise dispose of any of the Preferred Shares issued to them in the Merger in violation of the Securities Act or the rules and regulations thereunder.

     SECTION 5.5 Tax Treatment. Each of the Company and Apple shall use its best efforts to (a) cause the Merger to qualify as a tax-free reorganization under
Section 368(a) of the Code and (b) to obtain the opinion of counsel referred to in Section 6.3(c) From and after the date of this Agreement and until the Effective Time, neither the Company nor Apple nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) (1) (A) of the Code; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing. Following the Effective Time, the Company shall use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a reorganization within the meaning of
Section 368(a) (1) (A) of the Code.

     SECTION 5.6 No Solicitation of Transactions. Subject to Section 7.1, Apple shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate or solicit (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined herein), or authorize or permit any of its officers, directors, employees, agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action. Apple shall notify the Company in writing (as promptly as practicable) of all of the material details relating to all inquiries and proposals which it or any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any transaction that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined herein) and if such inquiry or proposal is in writing, Apple shall deliver to the Company a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or similar transaction involving Apple (or any of its Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other dispositio of 5% or more (based upon the depreciated carrying cost of the assets on the books of Apple) of the assets of Apple and its Subsidiaries taken as a whole in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii)any tender offer or exchange offer for 5% or more of the outstanding shares of capital stock of Apple (or any of its Subsidiaries) or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Subject only to Section 7.1 of this Agreement, the Company and Apple acknowledge and affirm that they intend this Agreement to be an exclusive agreement, and accordingly, nothing in this Agreement is intended to constitute a solicitation of an offer or proposal for a business combination involving any other Person, it being acknowledged and agreed that any such offer or proposal would interfere with the strategic advantages and benefits that the Company and Apple expect to derive from the Merger and the other transactions contemplated hereby.

     SECTION 5.7 Public Announcements. The Company and Apple will consult with each other before issuing, and provide the executive officers of each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the execution of this Agreement will be in the form agreed to by the parties hereto.



     SECTION 5.8 Listing. The Company shall use its best efforts to have the New York Stock Exchange approve for listing the Preferred Shares issued in the Merger on or before the second anniversary of the Effective Day, and in such regard shall prepare and submit to the New York Stock Exchange a listing application covering the Preferred Shares at a prudent time.



     SECTION 5.9 Transfer and Gains Taxes. The Company and Apple shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Merger (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes").

     SECTION 5.10 Employee Matters.

     (a) Employees. The Company shall have no liability or obligation to Apple or its employees to employ or offer employment to any employee of Apple or any group of employees of Apple. It is understood, however, that on or after the Closing Date, the Company may, in its sole and absolute discretion, offer employment to those employees. Nothing in this Agreement shall limit the Company from taking any action at any time after the Closing Date in respect of its employees or the terms and conditions of their employment.

     (b) Incentive Plans. At the Effective Time, each outstanding Apple Common Shares Option (other than the options described in Section 5.10(c)) shall be assumed by the Company and shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Apple Common Shares Option, the same number of Preferred Shares as the holder of such Apple Common Shares Option would have been entitled to receive pursuant to the Merger had such holder exercised such Apple Common Shares Option in full immediately prior to the Effective Time at a price per share equal to the aggregate exercise price for the shares subject to such Apple Common Shares Option divided by the number of Preferred Shares deemed to be purchasable pursuant to such Apple Common Shares Option.

     (c) Certain Options. By executing this Agreement, Glade M. Knight confirms his agreements with Apple and the Company that: (i) neither the execution nor the consummation of this Agreement or the Merger and other transactions contemplated hereby shall permit Mr. Knight to receive those certain cash payments referred to in Sections 8(c) and (d) of that certain Stock Option Agreement dated November 9, 1998 (the "Knight Stock Option Agreement") between Mr. Knight and the Company, Mr. Knight hereby acknowledging that he does relinquish such cash payments under such conditions, (ii) at the Effective Time the options granted by the Knight Stock Option Agreement shall be reissued as options to acquire Company Common Shares, (iii) at the Effective Time, Mr. Knight and the Company shall enter into a new Stock Option Agreement (the "Replacement Stock Option Agreement") replacing in its entirety the Knight Stock Option Agreement, which Replacement Stock Option Agreement shall be on substantially the same terms as the Knight Stock Option Agreement, except that the options referred to therein shall be options to purchase Company Common Shares. The Replacement Stock Option Agreement shall be consistent with this Section and reasonably acceptable to Mr. Knight and the compensation committee of the Company.

     (d) Termination of Benefit Plans.  Except as otherwise  provided in (b) and
(c) above, prior to the Closing Date, Apple shall terminate all Apple Benefit Plans, and shall, to the extent permitted by law, discharge and terminate, or cause to be discharged and terminated, all obligations, liabilities and commitments of Apple, all Apple Subsidiaries and all participants in the Apple Benefit Plans, including without limitation, stock appreciation rights and notes given in payment of the exercise price of Apple Common Shares Options. All such obligations, liabilities and commitments which may not be discharged and terminated prior to the Closing Date are identified in Schedule 5.10(d) to the Apple Disclosure Letter.

     (e) Cooperation. Apple and the Company shall cooperate in good faith with respect to the effectuation of the covenants described in subsections (a, (b), (c) and (d) above.

     SECTION 5.11 Indemnification.

     (a) Indemnification Rights. For a period of six years from and after the Effective Time, the Company shall indemnify the directors, officers, employees or agents of Apple who at any time prior to the Effective Time were entitled to indemnification under the Articles of Incorporation and Bylaws of Apple or employment agreements between Apple and its officers existing on the date hereof to the same extent as such directors, officers, employees or agents are entitled to indemnification under such Articles of Incorporation and Bylaws or existing employment agreements in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

     (b) Liability Coverage. The Company shall use its reasonable best efforts to provide "run-off" or "tail" director and officer liability coverage to the existing directors and officers of Apple without reduction of existing coverage for a period of six years after the Effective Time.

     (c) Successors and Assigns. The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Company and Apple.

     SECTION 5.12 Comfort Letter. The Company and Apple shall use their best efforts to cause to be delivered to the Company and Apple "comfort" letters of Ernst & Young LLP, independent public accountants for the Company and Apple, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company and Apple, in form and substance reasonably satisfactory to the Company and Apple and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement, including a Statement on Auditing Standards Number 72 review of the audited financial statements, and Statement on Auditing Standards Number 71 review of the Company's and Apple 's interim unaudited financial statements, each included, respectively, in the Company SEC Documents and the Apple SEC Documents.

     SECTION 5.13 Efforts to Fulfill Conditions. The Company and Apple each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing Date.

     SECTION 5.14 Cooperation of the Parties. The Company and Apple each shall cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of Apple and the Company to effect the Merger and to consummate the other transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

       (a) Apple Common Shareholder Approval. The Apple Common Shareholder Approval shall have been obtained.

       (b) Company Common Shareholder Approval. The Company Common Shareholder Approval shall have been obtained.

       (c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

       (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

       (e) Certain Actions and Consents. All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Merger or any of the other transactions contemplated hereby shall have been obtained or made.

     SECTION 6.2 Conditions to Obligations of the Company. The obligations of the Company to issue the Merger Consideration to the Apple Common Shareholders and to consummate the other transactions contemplated hereby are further subject to the following conditions, any one or more of which may be waived by the
Company:

       (a) Representations and Warranties. The representations and warranties of Apple set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Apple by the chief executive officer or the chief financial officer of Apple to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of Apple to be true and correct as of the Closing Date if the aggregate amount of Apple Economic Losses (as defined herein) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct as of the Closing Date does not exceed $2,000,000 (such amount to be calculated by counting in all cases from the first dollar of such Apple Economic Losses without giving effect to the $2,000,000 limitation set forth in Section 3.1(f)). "Apple Economic Losses," as used in this Agreement, shall mean any and all net damage, net loss, net liability or expense suffered by Apple and the Apple Subsidiaries taken as a whole, but shall not include any claims, damages, loss, expense or other liability resulting from any class action or shareholders' derivative lawsuits relating to the Merger against Apple, if any, filed subsequent to the date of this Agreement, any replacement, refinancing or extension of the maturity date of any debt existing as of the date of this Agreement to the extent such replacement, refinancing or extension does not result in any additional net liability of Apple or the Apple Subsidiaries taken as a whole, or any amounts paid or expenses or liabilities incurred by Apple in fulfilling its obligations under, or taking any action required or permitted by, this Agreement.

     (b) Performance of Obligations of Apple. Apple shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Apple by the chief executive officer or the chief financial officer of Apple to such effect.

     (c) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in Apple Economic Losses of $2,000,000 or more.

     (d) Absence of Changes. From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Apple and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an Apple Material Adverse Effect, other than any such change that affects both Apple and the Company in a substantially similar manner.

     (e) Fairness Opinion. The opinion of PaineWebber Incorporated addressed to the special committee of the Board of Directors of the Company that the consideration to be paid by the Company pursuant to the Merger is fair, from a financial point of view, to the Company shall have been issued and shall not have been withdrawn or materially modified.

     (f) Dissenters' Rights. The holders of no more than 5% of the outstanding Apple Common Shares as of the applicable record date shall have indicated their intention to exercise their dissenters' rights under the VSCA.

     SECTION 6.3 Conditions to Obligation of Apple. The obligations of Apple to effect the Merger and to consummate the other transactions contemplated hereby is further subject to the following conditions, any one or more of which may be waived by Apple:

       (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Apple shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of the Company to be true and correct as of the Closing Date if the aggregate amount of Company Economic Losses (as defined herein) that would reasonably be expected to arise as a result of the failures of such representations and warranties to be true and correct as of the Closing Date does not exceed $2,000,000 (such amount to be calculated by counting in all cases from the first dollar of such Company Economic Losses without giving effect to the $2,000,000 limitation set forth in Section 3.2(f)). "Company Economic Losses", as used in this Section 6.3, shall mean any and all net damage, net loss, net liability or expense suffered by the Company or the Company Subsidiaries taken as a whole, but shall not include any claims, damages, loss, expense or other liability resulting from any class action or shareholders' derivative lawsuits relating to the Merger or the other transactions contemplated hereby against the Company, if any, filed subsequent to the date of this Agreement, any replacement, refinancing or extension of the maturity date of any debt existing as of the date of this Agreement to the extent such replacement, refinancing or extension does not result in any additional net liability of the Company or the Company Subsidiaries taken as a whole, or any amounts paid or expenses or liabilities incurred by the Company in fulfilling its obligations under, or taking any action required or permitted by, this Agreement.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Apple shall have received a certificate of the Company signed on behalf of the Company by the chief executive officer or the chief financial officer of such party to such effect.

     (c) Opinion Relating to the Merger. Apple shall have received an opinion dated as of the Closing Date of MWBB, subject to certificates, letters and assumptions reasonably satisfactory to Apple that the Merger qualifies as a tax-free reorganization for the holders of Apple Common Shares under Section 368(a) of the Code.

     (d) Consents. All consents and waivers from third parties necessary in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in Company Economic Losses of $2,000,000 or more.

     (e) Absence of Changes. From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a Company Material Adverse Effect other than any such change that affects both Apple and the Company in a substantially similar manner.

     (f) Fairness Opinion. The opinion of BHC addressed to the Apple Special Committee that the transaction contemplated by this Agreement is fair, from a financial point of view, to the holders of the Common Shares of Apple shall have been issued and shall not have been withdrawn or materially modified.

                                  ARTICLE VII

                              APPLE BOARD ACTIONS

     SECTION 7.1 Apple Board Actions. Notwithstanding Section 5.6 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of Apple, as determined in good faith based on the advice of outside counsel, Apple may:

       (a) disclose   to   its  shareholders  any  information  required  to  be
    disclosed under applicable law;

       (b) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to itself pursuant to a confidentiality agreement no less favorable to itself than the provisions of Section 5.2 of this Agreement to, any person in connection with a Competing Transaction proposed by such person; and



       (c) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger) a Superior Competing Transaction (as defined below) or enter into an agreement with respect to such Superior Competing Transaction (for purposes of this Agreement, "Superior Competing Transaction" means a bona fide proposal of a Competing Transaction made by a third party which a majority of the members of the Board of Directors of Apple determines in good faith (based on the advice of its investment banking firm) to be more favorable to its shareholders than the Merger, provided that the Person making the proposal has adequate sources of financing to consummate the transaction).

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the filing of the Articles of Merger for the Merger with the State Corporation Commission of the Commonwealth of Virginia, whether before or after the Apple Common Shareholder Approval or the Company Common Shareholder

Approval is obtained:

       (a) by mutual written consent duly authorized by the respective Boards of Directors of the Company and Apple;

       (b) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Apple set forth in this Agreement, or if any representation or warranty of Apple shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by September 30, 1999 (as otherwise extended);

       (c) by Apple, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by September 30, 1999 (as otherwise extended);

       (d) by either the Company or Apple, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

       (e) by either the Company or Apple, if the Merger shall not have been consummated before September 30, 1999; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 8.1(e);

       (f) by either the Company or Apple (i) if, upon a vote at a duly held Apple Common Shareholders Meeting or any adjournment thereof, the Apple Common Shareholder Approval shall not have been obtained or (ii) if, upon a vote at a duly held Company Common Shareholders Meeting or an adjournment thereof, the Company Common Shareholder Approval shall not have been obtained;

       (g) by Apple, upon 10 days prior notice to the Company, if prior to the Apple Common Shareholders Meeting, the Board of Directors of Apple shall have withdrawn or modified in compliance with Section 7.1 hereof in any manner adverse to the Company its approval or recommendation of the Merger or this Agreement in connection with the approval and recommendation of a Superior Competing Transaction;



       (h) by the Company, if (i) prior to the Apple Common Shareholders Meeting, the Board of Directors of Apple shall have withdrawn or modified in any manner adverse to the Company its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction, (ii) Apple shall have entered into any agreement with respect to any Competing Transaction (other than a confidentiality agreement as contemplated by Section 7.1(b) ) or (iii) the Board of Directors of Apple or any committee thereof shall have resolved to do any of the foregoing;



       (i) by Apple, if on any date after the date of this Agreement but on or prior to the Effective Day, the average daily closing price of a Company Common Share on the NYSE, reported as "New York Stock Exchange Composite Transactions" by The Wall Street Journal, over the consecutive 10-trading day period ending on such date is less than the lower of (i) $8.50 per share or (ii) 85% of the average daily closing price per Company Common Share (determined in the same manner) over the consecutive 10-trading day period ending on the date of this Agreement; provided, however, to be effective, notice of termination pursuant to this Section 8.1(i) shall be given by Apple to the Company within three business days after the date that such right of termination arises.

     SECTION 8.2 Expenses.

     (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     (b) If the Merger and the transactions contemplated by this Agreement are consummated in accordance with this Agreement, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company.



     (c) Apple agrees that if this  Agreement  shall be  terminated  pursuant to
Section 8.1(f)(i), (g) or (h), then Apple will pay to the Company an amount equal to the Company Break-Up Expenses (as defined herein). Payment of any of such amount shall be made, as directed by the Company, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein. The "Company Break-Up Expenses" shall be an amount equal to the lesser of (i) the Company's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (ii) $750,000. Apple further agrees that if this Agreement shall be terminated pursuant to Section 8.1(g) or
(h), then Apple will pay to the Company an amount equal to the Company Break-Up Fee (as defined herein). Payment of any of such amount shall be made, as directed by the Company, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein. The "Company Break-Up Fee" shall be an amount equal to the lesser of (i) $7,250,000 (the "Company Base Amount") or (ii) the sum of (A) the maximum amount that can be paid to the Company without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and (3) of the Code ("Qualifying Income"), as determined by independent accountants to the Company, and (B) in the event the Company receives an opinion of outside counsel (the "Company Break-Up Fee Tax Opinion") to the effect that receipt of some or all of the Company Base Amount would either constitute Qualifying Income as to the Company or would be excluded from the Company's gross income for purposes of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or to the effect that the receipt of some or all of the Company Base Amount would not cause the Company to cease to comply with the REIT Requirements, the amount of the Company Base Amount that can be paid under this clause (B) after taking into account the portion of the Company Base Amount paid pursuant to clause (A) above. In the event that the Company is not able to receive the full Company Base Amount, Apple shall place the unpaid amount in escrow and shall not release any portion thereof to the Company unless and until Apple receives any one or a combination of the following: (i) a letter(s) from the Company's independent accountants indicating the maximum amount that can be paid at that time to the Company without causing the Company to fail to meet the REIT Requirements or (ii) a Company Break-Up Fee Tax Opinion, in either of which event Apple shall pay to the Company the lesser of the unpaid Company Base Amount or the maximum amount stated in the letter(s) or opinion(s) from time to time. If the Company becomes entitled to the Company Break-Up Fee under this Agreement, the Company Break-Up Fee shall be in lieu of any fees or damages payable to the Company under the terms of that certain Property Acquisition/Disposition Agreement between the Company and Apple and that certain Right of First Refusal Agreement between the Company and Apple as a result of the consummation within nine months after the date of termination of this Agreement of another transaction with any party (the "Competing Third Party"), if the Competing Third Party was identified by Apple to the Company at the time of termination of this Agreement as proposing a Superior Competing Transaction which permitted and resulted in the termination of this Agreement. It is specifically affirmed and agreed that except to the limited extent modified by the preceding sentence, the Property

Acquisition/Disposition Agreement and the Right of First Refusal Agreement shall remain in full force and effect according to their terms and that the Company shall retain all of its rights thereunder.

     (d) The Company agrees that if this Agreement shall be terminated pursuant to Section 8.1(b), 8.1(c) or 8.1(f)(ii), then the Company will pay to Apple an amount equal to the Apple Break-Up Expenses (as defined herein). Payment of any of such amounts shall be made, as directed by Apple, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein. The "Apple Break-Up Expenses" shall be an amount equal to the lesser of (i) Apple's out-of-pocket expenses incurred on or after January 1, 1999 in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (ii) $750,000.

     (e) Apple and the Company agree that the agreements contained in Section 8.2(c) and (d) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

     (f) In the event that the Company or Apple is required to file suit to seek all or a portion of the amounts payable under this Section 8.2, and such party prevails in such litigation, such party shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this
Section 8.2 all expenses, including attorney's fees and expenses which it has incurred in enforcing its rights hereunder.

     SECTION 8.3 Effect of Termination. In the event of termination of this Agreement by either Apple or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, or Apple, other than the last sentence of Section 5.2, Section 8.2, this Section 8.3 and Article IX and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the Apple Shareholder Approval and the Company Shareholder Approval are obtained and prior to the filing of the Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia; provided, however, that, after the Apple Shareholder Approval or the Company Shareholder Approval is obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to Apple 's shareholders.

     SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time, each of Apple and the Company may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):



            (a) if to the Company or Cornerstone Sub, if prior to the Effective Time, to: Harry S. Taubenfeld
                     Chairman of the Special Committee of the Company
                     575 Chestnut Street
                     Cedarhurst, NY 11516
                     Fax: (516) 374-3490

       with a copy to Glade M. Knight, Chief Executive Officer of the Company (at the address set forth below), and after the Effective Time, to:

                     CORNERSTONE REALTY INCOME TRUST, INC.
                     306 East Main Street
                     Richmond, VA 23219
                     Attn: Glade M. Knight, Chief Executive Officer
                     Fax: (804) 782-9302

            with a copy to:

                     MCGUIRE, WOODS, BATTLE & BOOTHE LLP
                     901 East Cary Street
                     One James Center
                     Richmond, VA 23219
                     Attn: Leslie A. Grandis, Esq.
                     Fax: (804) 775-1061

            (b)      if to Apple, prior to the Effective Time, to:

                     Chairman of the Special Committee of Apple
                     c/o Bruce H. Matson, Esq.
                     LeClair Ryan, A Professional Corporation
                     707 East Main Street
                     Richmond, VA 23219
                     Fax: (804) 783-2294

            with a copy to:

                     MAYS & VALENTINE
                     NationsBank Center
                     1111 East Main Street
                     Richmond, VA 23219
                     Attn: Elizabeth G. Hester, Esq.
                     Fax: (804) 697-1339

     and with a copy to Glade M. Knight, Chief Executive Officer of Apple (at the address set forth below), and after the Effective Time, to:

                     APPLE RESIDENTIAL INCOME TRUST, INC.
                     306 East Main Street
                     Richmond, VA 23219
                     Attn: Glade M. Knight, Chief Executive Officer
                     Fax: (804) 782-9302

     SECTION 9.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection with the transactions contemplated hereby (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II, Section 5.11, Section 5.12, and Section 5.13 are not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 9.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.8 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Virginia or in any Virginia state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     SECTION 9.9 Incorporation. The Apple Disclosure Letter and the Company Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 9.10 Non-Recourse. None of the officers, directors or shareholders of the Company shall be personally bound or have any personal liability hereunder. Apple shall look solely to the assets of the Company for satisfaction of any liability of the Company with respect to this Agreement and any ancillary agreements to which it is a party. Apple will not seek recourse or commence any action against any of the shareholders of the Company or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Company or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Company hereunder or thereunder. Neither the officers, directors nor shareholders of Apple shall be personally bound or have any personal liability hereunder. The Company shall look solely to the assets of Apple for satisfaction of any liability of Apple with respect to this Agreement and any ancillary agreements to which it is a party. The Company will not seek recourse or commence any action against any of the shareholders of Apple or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of Apple or seek recourse against any of their personal assets, for the performance or payment of any obligation of Apple hereunder or thereunder.

                                   ARTICLE X

                              CERTAIN DEFINITIONS

     SECTION 10.1 Certain Definitions. For purposes of this Agreement:

       An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

       "Apple  Disclosure   Letter"  means  the  letter  dated  March  30,  1999
   previously delivered to the Company by Apple disclosing certain information in connection with this Agreement.

       "Company Disclosure Letter" means the letter dated March 30, 1999 previously delivered to Apple by the Company disclosing certain information in connection with this Agreement.

       "Knowledge" where used herein with respect to Apple shall mean the actual knowledge of any of the persons named in Schedule 10 to the Apple Disclosure Letter and where used with respect to the Company shall mean the actual knowledge of any of the persons named in Schedule 10 to the Company Disclosure Letter. "Knowledge" shall not include the "constructive" or deemed knowledge of any such persons, or the existence of facts or circumstances which might constitute "reason to know" by such person or which might lead to the conclusion that such person "should have known" unless, in any such case, such person has actual knowledge of the matter in question.

       "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     IN WITNESS WHEREOF, the Company, Cornerstone Sub and Apple have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   CORNERSTONE REALTY INCOME TRUST, INC.

                                   By: /s/ Glade M. Knight
                                        ---------------------------------------
                                        Name: Glade M. Knight
                                        Title: Chief Executive Officer


                                   APPLE RESIDENTIAL INCOME TRUST, INC.

                                   By: /s/ Glade M. Knight
                                        ---------------------------------------
                                        Name: Glade M. Knight
                                        Title: Chief Executive Officer


                                   CORNERSTONE ACQUISITION COMPANY

                                   By: /s/ Glade M. Knight
                                        ---------------------------------------
                                        Name: Glade M. Knight
                                        Title: Chief Executive Officer

Additional Signatories:

By executing below, the Additional Signatories confirm and agree to the provisions comprising the second sentence of Section 3.1(s).
Mr. Knight further agrees to the matters set forth in Section 5.10(c).

/s/ Glade M. Knight
----------------------------------------
Glade M. Knight


/s/ Debra A. Jones
----------------------------------------
Debra A. Jones


/s/ Stanley J. Olander, Jr.
----------------------------------------
Stanley J. Olander, Jr.

                                                                      EXHIBIT A

                     CORNERSTONE REALTY INCOME TRUST, INC.

                           ARTICLES OF AMENDMENT TO
              THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                DESIGNATING THE
                     SERIES A CONVERTIBLE PREFERRED SHARES

     1. Name.  The  name  of the Corporation is Cornerstone Realty Income Trust,
Inc.

     2. The Amendment.  The amendment,  a copy of which is attached hereto, adds
Article IX to the Amended and Restated Articles of Incorporation which creates a series of Preferred Shares (the Series A Convertible Preferred Shares), states the designation and number of Shares in the series and fixes the preferences, limitations and relative rights thereof.

     3. Board Action. At a meeting held on the day of , 1999, the Board of Directors of the Corporation found the amendment to the Amended and Restated Articles of Incorporation to be in the best interests of the Corporation. Shareholder approval is not required.

Dated:         , 1999

                                   CORNERSTONE REALTY INCOME TRUST, INC.

                                   By:
                                       -----------------------------------------
                                       Chairman

                                  ARTICLE IX
                     SERIES A CONVERTIBLE PREFERRED SHARES

     9.1 Designation, Number and Rank.

                   ( ) authorized but unissued Preferred Shares (no par value) are hereby designated as a series of Preferred Shares to be called the Series A Convertible Preferred Shares (the "Series A Preferred Shares"). The Series A Preferred Shares shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Shares and to all equity securities issued by the Corporation the terms of which provide that such equity securities shall rank junior to such Series A Preferred Shares; (b) on a parity with all equity securities issued by the Corporation the terms of which provide that such equity securities shall rank on a parity with the Series A Preferred Shares; and (c) junior to all other equity securities issued by the Corporation. The Corporation retains the power and authority to issue Preferred Shares which rank senior to or on a parity with the Series A Preferred Shares as to dividends or as to rights in liquidation, but only if, at the time of and after giving effect to the issuance of Preferred Shares which rank senior to the Series A Preferred Shares, the sum of (i) the aggregate liquidation preferences of all Preferred Shares which rank senior to the Series A Preferred Shares, and
(ii) the aggregate liquidation preferences of all of the Series A Preferred Shares, does not exceed 20% of the Corporation's Total Assets (as hereinafter defined), as disclosed on the balance sheet of the Corporation most recently filed on a report with the United States Securities and Exchange Commission. For the purposes of this Section 9.1, "Total Assets" as of any date means the sum of
(a) Undepreciated Real Estate Assets and (b) all other assets of the Corporation determined in accordance with generally accepted accounting principles (but excluding intangibles). "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Corporation on such date, before depreciation and amortization, determined in accordance with generally accepted accounting principles.

     9.2 Dividends.

       (a)The holders of the outstanding Series A Preferred Shares shall be entitled to receive, if, when and as declared by the Board of Directors, out of any funds legally available therefor, cash dividends at the Specified Rate (as hereinafter defined), and no more, payable in quarterly installments on the 20th day of January, April, July and October of each year (each, a "Dividend Payment Date") commencing on the 20th day of

         , 1999. The Specified Rate shall be the rate per annum per Series A Preferred Share set forth in the following table:


    DIVIDEND RATE PER ANNUM       PERIOD FROM DATE OF ISSUANCE OF
 PER SERIES A PREFERRED SHARE        SERIES A PREFERRED SHARE
------------------------------   --------------------------------
  $ 2.125.....................   Year 1
  $ 2.250.....................   Year 2
  $ 2.375 ....................   Year 3 and thereafter


Dividends shall be cumulative and shall accrue on the Series A Preferred Shares from and after the date of issue thereof, whether or not such dividends shall be declared or there shall be funds of the Corporation legally available for the payment of such dividends for any given dividend period. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Series A Preferred Shares for each full dividend period shall be calculated by dividing by four (4) the Specified Rate set forth in this paragraph (a). Dividends payable in respect of the first dividend period and any subsequent period which is less than a full dividend period in length will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of the Series A Preferred Shares as their names appear on the stock records of the Corporation at the close of business on the applicable record date (the "Dividend Record Date"), which shall be the same day as the record date for any dividend payable on the Common Shares with respect to the same period or, if no such Common Shares dividend is payable, then the Dividend Record Date for such Dividend Payment Date shall be the Friday occurring between the tenth and sixteenth days of the calendar month in which the applicable Dividend Payment Date falls or on such date as shall be fixed by the Board of Directors at the time of declaration of the dividend, which shall be not less than 10 nor more than 30 days prior to the Dividend Payment Date. "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

       (b) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Shares and any other Preferred Shares ranking on a parity as to dividends with the Series A Preferred Shares, all dividends declared on the Series A Preferred Shares and any other Preferred Shares ranking on a parity with the Series A Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Shares and such other Preferred Shares for the same or similar dividend period shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Shares and such other Preferred Shares bear to each other.

       (c) Unless  (i) Full  Cumulative  Dividends  (as  hereinafter  defined in
    Section 9.7) (to the extent that the amount thereof shall have become determinable) on all outstanding Series A Preferred Shares and any outstanding Preferred Shares ranking senior to or on a parity with the Series A Preferred Shares as to dividends for all past dividend periods shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, and (ii) unless all mandatory sinking fund payments required pursuant to the terms of any outstanding Preferred Shares ranking senior to or on a parity with the Series A Preferred Shares as to rights in liquidation shall have been paid, then (i) no dividend (other than a dividend payable solely in shares ranking junior to the Series A Preferred Shares) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of the Corporation ranking junior to the Series A Preferred Shares as to dividends; (ii) no other distribution shall be made with respect to any shares of the Corporation ranking junior to the Series A Preferred Shares as to rights in liquidation; (iii) no shares of the Corporation ranking junior to the Series A Preferred Shares as to dividends or rights in liquidation shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of the Corporation ranking junior to the Series A Preferred Shares as to dividends or rights in liquidation by the Corporation or any Subsidiary.

       (d) Dividends in respect of any past dividend periods that are in arrears may be declared and paid at any time to holders of record of the Series A Preferred Shares as of the applicable Dividend Record Date.

       (e) Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

       (f) Accrued but unpaid dividends on the Series A Preferred Shares will not bear interest. Holders of the Series A Preferred Shares will not be entitled to dividends in excess of Full Cumulative Dividends.

       (g) No dividends on the Series A Preferred Shares shall be declared by the Board of Directors or paid or funds set apart for the payment thereof by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series A Preferred Shares shall accrue whether or not they are declared or paid.

   9.3 Voting Rights.

       (a) Except for the voting rights expressly conferred by this Section 9.3, and except to the extent provided by law, the holders of the outstanding Series A Preferred Shares shall not be entitled (i) to vote at any meeting of the shareholders for election of directors or for any other purpose, or
    (ii) to receive notice of, or to otherwise participate in, any meeting of shareholders of the Corporation at which they are not entitled to vote.

       (b) Whenever distributions payable on any Series A Preferred Shares, or on any class or series of preferred shares which ranks on a parity with the Series A Preferred Shares as to dividends ("Parity Stock"), are in arrears for six or more quarterly periods (whether or not consecutive), the number of directors then constituting the Board of Directors of the Corporation will be automatically increased by two, and the holders of the Series A Preferred Shares, voting together as a class with the holders of shares of any other class or series of Parity Stock entitled to such voting rights (collectively, the "Voting Preferred Stock"), will have the right to elect at any annual meeting of shareholders or a properly called special meeting of the holders of Voting Preferred Stock two additional directors who are nominees of any holder of Voting Preferred Stock to serve on the Corporation's Board of Directors until all such accrued but unpaid dividends have been authorized and paid or declared with a sufficient sum for payment thereof set aside for payment. Such right of the holders of the Voting Preferred Stock to elect directors may be exercised until all dividends to which the holders of Voting Preferred Stock shall have been entitled for (i) all previous dividend periods and (ii) the current dividend period shall have been paid in full or declared and a sum of money sufficient for payment thereof set aside for payment, at which time the right of the holders of Voting Preferred Stock to elect such two additional directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend arrearages in six quarterly periods.

       (c) At any time when such voting power shall have vested in the holders of the Voting Preferred Stock and prior to the termination of such voting power, the Secretary of the Corporation may, and upon the written request of any holder of Voting Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Voting Preferred Stock for the election of the two directors to be elected by them as herein provided; such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Voting Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall serve until the next annual meeting of the shareholders or special meeting held in lieu thereof and until their respective successors are duly elected and qualified, if such directorship shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Voting Preferred Stock, a successor shall be elected by the Board of Directors upon the nomination of the then-remaining director (or, if there is no such remaining director or successor thereto, by the holders of the Voting Preferred Stock) to serve until the next annual meeting of the shareholders or special meeting held in lieu thereof and until the successor is duly elected and qualified if such directorship shall not have previously been terminated as provided above.

       (d) The affirmative vote of the holders of a majority of the outstanding Series A Preferred Shares, voting as a separate voting group, shall be required (i) on any matter with respect to which the holders of the outstanding Series A Preferred Shares are entitled to vote as a separate voting group as provided for under the Virginia Stock Corporation Act (or any successor thereto) or (ii) for the adoption of any amendment, alteration or repeal of any provision of these

   Articles of Amendment, or of any provision of the Articles of Incorporation of the Corporation, whether by merger, consolidation or otherwise, that adversely changes any preferences, limitations, privileges, voting power or relative rights of the Series A Preferred Shares or the holders thereof, it being understood that the authorization of, or the increase in the authorized number of shares of, any class of shares ranking senior to or on a parity with the Series A Preferred Shares as to dividends or rights in liquidation and the designation of the preferences, limitations, privileges, voting power and relative rights of any such class is not such an adverse change.

       (e) Whenever the holders of Series A Preferred Shares or Voting Preferred Stock, respectively, are entitled to vote as a separate voting group on any matter pursuant to the provisions of paragraphs (b), (c) or (d) of this
    Section 9.3, the vote required to approve such matter shall be the affirmative vote of a majority of all the votes entitled to be cast by the respective voting group, with each share having one vote.

     9.4 Redemption.

       (a) The Series A Preferred Shares shall not be redeemable by the Corporation for five years after the first issuance of the Series A Preferred Shares. At any time and from time to time following the fifth anniversary of the first issuance of the Series A Preferred Shares, the Corporation may, at its option, redeem all or any portion of the outstanding Series A Preferred Shares for the Redemption Consideration (as hereinafter defined). The Redemption Consideration shall be either, or any combination of, the following amounts, as selected by the Corporation: (i) cash in the amount of the Liquidation Payment (as hereinafter defined) for the Series A Preferred Shares to be redeemed together with an amount equal to all unpaid Dividends Accrued (as hereinafter defined) thereon to the date fixed for redemption (the "Redemption Date"), or (ii) such number of Common Shares of the Corporation (rounded to the nearest one one-thousandth (1/1000) of a Common Share) as is equal to (A) the Liquidation Payment for the Series A Preferred Shares to be redeemed together with an amount equal to all unpaid Dividends Accrued thereon to the Redemption Date, divided by (B) the Conversion Price (as defined in Section 9.6); provided, that the Corporation may exercise this option to deliver Common Shares upon redemption only if for 20 trading days within the 30 consecutive trading days immediately preceding the Redemption Notice Date (as defined in paragraph (b) of this Section 9.3) the average closing price of the Common Shares on the New York Stock Exchange equals or exceeds the Conversion Price (as defined in Section 9.6).

       (b) Notice of any redemption shall be given by the Corporation, by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date to each holder of record of Series A Preferred Shares to be redeemed, notifying such holder of the Corporation's election to redeem such shares. Such notice shall be mailed to such holder's address as the same appears on the Corporation's stock records. The date such notice is mailed shall be the "Redemption Notice Date." No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the Conversion Price and Redemption Consideration per redeemed share; (iii) the total number of Series A Preferred Shares to be redeemed;
    (iv) the place or places where certificates for such shares, if any, are to be surrendered for payment of the Redemption Consideration; (v) the amount per Series A Preferred Share of unpaid Dividends Accrued to the Redemption Date; (vi) that dividends on the shares to be redeemed will cease to accumulate on such Redemption Date; and (vii) that each holder of Series A Preferred Shares may exercise the conversion rights described in Section 9.6 for any such shares at any time prior to the close of business on the last full Business Day preceding the Redemption Date.

       (c) If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the Corporation shall prorate the total number of shares to be so redeemed among the holders thereof in proportion, as nearly as may be, to the number of shares registered in their respective names. In any such proration the Corporation may make such adjustments, reallocations and eliminations as it shall deem proper by increasing, decreasing or eliminating the number of shares to be redeemed otherwise allocable to any one holder on the basis of exact proration by not more than ten shares, to the end that the numbers of shares so prorated shall be integral multiples of ten shares. If less than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder (pursuant to paragraph (b) above) shall also specify the number of Series A Preferred Shares held by such holder to be redeemed. The Corporation may not redeem less than all of the outstanding Series A Preferred Shares unless Full Cumulative Dividends on all outstanding Series A Preferred Shares for all dividend periods (whether full or partial) up to and including the Redemption Date shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart.

       (d) If notice of redemption of any outstanding Series A Preferred Shares shall have been duly given as herein provided, then on or before the Redemption Date the Corporation shall, as applicable, (i) cause to be issued in the name of the record holder of Series A Preferred Shares being redeemed Common Shares of the Corporation equal to the Redemption Consideration due for such Series A Preferred Shares, or (ii) cause to be paid to the record holder of Series A Preferred Shares being redeemed cash equal to the Redemption Consideration due for such Series A Preferred Shares or (iii) cause to be issued and paid some combination of (i) and (ii) equal in the aggregate to the Redemption Consideration. From and after the Redemption Date, such redeemed Series A Preferred Shares shall no longer be deemed to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate.

       (e) The Corporation shall also have the right to acquire outstanding Series A Preferred Shares, otherwise than by redemption (as provided in this Section 9.4) from time to time for such consideration as may be acceptable to the holders thereof; provided, however, that if Full Cumulative Dividends on all outstanding Series A Preferred Shares for all past dividend periods shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, and the dividend payable thereon for the next following dividend period shall not have been declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any Subsidiary shall so acquire any Series A Preferred Shares except in accordance with a purchase or exchange offer made on the same terms to all the holders of the outstanding Series A Preferred Shares.

       (f) At the close of business on the Redemption Date, each holder of Series A Preferred Shares to be redeemed (unless the Corporation defaults in the payment of the Common Shares portion of the Redemption Consideration) shall be deemed to be the record holder of the number of Common Shares into which such Series A Preferred Shares are to be so redeemed.

       (g) Series A Preferred Shares purchased, redeemed or otherwise acquired by the Corporation shall not thereafter be disposed of as Series A Preferred Shares but shall become authorized and unissued Preferred Shares undesignated as to series. No additional Preferred Shares may be classified as Series A Preferred Shares.

     9.5 Liquidation.

     In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the outstanding Series A Preferred Shares shall be entitled to be paid in cash out of the assets of the Corporation a liquidation payment of $25 per share (the "Liquidation Payment") plus an amount equal to all unpaid Dividends Accrued thereon to the date of payment, without interest, before any distribution or payment shall be made to the holders of Common Shares or any other shares of the Corporation ranking junior to the Series A Preferred Shares as to rights in liquidation. After payment to the holders of the outstanding Series A Preferred Shares of the full liquidation payment provided for in the preceding sentence, the holders of the Series A Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation. For the purposes of the preceding two sentences, neither the consolidation of the

Corporation with nor the merger of the Corporation into any other corporation, partnership, limited liability company, trust or other entity, nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation legally available for distribution to its shareholders are insufficient to pay to the holders of the Series A Preferred Shares the full amounts to which they are respectively entitled, such assets of the Corporation shall be distributed ratably to the holders of the Series A Preferred Shares and the holders of other Preferred Shares, if any, ranking on a parity with the Series A Preferred Shares as to rights in liquidation in proportion to the full amounts to which they are respectively entitled. Written notice of such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the Corporation by first class mail, postage prepaid, not less than 30 days nor more than 60 days before the payment date stated therein, to each holder of record of the Series A Preferred Shares at such holder's address as the same appears on the Corporation's stock records.

     9.6 Conversion.

       (a) Each holder of outstanding Series A Preferred Shares shall have the right, at any time, to convert any of such shares into Common Shares of the Corporation. The number of Common Shares into which each Series A Preferred Share shall be convertible shall be equal to the number (rounded to the nearest one one-thousandth (1/1000) of a Common Share) arrived at by dividing $25.00 by the conversion price per Common Share fixed or determined as hereinafter provided. The conversion price shall initially be Fifteen Dollars and Eighty Cents ($15.80) per Common Share, subject to the adjustments hereinafter provided (such price, as adjusted at any time, being hereinafter called the "Conversion Price"). As to Series A Preferred Shares called for redemption, each such holder shall have the right at any time prior to the close of business on the last full Business Day preceding the Redemption Date (unless default shall be made by the Corporation in the payment of the Redemption Consideration, in which case such right of conversion shall continue uninterrupted) to convert any of such Series A Preferred Shares into Common Shares.

       (b) Each holder of outstanding Series A Preferred Shares may exercise the conversion right provided in paragraph (a) above as to all or any portion of the shares he holds by delivering to the Corporation during regular business hours, at the principal office of the Corporation or at such other place as may be designated in writing by the Corporation, a written notice stating that the holder elects to convert such shares and stating the name or names (with address and applicable social security or other tax identification number) in which the certificate or certificates for Common Shares are to be issued. Conversion shall be deemed to have been effected on the date (the "Conversion Date") when such delivery is made if the notice is in the form required by the Corporation. As promptly as practicable thereafter the Corporation shall issue and deliver to such holder the number of Common Shares to which he is entitled. The person in whose name the Common Shares are to be issued shall be deemed to have become a shareholder of record on the Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date.

       (c) The Corporation shall issue fractional Common Shares, rounded to the nearest one one-thousandth (1/1000) of a Common Share, upon conversion of Series A Preferred Shares and will not pay cash with respect to any fractional shares.

       (d) The issuance of Common Shares on conversion of outstanding Series A Preferred Shares shall be made by the Corporation without charge for expenses or for any tax in respect of the issuance of such Common Shares, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of

   Common Shares in any name other than that of the holder of record on the books of the Corporation of the outstanding Series A Preferred Shares converted, and the Corporation shall not be required to issue any Common Shares unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

       (e) Holders of Series A Preferred Shares at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such Dividend Record Date and prior to such Dividend Payment Date. Except as provided in the preceding sentence, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

       (f) The Conversion Price shall be subject to the following adjustments:

          (i) If the Corporation shall (A) pay a dividend on its outstanding Common Shares in Common Shares or subdivide or otherwise split its outstanding Common Shares into a larger number of shares, (B) combine its outstanding Common Shares into a smaller number of shares, or (C) reclassify its Common Shares, the Conversion Price in effect at the time of the record date for the happening of such event shall be adjusted so that the holder of any Series A Preferred Shares surrendered for conversion after such record date shall be entitled to receive the same aggregate number of Common Shares that such holder would have owned or have been entitled to receive after the happening of such event had such Series A Preferred Shares been converted immediately prior to such record date. An adjustment made pursuant to this subparagraph (i) shall become effective immediately upon the opening of business on the day next following the record date in the case of a dividend (except as provided in paragraph (h) of this Section 9.6 below) and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.



          (ii) If the Corporation shall issue rights, warrants or options to all holders of its Common Shares entitling them (for a period expiring within 90 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share which is less than the Current Market Value per share (as hereinafter defined) on the record date mentioned below, the Conversion Price shall be adjusted to a price determined by multiplying (A) the Conversion Price in effect immediately prior to the issuance of such rights, warrants or options by (B) a fraction, the numerator of which shall be the sum of (i) the number of Common Shares outstanding at the close of business on the record date fixed for the determination of shareholders entitled to receive such rights, warrants or options and (ii) the number of Common Shares which the aggregate exercise price of all such rights, warrants or options would purchase at such Current Market Value, and the denominator of which shall be the sum of (i) the number of Common Shares outstanding at the close of business on the record date fixed for the determination of shareholders entitled to receive such rights, warrants or options and
        (ii) the number of additional Common Shares offered for subscription pursuant to such rights, warrants or options. Such adjustment shall be effective immediately upon the opening of business on the day next following the record date for the determination of the shareholders entitled to receive such rights, warrants or options (except as provided in paragraph (h) of this Section 9.6 below). For the purposes of this
        Section 9.6(f), the "Fair Market Value" of one Common Share shall, if the Common Shares are traded in the over-the-counter market, be deemed to be the mean between the bid and asked prices on the date the value is required to be determined, as reported by NASDAQ or any similar service, and if the Common Shares are listed and traded on a national stock exchange, be deemed to be the closing price of the Common Shares for such day derived from the New York Stock Exchange Composite Tape or any similar service; provided, however, that if the Common Shares are not traded on that date, then the Fair

       Market Value shall be determined, in the manner as just set forth, on the most recent preceding Business Day on which the Common Shares were traded; provided further, however, that if the Fair Market Value of the Common Shares cannot be determined in accordance with the foregoing provisions (for example, if the Common Shares are not traded), the Fair Market Value of the Common Shares shall be determined in good faith by the Corporation's Board of Directors. "Current Market Value" per Common Share on any date shall be deemed to be the average of the Fair Market Value of one Common Share on each of the 20 consecutive trading days commencing 40 trading days before such date (a trading day being a day on which securities are traded in the over-the-counter market or, if the Common Shares are then listed on any national stock exchange, on such exchange) and if the Common Shares are not then traded, the Fair Market Value of one Common Share (as determined under this Section 9.6(f)) as of the date in question.

          (iii) If the Corporation shall distribute to all holders of its Common Shares any equity securities of the Corporation (other than Common Shares) or evidences of its indebtedness or assets (excluding dividends paid in cash out of funds available for dividends in accordance with applicable law), or rights, warrants or options to subscribe for or purchase securities of the Corporation (other than those referred to in subparagraph (ii) of this Section 9.6(f)), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of shareholders entitled to receive such distribution by
        (B) a fraction, the numerator of which shall be the Current Market Value of one Common Share (as defined in subparagraph (ii) of this Section 9.6(f)) on the record date fixed for the determination of the shareholders entitled to receive such distribution less the fair value (as conclusively determined in good faith by the Board of Directors of the Corporation) at the time of such distribution of that portion of the shares or evidences of indebtedness or assets so distributed, or of such rights, warrants or options applicable to one Common Share, and the denominator of which shall be the Current Market Value of one Common Share on the record date fixed for the determination of shareholders entitled to receive such distribution. Such adjustment shall become effective immediately upon the opening of business on the day next following such record date (except as provided in paragraph (h) of this Section 9.6 below).

       (g) Notwithstanding any of the foregoing provisions of this Section 9.6, no adjustment of the Conversion Price shall be made (i) if the Corporation shall issue Common Shares or rights, warrants or options to purchase Common Shares pursuant to one or more stock purchase plans, stock option plans, stock purchase contracts, incentive compensation plans, or other remuneration plans for employees (including officers) or directors of the Corporation or its Subsidiaries adopted or approved as required by law before or after the approval of these Articles of Amendment, (ii) in respect of any right granted by the Corporation to all holders of its Common Shares to purchase Common Shares at a discount from their Current Market Value by the reinvestment of dividends paid on its Common Shares, or (iii) if the Corporation shall issue rights, warrants or options to purchase Common Shares or other shares convertible into Common Shares pursuant to one or more plans ("Shareholder Rights Plans") which, in connection with certain acquisitions of an equity interest in the Corporation, may permit the holders of such rights, warrants or options to subscribe for or to purchase Common Shares or such other shares at a price per share which is less than the then Current Market Value thereof. However, the Corporation shall not adopt any Shareholder Rights Plans unless, in connection therewith, the Corporation provides that the holders of Series A Preferred Shares will be entitled to receive substantially similar rights, warrants or options upon conversion of their Series A Preferred Shares.

       (h) If any Series A Preferred Shares are converted into Common Shares after the record date for the happening of any of the events described in subparagraphs (i), (ii) or (iii) of Section 9.6(f) but before the happening of such event, the Corporation may defer, until the happening of such event, issuing to the holder of Series A Preferred Shares so converted the additional Common Shares to which he is entitled by reason of the adjustment required pursuant to any such subparagraph.

       (i) Anything in this Section 9.6 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.10 in such price; provided, however, that any adjustments which by reason of this Section 9.6 are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 9.6 shall be made to the nearest cent.

       (j) Whenever the Conversion Price is adjusted pursuant to this Section 9.6, the Corporation shall (i) promptly place on file at its principal office and at the office of each transfer agent for the Series A Preferred Shares, if any, a statement, signed by the Chairman or President of the Corporation and by its Treasurer, setting forth the Conversion Price after such adjustment and setting forth in detail the facts requiring such adjustment, and shall make such statement available for inspection by shareholders of the Corporation, and (ii) as soon as practicable cause a notice to be issued by press release or by announcement in a newspaper or periodical with national distribution (such as the Wall Street Journal) stating that such adjustment has been made and setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective.

       (k) In the event of any reclassification or recapitalization of the outstanding Common Shares (except a change in par value or from no par value to par value or from par value to no par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Corporation is a party, except a merger in which the Corporation is the surviving corporation and which does not result in any such reclassification or recapitalization, or in case of any sale or conveyance to a person or another business entity of all or substantially all of the property of the Corporation, in each case as a result of which Common Shares generally shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), effective provision shall be made by the Corporation or by the successor or purchasing business entity (i) that the holder of each Series A Preferred Share then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable, upon such reclassification, recapitalization, consolidation, merger, sale or conveyance, by a holder of the number of Common Shares of the Corporation into which such Series A Preferred Shares might have been converted immediately prior thereto, and (ii) that there shall be subsequent adjustments of the Conversion Price which shall be equivalent, as nearly as practicable, to the adjustments provided for in this Section 9.6. The provisions of this paragraph (k) of this Section 9.6 shall similarly apply to successive reclassifications, recapitalizations, consolidations, mergers, sales or conveyances.

       (l) Common Shares issued on conversion of Series A Preferred Shares shall be issued as fully paid shares and shall be nonassessable by the Corporation. The Corporation shall, at all times, reserve and keep available for the purpose of effecting the conversion of the outstanding Series A Preferred Shares such number of its duly authorized but unissued Common Shares as shall be sufficient to effect the conversion of all of the outstanding Series A Preferred Shares.

       (m) Series A Preferred Shares converted as provided herein shall become authorized and unissued Preferred Shares which may be designated as shares of any other series. No additional Preferred Shares, however, may be classified as Series A Preferred Shares.

     9.7 Definitions.

     As used in these Articles of Amendment, unless the context otherwise requires, the following terms shall have the following meanings:

     "Dividends Accrued" means Full Cumulative Dividends to the date as of which Dividends Accrued are to be computed, less the amount of all dividends paid with respect to the relevant shares.

     "Full Cumulative Dividends" with respect to any outstanding shares of the Corporation which carry cumulative dividends (including, without limitation, the Series A Preferred Shares) means an amount equal to the dividends accrued at the full rate fixed for such shares from the date of issue to the date to which reference is made, whether such amounts or any part thereof have been declared and whether there shall be or have been any funds out of which such amount might legally be paid.

     "Subsidiary" means any corporation a majority of the outstanding voting shares of which is owned, directly or indirectly, by the Corporation, by one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     For the purpose of these Articles of Amendment the shares of any class of the Corporation of any class or series shall be deemed to rank as follows:

       (a) senior to the Series A Preferred Shares, either as to dividends or as to rights in liquidation, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

       (b) on a parity with the Series A Preferred Shares, either as to dividends or as to rights in liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of Series A Preferred Shares shall be entitled to the receipt of dividends or of amounts distributable upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of such shares; and

       (c) junior to the Series A Preferred Shares, either as to dividends or as to rights in liquidation, if such shares shall be Common Shares or if the holders of the Series A Preferred Shares shall be entitled to the receipt of dividends or of amounts distributable upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, as the case may be, in preference or priority to the holders of such shares.

                                                                        ANNEX B

                           [PAINEWEBBER LETTERHEAD]

                                                      March 30, 1999

CONFIDENTIAL
------------

Special Committee of the Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street
Richmond, Virginia 23219

Gentlemen:

     Cornerstone Realty Income Trust, Inc. (the "Company"), Apple Residential Income Trust, Inc. ("Apple") and Cornerstone Acquisition Company ("Merger Sub"), a 99.99% owned subsidiary of the Company, propose to enter into an Agreement and Plan of Merger to be dated March 30, 1999 (the "Agreement"). Pursuant to the Agreement, Apple will be merged with and into Merger Sub in a transaction (the "Merger") in which each outstanding common share, no par value, of Apple (other than those shares owned by the Company) will be converted into the right to receive .400 of a Series A Convertible Preferred Share, no par value (the "Series A Preferred"), of the Company.

     You have asked us whether or not, in our opinion, the proposed consideration to be issued by the Company in connection with the Merger is fair to the Company from a financial point of view. In arriving at the opinion set forth below, we have, among other things:

   (1) Reviewed Apple's Annual Reports, Forms 10-K and related financial information for the two fiscal years ended December 31, 1997 and Apple's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998;

   (2) Reviewed the Company's Annual Reports and Forms 10-K and related financial information for the five fiscal years ended December 31, 1997, and the Company's Form 10-Q and the related unaudited financial information for the nine months ended September 30, 1998;

   (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Apple and the Company, furnished to us by Apple and the Company, respectively;

   (4) Conducted discussions with members of senior management of Apple and the Company concerning their respective businesses and prospects;

   (5) Compared the results of operations of Apple and the Company with that of certain companies which we deemed to be relevant;

   (6) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

   (7) Compared the terms of the Series A Preferred to the terms of other securities which we deemed to be relevant;

   (8)  Participated  in  certain  discussions   relating  to  the  Merger  with
        representatives of the Company and Apple and their financial and legal advisors;

   (9)  Considered the potential pro forma impact of the Merger;

   (10) Reviewed a draft of the Agreement dated March 25, 1999;

   (11) Reviewed a draft of the Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company designating the Series A Preferred (the "Amended Articles") that was attached to the March 25, 1999 draft of the Agreement; and

   (12) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Apple or the Company, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of the Company and Apple, respectively, as to the future performance of the Company and Apple, respectively. We have also relied upon assurances of the management of the Company and Apple, respectively, that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Apple nor have we been furnished with any such evaluations or appraisals. We have assumed with your consent that the Merger will be accounted for under the purchase method of accounting and the Merger will be a tax-free reorganization.

     This opinion is directed to the Special Committee of the Board of Directors of the Company (the "Special Committee") and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the issuance of the Series A Preferred in connection with the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies that might be available to the Company or the decision of the Board of Directors of the Company to proceed with the Merger. No opinion is expressed herein as to the price at which the securities to be issued in connection with the Merger to the shareholders of Apple or the common shares, no par value, of the Company may trade at any time. Our opinion is based on economic, monetary and market conditions as they exist and can be evaluated on, and the information made available to us as of, the date hereof.

     In the ordinary course of our business, we may trade in the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

     PaineWebber Incorporated is currently acting as financial advisor to the Special Committee in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion and upon consummation of the Merger. In the past, PaineWebber Incorporated and its affiliates have provided investment banking and other financial services to the Company and have received fees for rendering these services.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed consideration to be issued by the Company in connection with the Merger is fair to the Company from a financial point of view.

     This opinion has been prepared for the information of the Special Committee in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated, provided, however, that this letter may be reproduced in full in the Proxy Statement related to the Merger.



                                        Very truly yours,

                                        /s/ PAINEWEBBER INCORPORATED

                                                                        ANNEX C

                            [BOWLES HOLLOWELL CONNER
                                  LETTERHEAD]

CONFIDENTIAL
------------

March 30, 1999
The Special Committee of the Board of Directors
Apple Residential Income Trust, Inc.
306 East Main Street
Richmond, VA 23219

Members of the Special Committee:



     You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Apple Residential Income Trust, Inc. ("Apple"), excluding Cornerstone Residential Income Trust, Inc. ("Cornerstone") and its affiliates, of the consideration to be received by such stockholders pursuant to the terms of the Agreement of Merger, dated as of March 30, 1999 (the "Merger Agreement"), among Apple, Cornerstone and Cornerstone
Acquisition Company, Inc., a wholly-owned subsidiary of Cornerstone ("Cornerstone Sub"). As more fully described in the Merger Agreement, (i) Apple will be merged with and into Cornerstone Sub (the "Merger") and (ii) each outstanding share of the Common Stock, no par value, of Apple ("Apple Common Stock") will be converted into 0.40 shares of Series A Convertible Preferred Shares of Cornerstone (the "Merger Consideration").

     In arriving at our opinion, we have, among other things:

   o Reviewed the financial terms of the Merger, as set forth in the Merger Agreement;

   o Reviewed certain historical business, financial and other information regarding Apple and Cornerstone that was publicly available or furnished to us by members of Cornerstone management;

   o Reviewed certain financial forecasts and other data for Apple and Cornerstone provided to us by members of Cornerstone management;

   o    Conducted site visits of 22 of the 27 properties owned by Apple;

   o Conducted discussions with members of Cornerstone management with respect to the business, prospects and financial forecasts of
        Cornerstone and Apple, including various strategic and operating benefits anticipated from the Merger;

   o Reviewed independent market data and comparable sales information for properties in Apple's respective markets;

   o Reviewed certain financial terms of the Merger in relation to other similar transactions we deemed relevant;

   o Compared the financial position and operating results of Apple and Cornerstone and the trading history of Cornerstone with those of publicly traded companies we deemed relevant;

   o Compared the consideration offered in the Merger to the historical price of comparable securities;

   o Conducted such other financial-studies, analyses and investigations as we deemed appropriate.

     In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed any responsibility for any independent verification of such information. With respect to Apple and Cornerstone's financial projections, we have assumed that they have been reasonably prepared and reflect the best current estimates and judgment of Cornerstone's management as to the future financial performance of Apple and Cornerstone. We have discussed Apple and Cornerstone's financial projections with management of Cornerstone, but we assume no responsibility for and express no view as to the

The Special Committee of the Board of Directors
Apple Residential Income Trust, Inc.
Page 2

financial projections for Apple and Cornerstone or the assumptions upon which they are based. In arriving at our opinion, we have not made or been provided with any evaluations or appraisals of the assets or liabilities of Apple.

     Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.


     In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement that we reviewed, without any waiver of any material terms or conditions. Our opinion does not address the relative merits of the Merger and the other business strategies considered by Apple's Board of Directors, nor does it address Apple's Board of Directors' decision to proceed with the Merger.

     Bowles Hollowell Conner, a division of First Union Capital Markets Corp., is an investment banking firm and an affiliate of First Union Corporation. We have been engaged to render financial advisory services to Apple in connection with the Merger and will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Cornerstone for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We or our affiliates have in the past provided investment banking and financial advisory services to Cornerstone unrelated to the Merger, for which services we have received compensation. First Union Capital Markets Corp., an affiliate of Bowles Hollowell Conner, is currently acting on behalf of Cornerstone as a placement agent for a prospective mortgage financing. In addition, First Union National Bank, an affiliate of Bowles Hollowell Conner, is the agent and a lender of various unsecured credit facilities to Cornerstone. Bowles Hollowell Conner and its affiliates (including First Union Corporation and its affiliates) may in the future maintain relationships with Cornerstone.


     Our advisory services and the opinion expressed herein are provided for the information of the Special Committee of the Board of Directors of Apple in its evaluation of the Merger and do not constitute a recommendation to any holder of Apple Common Stock as to how such holder should vote with respect to the Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Bowles Hollowell Conner, First Union Capital Markets Corp. or First Union Corporation be made, without our prior written consent.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Apple Common Stock, excluding Cornerstone and its affiliates.

                                        Very truly yours,


                                        /s/ Bowles Hollowell Conner
                                        ---------------------------------------
                                        BOWLES HOLLOWELL CONNER

                                                                         ANNEX D

                             ARTICLE FIFTEEN OF THE
                         VIRGINIA STOCK CORPORATION ACT

(section) 13.1-729

Definitions

In this article:

"Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

"Dissenter" means a shareholder who is entitled to dissent from corporate action under (section) 13.1-730 and who exercises that right when and in the manner required by (section)(section) 13.1-732 through 13.1-739.

"Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

"Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

"Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

"Shareholder" means the record shareholder or the beneficial shareholder.

(section) 13.1-730

Right to dissent

A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

       1.  Consummation  of a plan of merger to which the corporation is a party
   (i) if shareholder approval is required for the merger by (section) 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under (section) 13.1-719;

       2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

       4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

       1. The articles of incorporation of the corporation issuing such shares provide otherwise;

       2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

          a. Cash;

          b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

          c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

       3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in (section) 13.1-725.

D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

       1. The proposed corporate action is abandoned or rescinded;

       2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

       3. His demand for payment is withdrawn with the written consent of the corporation.

(section) 13.1-731

Dissent by nominees and beneficial owners

A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

       1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

       2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(section) 13.1-732

Notice of dissenters' rights

A. If proposed corporate action creating dissenters' rights under (section) 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

B. If corporate action creating dissenters' rights under (section) 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in (section) 13.1-734.

(section) 13.1-733

Notice of intent to demand payment

A. If proposed corporate action creating dissenters' rights under (section) 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

B. A shareholder  who does not satisfy the  requirements of subsection A of this section is not entitled to payment for his shares under this article.

(section) 13.1-734

Dissenters' notice

A. If proposed corporate action creating dissenters' rights under (section) 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of (section) 13.1-733.

B. The dissenters' notice shall:

       1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

       2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

       3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

       4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

       5. Be accompanied by a copy of this article.

(section) 13.1-735

Duty to demand payment

A. A shareholder sent a dissenters' notice described in (section) 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of (section) 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(section) 13.1-736

Share restrictions

A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

(section) 13.1-737

Payment

A. Except as provided in (section) 13.1-738, within thirty days after receipt of a payment demand made pursuant to (section) 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

B. The payment shall be accompanied by:

       1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

       2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

       3. A statement of the dissenters' right to demand payment under (section) 13.1-739; and

       4. A copy of this article.

(section) 13.1-738

After-acquired shares

A. A corporation may elect to withhold payment required by (section) 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under (section) 13.1-739.

(section) 13.1-739

Procedure if shareholder dissatisfied with payment or offer

A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under (section) 13.1-737), or reject the corporation's offer under (section) 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under (section) 13.1-737 or offered under (section) 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

(section) 13.1-740

Court action

A. If a demand for payment under (section) 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under (section) 13.1-738.

(section) 13.1-741

Court costs and counsel fees

A. The court in an appraisal proceeding commenced under (section) 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under (section) 13.1-739.

B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

       1. Against the  corporation  and in favor of any or all dissenters if the
   court  finds  the   corporation  did  not   substantially   comply  with  the
   requirements of (section)(section) 13.1-732 through 13.1-739; or

       2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

D. In a proceeding commenced under subsection A of (section) 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                                                                      APPENDIX A

PROXY

                     CORNERSTONE REALTY INCOME TRUST, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints Debra A. Jones and Martin B. Richards as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below all the common shares of Cornerstone Realty Income Trust, Inc. held of record by the undersigned on June 1, 1999 at the Special Meeting of Shareholders to be held on July 15, 1999 or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3 set forth below.

      1. To approve and adopt the Agreement and Plan of Merger, dated as of March 30, 1999, by and between Cornerstone Realty Income Trust, Inc., Apple Residential Income Trust, Inc. and Cornerstone Acquisition Company, a subsidiary of Cornerstone Realty Income Trust, Inc. (the "Merger Agreement"), by which Apple Residential Income Trust, Inc. is to merge with and into Cornerstone Acquisition Company, a subsidiary of Cornerstone Realty Income Trust, Inc. (the "Merger"), the Merger and the other transactions contemplated by the Merger Agreement.

                      FOR      AGAINST     ABSTAIN
                    =======   =========   ========
                      [ ]       [ ]         [ ]


     2. To approve the issuance of Series A Convertible Preferred Shares in connection with the Merger.

                      FOR      AGAINST     ABSTAIN
                    =======   =========   ========
                      [ ]       [ ]         [ ]



      3.To approve certain amendments to Cornerstone's bylaws relating to the issuance of the Series A Convertible Preferred Shares in connection with the Merger.

                      FOR      AGAINST     ABSTAIN
                    =======   =========   ========
                      [ ]       [ ]         [ ]



      4.In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting to the extent such are matters (i) that the Board of Directors did not know, a reasonable time before the solicitation of proxies, were to be presented at the Special Meeting, or
(ii) that are incident to the conduct of the Special Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.


                        (CONTINUED ON THE REVERSE SIDE)

Please indicate whether you plan to attend the Special Meeting in person: [ ] Yes [ ] No

Dated: ________________, 1999

                                               --------------------------------
                                                       Print Name

                                               --------------------------------
                                                          Signature

                                               --------------------------------
                                                 Signature if held jointly

                                               Please  print  exact  name(s)  in
                                               which shares are registered,  and
                                               sign  exactly  as  name  appears.
                                               When  shares  are  held by  joint
                                               tenants,  both should sign.  When
                                               signing  as  attorney,  executor,
                                               administrator,     trustee     or
                                               guardian,  please give full title
                                               as such. If a corporation, please
                                               sign  in full  corporate  name by
                                               President  or  other   authorized
                                               officer. If a partnership, please
                                               sign  in   partnership   name  by
                                               authorized person.

               Please mark, sign, date and return the Proxy Card
                      promptly using the enclosed envelope.

                                                                      APPENDIX B

PROXY

                     APPLE RESIDENTIAL INCOME TRUST, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Stanley J. Olander and William G. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the common shares of Apple Residential Income Trust, Inc. held of record by the undersigned on June 1, 1999 at the Special Meeting of Shareholders to be held on July 15, 1999 or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" proposal 1 set forth below.

      1.To approve and adopt the Agreement and Plan of Merger, dated as of March 30, 1999, by and between Cornerstone Realty Income Trust, Inc., Apple Residential Income Trust, Inc. and Cornerstone Acquisition Company, a subsidiary of Cornerstone Realty Income Trust, Inc. (the "Merger Agreement"), by which Apple Residential Income Trust, Inc. is to merge with and into Cornerstone Acquisition Company, a subsidiary of Cornerstone Realty Income Trust, Inc. (the "Merger"), the Merger and the other transactions contemplated by the Merger Agreement.

                 FOR      AGAINST     ABSTAIN
                =======   =========   ========
                  [ ]       [ ]         [ ]

      2.In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting to the extent such are matters (i) that the Board of Directors did not know, a reasonable time before the solicitation of proxies, were to be presented at the Special Meeting, or
(ii) that are incident to the conduct of the Special Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

                         (CONTINUED ON THE REVERSE SIDE)

Please indicate whether you plan to attend the Special Meeting in person: [ ] Yes [ ] No

Dated: ________________, 1999

                                               --------------------------------
                                                        Print Name

                                               --------------------------------
                                                         Signature

                                               --------------------------------
                                                    Signature if held jointly

                                               Please  print  exact  name(s)  in
                                               which shares are registered,  and
                                               sign  exactly  as  name  appears.
                                               When  shares  are  held by  joint
                                               tenants,  both should sign.  When
                                               signing  as  attorney,  executor,
                                               administrator,     trustee     or
                                               guardian,  please give full title
                                               as such. If a corporation, please
                                               sign  in full  corporate  name by
                                               President  or  other   authorized
                                               officer. If a partnership, please
                                               sign  in   partnership   name  by
                                               authorized person.

               Please mark, sign, date and return the Proxy Card
                      promptly using the enclosed envelope.

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Virginia law and our Articles of Incorporation provide that our directors and officers shall have no liability to Cornerstone or its Shareholders in certain actions by or in the right of Cornerstone unless such officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Generally, claimants must look solely to Cornerstone's property for satisfaction of claims arising in connection with the affairs of Cornerstone.

     The Articles of Incorporation provide that Cornerstone shall indemnify any present or former director or officer against any expense or liability in an action brought against such person if the directors (excluding the indemnified party) determine in good faith that the director or officer was acting in good faith within what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of Cornerstone or its Shareholders, and that the liability was not the result of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and associated costs, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Common Shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Cornerstone pursuant to the foregoing provisions, Cornerstone has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS.


       (a) The following exhibits have been previously filed as part of this Registration Statement or are incorporated herein by reference, except as indicated:


 EXHIBIT
   NO.               DESCRIPTION
   ---               -----------

    2 Agreement and Plan of Merger, dated as of March 30, 1999 , by and between Cornerstone Realty Income Trust, Inc., Apple Residential Income Trust, Inc. and Cornerstone Acquisition Company (with Exhibit A thereto) (included as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

    3.1 Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc., as amended. (Incorporated herein by reference to Exhibit 3.1 included in Cornerstone's Report on Form 8-K dated May 12, 1998; File No. 1-12875).

    3.2 Bylaws of Cornerstone Realty Income Trust, Inc. (Amended Through May 12, 1998) (Incorporated herein by reference to Exhibit 3.2 included in Cornerstone's Report on Form 8-K dated May 12, 1998; File No. 1-12875).

    5 Opinion of McGuire, Woods, Battle & Boothe LLP as to the legality of the securities being registered. (Filed herewith)

    8 Form of Opinion of McGuire, Woods, Battle & Boothe LLP as to certain tax matters relating to the merger. (Filed herewith)

    12     Ratio  of   Earnings  to  Combined   Fixed   Charges  and   Preferred
           Distributions 23.1 Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibit 5).

    23.2   Consent of Ernst & Young LLP. (Filed herewith)

    23.3 Consent of Ernst & Young LLP. (Filed herewith) 23.4 Consent of L.P. Martin & Company, P.C. (Filed herewith) 23.5 Consent of L.P. Martin & Company, P.C. (Filed herewith)

    24 Powers of Attorney (contained on signature page to this Registration Statement).

    99.1   Opinion of PaineWebber  Incorporated as to the fairness of the merger
           to   Cornerstone   (included   as   Annex  B  to  the   Joint   Proxy
           Statement/Prospectus contained in this Registration Statement).

    99.2 Opinion of Bowles Hollowell Conner as to the fairness of the merger to Apple shareholders (included as Annex C to the Joint Proxy Statement/Prospectus contained in this Registration Statement).



       (b) No financial statement schedules are required to be filed herewith pursuant to Item 21 (b) of this Form.

       (c) The Opinion of PaineWebber Incorporated is included as Annex B to the Joint Proxy Statement/Prospectus included in this Registration Statement. The Opinion of Bowles Hollowell Conner & Co. is included as Annex C to the Joint Proxy Statement/Prospectus included in this Registration Statement.

ITEM 22. UNDERTAKINGS.

       (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (c) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (d)  Insofar  as  indemnification   for  liabilities  arising  under  the
    Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

   (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CORNERSTONE REALTY INCOME TRUST, INC. CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO ITS REGISTRATION STATEMENT (THE "REGISTRATION STATEMENT") TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, VIRGINIA, ON THIS TWENTY-EIGHTH DAY OF MAY, 1999.



                                        Cornerstone Realty Income Trust, Inc.


                                        By: /s/  GLADE M. KNIGHT
                                           ------------------------------------
                                           GLADE M. KNIGHT
                                           CHAIRMAN OF THE BOARD,
                                           CHIEF EXECUTIVE OFFICER
                                           AND PRESIDENT



     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Glade M. Knight and Stanley J. Olander, Jr., and each of them singly, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.





          SIGNATURE                    CAPACITY                        DATE
          ---------                    --------                        ----
/s/          *                  Director, Chief Executive             May 28, 1999
---------------------------      Officer and President
    Glade M. Knight

  /s/ STANLEY J. OLANDER, JR.   Director, Chief Financial Officer     May 28, 1999
---------------------------      and Principal Accounting Officer
  Stanley J. Olander, Jr.

/s/          *                   Director                             May 28, 1999
---------------------------
   Harry S. Taubenfeld

/s/         *                    Director                             May 28, 1999
---------------------------
   Martin Zuckerbrod

/s/          *                   Director                             May 28, 1999
---------------------------
   Glenn W. Bunting, Jr.

/s/          *                   Director                             May 28, 1999
---------------------------
    Penelope W. Kyle

/s/          *                    Director                           May 28, 1999
---------------------------
     Leslie A. Grandis

* By: /s/  STANLEY J. OLANDER, JR.
     ------------------------------
     STANLEY J. OLANDER, JR.,
     ATTORNEY-IN-FACT